UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Industrial Income Trust Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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INDUSTRIAL INCOME TRUST INC.

518 SEVENTEENTH STREET, 17TH FLOOR

DENVER, COLORADO 80202

SEPTEMBER 4, 2015

YOUR VOTE IS IMPORTANT

Dear Fellow Stockholders:

On behalf of the board of directors, I cordially invite you to attend the special meeting of stockholders of Industrial Income Trust Inc., a Maryland corporation (the “Company”), to be held at the Grand Hyatt Denver, 1750 Welton Street, Denver, CO 80202, on October 21, 2015 at 10:00 am Mountain Daylight Time. At the special meeting, we will ask common stockholders of the Company to approve the merger of the Company with and into Western Logistics II LLC (“Merger Sub”), an entity indirectly controlled by Global Logistic Properties Limited, pursuant to the Agreement and Plan of Merger, dated as of July 28, 2015, among the Company, Western Logistics LLC (“Parent”), and Merger Sub (the “Merger Agreement”), and the other transactions contemplated by the Merger Agreement. In addition, we will ask common stockholders to approve an amendment to our Second Articles of Amendment and Restatement, which we refer to as our “Charter,” to facilitate the distribution to our common stockholders of units of beneficial interest in a liquidating trust that will be established to own 11 properties that are under development or in the lease-up stage, which are not being acquired by Parent and Merger Sub in the merger (the “Excluded Properties”), sell them over time and distribute the net proceeds of such sales to our common stockholders.

If the merger is completed, all holders of our common stock (other than any wholly owned subsidiary of the Company) will be entitled to receive $10.30 per share in cash of merger consideration, without interest and less applicable withholding taxes, as more fully described in the proxy statement.

As a condition to the completion of the merger under the Merger Agreement, all holders of our common stock will be entitled to receive a distribution of one liquidating trust unit for each share of our common stock held immediately prior to the merger. Under the terms of the Merger Agreement, we also will be permitted to make a cash distribution to holders of our common stock of net proceeds from a loan to be secured by the Excluded Properties and other available cash of the liquidating company immediately prior to completion of the merger, if we are able to obtain such a loan. We currently expect to value the liquidating trust units for tax purposes at $0.82 per unit, including the amount of any net cash proceeds distributed to stockholders as described above. There can be no assurance that we will be able to obtain a loan secured by the Excluded Properties on terms consistent with the commitment letter we have entered into for this loan, and the amount of net proceeds from the sale of Excluded Properties available to be distributed to trust beneficiaries is subject to significant uncertainties, many of which are beyond our control, and that could cause actual results to differ materially from our expectations. These uncertainties include the risk that changes in the real estate markets or other factors may cause the liquidating trust to sell properties for less than expected. You may receive less than expected or nothing from the liquidating trust, and you should consider this risk in evaluating the merger.

After careful consideration, our board of directors has unanimously approved the merger, the Merger Agreement and the other transactions contemplated by the Merger Agreement, and has declared the merger and the other transactions contemplated by the Merger Agreement advisable, fair to and in the best interests of the Company and our stockholders. ACCORDINGLY, OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE MERGER AND THE OTHER TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT, “FOR” THE AMENDMENT OF OUR CHARTER AND “FOR” THE APPROVAL OF ANY ADJOURNMENTS OF THE SPECIAL MEETING FOR THE PURPOSE OF SOLICITING ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES AT THE SPECIAL MEETING TO APPROVE THE MERGER AND THE OTHER TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT AND THE CHARTER AMENDMENT.

The approval of the merger and the other transactions contemplated by the Merger Agreement and the approval of the amendment to our Charter requires the affirmative vote of the holders of at least a majority of the shares of our outstanding stock entitled to vote on such matter. The proxy statement accompanying this letter provides you with more specific information concerning the special meeting, the merger, the Merger Agreement and the other transactions contemplated by the Merger Agreement.

IT IS IMPORTANT THAT YOU BE REPRESENTED AT THE SPECIAL MEETING REGARDLESS OF THE NUMBER OF SHARES YOU OWN OR WHETHER YOU ARE ABLE TO ATTEND THE SPECIAL MEETING IN PERSON. Unlike most public companies, no large brokerage houses or affiliated groups of stockholders own substantial blocks of our shares. As a result, in order to achieve a quorum and to avoid delays and additional costs, we need substantial stockholder voting participation by proxy or in person at the special meeting. I urge you to vote as soon as possible. You may vote by authorizing a proxy over the Internet, by telephone or by completing, signing, and returning your proxy card. Thank you in advance for your participation.

Sincerely,

Evan H. Zucker

Chairman of the Board of Directors

For the Board of Directors of Industrial Income Trust Inc.

This proxy statement is dated September 4, 2015 and is first being mailed to our stockholders on or about September 10, 2015.

INDUSTRIAL INCOME TRUST INC.

518 SEVENTEENTH STREET, 17TH FLOOR

DENVER, COLORADO 80202

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON OCTOBER 21, 2015

Dear Stockholder:

You are cordially invited to attend a special meeting of the stockholders of Industrial Income Trust Inc. to be held at the Grand Hyatt Denver, 1750 Welton Street, Denver, CO 80202, on October 21, 2015 at 10:00 am Mountain Daylight Time. The matters to be considered by stockholders at the special meeting, which are described in detail in the accompanying materials, are:

1.	to consider and vote on a proposal to approve the merger of Industrial Income Trust Inc. with and into Western Logistics II LLC or its assignee, pursuant to the Agreement and Plan of Merger, dated as of July 28, 2015, by and among Industrial Income Trust Inc., Western Logistics LLC and Western Logistics II LLC, and the other transactions contemplated by the Merger Agreement, all as more fully described in the enclosed proxy statement;

2.	to consider and vote on a proposal to approve an amendment to our Second Articles of Amendment and Restatement, which we refer to as our “Charter,” to permit distributions in kind of beneficial interests in a liquidating trust that is established to own and liquidate the remaining assets of Industrial Income Trust Inc. in connection with a merger of Industrial Income Trust Inc. approved by our stockholders in accordance with our Charter; and

3.	to consider and vote on a proposal to approve any adjournments of the special meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the special meeting to approve the merger and the other transactions contemplated by the Merger Agreement and the amendment to our Charter.

OUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER, THE MERGER AGREEMENT AND THE OTHER TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT, AND HAS DECLARED THE MERGER AND THE OTHER TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT ADVISABLE, FAIR TO AND IN THE BEST INTERESTS OF INDUSTRIAL INCOME TRUST INC. AND OUR STOCKHOLDERS. OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE MERGER AND THE OTHER TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT, “FOR” THE APPROVAL OF THE CHARTER AMENDMENT AND “FOR” THE APPROVAL OF ANY ADJOURNMENTS OF THE SPECIAL MEETING FOR THE PURPOSE OF SOLICITING ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES AT THE SPECIAL MEETING TO APPROVE THE MERGER AND THE OTHER TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT AND THE CHARTER AMENDMENT.

Holders of record of our common stock at the close of business on August 19, 2015 will be entitled to notice of, and to vote at, the special meeting or any adjournments or postponements thereof. It is important that your shares be represented at the special meeting regardless of the size of your holdings.

The affirmative vote of the holders of at least a majority of the shares of our outstanding stock entitled to vote on the proposal is required to approve the merger and the other transactions contemplated by the Merger Agreement and to approve the amendment to our Charter, and approval of both of these proposals is required in order for us to complete the merger. Our common stockholders must approve the merger and the transactions contemplated by the Merger Agreement and the Charter Amendment for the merger to occur. Accordingly, regardless of the number of shares that you own, your vote is important. EVEN IF YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, WE REQUEST THAT YOU AUTHORIZE YOUR PROXY TO VOTE YOUR SHARES BY EITHER MARKING, SIGNING, DATING AND PROMPTLY RETURNING THE PROXY CARD OR SUBMITTING YOUR PROXY OR VOTING INSTRUCTIONS BY TELEPHONE OR INTERNET. If you fail to vote in person or by proxy, the effect will be that the shares of common stock that you own will not be counted for purposes of determining whether a quorum is present and will have the same effect as a vote “AGAINST” the proposal to approve the merger and the other transactions contemplated by the Merger Agreement and “AGAINST” the proposal to approve the amendment to our Charter.

The affirmative vote of a majority of the total number of votes cast at a meeting at which a quorum is present is required to approve the adjournment of the special meeting. For purposes of the vote on the proposal to approve the adjournment of the special meeting, abstentions and other shares not voted will not be counted as votes cast and will have no effect on the result of the vote, although abstentions will be considered present for the purpose of determining the presence of a quorum.

Any proxy may be revoked at any time prior to its exercise by delivery of a properly executed, later-dated proxy card, by submitting your proxy or voting instructions by telephone or Internet at a later date than your previously authorized proxy, by submitting a written revocation of your proxy to our secretary, or by voting in person at the special meeting.

We encourage you to read the enclosed proxy statement and accompanying annexes carefully and to submit a proxy or voting instructions so that your shares of our common stock will be represented and voted even if you do not attend the special meeting. If you have any questions or need assistance in submitting a proxy or voting instructions, please call our proxy solicitor, Broadridge Financial Solutions, Inc., toll-free at 855-742-8273.

By Order of the Board of Directors,

Joshua J. Widoff

Executive Vice President,

General Counsel and Secretary

September 4, 2015

i

ii

SUMMARY

This summary highlights only selected information from this proxy statement relating to the merger of Industrial Income Trust Inc., which we refer to as “we,” “us,” “our,” the “Company” or “Industrial Income,” with and into Western Logistics II LLC or its assignee, which we refer to as the “merger” and the transfer of 11 of the Company’s properties currently under development or in the lease-up stage into a liquidating company, the membership interests in which will be contributed to a liquidating trust for the benefit of our current stockholders. This summary does not contain all of the information about the merger and the related transactions contemplated by the Merger Agreement including the transfer of properties to the liquidating company that is important to you. As a result, to understand more fully the merger and the related transactions including the transfer of 11 properties to the liquidating company and the transfer of membership interests in the liquidating company to a liquidating trust, and for a more complete description of the legal terms of these transactions, you should read carefully this proxy statement in its entirety, including the annexes and the other documents to which we have referred you, including the Merger Agreement, attached as Annex A, and the form of liquidating trust agreement, attached as Annex B. Each item in this summary includes a page reference directing you to a more complete description of that item in this proxy statement.

The Parties to the Merger (page 22)

Industrial Income Trust Inc.

518 Seventeenth Street, 17th Floor

Denver, Colorado 80202

(303) 228-2200

Industrial Income is a Maryland corporation formed in May 2009 to make investments in income-producing real estate assets consisting primarily of high-quality distribution warehouses and other industrial properties that are leased to creditworthy corporate customers. As of June 30, 2015, Industrial Income’s consolidated real estate portfolio, which is indirectly owned through Industrial Income Operating Partnership LP, which we refer to as the “Operating Partnership,” consisted of 285 industrial buildings totaling approximately 58.4 million square feet located in 19 markets throughout the United States. In addition, as of June 30, 2015, we had six buildings under construction totaling approximately 0.8 million square feet and one building in pre-construction phase totaling an additional 0.2 million square feet. We are sponsored by Industrial Income Advisors Group LLC, which we refer to as our “Sponsor,” and our advisor is IIT Advisor LLC, which we refer to as our “Advisor”. Our Sponsor is an affiliate of our Advisor. We rely on our Advisor to manage our day-to-day activities and to implement our investment strategy. We, our Advisor, and the Operating Partnership are parties to an eighth amended and restated advisory agreement, dated as of July 27, 2015, which we refer to herein as the “Advisory Agreement.” We refer to the advisory agreement dated February 21, 2015 that was in effect prior to July 27, 2015 among Industrial Income Advisors LLC (the “Prior Advisor”), the Operating Partnership and us as the “Prior Advisory Agreement.” For additional information about us and our business, see “Additional Information” beginning on page 112.

Western Logistics LLC

c/o Global Logistic Properties Limited

501 Orchard Road #08-01 Wheelock Place

Singapore 238880

c/o GLP US Management LLC

Two North Riverside Plaza, Suite 2350

Chicago, IL 60606

(312) 940-5300

Western Logistics LLC, which we refer to as “Parent,” is a Delaware limited liability company formed by Global Logistic Properties Limited, which we refer to as “Global Logistic Properties” or “GLP,” in connection with the merger.

Global Logistic Properties is a leading provider of modern logistics facilities. As of June 30, 2015, GLP’s property portfolio encompassed 452 million square feet (42 million square meters) of logistics facilities across China, Japan, Brazil and the United States. Upon closing of the proposed acquisition of Industrial Income, GLP’s U.S. footprint would expand to 173 million square feet (16.1 million square meters). After this merger transaction, GLP’s global portfolio would encompass more than 500 million square feet (47 million square meters) and approximately $33 billion of assets under management worldwide. Global Logistic Properties was listed on the mainboard of the Singapore Exchange Securities Trading Limited in October 2010 and had an equity market capitalization of US$9 billion as of July 1, 2015. Global Logistic Properties’ principal executive offices are located at 501 Orchard Road #08-01 Wheelock Place, Singapore 238880.

Western Logistics II LLC

c/o Global Logistic Properties Limited

501 Orchard Road #08-01 Wheelock Place

Singapore 238880

c/o GLP US Management LLC

Two North Riverside Plaza, Suite 2350

Chicago, IL 60606

(312) 940-5300

Western Logistics II LLC, which we refer to as “Merger Sub,” is a newly formed Delaware limited liability company and wholly owned subsidiary of Parent. Merger Sub was formed by Parent in connection with the merger.

The Special Meeting (page 23)

The Proposals

The special meeting will be held at the Grand Hyatt Denver, 1750 Welton Street, Denver, CO 80202, on October 21, 2015 at 10:00 am Mountain Daylight Time. At the special meeting, you will be asked to approve the merger and the other transactions contemplated by the Merger Agreement, to approve an amendment to our Charter to facilitate the distribution to our common stockholders of units of beneficial interest in a liquidating trust that will be established to hold the Excluded Properties, sell them over time and distribute the net proceeds of such sales to our common stockholders (the “Charter Amendment”) and to approve any adjournments of the special meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the special meeting to approve the merger and the other transactions contemplated by the Merger Agreement.

The persons named in the proxy card also will have discretionary authority to vote upon other business, if any, that properly comes before the special meeting and any adjournments or postponements of the special meeting.

Record Date, Notice and Quorum

Only holders of record of our shares of common stock as of the close of business on the record date, which was August 19, 2015, or their duly appointed proxies, are entitled to receive notice of, to attend and to vote the shares of Industrial Income common stock that they held on the record date at the special meeting or any adjournments or postponements of the special meeting. The only class of shares that can be voted at the Industrial Income special meeting is Industrial Income common stock. On the record date of August 19, 2015, 214,271,401 shares of our common stock were outstanding and entitled to vote at the special meeting or any adjournments or postponements of the special meeting.

You will have one vote for each share of our common stock that you owned as of the record date.

The holders of a majority of the shares of our common stock that were outstanding as of the close of business on the record date, present in person or represented by proxy, will constitute a quorum for purposes of the special meeting. A quorum is necessary to transact business at the special meeting. If a quorum is not present, the special meeting may be adjourned by the chairman of the meeting until a quorum has been obtained.

Required Vote

Required Vote for the Proposals

The affirmative vote of the holders of at least a majority of the shares of our outstanding stock entitled to vote on such proposal is required to approve the merger and the other transactions contemplated by the Merger Agreement and to approve the Charter Amendment. Because the required vote to approve the merger and the other transactions contemplated by the Merger Agreement and to approve the Charter Amendment is based on the number of shares of common stock outstanding and entitled to vote rather than on the number of votes cast by holders of shares of common stock present in person or represented by proxy at the special meeting and entitled to vote, failure to vote your shares and abstentions will have the same effect as voting against approval of the merger and the other transactions contemplated by the Merger Agreement and the Charter Amendment.

Pursuant to our bylaws, the affirmative vote of a majority of the total number of votes cast at a meeting at which a quorum is present is required to approve the adjournment of the special meeting. For purposes of the vote on the proposal to approve the adjournment of the special meeting, abstentions and other shares not voted will not be counted as votes cast and will have no effect on the result of the vote, although abstentions will be considered present for the purpose of determining the presence of a quorum.

Voting by Our Directors and Executive Officers

As of the record date, our directors owned, either directly or indirectly, an aggregate of 54,229 shares of our common stock and restricted stock (including unvested restricted stock), entitling them to exercise, in the aggregate, less than one percent of the voting power of our shares of common stock entitled to vote at the special meeting. Our directors have informed us that they intend to vote the shares of common stock that they beneficially own “FOR” the approval of the merger and the other transactions contemplated by the Merger Agreement, “FOR” the approval of the Charter Amendment and “FOR” the approval of any adjournments of the special meeting for the purpose of soliciting additional proxies. Our executive officers do not have voting power over any shares of common stock or restricted stock as of the record date.

Proxies and Revocation

Any of our common stockholders of record entitled to vote at the special meeting may vote by signing, dating and returning the enclosed proxy card, by Internet, as provided in the proxy card and this proxy statement, by touch-tone telephone at the toll-free number, as provided in the proxy card, or by telephone at 855-742-8273, or by appearing and voting at the special meeting in person. If your shares of our common stock are held on your behalf by a broker, dealer, commercial bank, trust company, custodian or other nominee, you will receive instructions from them that you must follow to have your shares voted at the special meeting.

You may revoke your proxy at any time prior to its exercise by delivering a written notice of revocation, prior to the special meeting, to our Executive Vice President, General Counsel and Secretary, Mr. Joshua J. Widoff, at 518 Seventeenth Street, 17th Floor, Denver, Colorado 80202, properly signing, dating and mailing a new proxy card to our Secretary, dialing the toll-free number provided in the proxy card and in this proxy statement to authorize your proxy again, logging on to the Internet site provided in the proxy card and in this proxy statement to authorize your proxy again, or by attending the special meeting to vote your shares in person.

Attendance at the special meeting will not by itself revoke a previously granted proxy. Also, if you elect to vote in person at the special meeting and your shares are held by a broker, dealer, commercial bank, trust company, custodian or other nominee, you must bring to the special meeting a legal proxy from the broker, dealer, commercial bank, trust company, custodian or other nominee authorizing you to vote your shares of common stock.

The Merger and the Related Transactions (page 30)

The merger will become effective upon the date and at the time set forth in the articles of merger filed with the Maryland State Department of Assessments and Taxation and the certificate of merger filed with the Delaware Secretary of State, or such later time as may be agreed by the parties. We refer to this time as the “merger effective time.” It currently is anticipated that the merger will be completed by October 30, 2015, and no later than November 16, 2015.

Pursuant to the Merger Agreement, on the closing date of the merger, the following transactions will occur:

•	prior to the merger effective time, each special partnership unit of the Operating Partnership, which we refer to as “special partnership units,” will automatically be redeemed by the Operating Partnership for the receipt by the holder of such special partnership units, which holder is our Sponsor, of partnership units of the Operating Partnership, which we refer to as “OP Units,” in accordance with the Operating Partnership’s partnership agreement, which we refer to as the “special partnership unit redemption.” We estimate that the aggregate number of OP Units that will be issued in exchange for the special partnership units will be 294,110, assuming that the merger closes on October 30, 2015;

•	immediately after the special partnership unit redemption described above, each OP Unit received as part of the special partnership unit redemption will automatically be converted into one share of common stock of Industrial Income, which we refer to as the “OP Unit conversion.”

•	immediately prior to the merger effective time, we will transfer 11 of our properties that are under development or in the lease-up stage, which we refer to as the “Excluded Properties,” into a new holding company, which we refer to as the “liquidating company,” in which we and our Sponsor will be the initial members, and we will then transfer our interests in the liquidating company to a liquidating trust, the units of beneficial interest in which will be distributed to our current stockholders on a one unit for one share basis. We sometimes refer to the liquidating company and the liquidating trust collectively as the “liquidating trust;”

•

immediately prior to the merger effective time, the contribution and the other transactions described below under “The Merger and the Related Transactions—Interests of Our Directors and Executive Officers in the Merger—Contribution Transactions and OP Unit Purchase Agreement” will be consummated, after which time the owners of our Advisor will receive an aggregate of approximately 8.8 million OP Units from the Operating Partnership in exchange for the contribution of a new

Industrial Income advisor entity (the “Replacement Advisor”), which will be a subsidiary of our Advisor, to the Operating Partnership (the “OP Unit Purchase”); and

•	immediately after the foregoing transactions, we will merge with and into Merger Sub, with Merger Sub continuing as the “surviving entity.”

Immediately after the consummation of the merger and the OP Unit Purchase, Parent will own, directly or indirectly, all of the assets previously owned by the Company, the Operating Partnership and all other subsidiaries of Industrial Income (other than the Excluded Properties, which will have been transferred to the liquidating trust as described above).

Merger Consideration (page 30)

Each share of our common stock issued and outstanding immediately prior to the merger effective time (other than shares held by us, our subsidiaries or Merger Sub) will be converted into, and canceled in exchange for, the right to receive an amount in cash of $10.30 per share, without interest and less applicable withholding taxes, which we refer to as the “merger consideration.”

Estimated Amounts that May Be Distributed by the Liquidating Trust (page 30)

On the merger closing date, but before the closing of the merger, we currently expect that we will make a distribution to our stockholders of net proceeds from a loan to be secured by the Excluded Properties and other available cash of the liquidating company, which we currently expect will result in an estimated additional $0.26 per share of cash being distributed to our stockholders if such loan transaction occurs. In addition, immediately prior to the closing, we also will distribute to each of our stockholders units of beneficial interest in the liquidating trust, which we currently expect to assign a value for tax purposes of approximately $0.56 per unit of the liquidating trust, although the ultimate value of such interest will depend on the net proceeds realized from future sales of the Excluded Properties. We do not expect the liquidating trust to make distributions to unitholders, other than the distribution of net loan proceeds and other available cash on the merger closing date and distributions of net proceeds from the sales, financings and refinancings of the Excluded Properties.

We currently estimate that the total value of the consideration that may be received by stockholders as a result of all of the transactions described under “—Merger Consideration” and “—Estimated Amounts that May Be Distributed by the Liquidating Trust” to be approximately $11.12 per share (inclusive of expected future distributions in respect of units of the liquidating trust that may be received by our stockholders). If the liquidating trust is unable to make the expected cash distribution of $0.26 per share on the merger closing date, we would expect to assign a value for tax purposes to each unit in the liquidating trust of approximately $0.82 per unit, which would still result in a total value that may be received by stockholders of $11.12 per share, inclusive of the merger consideration.

There can be no assurance that we will be able to obtain the loan on the Excluded Properties consistent with the commitment letter we have entered into and make the planned distributions, and the amount of the distributions at closing may be less or more than $0.26 per share. The actual amount of net proceeds from the sale of Excluded Properties and the amount to be distributed to trust beneficiaries are subject to various and significant uncertainties, many of which are beyond our control, and that could cause actual results to differ materially from our expectations. These uncertainties include the risk that changes in the real estate markets or other factors may cause the liquidating trust to sell properties for less than expected.

You may receive less than expected or nothing from the liquidating trust, and you should consider this risk in evaluating the merger.

The Liquidating Trust (page 73)

Immediately prior to the merger effective time, we will transfer 11 of our properties that are under development or in the lease-up stage, which we refer to as the “Excluded Properties,” to a liquidating company that we will form. We then will contribute our interests in the liquidating company to a trust for the benefit of our stockholders. Our stockholders will receive one non-transferable unit representing a proportionate beneficial interest in the liquidating trust for each share of common stock that they hold at the time of the merger. In addition, an affiliate of our Sponsor will be a member of the liquidating company and will hold special units comparable to the special partnership units it currently holds in our Operating Partnership which will entitle it to a 15% distribution of the aggregate net sales, financing or refinancing proceeds and certain other amounts received with respect to the Excluded Properties by the liquidating trust, because our common stockholders will have received the full return of their capital contributions and a 6.5% cumulative, non-compounded pre-tax return, as provided in the limited partnership agreement of our Operating Partnership, as a result of prior dividend distributions and the amounts to be received in the merger. The trustees of the liquidating trust will oversee the continuing development and leasing of the Excluded Properties, will have the right to approve the disposition of the assets transferred to the liquidating trust, and will approve the distribution of proceeds from the sale of those assets to the holders of common and special units in the liquidating trust, after payment of expenses and liabilities (including fees payable to the advisor to the liquidating trust (the “Trust Advisor”)) and the making of reasonable provision for claims and contingent liabilities. It is expected that the compensation payable to the Trust Advisor under a management services agreement will be comparable to certain of the fees that would have been payable to our Prior Advisor under the Prior Advisory Agreement, as discussed in more detail under “The Merger and the Related Transactions—Interests of Our Directors and Executive Officers in the Merger—Liquidating Trust” on page 60.

Although we believe that the sales of these assets ultimately will lead to additional distributions to you, we cannot assure you that the liquidating trust will be able to sell or otherwise dispose of its assets for value or that any sales proceeds will be sufficient to discharge its liabilities. The liquidating trust will be governed by a trust agreement, which will be in the form attached to this proxy statement as Annex B, with such changes as will not be adverse in any material respect to the beneficiaries thereunder.

Recommendation of Our Board of Directors (page 47)

Our board of directors has unanimously approved the merger, the Merger Agreement and the other transactions contemplated by the Merger Agreement, and has declared the merger and the other transactions contemplated by the Merger Agreement advisable, fair to and in the best interests of Industrial Income Trust Inc. and our stockholders. Our board of directors recommends that you vote “FOR” the approval of the merger and the other transactions contemplated by the Merger Agreement, “FOR” the approval of the Charter Amendment and “FOR” the approval of any adjournments of the special meeting for the purpose of soliciting additional proxies.

Opinion of Our Financial Advisor (page 50)

In connection with the merger, Industrial Income’s financial advisor, Merrill Lynch, Pierce, Fenner & Smith Incorporated, which we refer to as “BofA Merrill Lynch,” delivered a written opinion, dated July 28, 2015, to the Industrial Income board of directors as to the fairness, from a financial point of view and as of such date, to holders of Industrial Income common stock (other than IIA, as defined below, and its affiliates) of the $10.30 per share merger consideration to be received by such holders pursuant to the Merger Agreement. For purposes of BofA Merrill Lynch’s opinion, “IIA” was defined, collectively, as IIT Advisor LLC, Industrial Income Advisors LLC, Industrial Income Advisors Group LLC, and their respective affiliates. The full text of BofA Merrill Lynch’s written opinion, dated July 28, 2015, is attached as Annex C to this proxy statement and sets forth, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken by BofA Merrill Lynch in rendering its opinion. BofA Merrill Lynch delivered its opinion to the Industrial Income board of directors for the benefit and use of the Industrial Income board of directors (in its capacity as such) in connection with and for purposes of its evaluation of the per share merger consideration from a financial point of view. BofA Merrill Lynch’s opinion did not address any other aspect of the merger or any related transaction and no opinion or view was expressed as to the relative merits of the merger or any related transaction in comparison to other strategies or transactions that might be available to Industrial Income or in which Industrial Income might engage or as to the underlying business decision of Industrial Income to proceed with or effect the merger or any related transaction. BofA Merrill Lynch also expressed no opinion or recommendation as to how any stockholder should vote or act in connection with the merger, any related transaction or any other matter. For more information regarding our financial advisor, see “The Merger and the Related Transactions—Opinion of Our Financial Advisor.”

Financing (page 58)

In order to close the merger, Parent will need funds to (i) pay our stockholders, our Sponsor as holder of our special partnership interests, and the owners of our Advisor the amounts due to them, (ii) pay off our existing consolidated indebtedness as contemplated by the Merger Agreement, and (iii) pay all fees and expenses related to the merger and the financing of the merger.

Parent anticipates that the funds needed to close the merger will be funded through a combination of (a) equity financing in an amount up to $1.9 billion to be provided by Parent’s sponsor, (b) debt financing in an amount up to approximately $2.9 billion to be provided by Column Financial, Inc. and Morgan Stanley Bank, N.A. pursuant to the debt commitment letter described herein, and (c) our cash on hand.

The Merger Agreement does not contain a financing condition to the closing of the merger. Parent may, however, elect to postpone the closing of the merger by providing written notice, no later than one business day prior to the date the closing would otherwise be required to occur, to a date no later than October 31, 2015, in order to finalize its debt financing. We have agreed to provide, and to cause our subsidiaries and use our reasonable best efforts to cause our and our subsidiaries’ representatives to provide, all cooperation reasonably requested by Parent in connection with Parent’s efforts to arrange any financing. For more information, see “The Merger Agreement—Covenants and Agreements—Financing Cooperation.”

Interests of Our Directors and Executive Officers in the Merger (page 58)

Our executive officers and members of our board of directors may be deemed to have interests in the merger that are in addition to or different from yours, including the following:

•	immediately prior to the merger effective time, 9,510 outstanding and unvested shares of restricted stock held by our independent directors as of the record date will automatically become fully vested and free of any forfeiture restrictions, entitled to receive the merger consideration;

•	our directors and officers are entitled to continued indemnification arrangements and directors’ and officers’ insurance coverage for a period of six years following the merger effective time;

•

the owners of our Advisor will receive approximately 8.8 million OP Units in exchange for the contribution of the Replacement Advisor to our Operating Partnership immediately prior to the merger effective time, and such OP Units will be purchased by Merger Sub concurrently with closing at the merger effective time for an aggregate price of approximately $91.0 million, in each case as described below under “The Merger Agreement and Related Transactions—Interests of Our Directors and Executive Officers in the Merger—Contribution Transactions and OP Unit Purchase Agreement.” The

consideration received by the owners of our Advisor in the contribution transaction is the same amount our Advisor would have received as a disposition fee under the Prior Advisory Agreement, with no net impact on our stockholders;

•	at closing, our Sponsor will receive an aggregate of approximately $3.0 million in total merger consideration in exchange for the special units in our Operating Partnership and an affiliate of our Sponsor will receive a distribution, immediately prior to closing, of approximately $9.8 million from the net proceeds of the loan that we expect to obtain that will be secured by the Excluded Properties and other available cash of the liquidating company, as well as future distributions of 15% of the net sales, financing or refinancing proceeds and certain other amounts received with respect to the Excluded Properties by the liquidating trust after the merger effective time, which 15% currently is expected to total approximately $21.1 million;

•	the liquidating trust will enter into a management services agreement for the duration of the liquidating trust with the Trust Advisor, an affiliate of our Advisor, to provide asset, development, and operating management services for the Excluded Properties, to assist in the sale of such properties, and to provide administrative services to the liquidating trust and its subsidiaries following consummation of the transactions contemplated by the Merger Agreement. It is expected that the compensation payable to the Trust Advisor under a management services agreement will be comparable to certain of the fees that would have been payable to our Prior Advisor under the Prior Advisory Agreement;

•	an affiliate of our Advisor will enter into a contract for transition services to provide certain accounting, asset management, lease management, risk management, treasury and other services to Parent and the surviving entity in the merger on a transition basis, which we refer to as the “transition services agreement.”

Our board of directors is aware of these interests and considered them among other matters in approving the Merger Agreement, the merger and the other transactions contemplated by the Merger Agreement. (See “The Merger and the Related Transactions—Interests of Our Directors and Executive Officers in the Merger,” beginning on page 58.)

No Solicitation of Transactions (page 94)

The Merger Agreement contains restrictions on our ability to solicit or engage in discussions or negotiations with a third party regarding specified transactions involving us or our subsidiaries. Notwithstanding these restrictions, under certain circumstances and subject to certain conditions, our board of directors may respond to an unsolicited written acquisition proposal or terminate the Merger Agreement and enter into an acquisition agreement with respect to a superior proposal. Upon entering into an agreement for a transaction that constitutes a superior proposal, we will be obligated to pay a termination fee to Parent as described below under “—Termination Fee and Expenses.”

Conditions to the Merger (page 103)

The completion of the merger is subject to certain conditions, including, among others: (i) receipt of the approval of the merger by the affirmative vote of the holders of at least a majority of the shares of our outstanding stock entitled to vote at the special meeting; (ii) completion of the formation of the liquidating trust and distribution of the units of the liquidating trust to our stockholders; (iii) completion of the contribution transaction relating to our Advisor; (iv) the receipt of Committee on Foreign Investment in the United States (“CFIUS”) clearance by GLP related to notices filed with CFIUS prior to the date of the Merger Agreement in connection with GLP’s syndication of interests in the completed acquisition of the logistics platform portfolio of IndCor Properties, Inc. (the “IndCor CFIUS Condition”); and (v) other customary closing conditions set forth in the Merger Agreement. While it currently is anticipated that the merger will be completed by October 30, 2015, and no later than November 16, 2015, there can be no assurance that such conditions will be satisfied in a timely manner or at all, or that an effect, event, development or change will not transpire that could delay or prevent these conditions from being satisfied.

Termination of the Merger Agreement (page 105)

The Merger Agreement may be terminated and the merger may be abandoned at any time prior to the merger effective time, as follows:

1.	By mutual written consent of the parties;

2.	By either Parent or us if:

•	the merger has not been consummated on or before November 16, 2015, provided that a breach of the Merger Agreement by the party terminating the Merger Agreement is not the cause for the failure of the merger to be consummated by such date;

•	any governmental authority of competent jurisdiction has issued an order or taken any other action permanently restraining or otherwise prohibiting the merger, and such order or other action shall have become final and non-appealable (provided that this termination right will not be available to a party if the issuance of such final, non-appealable order or taking of such other action was primarily due to the failure of such party to comply with any provision of the Merger Agreement); or

•	the requisite vote of our stockholders to approve the merger and the other transactions contemplated by the Merger Agreement and the Charter Amendment is not obtained after the special meeting has been duly convened, provided that the party terminating the Merger Agreement is not in breach of its obligations thereunder.

3.	By Parent if:

•	we have breached any of our representations, warranties, covenants or agreements set forth in the Merger Agreement, and such breach results in the applicable closing condition regarding representations and warranties or covenants and agreements being incapable of being satisfied by November 16, 2015, provided that Parent is not in breach of its obligations under the Merger Agreement; or

•	prior to the special meeting, if we or our board of directors breach certain covenants related to the non-solicitation of alternative acquisition transactions, change the recommendation with respect to the merger or fail to reaffirm the recommendation as required under the Merger Agreement, or approve, adopt, publicly endorse or recommend entry into, or enter into a definitive agreement for, an alternative acquisition transaction.

4.	By us if:

•	Parent has breached any of its representations, warranties, covenants or agreements set forth in the Merger Agreement, and such breach results in the applicable closing condition regarding representations and warranties or covenants and agreements being incapable of being satisfied by November 16, 2015, provided that we are not in breach of our obligations under the Merger Agreement;

•	prior to obtaining the approval of our stockholders for the merger, our board of directors authorizes us to enter into a definitive agreement to implement a superior proposal in accordance with the terms of the Merger Agreement and we pay the $110.0 million termination fee (described below); or

•	if we learn that GLP will not satisfy the IndCor CFIUS Condition prior to November 16, 2015 and we provide notice to Parent of our intent to terminate the Merger Agreement, and Parent does not waive the related closing condition within three business days after receiving such notice.

Termination Fee and Expenses (page 107)

We have agreed to reimburse Parent up to $25.0 million for Parent’s reasonable transaction expenses and pay Parent a termination fee of $110.0 million, minus any amount previously reimbursed for expenses, under certain circumstances. Parent has also agreed to pay us a termination fee of $250.0 million or reimburse us for up to $7.5 million of our reasonable transaction expenses under certain circumstances.

Termination Fee Payable by Parent to Industrial Income

Parent has agreed to pay a termination fee of $250.0 million to Industrial Income if the Merger Agreement is terminated by Industrial Income upon a breach, violation or failure by Parent of its representations, warranties, covenants or agreements set forth in the Merger Agreement that is unable to be cured or that remains uncured by November 16, 2015.

Termination Fee Payable by Industrial Income to Parent

We have agreed to pay Parent a termination fee of $110.0 million if the Merger Agreement is terminated under certain circumstances described in detail under “The Merger Agreement—Termination of the Merger Agreement—Termination Fee and Expenses Payable by Industrial Income to Parent” on page 107.

Payment of Expenses to Industrial Income

Parent has agreed to pay to us all reasonable, actual and documented out-of-pockets costs and expenses incurred up to an aggregate maximum amount of $7.5 million if the Merger Agreement is terminated by us because we learn that GLP will not satisfy the Indcor CFIUS Condition prior to November 16, 2015 and we provide notice to Parent of our intent to terminate the Merger Agreement, and Parent does not waive the related closing condition within three business days of receiving such notice (subject to certain limitations).

Payment of Expenses to Parent

We have agreed to pay to Parent all reasonable, actual and documented out-of-pockets costs and expenses incurred up to an aggregate maximum amount of $25.0 million if the Merger Agreement is terminated by (i) either Parent or us because (x) the Industrial Income stockholders fail to approve the merger and the other transactions contemplated by the Merger Agreement at a duly convened meeting of stockholders or (y) the Special Meeting has not been held prior to November 16, 2015 (subject to certain limitations) or (ii) Parent, subject to limitations, because we have breached any of our representations, warranties, covenants or agreements set forth in the Merger Agreement, and such breach results in the applicable closing condition regarding representations and warranties or covenants and agreements being incapable of being satisfied or, if capable of being satisfied, not being satisfied, by November 16, 2015. In the event that the $110.0 million termination fee later becomes payable as described above, any expense reimbursement amount previously paid will be credited against the amount of the termination fee then payable by Industrial Income.

Guarantee and Remedies (page 63)

In connection with the Merger Agreement, Global Logistic Properties has agreed to absolutely, unconditionally and irrevocably guarantee to Industrial Income, as primary obligor, the full and punctual payment, observance, performance and satisfaction of certain obligations of Parent and Merger Sub, including with respect to: (1) indemnification for increased taxes of Industrial Income in connection with actions taken by Industrial Income at the request of Parent prior to the merger effective time, including the creation or change of corporate form of Industrial Income’s subsidiaries and the disposition of assets or capital stock of Industrial Income’s subsidiaries, and indemnification for any losses suffered by Industrial Income in connection with the arrangement of the debt financing by Parent, including as a result of cooperation by Industrial Income in the arrangement of the debt financing; (2) the payment of the $250.0 million termination fee in accordance with the terms of the Merger Agreement; and (3) the payment up to $7.5 million expense reimbursement in accordance with the Merger Agreement, in each case, as, when and to the extent due under the Merger Agreement. The guarantee will terminate on the earlier of (a) the merger effective time and (b) 180 days following a termination in accordance with the terms of the Merger Agreement (except as to payments for which a claim has been made under the applicable guarantee).

We cannot seek specific performance to require the buyer parties to complete the merger, and our exclusive remedy for the failure of the buyer parties to complete the merger is to seek payment of the $250.0 million termination fee or up to $7.5 million expense reimbursement from Parent, as supported by the guarantee of Global Logistic Properties described above. See “—Termination Fee and Expenses—Termination Fee Payable by Parent to Industrial Income.”

Regulatory Approvals (page 63)

Section 721 of the Defense Production Act, as well as related executive orders and regulations, authorize the President or the Committee on Foreign Investment in the United States, a U.S. Government interagency committee, which we refer to as “CFIUS,” to review transactions that could result in control of a U.S. business by a foreign person. The merger transaction is subject to CFIUS review, but obtaining CFIUS approval for Parent and Merger Sub to acquire Industrial Income is not a condition to Parent’s or Merger Sub’s obligations under the Merger Agreement. Parent may, however, elect to postpone the closing of the merger by providing written notice, no later than one business day prior to the date the closing would otherwise be required to occur, to a date no later than October 31, 2015, in order to obtain clearance from CFIUS in connection with the transactions contemplated by the Merger Agreement.

Pursuant to the New Jersey Industrial Site Remediation Act and corresponding regulations, which we refer to as “ISRA,” the Company and its subsidiaries are required to use their reasonable best efforts to take certain steps and file certain documents with the New Jersey Department of Environmental Protection, which we refer to as the “NJDEP,” in respect of certain of Industrial Income’s New Jersey properties prior to the consummation of the merger. In furtherance of the foregoing, the parties to the Merger Agreement will assist and cooperate with each other in doing all things reasonably necessary, proper and advisable to comply with such requirements under ISRA with respect to each property owned by the Company subject to the requirements of ISRA, including reasonably cooperating with representatives of the other parties in connection with actions related to ISRA and completing compliance with ISRA prior to the closing of the merger. The Company has drafted and delivered to Parent certain ISRA-related notices for approval by Parent, Parent has approved such notices, and Company has submitted such notices to the NJDEP. The Company will provide other documents required to be filed in connection with ISRA, including any remediation certifications, remediation funding sources and annual surcharge payments, to Parent for its review, comment and approval prior to submitting such notices, filings or other documents to the NJDEP. The Company will provide Parent with reasonable advance notice for any inspections or other activities related to the properties subject to the requirements of ISRA, and Parent and its representatives will have the opportunity to attend and participate in any such inspections.

Dissenters’ Rights of Appraisal (page 112)

Holders of our common stock are not entitled to dissenters’ or appraisal rights and may not exercise the rights of objecting stockholders to receive the fair value of their shares in connection with the merger because, as permitted by the Maryland General Corporation Law, which we refer to as the “MGCL,” our Charter provides that stockholders shall not be entitled to exercise any appraisal rights unless the board of directors, upon the affirmative vote of a majority of the board of directors, shall determine that such rights apply.

Material United States Federal Income Tax Consequences (page 64)

The receipt of the cash merger consideration, the distribution of the units in the liquidating trust, and the cash distribution of net loan proceeds and other available cash, taken together, will be treated as a sale of your stock in the Company for an amount, per share, equal to the sum of: (i) the cash merger consideration per share of $10.30 per share; (ii) the amount of the per share cash distribution of net loan proceeds, currently estimated to be $0.26 per share; and (iii) the fair market value of a unit in the liquidating trust, currently estimated to be $0.56 per unit, which value will be determined by the Company at the time of the distribution and the merger. The aggregate amount of this consideration currently is estimated to be $11.12 per share of Industrial Income stock, as previously announced. Generally, for federal income tax purposes, you will recognize gain (or loss) to the extent such value is greater than (or less than) your basis in your stock in the Company. For such purposes, your basis in your stock in the Company will generally be equal to the price at which you purchased such stock less any distributions received that constituted a return of capital prior to the closing of the merger. In addition, under certain circumstances, we may be required to withhold a portion of your merger consideration under applicable tax laws, including pursuant to the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA. Tax matters can be complicated, and the tax consequences of the merger to you will depend on your particular tax situation. We encourage you to consult your tax advisor regarding the tax consequences of the merger to you.

Deregistration of Our Common Stock (page 72)

Our shares of common stock are not listed on a national security exchange and there is no public trading market for our common stock. If the merger is completed, our common stock will be deregistered under the Exchange Act.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

The following questions and answers address briefly some questions you may have regarding the special meeting, the proposed merger and the liquidating trust. These questions and answers may not address all questions that may be important to you as a stockholder. Please refer to the more detailed information contained elsewhere in this proxy statement, including the Merger Agreement, a copy of which is attached as Annex A, and the form of trust agreement, a copy of which is attached as Annex B.

Q: What is the proposed transaction?

A: The proposed transaction is a merger, pursuant to the Merger Agreement, of Industrial Income with a wholly-owned subsidiary of Parent in exchange for cash in the amount of $10.30 for each share of our common stock, including shares of our common stock issued upon redemption of the special partnership units held by our Sponsor. Additionally, immediately prior to the merger, we will distribute to our stockholders units of beneficial interest in a liquidating trust, on a one unit for one share basis, that will hold interests in a liquidating company that will own 11 Excluded Properties that are under development or in the lease-up stage that are not being acquired by GLP. For additional information about the merger and the related transactions, please review the Merger Agreement attached to this proxy statement as Annex A and incorporated by reference into this proxy statement. We encourage you to read the Merger Agreement carefully and in its entirety, as it is the principal document governing the merger. By voting to approve the merger and the other transactions contemplated by the Merger Agreement, stockholders also are approving the OP Unit Purchase and the transactions contemplated by the Contribution Agreement, each as discussed more fully in this proxy statement.

Q: As a common stockholder of Industrial Income, what will I receive as a result of the merger?

A: Holders of our shares of common stock at the merger effective time will receive, for each of our shares of common stock that they own, the merger consideration, which is $10.30 per share in cash, without interest and less applicable withholdings and taxes.

Q: What will stockholders potentially receive from the liquidating trust and the sales of the Excluded Properties?

A: We currently estimate that our stockholders will receive an estimated value of $0.82 per share, in one or more distributions, from the net proceeds of the sales, financings and refinancings of the Excluded Properties by the liquidating trust, based on the stabilized values of the Excluded Properties, through a combination of transactions. On the closing date of the merger, we currently expect that we will make a distribution to our stockholders from the net proceeds of a loan to be secured by the Excluded Properties and other available cash of the liquidating company, which we currently expect will result in an estimated additional $0.26 per share of cash being distributed to our stockholders if such loan transaction occurs. Stockholders will receive the remainder of the value of the Excluded Properties in the form of units of beneficial interest of the liquidating trust, to which we currently expect to assign a value for tax purposes of approximately $0.56 per unit, although the ultimate value of such interests will depend on the net proceeds realized from future sales, financings, or refinancings of the Excluded Properties. There can be no assurance that we will be able to obtain the loan secured by the Excluded Properties on terms consistent with the commitment letter we have entered into, and make the planned distributions, and the amount of the distributions at closing may be less or more than $0.26 per share. If this loan transaction is not completed, then we do not anticipate that stockholders would receive any cash distributions with respect to the Excluded Properties on the closing date of the merger. In that case, we would expect that stockholders would receive an estimated value of approximately $0.82 per unit of beneficial interest from the sale, financing, or refinancing of the Excluded Properties by the liquidating trust, subject to the qualifications noted above, which would still result in a total value that may be received by stockholders of $11.12 per share, inclusive of the merger consideration. Statements about the future value or distributions to be received by stockholders with respect to the Excluded Properties and the liquidating trust units involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of liquidating trust to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements, including the actual amounts to potentially be received from the liquidating trust, if any, the timing of such distributions and the market prices for the Excluded Properties at the time of any sales by the liquidating trust, including costs related thereto.

There can be no assurance that we will be able to obtain the loan on the Excluded Properties on terms consistent with the commitment letter we have entered into and make the planned distributions, and the amount of the distributions at closing may be less or more than $0.26 per share. The actual amount of net proceeds from the sale of Excluded Properties and the amount to be distributed to trust beneficiaries are subject to various and significant uncertainties, many of which are beyond our control, and that could cause actual results to differ materially from our expectations.

You may receive less than expected or nothing from the liquidating trust, and you should consider this risk in evaluating the merger.

We do not expect the liquidating trust to make distributions to unitholders, other than the distribution of net loan proceeds and other available cash on the merger closing date and distributions of net proceeds from the sales, financings and refinancings of the Excluded Properties. The liquidating trust will have a term of three years, which may be extended under certain circumstances. We expect that the liquidating trust will complete the disposition of all of the Excluded Properties, satisfy its liabilities and distribute the net proceeds within 12 to 24 months after the closing of the merger and prior to expiration of this three year term, although we cannot say with certainty at this time how long this will take before a final distribution is made. Although we believe that the sales of these assets will ultimately lead to additional distributions to you, we cannot assure you that the liquidating trust will be able to sell or otherwise dispose of its assets for value or that any sales proceeds will be sufficient to discharge its liabilities. The actual amount of net proceeds from the sale of Excluded Properties and the amount to be distributed to trust beneficiaries are subject to various and significant uncertainties, many of which are beyond our control, and that could cause actual results to differ materially from our expectations. These uncertainties include the risk that changes in the real estate markets or other factors may cause the liquidating trust to sell properties for less than expected.

Q: Will Industrial Income continue to pay distributions prior to the effective time of the merger?

A: As permitted by the Merger Agreement, we currently expect to continue to pay regular daily dividends, aggregated and paid quarterly, consistent with past practice, subject to the approval of our board of directors, at a daily rate that equates to a quarterly rate not to exceed $0.15625 per common share through the business day immediately preceding the closing of the merger.

Q: When do you expect the merger to be completed?

A: We are working toward completing the merger as quickly as possible and we currently anticipate that it will be completed by October 30, 2015, and no later than November 16, 2015. Completion of the merger is subject to, and may be delayed by, certain conditions to closing described elsewhere in this proxy statement.

Q: If the merger is completed, when can I expect to receive the $10.30 per share cash merger consideration for my shares?

A: Promptly after the completion of the merger, the transfer agent will be instructed to pay the $10.30 per share cash merger consideration with respect to the holders of record of shares of our common stock within five business days after the closing of the merger.

Q: What is the liquidating trust?

A: Immediately before the completion of the merger, we will transfer 11 Excluded Properties that are under development or in the lease-up stage and are not being acquired by GLP to a liquidating company that will complete the development and lease-up of these properties, and ultimately sell them and distribute the proceeds. Industrial Income will own all of the common membership interests in the liquidating company, and an affiliate of our Sponsor will own special interests comparable to the special partnership units it holds in our Operating Partnership. Following this contribution of the Excluded Properties, we will contribute our interests in the liquidating company to the liquidating trust, which will be a trust formed under Maryland law for the benefit of our stockholders as beneficiaries. In connection with the merger, our stockholders will receive, in addition to the merger consideration, one non-transferable unit representing a proportionate beneficial interest in the liquidating trust for each share of common stock that they hold.

Q: Who will manage and oversee the liquidating trust?

A: The liquidating trust will be governed by a board of trustees. A majority of the trustees will be independent of our Advisor. The liquidating trust will enter into a management agreement with the Trust Advisor to provide asset, development, and operating management services for the 11 properties to be owned by the liquidating trust, to assist in the sale of such properties, and to provide administrative services to the liquidating trust and its subsidiaries. It is expected that the compensation payable to the Trust Advisor under a management services agreement will be comparable to certain of the fees that would have been payable to our Prior Advisor under the Prior Advisory Agreement, as described in more detail under detail under “The Merger and the Related Transactions—Interests of Our Directors and Executive Officers in the Merger—Liquidating Trust.”

Q: When and where is the special meeting?

A: The special meeting will be held at the Grand Hyatt Denver, 1750 Welton Street, Denver, CO 80202, on October 21, 2015 at 10:00 am Mountain Daylight Time.

Q: Who can vote and attend the special meeting?

A: All of our stockholders as of the close of business on August 19, 2015, the record date for the special meeting, are entitled to receive notice of, attend and vote the shares of Industrial Income common stock that they held on the record date at the special meeting or any adjournments or postponements of the special meeting. Each share of common stock entitles a holder to one vote on each matter properly brought before the special meeting.

Q: What vote of stockholders is required to approve the merger and the other transactions contemplated by the Merger Agreement and the Charter Amendment?

A: The approval of the merger and the other transactions contemplated by the Merger Agreement and the Charter Amendment requires the affirmative vote of the holders of at least a majority of the shares of our outstanding stock entitled to vote on each such proposal. Because the required vote is based on the number of shares of common stock that are outstanding rather than on the number of votes cast by holders of our shares of common stock present in person or represented by proxy at the special meeting and entitled to vote, failure to vote your shares and abstentions will have the same effect as voting against the approval of the merger and the other transactions contemplated by the Merger Agreement and the approval of the Charter Amendment.

Q: What vote of stockholders is required to adjourn the special meeting?

A: Pursuant to our bylaws, the affirmative vote of a majority of the total number of votes cast at a meeting at which a quorum is present is required to approve the adjournment of the special meeting. For purposes of the vote on the proposal to approve the adjournment of the special meeting, abstentions and other shares not voted will not be counted as votes cast and will have no effect on the result of the vote, although abstentions will be considered present for the purpose of determining the presence of a quorum. If a quorum is not present, the chairman of the meeting will be entitled to adjourn the meeting without further notice.

Q: Is my vote required to postpone the special meeting?

A: No. Unlike an adjournment of the special meeting, at any time prior to convening the special meeting, our board of directors may postpone the special meeting for any reason without the approval of our stockholders. If the special meeting is postponed, as required by our bylaws, we will provide at least ten days’ notice of the new date of the special meeting.

Q: How does our board of directors recommend that I vote?

A: Our board of directors recommends that our common stockholders vote “FOR” the approval of the merger and the other transactions contemplated by the Merger Agreement, “FOR” the approval of the Charter Amendment and “FOR” the approval of any adjournments of the special meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the special meeting to approve the merger and the other transactions contemplated by the Merger Agreement.

Q: Why is my vote important?

A: If you do not submit a proxy or voting instructions or vote in person at the special meeting, it will be more difficult for us to obtain the necessary quorum to hold the special meeting. In addition, because the proposal to approve the merger and the other transactions contemplated by the Merger Agreement and the proposal to approve the Charter Amendment must be approved by the affirmative vote of the holders of at least a majority of the shares of our outstanding stock entitled to vote as of the record date for the special meeting, your failure to submit a proxy or voting instructions or to vote in person at the special meeting will have the same effect as a vote “AGAINST” the approval of the merger and “AGAINST” the approval of the Charter Amendment.

Q: Do any of the Company’s executive officers and directors or any other persons have any interest in the merger or other transactions that is different than mine?

A: Yes. Our executive officers and directors may have interests in the merger that are different from, or in addition to, yours, including the following:

•	Certain directors hold shares of unvested restricted stock, which will vest immediately prior to the merger and receive the same cash consideration per share as other stockholders.

•	Our directors and officers are also entitled to continued indemnification arrangements and directors’ and officers’ insurance coverage for a period of six years following the merger effective time.

•	The owners of our Advisor will receive approximately 8.8 million OP Units in exchange for the contribution of the Replacement Advisor to our Operating Partnership immediately prior to the merger effective time, and such OP Units will be purchased by Merger Sub concurrently with closing at the merger effective time for an aggregate price of approximately $91.0 million, in each case as described below under “The Merger and the Related Transactions—Interests of Our Directors and Executive Officers in the Merger—Contribution Transactions and OP Unit Purchase Agreement.” The consideration received by the owners of our Advisor in the contribution transaction is the same amount our Advisor would have received as a disposition fee under the Prior Advisory Agreement, with no net impact on our stockholders.

•	At closing, our Sponsor will receive an aggregate of approximately $3.0 million in total merger consideration in exchange for the special units in our Operating Partnership, and an affiliate of our Sponsor will receive a distribution of approximately $9.8 million from the net proceeds of the loan that we expect to obtain immediately prior to the closing that will be secured by the Excluded Properties and other available cash of the liquidating company, as well as future distributions of 15% of the net sales, financing or refinancing proceeds and certain other amounts received with respect to sales of the Excluded Properties by the liquidating trust after the merger effective time, which 15% currently is expected to total approximately $21.1 million.

•	The liquidating trust will enter into a management services agreement for the duration of the liquidating trust with the Trust Advisor, an affiliate of our Advisor, to provide asset, development, and operating management services for the Excluded Properties, to assist in the sale of such properties, and to provide administrative services to the liquidating trust and its subsidiaries following consummation of the transactions contemplated by the Merger Agreement. It is expected that the compensation payable to the Trust Advisor under a management services agreement will be comparable to certain of the fees that would have been payable to our Prior Advisor under the Prior Advisory Agreement.

•	An affiliate of our Advisor will enter into a contract for transition services to provide certain accounting, asset management, lease management, risk management, treasury and other services to the Parent and the surviving entity in the merger on a transition basis.

Each of the above interests is discussed under “The Merger and the Related Transactions—Interests of Our Directors and Executive Officers in the Merger,” beginning on page 58.

Q: How do I cast my vote if I am a record holder?

A: You can vote in person at the special meeting or by proxy. If you hold your shares of our common stock in your own name as a holder of record, you have the following four options for submitting your vote by proxy:

•	by signing, dating, and mailing the proxy card in the postage-paid envelope provided;

•	via the Internet at www.proxyvote.com;

•	by touch-tone telephone at the toll-free number, as provided in the proxy card; or

•	by telephone at 855-742-8273.

For those stockholders with Internet access, we encourage you to vote via the Internet, since this method of voting is quick, convenient and cost-efficient. When you vote via the Internet or by telephone prior to the special date, your vote is recorded immediately and there is no risk that postal delays will cause your vote to arrive late and, therefore, not be counted.

Q: How do I cast my vote if my shares of common stock are held through a broker, dealer, commercial bank, trust company, custodian or other nominee?

A: If you hold your shares of common stock through a broker, dealer, commercial bank, trust company, custodian or other nominee, your broker, dealer, commercial bank, trust company, custodian or other nominee will not vote your shares unless you provide instructions on how to vote. You must obtain a voting instruction form from your broker, dealer, commercial bank, trust company, custodian or other nominee that is the record holder of your shares and provide the record holder of your shares with instructions on how to vote your shares in accordance with the voting directions provided by your broker, dealer, commercial bank, trust company, custodian or other nominee. If your shares are held through a broker, dealer, commercial bank, trust company, custodian or other nominee, please refer to the voting instruction form used by your broker, dealer, commercial bank, trust company, custodian or other nominee, or contact them directly, to see if you may submit voting instructions by telephone or Internet. If you do not properly instruct your broker, dealer, commercial bank, trust company, custodian or other nominee your votes will not be counted and it will have the same effect as a vote “AGAINST” the approval of the merger and “AGAINST” the approval of the Charter Amendment.

Q: What will happen if I abstain from voting or fail to vote?

A: Because the required vote is based on the number of shares of common stock that are outstanding rather than on the number of votes cast by holders of our shares of common stock present in person or represented by proxy at the special meeting and entitled to vote, if you abstain from voting or fail to vote, or fail to instruct your broker, dealer, commercial bank, trust company, custodian or other nominee to vote if your shares are held through a broker, dealer, commercial bank, trust company, custodian or other nominee, it will have the same effect as a vote “AGAINST” the approval of the merger and the other transactions contemplated by the Merger Agreement and the proposal to approve any adjournments of the special meeting for the purpose of soliciting additional proxies.

Q: How will proxy holders vote my shares?

A: If you properly submit a proxy prior to the special meeting, your shares of common stock will be voted as you direct. If you submit a proxy but no direction is otherwise made, your shares of common stock will be voted “FOR” the approval of the merger and the other transactions contemplated by the Merger Agreement, “FOR” the approval of the Charter Amendment and “FOR” the approval of any adjournments of the special meeting for the purpose of soliciting additional proxies.

Q: Have any stockholders already agreed to the approval of the merger?

A: No. However, our directors have informed us that they intend to vote the shares of common stock and restricted stock (including unvested restricted stock) that they beneficially own “FOR” the approval of the merger and the other transactions contemplated by the Merger Agreement, “FOR” the approval of the Charter Amendment and “FOR” the approval of any adjournments of the special meeting for the purpose of soliciting additional proxies. As of the record date, our directors owned, either directly or indirectly, an aggregate of 54,229 shares of common stock and restricted stock (including unvested restricted stock), entitling them to exercise, in the aggregate, less than one percent of the voting power of our shares of common stock entitled to vote at the special meeting. Our executive officers do not have voting power over any shares of common stock or restricted stock as of the record date.

Q: What happens if I sell my shares before the special meeting?

A: If you held your shares of common stock on the record date but sell or transfer them prior to the merger effective time, you will retain your right to vote at the special meeting, but not the right to receive the merger consideration in respect of those shares. The right to receive this cash consideration will pass to the person who owns, at the merger effective time, the shares you previously owned.

Q: Can I change my vote after I have mailed my proxy card?

A: Yes. If you own shares of common stock as a record holder, you may revoke your proxy at any time prior to its exercise by delivering a written notice of revocation, prior to the special meeting, to our Executive Vice President, General Counsel and Secretary, Mr. Joshua J. Widoff, at 518 Seventeenth Street, 17th Floor, Denver, Colorado 80202, properly signing, dating and mailing a new proxy card to our Secretary, dialing the toll-free number provided in the proxy card and in this proxy statement to authorize your proxy again, logging on to the Internet site provided in the proxy card and in this proxy statement to authorize your proxy again, or by attending the special meeting to vote your shares in person. If you have instructed your broker, dealer, commercial bank, trust company, custodian or other nominee to vote your shares, the above described options for changing your vote do not apply and instead you should follow the instructions received from your broker, dealer, commercial bank, trust company, custodian or other nominee to change your vote.

Q: Is the merger expected to be taxable to me?

A: Yes. The receipt of the following distributions, taken together, will be treated as a sale of your stock in the Company for an amount, per share, equal to the sum of: (i) the cash merger consideration per share of $10.30 per share; (ii) the amount of the per share cash distribution of net loan proceeds and other available cash, currently estimated to be $0.26 per share; and (iii) the fair market value of a unit in the liquidating trust, currently estimated to be $0.56 per unit, which value will be determined by the Company at the time of the distribution and the merger. The aggregate amount of this consideration currently is estimated to be $11.12 per share of Industrial Income stock, as previously announced. Generally, for federal income tax purposes, you will recognize gain (or loss) to the extent such value is greater than (or less than) your basis in your stock in the Company. For such purposes, your basis in your stock in the Company will generally be equal to the price at which you purchased such stock less any distributions received that constituted a return of capital prior to the closing of the merger. In addition, under certain circumstances, we may be required to withhold a portion of your merger consideration under applicable tax laws, including pursuant to the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA. Tax matters can be complicated, and the tax consequences of the merger to you will depend on your particular tax situation. We encourage you to consult your tax advisor regarding the tax consequences of the merger to you.

Q: What rights do I have if I oppose the merger?

A: If you are a common stockholder of record, you can vote “against” the merger and the other transactions contemplated by the Merger Agreement. However, in accordance with the MGCL and our Charter, no dissenters’ or appraisal rights are available with respect to our shares of common stock in connection with the merger or the other transactions contemplated by the Merger Agreement. See “No Dissenters’ Rights of Appraisal” on page 112.

Q: What will happen to the shares of common stock that I currently own after completion of the merger?

A: Following the completion of the merger, your shares of common stock will be canceled and will represent only the right to receive the merger consideration. We will cease filing periodic reports with the Securities and Exchange Commission, or the “SEC.”

Q: Where can I find more information about the Company?

A: We file certain information with the SEC. You may read and copy this information at the SEC’s public reference facilities. You may call the SEC at 1-800-SEC-0330 for information about these facilities. This information is also available at the Internet site the SEC maintains at www.sec.gov and on our website at www.industrialincome.com. Information contained on our website is not part of, or incorporated in, this proxy statement. You can also request copies of these documents from us. See “Additional Information” on page 112.

Q: Who will solicit and pay the cost of soliciting proxies?

A: We will bear the cost of soliciting proxies for the special meeting. Our board of directors is soliciting your proxy on our behalf. Our officers and directors may solicit proxies by telephone, facsimile, mail or Internet or in person. They will not be paid any additional cash amounts for soliciting proxies. We have retained Broadridge Financial Solutions, Inc. to assist us in the solicitation of proxies, and will pay approximately $94,000, plus reimbursement of out-of-pocket expenses, to Broadridge Financial Solutions, Inc. for its services. We also will request that banking institutions, brokerage firms, custodians, directors, nominees, fiduciaries and other like parties forward the solicitation materials to the beneficial owners of shares of common stock held of record by such person, and we will, upon request of such record holders, reimburse forwarding charges and out-of-pocket expenses.

Q: Who can help answer my other questions?

A: If you have any questions about the special meeting or the merger, or need additional copies of the proxy materials, you should contact our proxy solicitation agent, Broadridge Financial Solutions, Inc., at 855-742-8273.

If you hold our shares of common stock through a broker, dealer, commercial bank, trust company, custodian or other nominee, you should also call your broker, dealer, commercial bank, trust company, custodian or other nominee for additional information.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Information included in this proxy statement may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, which are based on various assumptions and describe our future plans, strategies and expectations, are generally identified by our use of words such as “intend,” “plan,” “may,” “should,” “could,” “will,” “project,” “estimate,” “anticipate,” “believe,” “expect,” “continue,” “potential,” “opportunity” and similar expressions, whether in the negative or affirmative. We cannot guarantee that we actually will achieve these plans, intentions or expectations, including completing the merger on the terms summarized in this proxy statement. All statements regarding the completion of the merger and our expected financial position, business and financing plans are forward-looking statements. Factors which could have a material adverse effect on our operations and future prospects, the completion of the merger or the consideration that our stockholders receive from the liquidating trust include, but are not limited to:

•	the satisfaction of the conditions to consummate the merger, including the receipt of the requisite stockholder approval;

•	the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement;

•	the prohibition, delay or refusal to grant approval for the consummation of the merger by a governmental entity;

•	the outcome of any legal proceedings that may be instituted against us in connection with the merger;

•	the delay or failure of the merger to close for any other reason;

•	failure to achieve our expectations with respect to the development and disposition of, and proceeds from, the Excluded Properties contributed to the liquidating trust, and the amount ultimately distributed from the liquidating trust;

•	failure to achieve the desired tax impact of the transactions contemplated with respect to the liquidating trust and resultant tax treatment relating to, arising from or incurred in connection with such transactions;

•	the ability to obtain and terms of any financing secured by the Excluded Properties;

•	the market prices for the Excluded Properties at the time of any sales by the liquidating trust, and costs related thereto;

•	the restriction on our activities due to operating covenants in the Merger Agreement during the pendency of the merger;

•	the disruption of management’s attention from the ongoing business operations due to the merger;

•	the effect of the announcement of the proposed merger on our relationships with our tenants, lenders, operating results and business generally;

•	the amount of the costs, fees, expenses and charges related to the merger;

•	the failure of properties to perform as we expect;

•	risks associated with acquisitions, dispositions and development of properties;

•	unexpected delays or increased costs associated with our development projects;

•	defaults on or non-renewal of leases by tenants, lease renewals at lower than expected rent, or failure to lease properties at all or on favorable rents and terms;

•	difficulties in economic conditions generally and the real estate, debt, and securities markets specifically;

•	legislative or regulatory changes, including changes to the laws governing the taxation of REITs;

•	our failure to obtain, renew, or extend necessary financing or access the debt or equity markets;

•	conflicts of interest arising out of our relationships with our Sponsor, our Advisor and their affiliates;

•	risks associated with using debt to fund our business activities, including re-financing and interest rate risks;

•	increases in interest rates, operating costs, or greater than expected capital expenditures;

•	changes to U.S. generally accepted accounting principles (“GAAP”); and

•	our ability to qualify as a REIT.

These risks and uncertainties, along with the risk factors discussed under “Item 1A.—Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015 and June 30, 2015 should be considered in evaluating any forward-looking statements contained in this proxy statement. All forward-looking statements speak only as of the date of this proxy statement. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are qualified by the cautionary statements in this section. New risks and uncertainties arise over time, and it is not possible for us to predict the occurrence of those matters or the manner in which they may affect us. Industrial Income does not undertake to update forward-looking statements except as may be required by law.

THE PARTIES TO THE MERGER

Industrial Income Trust Inc.

518 Seventeenth Street, 17th Floor

Denver, Colorado 80202

(303) 228-2200

We are a Maryland corporation formed in May 2009 to make investments in income-producing real estate assets consisting primarily of high-quality distribution warehouses and other industrial properties that are leased to creditworthy corporate customers. As of June 30, 2015, Industrial Income’s consolidated real estate portfolio, which is indirectly owned through the Operating Partnership, consisted of 285 industrial buildings totaling approximately 58.4 million square feet located in 19 markets throughout the United States. In addition, as of June 30, 2015, we had six buildings under construction totaling approximately 0.8 million square feet and one building in pre-construction phase totaling an additional 0.2 million square feet. We rely on our Advisor to manage our day-to-day activities and to implement our investment strategy. We, our Advisor, and the Operating Partnership are parties to the Advisory Agreement. For additional information about us and our business, see “Additional Information” beginning on page 112.

Western Logistics LLC

c/o Global Logistic Properties Limited

501 Orchard Road #08-01 Wheelock Place

Singapore 238880

c/o GLP US Management LLC

Two North Riverside Plaza, Suite 2350

Chicago, IL 60606

(312) 940-5300

Parent is a Delaware limited liability company formed by Global Logistic Properties in connection with the merger.

Global Logistic Properties is a leading provider of modern logistics facilities. As of June 30, 2015, GLP’s property portfolio encompassed 452 million square feet (42 million square meters) of logistics facilities across China, Japan, Brazil and the United States. Upon closing of the proposed acquisition of Industrial Income, GLP’s U.S. footprint would expand to 173 million square feet (16.1 million square meters). After this merger transaction, GLP’s global portfolio would encompass more than 500 million square feet (47 million square meters) and approximately $33 billion of assets under management worldwide. Global Logistic Properties was listed on the mainboard of the Singapore Exchange Securities Trading Limited in October 2010 and had an equity market capitalization of US$9 billion as of July 1, 2015. Global Logistic Properties’ principal executive offices are located at 501 Orchard Road #08-01 Wheelock Place, Singapore 238880.

Western Logistics II LLC

c/o Global Logistic Properties Limited

501 Orchard Road #08-01 Wheelock Place

Singapore 238880

c/o GLP US Management LLC

Two North Riverside Plaza, Suite 2350

Chicago, IL 60606

(312) 940-5300

Merger Sub is a newly formed Delaware limited liability company and wholly owned subsidiary of Parent. Merger Sub was formed by Parent in connection with the merger.

THE SPECIAL MEETING

Date, Time and Purpose of the Special Meeting

This proxy statement is being furnished to our stockholders in connection with the solicitation of proxies from our common stockholders by our board of directors for use at the special meeting to be held at the Grand Hyatt Denver, 1750 Welton Street, Denver, CO 80202, on October 21, 2015 at 10:00 am Mountain Daylight Time. The purpose of the special meeting is for you to:

•	consider and vote upon a proposal to approve the merger and the other transactions contemplated by the Merger Agreement;

•	consider and vote on a proposal to approve an amendment to our Second Articles of Amendment and Restatement, which we refer to as our “Charter,” to permit distributions in kind of beneficial interests in a liquidating trust that is established to own and liquidate the Excluded Properties in connection with a merger of Industrial Income Trust Inc. approved by our stockholders in accordance with our Charter; and

•	consider and vote on a proposal to approve any adjournments of the special meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the special meeting to approve the merger and the other transactions contemplated by the Merger Agreement and the amendment to our Charter.

Our common stockholders must approve the merger and the transactions contemplated by the Merger Agreement and the Charter Amendment for the merger to occur. A copy of the Merger Agreement is attached as Annex A to this proxy statement, which we encourage you to read carefully in its entirety.

Record Date, Notice and Quorum

Only holders of record of our shares of common stock as of the close of business on the record date, which was August 19, 2015, or their duly appointed proxies, are entitled to receive notice of, to attend and to vote the shares of Industrial Income common stock that they held on the record date at the special meeting or any adjournments or postponements of the special meeting. On the record date of August 19, 2015, 214,271,401 shares of our common stock, which includes 65,579 shares of unvested restricted stock, were outstanding and entitled to vote at the special meeting or any adjournments or postponements of the special meeting.

The holders of a majority of the shares of our common stock that were outstanding as of the close of business on the record date, present in person or represented by proxy, will constitute a quorum for purposes of the special meeting. A quorum is necessary to transact business at the special meeting. Abstentions will be counted as shares present in person or represented by proxy for the purposes of determining the presence of a quorum. Brokers are precluded from exercising their voting discretion with respect to the approval of non-routine matters, such as the approval of the merger and the Charter Amendment. If a quorum is not present, the special meeting may be adjourned by the chairman of the meeting until a quorum has been obtained.

Required Vote

Approval of the merger and the other transactions contemplated by the Merger Agreement

Pursuant to our Charter, the affirmative vote of the holders of at least a majority of the shares of our outstanding stock entitled to vote on the proposal is required to approve the merger and the other transactions contemplated by the Merger Agreement. Because the required vote to approve the merger and the other transactions contemplated by the Merger Agreement is based on the number of our shares of common stock outstanding rather than on the number of votes cast by holders of our shares of common stock present in person or represented by proxy at the special meeting and entitled to vote, failure to vote shares of common stock that you own (including as a result of abstentions) will have the same effect as voting against the approval of the merger and the other transactions contemplated by the Merger Agreement.

Approval of the amendment to our Charter

Pursuant to our Charter, the affirmative vote of the holders of at least a majority of the shares of our outstanding stock entitled to vote on the proposal is required to approve the amendment to our Charter. Because the required vote to approve the amendment to our Charter is based on the number of our shares of common stock outstanding rather than on the number of votes cast by holders of our shares of common stock present in person or represented by proxy at the special meeting and entitled to vote, failure to vote shares of common stock that you own (including as a result of abstentions) will have the same effect as voting against the approval of the amendment to our Charter.

Approval of any adjournments of the special meeting for the purpose of soliciting additional proxies

Pursuant to our bylaws, the affirmative vote of a majority of the total number of votes cast at a meeting at which a quorum is present is required to approve the adjournment of the special meeting. For purposes of this vote, abstentions and other shares not voted not be counted as votes cast and will have no effect on the result of the vote, although will be considered present for the purpose of determining the presence of a quorum.

You can vote in person at the special meeting or by proxy. If you hold your shares of our common stock in your own name as a holder of record, you have the following three options for submitting your vote by proxy:

•	by signing, dating, and mailing the proxy card in the postage-paid envelope provided;

•	via the Internet at www.proxyvote.com;

•	by touch-tone telephone at the toll-free number, as provided in the proxy card; or

•	by telephone at 855-742-8273.

For those stockholders with Internet access, we encourage you to vote via the Internet, since this method of voting is quick, convenient and cost-efficient. When you vote via the Internet or by telephone prior to the special date, your vote is recorded immediately and there is no risk that postal delays will cause your vote to arrive late and, therefore, not be counted.

Regardless of whether you plan to attend the special meeting, we request that you submit your vote by proxy for your shares of common stock as described above as promptly as possible. If your shares of our common stock are held on your behalf by a broker, dealer, commercial bank, trust company, custodian or other nominee, you will receive instructions from them that you must follow to have your shares voted at the special meeting. You should instruct your broker, dealer, commercial bank, trust company, custodian or other nominee as to how to vote your shares, following the directions contained in such voting instruction card. If you have not received such voting instructions or require further information regarding such voting instructions, contact your broker, dealer, commercial bank, trust company, custodian or other nominee, who can give you directions on how to vote your shares of common stock. If you do not properly instruct your broker, dealer, commercial bank, trust company, custodian or other nominee your vote will not be counted and it will have the same effect as a vote “AGAINST” the merger and “AGAINST” the approval of the Charter Amendment.

Proxies and Revocation

If you submit a proxy, your shares of common stock will be voted at the special meeting as you indicate on your proxy. If no instructions are indicated on your signed proxy card, your shares of common stock will be voted “FOR” the approval of the merger and the other transactions contemplated by the Merger Agreement, “FOR” the Charter Amendment and “FOR” the approval of any adjournments of the special meeting for the purpose of soliciting additional proxies.

If you hold shares of our common stock in your own name as a holder of record, you may revoke your proxy at any time prior to the date and time of the special meeting through any of the following methods:

•	send written notice of revocation, prior to the special meeting, to our Executive Vice President, General Counsel and Secretary, Mr. Joshua J. Widoff, at 518 Seventeenth Street, 17th Floor, Denver, Colorado 80202;

•	properly sign, date, and mail a new proxy card to our Secretary;

•	dial the toll-free number provided in the proxy card and in this proxy statement and authorize your proxy again;

•	log onto the Internet site provided in the proxy card and in this proxy statement and authorize your proxy again; or

•	attend the special meeting and vote your shares in person.

Please note that merely attending the special meeting, without further action, will not revoke your proxy. If shares of our common stock are held on your behalf by a broker, dealer, commercial bank, trust company, custodian or other nominee, you must contact them to receive instructions as to how you may revoke your proxy.

We do not expect that any matter other than (i) the approval of the merger and the other transactions contemplated by the Merger Agreement, (ii) the approval of the Charter Amendment and (iii) the approval of any adjournments of the special meeting for the purpose of soliciting additional proxies will be brought before or at the special meeting. If, however, such a matter is properly presented before or at the special meeting or any adjournments or postponements of the special meeting, the persons appointed as proxies will have discretionary authority to vote the shares represented by duly executed proxies in accordance with their discretion.

We will pay the costs of soliciting proxies for the special meeting. Our officers and directors may solicit proxies by telephone and facsimile, by mail, by Internet or in person. They will not be paid any additional amounts for soliciting proxies. We also will request that individuals and entities holding our shares of common stock in their names, or in the names of their nominees that are beneficially owned by others, send proxy materials to and obtain proxies from those beneficial owners, and will reimburse those holders for their reasonable expenses in performing those services upon request. We have retained Broadridge Financial Solutions, Inc. to assist us in the solicitation of proxies, and will pay fees of approximately $94,000, plus reimbursement of out-of-pocket expenses, to Broadridge Financial Solutions, Inc. for their services. In addition, our arrangement with includes provisions obligating us to indemnify it for certain liabilities that could arise in connection with its solicitation of proxies on our behalf.

Postponements of the Special Meeting

At any time prior to convening the special meeting, our board of directors may postpone the special meeting for any reason without the approval of our stockholders. If the special meeting is postponed, as required by our bylaws, we will provide at least ten days’ notice of the new date, time and place of the special meeting.

PROPOSAL 1—PROPOSAL TO APPROVE THE MERGER AND THE OTHER TRANSACTIONS

CONTEMPLATED BY THE MERGER AGREEMENT

We are asking our stockholders to vote on a proposal to approve the merger and the other transactions contemplated by the Merger Agreement

For detailed information regarding this proposal, see the information about the merger and the other transactions contemplated by the Merger Agreement throughout this Proxy Statement, including the information set forth in the sections entitled “The Merger and the Related Transactions” and the “The Merger Agreement.” A copy of the Merger Agreement is attached as Annex A to this Proxy Statement.

Approval of the proposal to approve the merger and the other transactions contemplated by the Merger Agreement requires the affirmative vote of the holders of at least a majority of the shares of our outstanding stock entitled to vote on this proposal as of the record date for the special meeting. Because the required vote for this proposal is based on the number of votes our common stockholders are entitled to cast rather than on the number of votes actually cast, failure to vote your shares, instruct your broker, dealer, commercial bank, trust company, custodian or other nominee, and abstentions will have the same effect as voting “AGAINST” the proposal to approve the merger and the other transactions contemplated by the Merger Agreement.

Approval of this proposal is a condition to the completion of the merger. In the event this proposal is not approved, (i) we will not be able to complete the Merger, (ii) we will be required to reimburse Parent and Merger Sub for up to $25.0 million of expenses, and (iii) we may be required to pay Parent and Merger Sub a termination fee of $110.0 million in certain circumstances described above under “The Merger Agreement—Termination of the Merger Agreement Termination Fee and Expenses Payable by Industrial Income to Parent.”

Recommendation of our Board of Directors:

Our board of directors unanimously recommends that our stockholders vote “FOR” the proposal to approve the merger and the transactions contemplated by the Merger Agreement.

PROPOSAL 2—PROPOSAL TO APPROVE CERTAIN AMENDMENT TO OUR CHARTER

We are seeking approval of a proposed amendment to our Charter to permit distributions in kind of beneficial interests in a liquidating trust that is established to own and liquidate the remaining assets of the Company in connection with a merger of the Company approved in accordance with our Charter, including the merger between the Company and Merger Sub contemplated by the Merger Agreement, if such merger is approved by our stockholders at the special meeting.

Background

Section 6.5 of our Charter provides that distributions in kind (which are non-cash distributions) to stockholders will not be permitted except, among other exceptions, distributions of beneficial interests in a liquidating trust established for the dissolution of the Company and the liquidation of its assets in accordance with the terms of our Charter. Further, our Charter currently provides that, without approval of a majority of the shares entitled to vote on the matter, the Board may not liquidate or dissolve Industrial Income.

Prior to consummating the merger contemplated by the Merger Agreement, as described in the proxy statement, we will be required to transfer interests in the Excluded Properties to a liquidating trust, beneficial interests in which will be distributed to our current stockholders in the form of units. We are asking our stockholders to approve an amendment to our Charter to facilitate this distribution. The amendment will permit us to distribute the units of beneficial interest in the liquidating trust to our stockholders and subsequently sell or otherwise dispose of the Excluded Properties held by the liquidating trust, the net proceeds of which will be distributed to our stockholders as holders of the units of beneficial interest in the liquidating trust. The description of the Charter Amendment is qualified in its entirety by reference to, and should be read in conjunction with, the full text of the Charter Amendment, which is attached hereto as Annex D.

Approval of the proposal to approve the Charter Amendment requires the affirmative vote of the holders of at least a majority of the shares of our outstanding stock entitled to vote on this proposal as of the record date for the special meeting. Because the required vote for this proposal is based on the number of votes our common stockholders are entitled to cast rather than on the number of votes actually cast, failure to vote your shares, instruct your broker, dealer, commercial bank, trust company, custodian or other nominee, and abstentions will have the same effect as voting “AGAINST” the proposal to approve the Charter Amendment.

Approval of this proposal is a condition to the completion of the merger. In the event this proposal is not approved, (i) we will not be able to complete the Merger, (ii) we will be required to reimburse Parent and Merger Sub for up to $25.0 million of expenses, and (iii) we may be required to pay Parent and Merger Sub a termination fee of $110.0 million in certain circumstances described above under “The Merger Agreement—Termination of the Merger Agreement—Termination Fee and Expenses Payable by Industrial Income to Parent.”

Amendment

If approved, the amendment would amend the last sentence of Section 6.5 of the Company’s Charter as follows (text that would be added as a result of the Charter Amendment is underlined below):

Section 6.5 Dividends and Distributions. * * * Distributions in kind shall not be permitted, except for (i) distributions of readily marketable securities, (ii) distributions of beneficial interests in a liquidating trust (x) established for the dissolution of the Corporation and the liquidation of its Assets in accordance with the terms of the Charter or (y) established to own and liquidate the remaining assets of the Corporation in connection with a merger of the Corporation that is approved in accordance with the terms of the Charter, or (iii) distributions in which (a) the Board advises each Stockholder of the risks associated with direct ownership of the property, (b) the Board offers each Stockholder the election of receiving such in-kind distributions, and (c) in-kind distributions are made only to those Stockholders that accept such offer.

Recommendation of our Board of Directors:

Our board of directors unanimously recommends that you vote “FOR” the approval of the Charter Amendment.

PROPOSAL 3—PROPOSAL TO APPROVE ADJOURNMENTS OF THE SPECIAL MEETING

We are asking our stockholders to vote on a proposal to approve any adjournments of the special meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the special meeting to approve the merger and the transactions contemplated by the Merger Agreement and the Charter Amendment.

If the number of shares of Industrial Income common stock voting in favor of Proposal 1 to approve the merger and the transactions contemplated by the Merger Agreement is insufficient to approve Proposal 1 or the number of shares of Industrial Income common stock voting in favor of Proposal 2 to approve the Charter Amendment is insufficient to approve Proposal 2 at the time of the special meeting, then Industrial Income may move to adjourn the special meeting in order to enable the board of directors to solicit additional proxies in favor of such proposal. In that event, stockholders will be asked to vote only upon the adjournment proposal, and not on any other proposal, including Proposal 1 or Proposal 2. If Industrial Income stockholders approve the adjournment proposal, Industrial Income may adjourn the special meeting one or more times and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders that have previously returned properly executed proxies or authorized a proxy by using the Internet or telephone. Among other things, approval of the adjournment proposal could mean that, even if Industrial Income has received proxies representing a sufficient number of votes against the approval of Proposal 1 or Proposal 2 such that either proposal would be defeated, Industrial Income may adjourn the Special Meeting without a vote on Proposal 1 or Propose 2 and seek to obtain sufficient votes in favor of approval of Proposal 1 or Proposal 2 to obtain approval of that proposal.

Approval of this proposal requires the affirmative vote of a majority of the total number of votes cast at a meeting at which a quorum is present. Abstentions are not considered votes cast and therefore will have no effect on the outcome of this proposal. Approval of this proposal is a not a condition to the completion of the merger.

THE MERGER AND THE RELATED TRANSACTIONS

General Description of the Merger

Pursuant to the Merger Agreement, on the closing date of the merger, the following transactions will occur:

•	prior to the merger effective time, each special partnership unit of the Operating Partnership, which we refer to as “special partnership units,” will automatically be redeemed by the Operating Partnership for the receipt by the holder of such special partnership units, which holder is our Sponsor, of partnership units of the Operating Partnership, which we refer to as “OP Units,” in accordance with the Operating Partnership’s partnership agreement, which we refer to as the “special partnership unit redemption. We estimate that the aggregate number of OP Units that will be issued in exchange for the special partnership units will be 294,110, assuming that the merger closes on October 30, 2015;

•	immediately after the special partnership unit redemption described above, each OP Unit received as part of the special partnership unit redemption will automatically be converted into one share of common stock of Industrial Income, which we refer to as the “OP Unit conversion;”

•	immediately prior to the merger effective time, we will transfer 11 of our properties that are under development or in the lease-up stage, which we refer to as the “Excluded Properties,” into a liquidating company in which we and an affiliate of our Sponsor will be the initial members, and we will then transfer our interests in the liquidating company to a liquidating trust (together, the “liquidating trust”), the units of beneficial interest in which will be distributed to our current stockholders on a one unit for one share basis; and

•	immediately after the foregoing transactions, we will merge with and into Merger Sub, with Merger Sub continuing as the “surviving entity”.

Immediately after the consummation of the merger and the OP Unit Purchase, Parent will own, directly or indirectly, all of the assets previously owned by the Company, the Operating Partnership and all other subsidiaries of Industrial Income (other than the Excluded Properties, which will have been transferred to the liquidating company as described above).

Other Related Transactions and Agreements

Immediately prior to the merger effective time, the contribution and the other transactions described below under “—Interests of Our Directors and Executive Officers in the Merger—Contribution Transactions and OP Unit Purchase Agreement” will be consummated, after which time the owners of our Advisor will receive an aggregate of approximately 8.8 million OP Units from the Operating Partnership in exchange for the contribution of the Replacement Advisor to the Operating Partnership (the “OP Unit Purchase”). The value of the OP Units received by the Advisor in the OP Unit Purchase is equal to the disposition fee that the Prior Advisor would have been entitled to under the Prior Advisory Agreement. Merger Sub shall acquire such OP Units pursuant to the OP Unit Purchase. See “—Interests of Our Directors and Executive Officers in the Merger—Contribution Transactions and OP Unit Purchase Agreement.”

Merger Consideration

Each share of our common stock issued and outstanding immediately prior to the merger effective time (other than shares held by us, our subsidiaries or Merger Sub) will be converted into, and canceled in exchange for, the right to receive an amount in cash of $10.30 per share, without interest and less applicable withholding taxes, which we refer to as the “merger consideration.”

Estimated Amounts that May Be Distributed by the Liquidating Trust

On the merger closing date, but before the closing of the merger, we currently expect that we will make a distribution to our stockholders of net proceeds from a loan to be secured by the Excluded Properties and other available cash of the liquidating company, which we currently expect will result in an estimated additional $0.26 per share of cash being distributed to our stockholders if such loan transaction occurs. In addition, immediately prior to the closing, we also will distribute to each of our stockholders units of beneficial interest in the liquidating trust, which we currently expect to assign a value for tax purposes of approximately $0.56 per unit of the liquidating trust, although the ultimate value of such interest will depend on the net proceeds realized from future sales of the Excluded Properties. We do not expect the liquidating trust to make distributions to unitholders, other than the distribution of net loan proceeds and other available cash on the merger closing date and distributions of net proceeds from the sales, financings and refinancings of the Excluded Properties.

We currently estimate that the total value of the consideration that may be received by stockholders as a result of all of the transactions described under “—Merger Consideration” and under “—Estimated Amounts that May Be Distributed by the Liquidating Trust” to be approximately $11.12 per share (inclusive of expected future distributions in respect of units of the liquidating trust that may be received by our stockholders). If the liquidating trust is unable to make the expected cash distribution of $0.26 per share on the merger closing date, we would expect to assign a value for tax purposes to each unit in the liquidating trust of approximately $0.82 per unit, which would still result in a total value that may be received by stockholders of $11.12 per share, inclusive of the merger consideration.

There can be no assurance that we will be able to obtain the loan on the Excluded Properties on terms consistent with the commitment letter entered into with Wells Fargo Bank, National Association, as lender, and make the planned distributions, and the amount of the distributions at closing may be less or more than $0.26 per share. The actual amount of net proceeds from the sale of Excluded Properties and the amount to be distributed to trust beneficiaries are subject to various and significant uncertainties, many of which are beyond our control, and that could cause actual results to differ materially from our expectations. These uncertainties include the risk that changes in the real estate markets or other factors may cause the liquidating trust to sell properties for less than expected.

You may receive less than expected or nothing from the liquidating trust, and you should consider this risk in evaluating the merger.

Background of the Merger and Related Transactions

Our management team and our Board periodically review the Company’s strategy and prospects in light of business and economic environments, developments in the industrial real estate sector, and conditions in the capital markets, in connection with consideration of our long-term business strategy.

Our initial public offering commenced in December 2009, and the offering closed in April 2012. We commenced a follow-on offering in April 2012. In the late spring of 2013, our management and the Board discussed their view that many of our properties had increased in value from when they had been acquired. In order to maximize the total return to our existing shareholders, and in an effort not to dilute existing shareholders, the Board authorized the early termination of our follow-on offering, which we terminated in July 2013. At the direction of the Board, management then began the process of analyzing liquidity alternatives in order to attempt to realize over time the value that the Board and management believed had been created.

In the summer of 2013, our management team had preliminary discussions with BofA Merrill Lynch regarding its potential engagement to assist the Company in exploring potential liquidity options for the Company in light of the favorable valuation climate for industrial REITs. At a meeting in early September 2013, our Board approved BofA Merrill Lynch’s engagement and authorized BofA Merrill Lynch to review a range of liquidity options for the Company, including a listing transaction and a possible sale transaction. As part of this engagement, BofA Merrill Lynch was instructed to contact parties that might be interested in a sale transaction on behalf of the Company. In October 2013, in accordance with the Board’s direction, BofA Merrill Lynch began contacting potential parties that might be interested in pursuing a transaction with the Company. A total of

65 parties were contacted, including both financial and strategic buyers, and 27 parties signed confidentiality agreements to receive material non-public information regarding the Company. In January 2014, six companies submitted either formal or informal “first round” indications of interest for the Board to consider. In January 2014, the Company announced that it had engaged a third party advisor (without naming BofA Merrill Lynch) to assist the Company with the exploration of potential strategic alternatives, including but not limited to alternatives for effecting a liquidity event.

In February 2014, the Company engaged Hogan Lovells US LLP, or Hogan Lovells, to provide legal counsel to the Board and the Company in connection with its consideration of liquidity options. Additionally, in February 2014, BofA Merrill Lynch updated the Board on the results of the first round of the Company’s solicitation process, identifying and discussing the number of parties approached and reviewing the indications of interest received. The Board authorized continued discussions with certain companies that appeared most likely to be serious buyers, and authorized BofA Merrill Lynch to contact and gauge interest of additional potential parties that were not initially approached. At this meeting, BofA Merrill Lynch also discussed further with the Board other potential liquidity alternatives for the Company, such as a listing of the Company’s common stock, either in a listing on an exchange without a concurrent public offering or in connection with a public offering of additional shares, as well as a continuation by the Company of the status quo as a non-traded REIT.

Following the February 2014 meeting, as directed by the Board, our management team and BofA Merrill Lynch continued to engage in discussions with potential parties, and four additional parties signed confidentiality agreements. Additional diligence information was made available in a “second round” process to certain of these parties that tentatively proposed an offer price that indicated that they might be a serious bidder for the Company. In May 2014, management and BofA Merrill Lynch updated the Board on the Company’s solicitation process and on the listing alternative, and the Board authorized a continuation of the solicitation process. The Board also asked BofA Merrill Lynch to provide more detailed information regarding the Company’s liquidity options, including a potential sale of assets in multiple transactions, the listing option and a possible business combination with another private company concurrent with a public offering, which BofA Merrill Lynch had identified as an additional possibility at the meeting.

In June 2014, the Board, together with management, BofA Merrill Lynch and Hogan Lovells, reviewed and discussed the proposals that had been received, as well as other potential liquidity alternatives for the Company. The Board authorized management to engage in more detailed discussions with two potential parties that were viewed as being the most likely to offer the highest price to determine whether they would be in a position to make a proposal that would result in shareholders receiving at least $11.00 per share in cash, after payment of fees payable to our Advisor (representing a gross asset value of the Company of approximately $4.7 billion). The Board targeted a net $11.00 per share minimum cash price because, at the time, the Board believed, based on input from management and BofA Merrill Lynch, that the public markets were valuing publicly traded REIT stocks at a premium to net asset values and that the $11.00 per share threshold could make a sale an attractive option relative to a public listing. At the same time, the Board authorized management to proceed with analyzing and preparing for a potential listing, with or without a concurrent public offering. Later in June 2014, management reported to the Board that it had held discussions with the two identified parties, and that each had indicated that it could not agree to a valuation that would result in a net price of at least $11.00 per share. In light of this development, the Board expressed its desire for management to focus on a potential listing transaction. The Board authorized the formation of a transaction committee consisting solely of the Company’s independent directors in the event that negotiations were required regarding a potential acquisition of our Advisor and/or affiliates of our Advisor as part of a successful listing transaction, including the potential acquisition of the industrial real estate platform sponsored by affiliates of our Advisor.

Through the summer and fall of 2014, the Company primarily focused on a potential listing transaction, either with or without a concurrent public offering, including the preparation of a draft of a registration statement for a public offering, and there were preliminary discussions between representatives of our Advisor and the transaction committee regarding a potential acquisition of the industrial real estate platform sponsored by affiliates of our Advisor if the listing route was pursued. Additionally, during the summer and fall of 2014, management spent substantial time engaging in discussions and analysis with the private company discussed at the May 2014 board meeting regarding a possible combination of the two companies and a concurrent public offering of the combined companies. This opportunity did not ultimately move forward. Management reported to the Board regarding the status of the various liquidity alternatives under consideration at a meeting in September 2014.

As management, together with BofA Merrill Lynch and Hogan Lovells, continued to work on a potential listing transaction, in the fall of 2014, valuations of public company REITS in general, and industrial REITs specifically, declined significantly, which made the listing process less attractive on a relative basis, in the view of management and the Board.

Due to these changes in market conditions and the relative decline in public market valuations as compared to private market valuations, our management team increased its focus on a possible sale transaction, and whether other potential buyers might be able to offer a more attractive price to the Company. In that context, Mr. Evan Zucker, our Chairman, and Mr. Dwight Merriman, our Chief Executive Officer, had initial discussions with representatives of Eastdil Secured, or Eastdil, and CBRE, two leading national real estate brokerage and advisory firms, in order to identify whether they had access to potential transaction parties not previously approached or that previously had declined to participate in the process. The two firms also shared with management their views regarding the likely values bidders might assign to the Company’s assets.

On November 6, 2014, Messrs. Zucker and Merriman and James Mulvihill, one of the managers of our Advisor and one of the persons controlling our sponsor and whose affiliate is an owner of our sponsor, had an informal meeting with representatives of a large pension fund, which we refer to as Party A. Party A, which had entered into a confidentiality agreement in the initial process conducted on behalf of the Company in 2013 but which ultimately had declined to participate in such process, now indicated that it was very interested in potentially pursuing a transaction to acquire the Company.

On November 12, 2014, a formal meeting between Messrs. Zucker and Merriman and representatives of Party A was held, at which Party A reiterated its interest in a potential acquisition of the Company, but not if the Company was pursuing other potential transactions with third parties.

On December 11, 2014, management updated the Board regarding the Company’s review of liquidity options, noting the recent declines in public valuations for industrial REITs, and informed the Board of management’s preliminary discussions with CBRE and Eastdil in an effort to access additional potential acquisition partners. At this meeting, management also reported on the preliminary discussions with Party A. The Board agreed that a listing transaction in the current environment was not appealing from a valuation standpoint, and authorized management to continue discussions with Party A, but also encouraged management to continue to consider a potential listing transaction, either with or without a concurrent public offering, in the event market conditions improved. On December 12, 2014, management had a telephone conversation with representatives of Party A regarding a possible transaction, during which Party A reiterated its interest in a potential transaction and the parties discussed having an in-person meeting.

On December 16, 2014, the Board met, together with management and representatives of Hogan Lovells, and management reported on its conversation with representatives of Party A and a potential meeting with Party A scheduled for the following day. Management also reported on CBRE’s and Eastdil’s potential contacts, many of which previously had been contacted by or engaged in discussions with the Company or BofA Merrill Lynch. The Board authorized management to pursue further discussions with Party A to determine whether a transaction was feasible. At this meeting, the Board also approved the engagement of CBRE and Eastdil Secured to work together with BofA Merrill Lynch to solicit potential interest from additional parties. The Company ultimately signed an engagement letter with CBRE, but no engagement letter was signed with Eastdil.

On December 17, 2014, management met with representatives of Party A, and Party A indicated that it would work diligently to analyze a potential transaction, with the goal of presenting a formal proposal within approximately 30 days. Party A then proceeded to conduct extensive diligence with respect to the Company and engaged in several informal discussions with members of management regarding a possible transaction. Party A also partnered with a third party to assist in evaluating the Company and potentially to invest with Party A in the Company.

On January 22, 2015, to assist brokers in meeting their customer account statement reporting obligations under recent rules adopted by the National Association of Securities Dealers, based on information presented to the Board, including a third-party valuation, the Company announced an estimated net asset value of the Company’s common stock as of December 31, 2014 of $11.04 per share, based on the estimated market value of the Company’s assets less the estimated market value of the Company’s liabilities (which included for this purpose certain disposition fees and incentive payments due to our Advisor upon a liquidation), divided by the number of shares outstanding, all as of such date.

On February 3, 2015, Party A submitted a draft term sheet outlining the terms of a potential acquisition of the Company that ascribed a gross value of $4.50 billion to the Company and proposed to acquire the Company’s real estate assets, rather than the entire Company.

On February 6, 2015, the Board met, together with the Company’s management and representatives of BofA Merrill Lynch and Hogan Lovells, to discuss the term sheet received from Party A, and to assist management in formulating a proposed response. On February 10, 2015, the Board met again to review a revised draft term sheet prepared by management and Hogan Lovells, discussed the revised terms and authorized management to submit the revised term sheet to Party A, which was submitted on February 10, 2015. The term sheet provided by the Company ascribed a gross asset value of $4.66 billion to the Company’s real estate assets, plus certain capital costs expected to be incurred by the Company through an estimated closing date of March 31 relating to the Company’s properties under contract to be acquired or under development or in lease up, which had not been specifically addressed in Party A’s draft term sheet. The term sheet also provided for a traditional public company merger structure in which the Company would merge with a subsidiary of Party A, rather than an acquisition of real estate assets, as the Board and its advisors believed that a public company merger structure was more customary in these situations, would be easier to implement given the Company’s status as a publicly held company and would be more attractive to the Company’s stockholders.

On February 13, 2015, Messrs. Zucker and Merriman had a telephone conversation with representatives of Party A to discuss the revised term sheet. Subsequently, Mr. Zucker and Mr. Merriman had additional conversations with representatives of Party A regarding various transaction terms.

On February 25, 2015, Party A submitted a revised term sheet to the Company, this time with an ascribed gross value of $4.60 billion, noting that the value assumed a certain unidentified amount of future capital costs to be incurred by the Company with respect to the Company’s development projects, and did not provide for any further increase in purchase price to take into account additional capital costs incurred prior to closing that would benefit a prospective buyer.

On February 26, 2015, the Board met and discussed with management Party A’s revised term sheet and a possible response.

On March 2, 2015, the Board met, together with the Company’s management and representatives of BofA Merrill Lynch and Hogan Lovells, to review a revised term sheet that had been prepared by management and Hogan Lovells, and authorized management to submit a revised term sheet that ascribed a $4.63 billion gross asset value to the Company and its assets, and identified an estimated $162.3 million of incremental acquisition, development and other capital costs that should be added to the gross price, effectively assuming a June 30 closing date.

On March 5, 2015, and in further conversations thereafter, management spoke with representatives of Party A, during which discussions it became apparent that Party A was not prepared to give the Company credit for a significant amount of these pre-closing acquisition and development costs. Management indicated that this was a critical component of the purchase price.

On March 11, 2015, Mr. Zucker, Mr. Merriman and Mr. Tom McGonagle, our Chief Financial Officer, updated the Board on discussions with Party A, including concerns regarding amounts to be reimbursed for ongoing capital commitments. Mr. Zucker also updated the Board regarding the status of the Company’s listing process.

On March 16, 2015, Party A informed management that it was no longer interested in pursuing a transaction with the Company at the purchase price that management had indicated was sought by the Board.

When discussions with Party A terminated, at the Board’s direction, management, BofA Merrill Lynch and Hogan Lovells turned back to analyzing a possible listing transaction for the Company, with or without a concurrent public offering, and commenced significant work towards such a transaction. This work continued throughout the spring of 2015, concurrently with the pursuit of a potential sale transaction.

At approximately the same time that discussions with Party A were winding down, a representative of a large institutional real estate advisor and fund manager, which we refer to as Party B, contacted a representative of BofA Merrill Lynch to indicate its strong interest in pursuing an acquisition of the Company’s assets. Party B previously had participated to a limited extent in the initial process in late 2013 and early 2014, and therefore was generally familiar with the Company’s assets. On March 17, 2015, Mr. Zucker had a conversation with a representative of Party B. In this conversation, consistent with prior discussions with the Board on the value it was seeking for the Company, Mr. Zucker indicated to Party B that any proposal would need to ascribe a gross asset value of the Company of at least $4.78 billion (inclusive of incremental acquisition, development and other capital costs expected to be incurred prior to closing) in order to be seriously considered by the Board. Messrs. Zucker and Merriman had a follow-up meeting with representatives of Party B on March 24, 2015.

On March 19, 2015, John Blumberg, one of the managers of our Advisor and one of the persons controlling our sponsor and whose affiliate is an owner of our sponsor, received a call from Alan Yang, Head of Investment of GLP, during which Mr. Yang expressed interest in the possibility of a transaction with the Company. Our management team and Mr. Blumberg were aware that GLP recently had acquired 55% of the IndCor portfolio of industrial properties from funds affiliated with The Blackstone Group and believed that GLP also might be interested in acquiring the Company. Mr. Blumberg has had an ongoing working relationship with Mr. Yang and other senior representatives of GLP unrelated to Industrial Income’s activities and operations. During the telephone call, Mr. Blumberg indicated to Mr. Yang that any proposal would need to ascribe a gross asset value of the Company of at least $4.78 billion (inclusive of incremental acquisition, development and other capital costs expected to be incurred prior to closing) in order to be seriously considered by the Board, consistent with the message delivered to other interested parties.

On March 23, 2015, Messrs. Zucker and Merriman and representatives of Eastdil met with representatives of a large real estate private equity firm, which we refer to as Party C, regarding a possible transaction. In this meeting, management indicated to Party C that any proposal would need to ascribe a gross asset value of the Company of at least $4.78 billion (inclusive of incremental acquisition, development and other capital costs expected to be incurred prior to closing) in order to be seriously considered by the Board. Party C ultimately never made a formal proposal to acquire the Company.

On March 24, 2015, Messrs. Zucker and Merriman and representatives of Eastdil met with representatives of a large real estate private equity firm, which we refer to as Party D, regarding a possible transaction. Party D previously had been contacted during the Company’s initial solicitation process in 2013 and had preliminary discussions with management, but did not submit a proposal. In this meeting, management indicated to Party D that any proposal would need to ascribe a gross asset value of the Company of at least $4.78 billion (inclusive of incremental acquisition, development and other capital costs expected to be incurred prior to closing) in order to be seriously considered by the Board. Messrs. Zucker, Merriman and McGonagle had two follow-up meetings with representatives of Party D. Party D ultimately never made a formal proposal to acquire the Company.

On March 27, 2015, Party B delivered an initial draft term sheet to the Company which ascribed to the Company a gross asset value of $4.72 billion (inclusive of unspecified estimated capital costs to be incurred prior to closing and net of a mark-to-market adjustment of debt). The initial term sheet included other proposed terms relating to a possible acquisition transaction, including a 75-day diligence period, and the acquisition was proposed to be structured as an asset purchase transaction.

On April 1, 2015, the Company’s management team and Mr. Blumberg met with Mr. Yang and members of GLP management in the Company’s offices to discuss a possible transaction and to familiarize GLP with the Company and its operations. Representatives of Eastdil also attended the meeting. A general discussion regarding the Company’s markets, its assets and general market conditions ensued, but no material economic terms were discussed, other than management reiterating that any proposal would need to ascribe a gross asset value of the Company of at least $4.78 billion (inclusive of incremental acquisition, development and other capital costs expected to be incurred prior to closing) in order to be seriously considered by the Board.

On April 6, 2015, the Board met to discuss Party B’s proposal. Management reported on Party A’s decision to decline to pursue a transaction, updated the Board on the discussions with Party B and summarized the preliminary conversations with GLP. The Board authorized management to seek further clarification from Party B as to several points in the draft term sheet, including Party B’s sources of debt and equity financing, to seek a shorter due diligence period and to revise the transaction structure to be in the form of a public company merger.

Between April 6, 2015 and April 15, 2015, Messrs. Zucker and Merriman had several communications with representatives of Party B, including a meeting on April 8, 2015, highlighting certain issues identified in Party B’s proposal that were not acceptable to the Company, including Party B’s proposed 75-day diligence period, and expressed that the transaction would need to be structured as a customary public company merger transaction (rather than the acquisition of the Company’s real estate assets), with no material termination rights after signing the definitive agreements. Messrs. Zucker and Merriman also emphasized that Party B’s obligations under the transaction agreements would need to be guaranteed by a creditworthy entity or backstopped by other financial assurances and that Party B would need to explain how it intended to obtain its debt and equity capital. Management and Hogan Lovells began to prepare a revised version of the term sheet addressing these points.

On April 10, 2015, the Company delivered a response to Party B’s proposal, in the form of a letter identifying key issues with respect to Party B’s proposal.

On April 15, 2015, management provided the Board with an informal update as to the status of discussions with Party B.

On April 21, 2015, Messrs. Zucker and Merriman met with representatives of a large public industrial real estate owner and operator, which we refer to as Party E, to discuss a possible transaction. Party E had participated actively in the initial solicitation process conducted on behalf of the Company in late 2013 and early 2014, making a formal proposal, and therefore was familiar with the Company. Management believed that it was appropriate to determine whether Party E might be interested in reinitiating conversations regarding a transaction. In this meeting, management indicated to Party E that any proposal would need to ascribe a gross asset value of the Company of at least $4.78 billion (inclusive of incremental acquisition, development and other capital costs expected to be incurred prior to closing) in order to be seriously considered by the Board. Party E indicated that it would need at least two weeks before it would be in a position to make a definitive proposal. Given the status of negotiations with Party B and GLP, management indicated that it was imperative that Party E move quickly to make a definitive proposal. Management was skeptical that Party E would be able to put together a compelling opportunity for the Board to consider.

On April 22, 2015, the Company received a written indication of interest from GLP. GLP’s proposal contemplated a gross asset value for the Company of $4.84 billion. The proposal contemplated that a net purchase price would be paid after reductions for all outstanding debt (to be repaid at closing), 50% of estimated debt prepayment and make-whole costs, any remaining estimated costs to complete certain ongoing development and un-stabilized properties, and transaction costs, which price would be determined before signing the merger agreement. The proposal contemplated a 60-day diligence period and a restriction on the Company from pursuing any alternative transaction during the diligence period.

Later on April 22, 2015, the Board met, together with management and representatives of Hogan Lovells, and management and Hogan Lovells updated the Board on the status of the negotiations with Party B on its term sheet, the meeting with Party E, and the meetings with GLP and the written indication of interest received from GLP earlier that day, shortly before the Board meeting. Management indicated that it appeared that GLP was a serious bidder for the Company. The Board reviewed a proposed draft term sheet with Party B, which had been prepared by management and Hogan Lovells in response to the letter received from Party B. The Board authorized management to send the term sheet to Party B, and indicated that it was interested in receiving more details regarding the indication of interest submitted by GLP.

On April 23, 2015, management sent a draft term sheet to Party B in response to its March 27 proposal. The term sheet ascribed to the Company a gross asset value of $4.782 billion, plus cash on hand and all incremental costs incurred with respect to the Company’s development projects through closing, which were estimated to be approximately $58 million. The proposal contemplated that the net purchase price would be paid after reductions for outstanding debt and transaction costs, with no reduction for debt defeasance costs, which price would be determined before signing the merger agreement. The revised terms as proposed by the Company contemplated no more than 60 days for diligence, a customary “public company” merger transaction, with representations and warranties not surviving the closing, limited closing conditions and proposals regarding the termination fee payable by the Company if it terminated the merger agreement to pursue an alternative transaction and a reverse termination fee payable by Party B if it breached its obligation to close.

Later on April 23, 2015, Messrs. Zucker and Merriman had a conversation with representatives of Party B, wherein Party B indicated that it had not yet confirmed its price, and that it needed to identify additional equity and debt capital to complete the transaction.

On April 28, 2015, our management team met with representatives of GLP to discuss its April 22 proposal. In the meeting, our management team summarized the Company’s expectations in terms of the type of transaction that the parties might pursue, including that it needed to be a customary public company merger transaction, with representations and warranties not surviving the closing, limited closing conditions, a “fiduciary out” provision to enable the Company to pursue an alternative transaction and no diligence out once the merger agreement was signed. Our management team indicated that it would deliver a term sheet covering these points shortly.

On April 29, 2015, the Board met with management to discuss a proposed term sheet relating to the transaction with GLP, which management had prepared in response to GLP’s April 22 letter proposal. The Board authorized management to deliver the draft term sheet to GLP, and management did so later that day. The term sheet ascribed to the Company a gross asset value of $4.875 billion (an increase of $35 million over the value ascribed in GLP’s initial term sheet), less certain capital expenditures associated with the properties under development that would be completed by closing. The proposal contemplated that a net purchase price would be paid after reductions for outstanding debt, 50% of expected debt prepayment and make-whole costs, and transaction costs, with an estimated net working capital adjustment that could increase or decrease the net purchase price, which price would be determined before signing a merger agreement. The term sheet further contemplated a 45-day diligence and exclusivity period, as well as the customary public company merger transaction provisions discussed at the April 28 meeting. The term sheet contemplated an outside date (after which either party could terminate the merger agreement) of October 31, 2015, and proposed a termination fee of

3.0% of the Company’s equity value if the Company terminated the merger agreement to pursue an alternative transaction, a reverse termination fee of 6.0% of the Company’s gross asset value if GLP breached its obligation to close, and a reimbursement of GLP’s expenses of up to a maximum of 0.5% of the Company’s equity value if the Company’s stockholders failed to approve the transaction.

On May 1, 2015, Party B submitted a revised term sheet relating to a possible acquisition of the Company. In its revised term sheet, Party B generally accepted the Company’s pricing parameters and the other principal terms outlined in the Company’s April 23 term sheet, but asked for the unilateral ability to extend the diligence and exclusivity period by an additional 15 days if such additional time was reasonably required for Party B to complete its diligence or to obtain additional equity partners and/or additional financing. In its term sheet, Party B deferred agreement on the various termination fee proposals.

On May 5, 2015, GLP submitted a revised term sheet relating to a possible acquisition of the Company. In its revised term sheet, GLP generally accepted the Company’s pricing parameters, except that it added a reduction to the purchase price relating to certain tenant improvements, leasing commissions and free rent costs incurred by the Company prior to the closing. The term sheet also generally accepted the other principal terms outlined in the Company’s April 29 term sheet, but extended the diligence and exclusivity period from 45 days to 55 days, to commence after GLP was provided access to remaining material diligence information, and permitted GLP to extend the closing date to an outside date of October 31, 2015 in order to complete its debt financing or obtain CFIUS approval (neither of which would be a closing condition). GLP’s term sheet proposed a termination fee of 4.5% of the Company’s equity value if the Company terminated the merger agreement to pursue an alternative transaction, a reverse termination fee of 6.0% of the Company’s equity value if GLP breached its obligation to close, and reimbursement of GLP’s expenses of up to $25.0 million if the Company’s stockholders failed to approve the transaction. GLP also added a provision indicating that it desired to enter into a transition services agreement with our Advisor to assist GLP with an orderly integration of the Company’s assets for a limited period following the closing on terms to be agreed upon.

Later on May 5, 2015, Messrs. Zucker, Merriman, McGonagle and Blumberg had a conversation with Mr. Yang at GLP regarding certain provisions in GLP’s proposed term sheet. Mr. Zucker agreed that the Company would circulate a revised version of the term sheet with further thoughts from the Company.

On May 6, 2015, the Board met, together with the Company’s management and representatives of BofA Merrill Lynch and Hogan Lovells, to discuss the proposed term sheets received from Party B and GLP. The Board discussed the merits of both proposals, and noted that GLP’s statement that it did not need additional equity capital sources to close was attractive, in comparison to Party B, which had indicated that it would need to identify additional equity capital sources. The Board authorized management to discuss the proposals with both parties, with the goal of finalizing both so that the Board could make a decision as to whether to pursue one of the possible transactions in the next few days.

Also on May 6, 2015, representatives of Eastdil contacted Party E on the Company’s behalf. A representative of Party E indicated via email that it might be interested in a transaction that ascribed a gross asset value to the Company of $4.65 billion. This proposal, however, was very general in nature and did not address any of the costs associated with the development properties that had been discussed extensively with Party B and GLP. Party E ultimately never presented a more definitive proposal.

Later on May 6, 2015, management delivered a revised term sheet to GLP. The revised term sheet clarified that the purchase price would not be reduced with respect to tenant improvements, leasing commissions and free rent for leases entered into after the merger agreement was signed, provided for a band of prepayment costs that would collar a reduction in the purchase price between a floor of $45.0 million and a maximum of $65.0 million, and established that the diligence and exclusivity period would expire on July 5, 2015. The term sheet also reiterated the Company’s proposal for a termination fee of 3.0% of equity value and a reverse termination fee of 6.0% of the Company’s gross asset value, but accepted GLP’s proposal of an up to $25.0 million expense reimbursement if the Company’s stockholders failed to approve the transaction.

On May 7, 2015, our management team and Mr. Blumberg had a call with Mr. Yang and other members of GLP management in which various aspects of the term sheet delivered by the Company the day before were discussed, including the appropriate maximum purchase price reduction on account of prepayment costs, the appropriate sizing of the termination fees and reverse termination fees based on comparable transactions.

On May 8, 2015, management had a discussion with representatives of Party B with respect to certain aspects of its term sheet, in an effort to determine if Party B would increase its price and reduce its diligence and exclusivity period from 75 days (if it exercised its extension option) to 60 days. During that call, Party B indicated that it would not increase its price, but that it would accept a 60-day diligence and exclusivity period, although Party B indicated that it would be a very tight timeframe for it to meet.

Later on May 8, 2015, the Board met, together with the Company’s management and representatives of Hogan Lovells and BofA Merrill Lynch, to review the two proposed term sheets. Management provided the Board with a revised term sheet for the GLP transaction that incorporated further changes based on the call the day before, including establishing a $75.0 million maximum purchase price reduction on account of prepayment costs, the Company’s termination fee at $110.0 million (or approximately 4.3% of the Company’s net equity value based on the pricing terms set forth in the term sheet) and GLP’s reverse termination fee at $250.0 million (or approximately 5.2% of the Company’s gross asset value based on the pricing terms set forth in the term sheet). As part of the review, the Company’s management and advisors reviewed with the Board a comparison of the acquisition proposals that was provided to the Board. In terms of comparative pricing, management noted that Party E’s informal proposal made on April 21, 2015 was significantly lower than the proposals from GLP and Party B, and that Party E’s proposal was still preliminary. Management noted that, although it had attempted to resolve as many specifics as possible in terms of the ultimate price to shareholders, in some cases the details had not been fully determined. For example, management noted that GLP’s proposal included an estimated working capital adjustment to be made prior to signing the merger agreement, but Party B’s proposal was silent on the matter. However, management believed that, during diligence, Party B would likely propose the same adjustment as GLP once it focused on this issue, especially with the required change in structure from an asset acquisition to a merger transaction.

The Board discussed the fact that, although GLP proposed a higher “face” gross purchase price, after taking into account the various adjustments, Party B’s proposal might result in a slightly higher net price, although that was not entirely certain at that time since Party B had not addressed working capital adjustments in its term sheet. The Board discussed each bidder’s certainty of closing, and concluded that, based on GLP’s strong balance sheet and ability to close without the need to obtain third-party equity capital, its prior successful execution of its acquisition of the IndCor portfolio of industrial properties from funds affiliated with The Blackstone Group without a financing contingency and the fact that Party B still needed to identify additional equity financing sources, it believed that GLP provided less market risk and greater certainty of execution, a conclusion with which representatives of BofA Merrill Lynch concurred. After discussion, the Board authorized entering into a non-binding term sheet with GLP substantially as presented to the Board, but asked management to attempt to reduce the Company’s termination fee from $110.0 million to $100.0 million. At the meeting, the Board also authorized management to continue to take the necessary steps toward a possible listing transaction, with or without a concurrent public offering, in the event that the transaction with GLP or others did not occur.

Following the Board meeting, Messrs. Zucker and Merriman had a conversation with Mr. Yang to discuss proposed changes to the May 6 draft of the term sheet, including a proposed decrease of the Company termination fee. Mr. Yang agreed to the various changes requested, except for the decrease in the termination fee.

Following that conversation, a final term sheet was circulated, and on May 8, 2015, the Company executed a non-binding term sheet with GLP, with a binding provision that restricted the Company’s ability to pursue an alternative transaction through July 5, 2015.

Following the execution of the term sheet, GLP commenced its business and legal diligence with respect to the Company.

On May 14, 2015, Hogan Lovells circulated an initial draft of a proposed merger agreement for the transaction to Morrison & Foerster LLP, or Morrison & Foerster, counsel for GLP. The draft reflected the principal economic terms set forth in the non-binding term sheet that was signed on May 8.

On May 18, 2015, representatives of the Prior Advisor, GLP and Kirkland & Ellis, or K&E, counsel to the Advisor and the Prior Advisor, had a preliminary discussion regarding possible changes to the advisory arrangements between the Advisor and the Company that would require GLP’s agreement. The discussion contemplated restructuring the payment of the disposition fee otherwise payable to the Advisor, without changing the overall compensation payable to the Advisor under its advisory agreement with the Company. The Board was fully aware of these discussions.

On May 21, 2015, Messrs. Zucker and Blumberg met with Mr. Yang in his offices to discuss the transaction generally.

On May 28, 2015, Morrison & Foerster circulated a revised draft of a proposed merger agreement for the transaction to Hogan Lovells.

On May 29, 2015, representatives of the Prior Advisor, GLP and their respective counsel and other advisors discussed certain proposals for possible changes to the advisory arrangements between the Advisor and the Company.

On June 4, 2015, representatives of Hogan Lovells and Morrison & Foerster discussed various issues arising from the May 28 draft merger agreement circulated by Morrison & Foerster. Among the issues discussed were the circumstances under which the Company would owe an expense reimbursement or termination fee following the termination of the merger agreement.

On June 8, 2015, representatives of Hogan Lovells and representatives of the Company discussed various issues identified by Hogan Lovells as a result of their review of the May 28 draft merger agreement, and later that day Hogan Lovells circulated a revised draft of a proposed merger agreement for the transaction to Morrison & Foerster.

Also on June 8, 2015, Mr. Zucker and other members of management updated the Board on ongoing activity with GLP, including the extensive diligence process and property tours undertaken by GLP, as well as preliminary discussions with GLP regarding the transition services arrangement.

On June 9, 2015, representatives of Morrison & Foerster discussed the revised draft merger agreement circulated by Hogan Lovells with representatives of Hogan Lovells and the Company.

On June 11, 2015, Morrison & Foerster circulated a revised draft of the proposed merger agreement for the transaction to Hogan Lovells.

On June 15, 2015, the Board met, and management provided updates to the Board on actions taken relating to the proposed transaction, including GLP’s diligence efforts and property tours and the status of the draft merger agreement.

Also on June 15, 2015, representatives of Hogan Lovells and Morrison & Foerster discussed various issues arising from the draft merger agreement circulated by Morrison & Foerster on June 11, including certain provisions relating to the payment of termination fees.

On June 16, 2016, representatives of the Company, GLP and their respective counsel had a conference call, during which they continued to discuss various issues in the proposed merger agreement.

On June 18, 2015, Hogan Lovells circulated a revised draft of a proposed merger agreement for the transaction to Morrison & Foerster, in which the issues relating to the payment of termination fees were resolved, but a few other issues remained unresolved.

On June 19, 2015, Morrison & Foerster circulated a draft of a proposed transition services agreement and accompanying exhibits for the transaction to Hogan Lovells, which was subsequently provided to Davis, Graham & Stubbs LLP, or DGS, counsel to our Advisor and our Prior Advisor.

On June 22, 2015, the Board met, and management provided updates to the Board on actions taken relating to the proposed transaction, including GLP’s diligence efforts and property tours and the status of the draft merger agreement.

On June 24, 2015, representatives of the Prior Advisor, GLP and their respective counsel and other advisors discussed certain issues in the transaction structure that specifically affected the Prior Advisor, primarily relating to restructuring the payment of the disposition fee otherwise payable to the Prior Advisor, without changing the overall compensation payable to the Prior Advisor.

On June 25, DGS circulated a revised draft of a proposed transition services agreement for the transaction to Morrison & Foerster, and circulated revised proposed exhibits the following day.

On June 27, 2015, Morrison & Foerster circulated a revised draft of a proposed merger agreement for the transaction to Hogan Lovells.

On June 28, 2015, Mr. Blumberg met with Mr. Yang and Mr. Ming Mei, Chief Executive Officer of GLP, to discuss various aspects of the transaction, including the status of GLP’s diligence and the merger agreement. No definitive pricing concerns were expressed by GLP at that time, although GLP expressed concerns about recent increases in both interest rates and credit spreads.

On June 29, 2015, the Board met, together with the Company’s management and representatives of BofA Merrill Lynch and Hogan Lovells. Representatives of Hogan Lovells provided a presentation to the Board regarding its duties under Maryland law, both generally and in connection with change of control transactions. Representatives of Hogan Lovells also provided a detailed review of the terms of the merger agreement, noting issues that were still open. Mr. Zucker provided the Board with an overview of the proposed transition services that GLP was requesting from an affiliate of our Advisor post-closing, noting that the services and fees were similar in kind and scope to those currently provided to the Company by the Advisor. In this discussion, the independent directors were apprised of the interest in the proposed transaction of Messrs. Zucker and Merriman. He also noted that the Prior Advisor likely would propose certain changes to the structure of the advisory agreement in connection with the transaction, which changes would not alter the amount of aggregate fees that the Prior Advisor would otherwise be entitled to receive. BofA Merrill Lynch provided the Board with an overview of the solicitation process that had been undertaken on behalf of the Company over the past two years and an overview of certain financial matters relating to the proposed merger, including the preliminary merger consideration and adjustments and deductions expected, in accordance with the term sheet signed with GLP, noting that the then current estimate of a net purchase price to stockholders, taking into account advisor fees and estimated transaction expenses, was approximately $11.25 per share, although this per share amount was subject to further change as the parties continued discussions and contract negotiations.

Also on June 29, 2015, representatives of our Prior Advisor, Mr. Yang, DGS and Morrison & Foerster participated in a conference call discussing various issues relating to the transition services agreement.

On June 30, 2015, Messrs. Zucker and Blumberg had a telephone conversation with Mr. Yang. On this call, Mr. Yang disclosed that, as a result of increases in treasury rates and credit spreads over the past several weeks, GLP had significant concerns about the costs of its debt financing. Mr. Yang also indicated that, notwithstanding that GLP was not conditioning the closing on obtaining additional equity partners, GLP’s board of directors did not want to close the transaction before GLP had obtained CFIUS approval for certain non-U.S. based institutional investors in connection with the syndication of its interests in the earlier transaction in which GLP had acquired 55% of the large IndCor portfolio of industrial properties from funds affiliated with The Blackstone Group, which we refer to as the IndCor CFIUS Condition.

On July 1, 2015, Mr. Blumberg had a telephone conversation with Mr. Yang, who reiterated these same concerns.

Also on July 1, 2015, Morrison & Foerster circulated a revised draft of a proposed transition services agreement and accompanying exhibits to DGS.

On July 2, 2015, Hogan Lovells circulated a revised draft of a proposed merger agreement for the transaction to Morrison & Foerster, and DGS circulated a revised draft of a proposed transition services agreement and accompanying exhibits to Morrison & Foerster.

Also on July 2, the GLP board of directors approved the transaction, subject to the appropriate resolution of a number of issues, including adjustments to the gross asset value to reflect its view of recent changes in global market conditions and the inclusion of the IndCor CFIUS Condition. Mr. Yang called Mr. Blumberg following a GLP board meeting. Mr. Yang indicated that GLP’s board of directors had serious concerns about proceeding with the transaction in light of current world political, economic and related market conditions, in particular the substantial uncertainly surrounding the recent declines in the Chinese stock markets and the potential exit of Greece from the Eurozone. Mr. Yang also reiterated that GLP would need to condition the merger on satisfaction of the IndCor CFIUS Condition. Mr. Yang also asked that the Company extend the exclusivity provision of the term sheet, which was set to expire on July 5, for up to an additional 30 days so that GLP could resolve some of these issues. Mr. Blumberg indicated that he thought it was unlikely that the Board would agree to such an extension, but that he would inquire.

On July 3, 2015, management, GLP and their respective counsel had a telephone conversation. On this call, GLP described in more detail the IndCor CFIUS Condition that it was requiring, noting that GLP’s board of directors had required confirmation that the proposed syndication of the equity for the IndCor transaction could proceed. Management did not agree at that time to the condition, and did not agree to an extension of the exclusivity period.

Later on July 3, 2015, management informed the Board that GLP had raised significant issues the night before, and as a result there would no longer be a Board meeting on July 5, 2015 to consider the final merger documentation.

Also on July 3, 2015, DGS circulated a further revised draft of the transition services agreement and accompanying exhibits to Morrison & Foerster.

On July 5, 2015, Mr. Blumberg had a telephone conversation with a senior representative of GLP, but no progress was made on the outstanding issues.

Also on July 5, 2015, the exclusivity provision of the term sheet expired.

On July 6, 2015, Mr. Blumberg had a telephone conversation with Mr. Yang. Mr. Yang indicated that GLP intended to provide the Company with a calculation showing how credit spreads and interest rates had moved and the financial impact to GLP of such movement. Mr. Yang proposed that, if the Company agreed to the IndCor CFIUS Condition and helped absorb the impact of the increased interest rates, GLP would be willing to proceed. Mr. Yang asked if the Company would agree to resume exclusivity, and Mr. Blumberg indicated that he believed that the Company would entertain that request if an agreement was first reached on price.

On July 7, 2015, a representative of BofA Merrill Lynch contacted a representative of Party B on the Company’s behalf and inquired as to whether Party B might be interested in re-engaging in discussions with the Company regarding a possible transaction. The representative of Party B indicated that Party B would not be interested in re-engaging in discussions unless and until there were no ongoing negotiations with any other party, which BofA Merrill Lynch conveyed to management.

On July 7, 2015, Messrs. Blumberg and McGonagle had a telephone conversation with Mr. Yang. On the call, Mr. Yang walked the Company through the increased cost of the transaction for GLP as a result of increased interest rates and credit spreads, and requested an $80.0 million reduction in the agreed upon gross asset value for the Company. Messrs. Blumberg and McGonagle indicated that they would take that request under advisement.

On July 9, 2015, our management and Mr. Blumberg had a telephone conversation with Mr. Yang. Mr. Yang explained that, given the current interest rate and credit spread environment, the transaction no longer was providing the desired targeted returns for GLP, and that GLP therefore was seeking the price reduction that it had requested a few days earlier. On the call, management indicated that it did not believe that the Board would be willing to accept an $80.0 million reduction to the agreed upon gross asset value for the Company. The parties engaged in discussions regarding ways to bridge the gap, and management suggested that GLP consider excluding certain of the Company’s development and unstabilized properties from the transaction in order to reduce the size of the price discount. Mr. Yang indicated that GLP would consider that idea and responded with a proposal to reduce the gross asset value by $50.0 million and to exclude five development and non-stabilized properties.

On July 10, 2015, Messrs. Merriman and Blumberg called Mr. Yang in response to Mr. Yang’s July 9 proposal. Messrs. Merriman and Blumberg proposed no reduction in gross asset value and to exclude seven non-stabilized properties. Mr. Yang did not immediately respond to such proposal.

On July 13, 2015, Mr. Blumberg called Mr. Yang to request that GLP respond to the Company’s July 10 proposal. Mr. Yang reiterated that the pricing gap might not be able to be bridged, but that GLP would discuss whether to present another proposal to address the differences in position.

On July 14, 2015, the Board met with management. Management reported on the recent events surrounding the proposed transaction, and reported that management was waiting for a specific proposal from GLP regarding a revised transaction. In the midst of the Board meeting, Mr. Yang called and presented a proposal to Mr. Blumberg, which included a definitive “base” price reduction of $40.0 million, plus a contingent price adjustment mechanism (up or down) depending on interest rates as of the date of signing the merger agreement, and the exclusion of certain development and unstabilized properties.

On July 18, 2015, Messrs. Zucker, Blumberg and Merriman called Mr. Yang and made a counterproposal. The counterproposal included a “base” price reduction of $25.0 million, a narrower contingent price adjustment mechanism (up or down), and the exclusion of certain development and unstabilized properties.

On July 20, 2015, representatives of GLP had a telephone conversation with the Company’s management team. On that call, GLP presented a slightly revised counterproposal that contemplated: (i) the exclusion of 11 of the Company’s properties that were under development or in the lease-up stage, which we refer to as the Excluded Properties; (ii) the Company’s agreement to the IndCor CFIUS Condition; (iii) a reduction in the ascribed gross asset value for the Company by a “base” amount of $30 million; and (iv) a further price adjustment mechanism that would result in a decrease or increase in the agreed upon gross asset value based on whether GLP’s borrowing costs moved up or down between July 14, 2015 and the date of signing, when GLP would be able to obtain a rate lock on its debt financing for the transaction. Mr. Zucker indicated that he would consult with the Board to determine whether this proposal was acceptable.

Additionally, on July 20, 2015, Morrison & Foerster distributed revised drafts of the merger agreement, transition services agreement and accompanying exhibits and various documents relating to the contribution of our Advisor to the Company, which had been discussed previously among GLP, the Company and their advisors, to Hogan Lovells, DGS and K&E. The revised draft of the merger agreement incorporated the IndCor CFIUS Condition and made certain other changes to the merger agreement, but did not address the treatment of the Excluded Properties.

On July 21, 2015, the Board met, together with the Company’s management and representatives of BofA Merrill Lynch and Hogan Lovells. Management reported on the events of the past week, including the recent negotiations and the most recent proposal provided by GLP. Management explained in detail how each price adjustment proposed by GLP would impact the net price per share to Company shareholders, including the contingent pricing adjustment mechanism and the proposal to exclude certain of the Company’s properties. Management noted that, as of that date, the net price to shareholders, including management’s estimate of the value of the Excluded Properties, was now estimated to be approximately $11.09 per share, or approximately $0.16 per share less than the estimated price discussed at the June 29 Board meeting, and approximately $0.06 per share less than the initial estimated price presented at the May 2015 Board meeting prior to when the term sheet was executed. BofA Merrill Lynch and management discussed market interest rate and credit spread movements and the likely impact on a potential bidder’s financing, noting that other bidders also would likely face increased costs. The Board then authorized management to proceed with negotiating the transaction on the terms outlined by GLP. In making this determination, the Board took into account, among other things, the difficulty in pursuing another transaction, the Board’s belief that the pricing of the transaction was still favorable in comparison to current public valuations of industrial REITs and the fact that the Board had the ability to review the impact of the adjustment mechanism on the purchase price before proceeding with the transaction. At this meeting, Mr. Zucker also explained that the Prior Advisor would seek certain amendments to its advisory agreement with the Company, which would result in an assignment of the advisory agreement to an affiliate of the Prior Advisor, elimination of the Advisor’s disposition fee payable under the advisory agreement, followed by an agreement with GLP in which the Company would acquire the affiliate that was a party to the advisory agreement immediately prior to closing in exchange for OP units with a value equal to the amount of the disposition fee. Mr. Zucker noted that these terms were similar to the terms that were discussed at the June 29 Board meeting.

On July 21, 2015 and again on July 22, 2015, representatives of Hogan Lovells and Morrison & Foerster discussed various options to address the Excluded Properties, with the firms ultimately concluding that transferring the Excluded Properties to a liquidating trust, the interests in which would be distributed to the Company’s shareholders immediately prior to the closing, was the most efficient way to address the issue.

On July 22, 2015, representatives of DGS, K&E and Morrison & Foerster discussed the revised drafts of the various arrangements involving our Advisor and our Prior Advisor, including the transition services agreement and restructuring the terms of the advisory agreement with our Prior Advisor.

On July 22 and July 23, 2015, Messrs. Zucker and Blumberg met with representatives of GLP, including Mr. Yang. In that meeting, they discussed various issues that remained outstanding in the connection with the proposed transaction. Significant progress was made, and Mr. Zucker indicated that, based on the prior discussions with the Board, the Board was amenable to the pricing concept that Mr. Yang had outlined on the July 20 call, and authorized management to proceed toward a definitive agreement as soon as possible.

On July 23, 2015, Hogan Lovells distributed a revised draft of the merger agreement to Morrison & Foerster which incorporated the liquidating trust structure and extended the proposed outside closing date from October 31, 2015 to December 31, 2015 to take into account the delay that had occurred in moving forward with the transaction and to ensure that there was sufficient time to satisfy the conditions precedent to closing the transaction. Additionally, on July 23, 2015, DGS circulated a revised draft of the transition services agreement and accompanying exhibits, and K&E circulated revised drafts of the various agreements involving our Advisor and Prior Advisor, to Morrison & Foerster.

On July 24, 2015, Mr. Zucker and Mr. Blumberg spoke with Mr. Yang about the extension of GLP’s financing commitments beyond October 31, 2015 in order to ensure sufficient time to obtain shareholder approval of the merger. Mr. Yang explained that once GLP executed its financing commitment, it would be at substantial risk for rate lock breakage costs, and requested that the Company pay up to $25.0 million of GLP’s expenses if the Company did not hold a shareholder vote before the expiration of GLP’s financing commitment.

Additionally, on July 24, 2015, K&E circulated further revised drafts of the various agreements involving our Advisor and Prior Advisor to Morrison & Foerster.

Later on July 24, 2015, a conference call involving representatives of the Company, our Advisor, our Prior Advisor, GLP and their respective counsel was held, during which a number of outstanding issues were discussed. Later that evening, Morrison & Foerster distributed revised drafts of the various transaction documents to Hogan Lovells, DGS and K&E addressing the issues discussed on the July 24 call, but proposing to maintain an outside closing date of October 31, 2015 given that GLP’s financing commitments extended only to October 31, 2015, and requesting that the Company pay up to $25.0 million of GLP’s expenses if the Company did not hold a shareholder meeting by that date.

On July 25, 2015, Hogan Lovells distributed a revised draft of the merger agreement to Morrison & Foerster, proposing certain revisions to the draft merger agreement, leaving the outside date and expense reimbursement issues open, and requesting expense reimbursement of up to $7.5 million from GLP if it were unable to satisfy the IndCor CFIUS Condition. Additionally, on July 25, 2015, Morrison & Foerster circulated further revised drafts of the various agreements involving our Advisor and Prior Advisor to K&E.

Later on July 25, 2015, DGS distributed a revised draft of the transition services agreement and accompanying exhibits to Morrison & Foerster. A conference call involving representatives of DGS and Morrison & Foerster was held later that afternoon, during which the outstanding issues on the transition services agreement and accompanying exhibits were generally resolved. Later that evening, Morrison & Foerster distributed a revised draft of the transition services agreement and accompanying exhibits to DGS, reflecting the changes discussed on the earlier call, and a revised draft of the merger agreement to Hogan Lovells.

On July 26, 2015, DGS and K&E circulated revised drafts of the transition services agreement and accompanying exhibits and the various transaction documents involving our Advisor and Prior Advisor to Morrison & Foerster.

Additionally, on July 26, 2015, Hogan Lovells distributed a revised draft of the merger agreement to Morrison & Foerster. Later that day, a conference call involving representatives of the Company, our Advisor, our Prior Advisor, GLP and their respective counsel was held, during which outstanding issues were discussed. Later that evening, Morrison & Foerster distributed revised drafts of the merger agreement, transition services agreement and accompanying exhibits and various transaction documents involving our Advisor and Prior Advisor to Hogan Lovells, DGS and K&E, respectively, addressing the issues discussed on the July 26 call. The issues in the merger agreement surrounding the expense reimbursement requests and extension of the outside closing date remained open at this time.

On July 27, 2015, Mr. Yang called Mr. Zucker and Mr. Blumberg, and indicated that he was able to extend GLP’s financing commitment to November 16, 2015, but no further.

On July 27, 2015, Hogan Lovells and Morrison & Foerster exchanged revised drafts of the merger agreement, proposing certain further revisions to the draft agreement, and K&E and Morrison & Foerster exchanged revised drafts of the various transaction documents involving our Advisor and Prior Advisor.

On July 27, 2015, Mr. Yang called Mr. Blumberg to request an additional $7.5 million price reduction because of increased costs that GLP would incur to extend its loan commitment from October 31, 2015 to November 16, 2015.

Later on July 27, 2015, the Board met, together with the Company’s management and representatives of BofA Merrill Lynch and Hogan Lovells. At the meeting, representatives of Hogan Lovells reviewed with the Board again its duties under Maryland law, both generally and in connection with change of control transactions. Representatives of Hogan Lovells also provided a detailed review of the terms of the merger agreement, noting changes from the review with the Board at the June 29 meeting and issues that were still open. Representatives of Hogan Lovells and Mr. Zucker also provided the Board with an updated overview of the proposed transition services that GLP was requesting from an affiliate of the Advisor post-closing, noting that the services were similar in kind and scope to those currently provided to the Company by the Advisor, and noting changes from the review with the Board at the June 29 meeting. In this discussion, the independent directors were apprised of the interest in the transaction of Messrs. Zucker and Merriman.

Management then reviewed with the Board the current purchase price calculations, both in the aggregate and on a per share basis. Management reported that interest rates and spreads had moved favorably for the Company since the July 21 meeting and, as a result, the net price to shareholders had increased by approximately $0.03, but was still subject to change until GLP was able to obtain its rate lock on the following day. Management explained that the $11.12 amount would be reflected as $10.30 per share of cash merger consideration, and $0.82 of estimated value associated with the Excluded Properties, a portion of which could be realized in cash at closing through a financing transaction and the balance of which was expected to be realized when the Excluded Properties were sold. The Board also concluded that an outside date of November 16, 2015 provided the Company with sufficient time to schedule and hold a stockholder meeting to approve the merger, and agreed to accept the request that the Company pay up to $25.0 million of GLP’s expenses if the Company failed to hold a stockholder meeting by November 16, 2015, provided that GLP agreed to pay up to $7.5 million of the Company’s expenses if the IndCor CFIUS Condition was not satisfied.

BofA Merrill Lynch then reviewed with the Board, on a preliminary basis, financial aspects of the proposed merger transaction. After discussion, at the Board’s request, BofA Merrill Lynch indicated that it was prepared to render an opinion to the Board regarding the fairness, from a financial point of view, of the per share merger consideration when the price was ultimately determined, assuming there were no material changes in price or any other information considered.

Representatives of Hogan Lovells and Mr. Zucker also reviewed with the Board the terms of the proposed changes to the advisory agreement with our Prior Advisor (which were approved on July 27, 2015, prior to the approval and execution of the merger agreement), noting changes from the terms discussed at the June 29 Board meeting. They reviewed the proposed assignment of the advisory agreement to an affiliate of our Prior Advisor, the proposed contribution of the affiliate that was party to the advisory agreement by the Advisor to the Company’s Operating Partnership immediately prior to the closing and the mechanism by which the Advisor would be paid by GLP, if a closing of the merger occurred, in consideration for its interest in the Operating Partnership an amount that was the same as the disposition fee that was being eliminated in the amendment to the advisory agreement, with no net impact to the Company’s public stockholders. The independent directors met separately, without Messrs. Zucker and Merriman or management present, to discuss these matters and the merger terms generally, and indicated that the terms of each proposed transaction were acceptable to them.

After the Board meeting, Messrs. Zucker and Blumberg called Mr. Yang. Mr. Zucker stated that the Company would not agree to a further price reduction, but would agree to the November 16 outside date and accepted the requirement that the Company pay up to $25.0 million of GLP’s expenses if the Company failed to hold a stockholder meeting by November 16, 2015, provided that GLP agree to pay up to $7.5 million of the Company’s expenses if the IndCor CFIUS condition was not satisfied. Mr. Yang agreed to those terms.

On the morning of July 28, 2015, the Board met again, together with the Company’s management and with representatives of BofA Merrill Lynch and Hogan Lovells. Mr. Zucker reported that an agreement had been reached with GLP that the cash merger consideration would be $10.30 per share, the same amount that was discussed during the previous evening, and that the expense reimbursement provisions also had been agreed upon. Also at this meeting, BofA Merrill Lynch reviewed with the Board its financial analysis of the per share merger consideration and rendered an oral opinion, which was confirmed by delivery of a written opinion dated July 28, 2015, to the Board to the effect that, as of such date and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by BofA Merrill Lynch as set forth in its written opinion, the $10.30 per share merger consideration to be received by holders of Industrial Income common stock (other than IIA and its affiliates) pursuant to the merger agreement was fair, from a financial point of view, to such holders. At the meeting, after discussion and taking into account factors described in greater detail elsewhere in this proxy statement, the Board unanimously approved the merger transaction and the various other transactions to be undertaken in connection with the merger.

Later in the day on July 28, 2015, Morrison & Foerster circulated an execution copy of the merger agreement, and representatives of the Company and GLP executed the agreement. A press release announcing the transaction was then issued later that day.

Recommendations and Reasons for the Merger

In evaluating the merger, the Merger Agreement and the other transactions contemplated by the Merger Agreement, our board of directors consulted with our Advisor, executive officers, management and our outside legal and financial advisors and, in reaching its decision to approve the merger, the Merger Agreement and the other transactions contemplated by the Merger Agreement, our board of directors considered a number of factors, including the following material factors which it viewed as supporting its decision to approve and recommend approval of the merger, the Merger Agreement and the other transactions contemplated by the Merger Agreement by our common stockholders:

•	our board of directors’ knowledge of the business, operations, financial condition, earnings and prospects of the Company, as well as its knowledge of the current and prospective environment in which the Company operates, including certain economic and market conditions;

•	the belief of our board of directors that the proposed merger provides a better alternative to our common stockholders as a result of the risks and uncertainties associated with continuing to pursue our strategic plans as an independent public company, pursuing a listing of our common shares for trading on a securities exchange or any other alternatives to the merger;

•	favorable conditions for sale transactions in the real estate markets generally, including prices for real estate assets being at or near historical highs while capitalization rates are at or near historical lows, the low interest rate environment and the possibility that interest rates may rise in the near future;

•	the fact that the termination fee of $110.0 million payable by us in certain circumstances was viewed by our board of directors, after consultation with our advisors, as reasonable and not likely to preclude any other party from making a competing acquisition proposal;

•	the fact that the up to $25.0 million expense reimbursement payable by us if the Merger Agreement is terminated in certain circumstances was viewed by our board of directors as reasonable;

•	the high probability that the merger and the other transactions contemplated by the Merger Agreement would be completed based on, among other things, Global Logistic Properties’ size, financial liquidity and proven ability to complete large acquisition transactions on agreed terms, including its recent acquisition with GIC Pte. Ltd. of IndCor Properties from funds affiliated with The Blackstone Group L.P., Global Logistic Properties’ extensive ownership, development and operating experience in the real estate industry and the $250.0 million termination fee that Parent would be required to pay to us if it terminated the Merger Agreement and did not consummate the merger, in certain circumstances;

•	the fact that we would receive a $7.5 million expense reimbursement if the Merger Agreement is terminated by Parent or Merger Sub in certain circumstances, which our board of directors believes would be adequate to compensate us for certain of our expenses and would increase the probability that the merger and the other transactions contemplated by the Merger Agreement would be completed;

•	the lack of a financing condition for the merger, the amount committed by reputable financial institutions pursuant to the commitment letters that would cover a portion of the aggregate consideration to be paid pursuant to the merger, and the unconditional guarantee of Global Logistic Properties of certain payment obligations of the buyer parties under the Merger Agreement;

•	the fact that no public trading market currently exists for our common stock and that the form of consideration to be paid to our common stockholders in the merger and from the loan proceeds that we expect to distribute to stockholders on the closing date is cash, thereby providing our common stockholders with the certainty of the value of their consideration and the ability to realize immediate value for almost all of their investment;

•	our board of directors’ ability, under the Merger Agreement, to withdraw, modify or amend its recommendation that our common stockholders vote to approve the Merger Agreement and the merger under certain circumstances, subject to payment of a termination fee of $110.0 million if Parent elects to terminate the Merger Agreement;

•	our ability to terminate the Merger Agreement, under certain circumstances, in order to enter into a definitive agreement providing for a superior proposal if our board of directors determines, after consultation with advisors and after taking into account any changes to the terms of the Merger Agreement proposed by Parent, that the superior proposal continues to be a superior proposal, upon payment of a termination fee of $110.0 million;

•	the terms and conditions of the Merger Agreement, which were reviewed by our board of directors in consultation with our advisors, and the fact that such terms were derived from arm’s-length negotiations among the parties;

•	the limited number of potential purchasers with the financial ability to acquire us;

•	the extensive marketing of the Company to potential merger partners over more a period of more than 18 months. See “—Background of the Merger and the Related Transactions” beginning on page 31;

•	the opinion, dated July 28, 2015, of BofA Merrill Lynch to the Industrial Income board of directors as to the fairness, from a financial point of view and as of such date, to holders of Industrial Income common stock (other than IIA and its affiliates) of the $10.30 per share merger consideration to be received by such holders pursuant to the Merger Agreement, which opinion was based on and subject to the assumptions made, procedures followed, factors considered and limitations on the review undertaken as more fully described in the section entitled “—Opinion of Our Financial Advisor;”

•	the fact that the merger would be subject to the approval of our common stockholders, and our common stockholders would be free to reject the merger by voting against the merger for any reason, including if a higher offer were to be made prior to the stockholders meeting (although we may be required to pay an expense reimbursement or, if we subsequently were to enter into a definitive agreement relating to and consummate an acquisition proposal, termination fee under certain circumstances).

Our board of directors also considered the following potentially negative factors in its deliberations concerning the merger, the Merger Agreement and the other transactions contemplated by the Merger Agreement:

•	the merger would preclude our common stockholders from having an opportunity to participate in any future performance of our assets (other than the Excluded Properties), future earnings growth, future appreciation of our common share value or future dividends that could be expected if our strategic plans were successfully implemented;

•	the fact that an all cash merger consideration would be taxable to our common stockholders for U.S. federal income tax purposes;

•	the fact that, while our board of directors believes that the merger provides the best opportunity for stockholders based on a combination of factors and despite a lengthy and extensive marketing process, the price may not be the highest amount we could have received for the sale of the Company;

•	the fact that GLP is not purchasing the Excluded Properties, and the fact that:

•	there may be a significant delay to our stockholders realizing the value of the Excluded Properties in cash, if any;

•	we may fail to achieve our expectations with respect to the development and disposition of, and proceeds from, the Excluded Properties contributed to the liquidating trust, and stockholders may receive less than we are anticipating, or nothing, from the liquidating trust; and

•	we may not be able to obtain the contemplated financing to be secured by the Excluded Properties on favorable terms, or at all;

•	the significant costs involved in connection with entering into and completing the merger or, alternatively, failing to consummate the merger, and related disruptions to the operation of our business, including the possibility that we would be required to pay up to $25.0 million of reimbursable expenses to the buyer parties upon the termination of the Merger Agreement under certain circumstances as described in the Merger Agreement;

•	the restrictions on the conduct of our business prior to the completion of the merger, which could delay or prevent us from undertaking acquisition, development, redevelopment, disposition, leasing and other business opportunities that may arise pending completion of the proposed transactions and generally change the manner in which we have conducted our business and operations in the past;

•	the fact that the pending transactions or failure to complete the merger may negatively impact our relationships with our lenders, stockholders, joint venture partners and tenants, and may divert attention away from the day-to-day operation of our business;

•	the fact that Parent’s obligation to close under the Merger Agreement is subject to certain conditions that are outside of our control, including the IndCor CFIUS Condition and the receipt of certain payoff letters from our lenders;

•	our inability to solicit competing acquisition proposals and the possibility that the $110.0 million termination fee payable by us upon the termination of the Merger Agreement under the circumstances described in the Merger Agreement (see “The Merger Agreement—Covenants and Agreements—No Solicitation of Transactions” on page 94 of this proxy statement) could discourage other potential bidders from making a competing bid to acquire us; and

•	the fact that some of our directors and executive officers may have interests in the merger and the other transactions contemplated by the Merger Agreement that are different from, or in addition to, those of our common stockholders, including the interests of our directors and executive officers discussed under “—Interests of Our Directors and Executive Officers in the Merger” on page 58 of this proxy statement.

The foregoing discussion of the factors considered by our board of directors is not intended to be exhaustive, but rather includes the material factors considered by our board of directors. In reaching its decision to approve, and recommend that our stockholders approve, the merger and other transactions contemplated by the Merger Agreement, our board of directors did not quantify or assign any relative weights to the factors considered, and individual directors may have given different weights to different factors.

Our board of directors has unanimously approved the merger, the Merger Agreement and the other transactions contemplated by the Merger Agreement, and has declared the merger and the other transactions contemplated by the Merger Agreement advisable, fair to and in the best interests of Industrial Income Trust Inc. and our stockholders. Our board of directors recommends that you vote “FOR” the approval of the merger and the other transactions contemplated by the Merger Agreement, “FOR” the approval of the Charter Amendment and “FOR” the approval of any adjournments of the special meeting for the purpose of soliciting additional proxies.

Opinion of Our Financial Advisor

Industrial Income has retained BofA Merrill Lynch to act as Industrial Income’s financial advisor in connection with the merger. BofA Merrill Lynch is an internationally recognized investment banking firm which is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. Industrial Income selected BofA Merrill Lynch to act as Industrial Income’s financial advisor in connection with the merger on the basis of BofA Merrill Lynch’s experience in REIT and similar transactions, its reputation in the investment community and its familiarity with Industrial Income and its business.

At a July 28, 2015 meeting of the Industrial Income board of directors held to evaluate the merger, BofA Merrill Lynch rendered an oral opinion, confirmed by delivery of a written opinion dated July 28, 2015, to the Industrial Income board of directors to the effect that, as of that date and based on and subject to various assumptions and limitations described in the opinion, the $10.30 per share merger consideration to be received by holders of Industrial Income common stock (other than IIA and its affiliates) pursuant to the Merger Agreement was fair, from a financial point of view, to such holders. For purposes of BofA Merrill Lynch’s opinion, “IIA” was defined, collectively, as IIT Advisor LLC, Industrial Income Advisors LLC, Industrial Income Advisors Group LLC, and their respective affiliates.

The full text of BofA Merrill Lynch’s written opinion, dated July 28, 2015, is attached as Annex C to this proxy statement and is incorporated in this document by reference. The written opinion sets forth, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken by BofA Merrill Lynch in rendering its opinion. The following summary of BofA Merrill Lynch’s opinion is qualified in its entirety by reference to the full text of the opinion. BofA Merrill Lynch delivered its opinion to the Industrial Income board of directors for the benefit and use of the Industrial Income board of directors (in its capacity as such) in connection with and for purposes of its evaluation of the per share merger consideration from a financial point of view. BofA Merrill Lynch’s opinion did not address any other aspect of the merger or any related transaction and no opinion or view was expressed as to the relative merits of the merger or any related transaction in comparison to other strategies or transactions that might be available to Industrial Income or in which Industrial Income might engage or as to the underlying business decision of Industrial Income to proceed with or effect the merger or any related transaction. BofA Merrill Lynch also expressed no opinion or recommendation as to how any stockholder should vote or act in connection with the merger, any related transaction or any other matter.

In connection with its opinion, BofA Merrill Lynch, among other things:

•	reviewed certain publicly available business and financial information relating to Industrial Income;

•	reviewed certain internal financial and operating information with respect to the business, operations and prospects of Industrial Income furnished to or discussed with BofA Merrill Lynch by IIA, as the external advisors to and sponsor of Industrial Income, including certain financial forecasts prepared by IIA relating to Industrial Income (without the Excluded Properties), referred to as the Industrial Income forecasts;

•	discussed the past and current business, operations, financial condition and prospects of Industrial Income with IIA (in the capacity as the external advisors to and sponsor of Industrial Income);

•	compared certain financial information of Industrial Income with similar information of other companies BofA Merrill Lynch deemed relevant;

•	compared certain financial terms of the merger to financial terms, to the extent publicly available, of other transactions BofA Merrill Lynch deemed relevant;

•	considered the results of the efforts on behalf of Industrial Income to solicit, at the direction of Industrial Income, indications of interest and definitive proposals from third parties with respect to a possible acquisition of Industrial Income;

•	reviewed an execution version, provided to BofA Merrill Lynch on July 28, 2015, of the Merger Agreement; and

•	performed such other analyses and studies and considered such other information and factors as BofA Merrill Lynch deemed appropriate.

In arriving at its opinion, BofA Merrill Lynch assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with BofA Merrill Lynch and relied upon the assurances of IIA, as the external advisors to and sponsor of Industrial Income, that they were not aware of any facts or circumstances that would make such information or data inaccurate or misleading in any material respect. With respect to the Industrial Income forecasts, BofA Merrill Lynch was advised by IIA (in the capacity as the external advisors to and sponsor of Industrial Income), and BofA Merrill Lynch assumed that they were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of IIA as to the future financial performance of Industrial Income (without the Excluded Properties) and the other matters covered thereby. At Industrial Income’s direction, BofA Merrill Lynch relied upon the assessments of IIA and other representatives of Industrial Income as to, among other things, (i) certain related transactions to be effected immediately prior to consummation of, or otherwise in connection with, the merger, including the financial and other terms of or aspects relating to (x) the transfer or disposition of, or other actions undertaken with respect to, the Excluded Properties, (y) the redemption of special partnership units in exchange for partnership units and the conversion of such special partnership units into shares of Industrial Income common stock and (z) the contribution of a new advisor entity and the issuance of partnership units in exchange therefor, and (ii) the potential impact on Industrial Income of certain market and other trends in and prospects for the commercial real estate market and related credit and financial markets, and BofA Merrill Lynch assumed, with Industrial Income’s consent, that any developments with respect to any such matters would not be meaningful in any respect to BofA Merrill Lynch’s analyses or opinion.

BofA Merrill Lynch did not make and, except for a third-party prepared and publicly disclosed net asset valuation relating to Industrial Income, was not provided with any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Industrial Income or any other entity, nor did BofA Merrill Lynch make any physical inspection of the properties or assets of Industrial Income or any other entity. BofA Merrill Lynch made no analysis of, nor did BofA Merrill Lynch express any opinion or view as to, the adequacy or sufficiency of allowances for credit losses with respect to leases or other matters. BofA Merrill Lynch also did not evaluate the solvency or fair value of Industrial Income or any other entity under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. BofA Merrill Lynch assumed, at Industrial Income’s direction, that the merger and related transactions would be consummated in accordance with their respective terms and in compliance with all applicable laws, documents and other requirements, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the merger and related transactions, no delay, limitation, restriction or condition, including any divestiture requirements or amendments or modifications, would be imposed that would have an adverse effect on Industrial Income, the merger or related transactions. BofA Merrill Lynch also assumed, at Industrial Income’s direction, that the final executed Merger Agreement would not differ in any material respect from the execution version of the Merger Agreement reviewed by BofA Merrill Lynch. BofA Merrill Lynch further assumed, at Industrial Income’s direction, that the merger would be treated for U.S. federal income tax purposes as a taxable sale by Industrial Income of all of Industrial Income’s assets to Merger Sub in exchange for the per share merger consideration to the holders of equity interests in Industrial Income and the assumption of all of Industrial Income’s liabilities (including liabilities of its affiliate, Industrial Income Operating Partnership LP), followed by a liquidation of Industrial Income pursuant to Section 331 and Section 562 of the Internal Revenue Code of 1986, as amended. BofA Merrill Lynch was advised by Industrial Income, and BofA Merrill Lynch assumed, that Industrial Income has operated in conformity with the requirements for qualification as a REIT for U.S. federal income tax purposes since its formation as a REIT.

BofA Merrill Lynch expressed no view or opinion as to any terms or other aspects or implications of the merger (other than the per share merger consideration to the extent expressly specified in its opinion), including, without limitation, the form or structure of the merger, any terms, aspects or implications of any related transactions, any asset management or disposition fee or other consideration payable or issuable to or in respect of IIA or its affiliates, any transition and development services agreement or any other arrangements, agreements or understandings entered into in connection with or related to the merger, any related transactions or otherwise. BofA Merrill Lynch’s opinion was limited to the fairness, from a financial point of view, of the per share merger consideration to be received by holders of Industrial Income common stock (other than IIA and its affiliates) and no opinion or view was expressed with respect to any consideration received in connection with the merger or related transactions by the holders of any class of securities, creditors or other constituencies of any party. In addition, BofA Merrill Lynch expressed no opinion or view with respect to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to any officers, directors, trustees or employees of any party to the merger or related transactions or any related entities, or class of such persons, relative to the per share merger consideration or otherwise. BofA Merrill Lynch also expressed no view or opinion with respect to, and relied, at Industrial Income’s direction, upon the assessments of Industrial Income’s representatives regarding, legal, regulatory, accounting, tax and similar matters relating to Industrial Income and related entities, the merger and related transactions as to which BofA Merrill Lynch understood that Industrial Income obtained such advice as it deemed necessary from qualified professionals. BofA Merrill Lynch further did not express any opinion as to the prices at which Industrial Income common stock or other securities of Industrial Income would trade if a public market existed for Industrial Income common stock or such other securities or the prices at which Industrial Income common stock or such other securities otherwise would be transferable at any time.

BofA Merrill Lynch’s opinion was necessarily based on financial, economic, monetary, market and other conditions and circumstances as in effect on, and the information made available to BofA Merrill Lynch as of, the date of its opinion. Although subsequent developments may affect BofA Merrill Lynch’s opinion, BofA Merrill Lynch does not have any obligation to update, revise or reaffirm its opinion. The issuance of BofA Merrill Lynch’s opinion was approved by BofA Merrill Lynch’s Americas Fairness Opinion Review Committee. Except as described in this summary, Industrial Income imposed no other instructions or limitations on the investigations made or procedures followed by BofA Merrill Lynch in rendering its opinion.

The following is a brief summary of the material financial analyses provided by BofA Merrill Lynch to the Industrial Income board of directors in connection with its opinion, dated July 28, 2015. The financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses performed by BofA Merrill Lynch, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses performed by BofA Merrill Lynch. Considering the data set forth in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by BofA Merrill Lynch. Implied per share equity value reference ranges derived for Industrial Income from the analyses described below were calculated utilizing the Industrial Income forecasts (without the Excluded Properties) and, based on Industrial Income’s public filings and other information provided by IIA, Industrial Income’s estimated fully diluted shares outstanding as of October 31, 2015, after taking into account the total estimated net debt and other assets and liabilities of Industrial Income as of October 31, 2015 and estimated cash amounts (or, in the case of non-cash amounts, the cash equivalent value of such amounts) payable to IIA as Industrial Income’s external advisors and sponsor.

Net Asset Value Analysis. BofA Merrill Lynch performed a net asset value analysis of Industrial Income as of October 31, 2015 based on a projected balance sheet as of that date as prepared by IIA by calculating, on a market-by-market basis, the estimated net asset values of Industrial Income’s stabilized operating real estate and, on an asset-by-asset basis, the estimated net asset values of Industrial Income’s non-stabilized and pre-stabilized operating real estate and other assets. Estimated net asset values for Industrial Income’s stabilized operating real estate were calculated by applying to the next 12 months’ overall estimated cash net operating income (after normalized lease abatements) from such stabilized properties a selected range of blended capitalization rates ranging from 5.54% to 5.94%. Estimated net asset values of Industrial Income’s pre-stabilized or non-stabilized properties were based on the cash flows projected by IIA to be generated by such properties during the fourth quarter of the calendar year ending December 31, 2015 through the full calendar year ending December 2018 discounted to present value (as of September 30, 2015) and the estimated net asset values for land included in Industrial Income’s land portfolio were based on the cost basis of such land. This net asset value analysis indicated the following approximate implied per share equity value reference range for Industrial Income, as compared to the per share merger consideration pursuant to the Merger Agreement:

Implied Per Share Equity Value Reference Range	Per Share Merger Consideration
$9.68 to $10.93	$10.30

Discounted Cash Flow Analysis. BofA Merrill Lynch performed a discounted cash flow analysis of Industrial Income by calculating the estimated present value of the standalone unlevered, after-tax free cash flows that Industrial Income was forecasted to generate during the fourth quarter of the calendar year ending December 31, 2015 through the full calendar year ending December 31, 2019 based on the Industrial Income forecasts. BofA Merrill Lynch calculated terminal values for Industrial Income by applying to Industrial Income’s calendar year 2019 estimated EBITDA (assuming that Industrial Income is no longer externally managed and, as a result, normalized general and administrative expenses in the terminal year) a selected range of terminal value EBITDA multiples of 18.0x to 20.0x. The unlevered, after-tax free cash flows and terminal values were then discounted to present value (as of October 2015) using discount rates ranging from 6.5% to 7.0%. This discounted cash flow analysis indicated the following approximate implied per share equity value reference range for Industrial Income, as compared to the per share merger consideration pursuant to the Merger Agreement:

Implied Per Share Equity Value Reference Range	Per Share Merger Consideration
$8.95 to $10.80	$10.30

Selected Public Companies Analysis. BofA Merrill Lynch reviewed publicly available financial information of Industrial Income and publicly available financial and stock market information of the following seven selected companies that BofA Merrill Lynch in its professional judgment viewed as generally relevant for comparative purposes as U.S. publicly traded REITs with nationwide operations focused on industrial properties, collectively referred to as the selected REITs:

•	DCT Industrial Trust Inc.

•	Duke Realty Corporation

•	East Group Properties, Inc.

•	First Industrial Realty Trust, Inc.

•	Liberty Property Trust

•	Prologis, Inc.

•	STAG Industrial, Inc.

BofA Merrill Lynch reviewed, among other things, fully diluted equity values, based on closing stock prices on July 27, 2015, as a multiple of calendar year 2016 estimated funds from operations, referred to as FFO per share, and adjusted FFO, referred to as AFFO per share. The overall low to high calendar year 2016 estimated FFO per share and calendar year 2016 estimated AFFO per share multiples observed for the selected REITs were 11.8x to 16.5x (with a mean of 14.6x) and 12.1x to 22.1x (with a mean of 18.4x), respectively. BofA Merrill Lynch then applied selected ranges of calendar year 2016 estimated FFO per share and calendar year 2016 estimated AFFO per share multiples derived from the selected REITs of 13.5x to 15.5x and 18.5x to 20.5x, respectively, to corresponding data of Industrial Income. Financial data of the selected REITs were based on publicly available research analysts’ estimates, public filings and other publicly available information. Financial data of Industrial Income were based on the Industrial Income forecasts. This selected public companies analysis indicated the following approximate implied per share equity value reference ranges for Industrial Income, as compared to the per share merger consideration pursuant to the Merger Agreement:

Implied Per Share Equity Value Reference Ranges Based on:		Per Share Merger Consideration
2016E FFO	2016E AFFO
$9.59 to $11.01	$9.47 to $10.49	$10.30

No company or business used in this analysis is identical or directly comparable to Industrial Income. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the public trading or other values of the companies or businesses to which Industrial Income was compared.

Selected Precedent Transactions Analysis. BofA Merrill Lynch reviewed publicly available financial information relating to the following six selected transactions that BofA Merrill Lynch in its professional judgment viewed as generally relevant for comparative purposes involving target company REITs with nationwide operations focused on industrial properties, collectively referred to as the selected transactions:

Announcement Date	Acquiror	Target
4/19/2015	• Prologis, Inc.	• KTR Capital Partners
12/1/2014	• GIC Pte. Ltd. and Global Logistic Properties Ltd.	• IndCor Properties Inc.
11/19/2014	• Colony Financial Inc.	• Cobalt Capital Partners
9/2/2014	• Select Income REIT	• Cole Corporate Income Trust
7/31/2013	• Liberty Property Trust	• Cabot Industrial Value Fund III
1/31/2011	• AMB Property Corporation	• Prologis, Inc.

BofA Merrill Lynch reviewed transaction values, based on the consideration payable in the selected transactions, as a multiple of the target company’s stabilized capitalization rate. The overall low to high stabilized capitalization rate ranges observed for the selected transactions were 5.5% to 7.0%. BofA Merrill Lynch then applied a selected range of stabilized capitalization rates of 5.5% to 6.0% derived from the selected transactions to Industrial Income’s next 12 months’ estimated stabilized net cash income. Financial data of the selected transactions were based on publicly available information and financial data of Industrial Income were based on the Industrial Income forecasts. This selected precedent transactions analysis indicated the following approximate implied per share equity value reference range for Industrial Income, as compared to the per share merger consideration pursuant to the Merger Agreement:

Implied Per Share Equity Value Reference Range	Per Share Merger Consideration
$9.65 to $11.19	$10.30

No company, business or transaction used in this analysis is identical or directly comparable to Industrial Income or the merger. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the acquisition or other values of the companies, business segments or transactions to which Industrial Income and the merger were compared.

Miscellaneous

As noted above, the discussion set forth above is a summary of the material financial analyses provided by BofA Merrill Lynch to the Industrial Income board of directors in connection with its opinion and is not a comprehensive description of all analyses undertaken or factors considered by BofA Merrill Lynch in connection with its opinion. The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to partial analysis or summary description. BofA Merrill Lynch believes that the analyses summarized above must be considered as a whole. BofA Merrill Lynch further believes that selecting portions of its analyses considered or focusing on information presented in tabular format, without considering all analyses or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying BofA Merrill Lynch’s analyses and opinion. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analysis referred to in the summary.

In performing its analyses, BofA Merrill Lynch considered industry performance, general business and economic conditions and other matters, many of which are beyond the control of Industrial Income. The estimates of the future performance of Industrial Income in or underlying BofA Merrill Lynch’s analyses are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those estimates or those suggested by BofA Merrill Lynch’s analyses. These analyses were prepared solely as part of BofA Merrill Lynch’s analysis of the fairness, from a financial point of view, of the merger consideration and were provided to the Industrial Income board of directors in connection with the delivery of BofA Merrill Lynch’s opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or acquired or the prices at which any securities have traded or may trade at any time in the future. Accordingly, the estimates used in, and the ranges of valuations resulting from, any particular analysis described above are inherently subject to substantial uncertainty and should not be taken to be BofA Merrill Lynch’s view of the actual value of Industrial Income.

The type and amount of consideration payable in the merger was determined through negotiations between Industrial Income and GLP, rather than by any financial advisor, and was approved by the Industrial Income board of directors. The decision to enter into the Merger Agreement was solely that of the Industrial Income board of directors. As described above, BofA Merrill Lynch’s opinion and analyses were only one of many factors considered by the Industrial Income board of directors in its evaluation of the merger and should not be viewed as determinative of the views of the Industrial Income board of directors, management or any other party with respect to the merger or the merger consideration.

Industrial Income has agreed to pay BofA Merrill Lynch for its services as Industrial Income’s financial advisor in connection with the merger an aggregate fee of $12.0 million, of which a portion was payable upon delivery of its opinion and approximately $11.5 million is contingent upon consummation of the merger. As the board of directors was aware, at Industrial Income’s request, BofA Merrill Lynch and certain of its affiliates also may provide construction financing for the Excluded Properties, for which BofA Merrill Lynch and such affiliates would receive compensation. Industrial Income also has agreed to reimburse BofA Merrill Lynch for its expenses incurred in connection with BofA Merrill Lynch’s engagement and to indemnify BofA Merrill Lynch, any controlling person of BofA Merrill Lynch and each of their respective directors, officers, employees, agents and affiliates against specified liabilities, including liabilities under the federal securities laws, arising from its engagement.

BofA Merrill Lynch and its affiliates comprise a full service securities firm and commercial bank engaged in securities, commodities and derivatives trading, foreign exchange and other brokerage activities and principal investing as well as providing investment, corporate and private banking, asset and investment management, financing and financial advisory services and other commercial services and products to a wide range of companies, governments and individuals. In the ordinary course of business, BofA Merrill Lynch and its affiliates may invest on a principal basis or on behalf of customers or manage funds that invest, make or hold long or short positions, finance positions or trade or otherwise effect transactions in equity, debt or other securities or financial instruments (including derivatives, bank loans or other obligations) of Industrial Income and certain of its affiliates and certain affiliates of the Advisor, including Black Creek Group LLC (“Black Creek”) and GLP and certain of its affiliates.

BofA Merrill Lynch and its affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to Industrial Income, Black Creek and/or certain of their respective affiliates and have received or in the future may receive compensation for the rendering of these services, including having acted or acting as administrative agent, joint bookrunner and/or joint lead arranger for, and/or as a lender under, certain term loans, letters of credit, credit facilities and other credit arrangements of Industrial Income, Black Creek and/or certain of their respective affiliates. From July 1, 2013 through June 30, 2015, BofA Merrill Lynch and its affiliates received aggregate revenues from Industrial Income, Black Creek and/or certain of their respective affiliates of approximately $9.0 million for corporate, commercial and investment banking services.

In addition, BofA Merrill Lynch and its affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to GLP and/or certain of its affiliates and have received or in the future may receive compensation for the rendering of these services, including having acted as a co-manager for an equity offering of an affiliate of GLP. From July 1, 2013 through June 30, 2015, BofA Merrill Lynch and its affiliates received (i) aggregate revenues from GLP and/or certain of its affiliates of less than $1.0 million for corporate, commercial and investment banking services (other than IndCor-related revenue) and (ii) approximately $29.0 million of IndCor-related revenue for corporate, commercial and investment banking services and other related activities, which amount GLP has informed the Company includes approximately $12.7 million in fees and interest payments that GLP and its affiliates paid to BofA Merrill Lynch and its affiliates in connection with acquisition financing related to IndCor.

Certain Unaudited Prospective Financial Information of Industrial Income

Industrial Income does not as a matter of course make public long-term projections as to future revenues, net operating income, earnings, funds from operations or other results due to, among other reasons, the uncertainty of the underlying assumptions and estimates. However, we are including below certain unaudited prospective financial information of Industrial Income that was prepared by our management and made available to our board of directors in connection with the evaluation of the merger. This information also was provided to our financial advisor in connection with its financial analyses and opinion described under “—Opinion of Our Financial Advisor.” The inclusion of this information should not be regarded as an indication that any of Industrial Income, its affiliates, our management, or any other recipient of this information considered, or now considers, it to be necessarily predictive of actual future results.

The unaudited prospective financial information was, in general, prepared solely for internal use and is subjective in many respects. As a result, the prospective results may not be realized and actual results may be significantly higher or lower than estimated. Since the unaudited prospective financial information covers multiple years, that information by its nature becomes less predictive with each successive year. The unaudited prospective financial information included below are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act and are subject to risks and uncertainties that could cause actual results to differ materially from those statements and should be read with caution.

You should review the SEC filings of Industrial Income for a description of risk factors with respect to our business and see “Cautionary Statement Concerning Forward Looking Statements” in this proxy statement. The unaudited prospective financial information was not prepared with a view toward public disclosure, nor was it prepared with a view toward compliance with GAAP, published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. In addition, the unaudited prospective financial information requires significant estimates and assumptions that make it inherently less comparable to the similarly titled GAAP measures in Industrial Income’s GAAP financial statements.

Neither Industrial Income’s independent registered public accounting firm nor any other independent accountants have compiled, examined or performed any audit or other procedures with respect to the unaudited prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability. The report of Industrial Income’s independent registered public accounting firm contained in Industrial Income’s Annual Report on Form 10-K for the year ended December 31, 2014 relates to the historical financial information of Industrial Income and does not extend to the unaudited prospective financial information and should not be read to do so. Furthermore, the unaudited prospective financial information does not take into account any circumstances or events occurring after the date on which it was prepared.

The following table presents selected unaudited prospective financial data for the 12 months ended December 31, 2015 through December 31, 2019 for Industrial Income. The data does not include the revenues and expenses relating to the Excluded Properties and does not give effect to the merger and related transactions.

($ in millions, except per share amounts)	Projected Years Ending December 31,
	2015	2016	2017	2018	2019

NOI(1)	$232.2	$260.0	$270.2	$275.9	$284.1
EBITDA(2)	$211.1	$230.2	$233.4	$237.0	$245.7
Company-defined FFO per share(3)	$0.64	$0.71	$0.72	$0.72	$0.76
AFFO per share(4)	$0.37	$0.51	$0.61	$0.60	$0.62

(1)	NOI (Net Operating Income) is defined as GAAP rental revenues less GAAP rental expenses and excludes non-cash amounts for straight-line rental income and the amortization of above (below) market lease adjustments. We consider NOI to be an appropriate supplemental performance measure and believe NOI provides useful information to our investors regarding our financial condition and results of operations because NOI reflects the operating performance of our properties.
(2)	EBITDA is defined as earnings before interest, taxes, depreciation and amortization after fees paid to our Advisor, which we believe to be a useful measure for assessing our operating results.
(3)	Company-defined FFO (Company-defined Funds From Operations) per share is defined as net income (computed in accordance with GAAP) excluding real estate-related depreciation and amortization and gains or losses on sales of assets, and also excludes acquisition costs (including acquisition fees paid to the Advisor), and strategic transaction costs, each of which are characterized as expenses in determining net (loss) income under GAAP based on projected fully diluted shares outstanding as of October 31, 2015. We believe it is appropriate to adjust our Company-defined FFO for these items as they are driven by transactional activity and factors relating to the financial and real estate markets, rather than factors specific to the on-going operating performance of our properties or investments.
(4)	AFFO (Adjusted Funds From Operations) per share is defined as Company-defined FFO less anticipated recurring capital expenditures and removing certain non-cash items such as straight-line rental income and amortization of above (below) market lease adjustments based on projected fully diluted shares outstanding as of October 31, 2015, which we believe are appropriate adjustments to Company-defined FFO to accurately reflect our historical experience.

NOI, EBITDA, Company-Defined FFO, and AFFO are “non-GAAP financial measures” and should not be considered as alternatives to net income (determined in accordance with GAAP) as an indication of our performance. None of these non-GAAP measures represents cash generated from operating activities determined in accordance with GAAP, and neither is a measure of liquidity or an indicator of our ability to make cash distributions.

In preparing the foregoing unaudited prospective financial information, we made a number of assumptions and estimates regarding, among other things, interest rates, corporate financing activities, including our ability to finance our operations and investments and refinance certain of our outstanding indebtedness and the terms of any such financing or refinancing and leverage ratios, the amount and timing of our investments and the yield to be achieved on such investments, the amount and timing of capital expenditures, distribution rates, occupancy and the amount of general and administrative costs.

The assumptions made in preparing the above unaudited prospective financial information may not reflect actual future conditions. The estimates and assumptions underlying the unaudited prospective financial information involve judgments with respect to, among other things, future economic, competitive, regulatory and financial market conditions and future business decisions which may not be realized and that are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, including, among others, risks and uncertainties described under “Cautionary Statement Regarding Forward-Looking Statements,” as well as the risks described in the periodic reports of Industrial Income filed with the SEC, all of which are difficult to predict and many of which are beyond our control. Accordingly, the projected results may not be realized, and actual results likely will differ, and may differ materially, from those reflected in the unaudited prospective financial information, whether or not the merger is completed.

You should not place undue reliance on the unaudited prospective financial information set forth above. No representation is made by Industrial Income or any other person to any stockholder or other person regarding the ultimate performance of Industrial Income compared to the information included in the above unaudited prospective financial information. The inclusion of unaudited prospective financial information in this proxy statement should not be regarded as an indication that the prospective financial information will be necessarily predictive of actual future events, and such information should not be relied on as such. You should review the description of Industrial Income’s reported results of operations and financial condition and capital resources during 2014, including in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Industrial Income’s periodic reports filed with the SEC.

WE DO NOT INTEND TO UPDATE OR OTHERWISE REVISE THE ABOVE UNAUDITED PROSPECTIVE FINANCIAL RESULTS TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE WHEN MADE OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING SUCH UNAUDITED PROSPECTIVE FINANCIAL RESULTS ARE NO LONGER APPROPRIATE, EXCEPT AS MAY BE REQUIRED BY APPLICABLE LAW.

Financing

In order to close the merger, Parent will need funds to (i) pay our stockholders, our Sponsor as holder of our special partnership interests, and the owners of our Advisor the amounts due to them, (ii) pay off our existing consolidated indebtedness as contemplated by the Merger Agreement, and (iii) pay all fees and expenses related to the merger and the financing of the merger.

Parent anticipates that the funds needed to close the merger will be funded through a combination of (a) equity financing in an amount up to $1.9 billion to be provided by Parent’s sponsor, (b) debt financing in an amount up to approximately $2.9 billion to be provided by Column Financial, Inc. and Morgan Stanley Bank, N.A. (the “Lenders”) pursuant to the debt commitment letter described herein, and (c) our cash on hand.

The Merger Agreement does not contain a financing condition to the closing of the merger. Parent may, however, elect to postpone the closing of the merger by providing written notice, no later than one business day prior to the date the closing would otherwise be required to occur, to a date no later than October 31, 2015, in order to finalize its debt financing. We have agreed to provide, and to cause our subsidiaries and use our reasonable best efforts to cause our and our subsidiaries’ representatives to provide, all cooperation reasonably requested by Parent in connection Parent’s efforts to arrange any financing. For more information, see “The Merger Agreement—Covenants and Agreements—Financing Cooperation.”

Interests of Our Directors and Executive Officers in the Merger

Our executive officers and members of our board of directors may be deemed to have interests in the merger that are in addition to or different from the interests of our stockholders generally, which interests are described more fully below. Our board of directors was aware of these interests and considered them among other matters in approving the Merger Agreement.

Restricted Stock

As of August 19, 2015, our directors, executive officers and other employees owned a total of 135,079 shares of restricted stock, 65,579 shares of which are unvested. Of the 135,079 shares of restricted stock outstanding as of the record date, our independent directors, Marshall M. Burton, Charles B. Duke and Stanley A. Moore, each beneficially own 11,343 shares of restricted stock, 3,170 of which are unvested for each director. Our executive officers did not own any shares of restricted stock as of the record date.

The Merger Agreement provides that, immediately prior to the merger effective time, all of the outstanding shares of restricted stock granted under the Industrial Income Equity Incentive Plan and the Industrial Income Private Placement Equity Incentive Plan will automatically become fully vested and free of any forfeiture restrictions (whether or not then vested or subject to any performance condition that has not been satisfied). At the merger effective time, each share of restricted stock will be considered an outstanding share of common stock for all purposes of the Merger Agreement, including the right to receive the merger consideration. As of the merger effective time, each holder of shares of restricted stock will cease to have any rights with respect to such restricted stock, except the right to receive the merger consideration for each share of restricted stock. Our board of directors approved the acceleration of the vesting of all applicable awards of restricted stock, effective immediately prior to the merger effective time, at its meeting held on July 28, 2015.

Independent Director Approval of Payments to our Advisor and its Affiliates

Pursuant to our Charter, for any year in which the Company qualifies as a REIT, including 2015, the Company is not permitted to reimburse our Advisor at the end of any fiscal quarter for total operating expenses paid or incurred by us that, in the four consecutive fiscal quarters then ended (which we refer to as the “expense year”) exceed, which excess amount we refer to as the “excess amount,” the greater of 2% of our average invested assets or 25% of Net Income for such expense year. Our Charter requires any excess amount paid to our Advisor during a fiscal quarter to be repaid to the Company, or, at the option of the Company, subtracted from the total operating expenses reimbursed during the subsequent fiscal quarter unless a majority of the independent directors of our board of directors determine that such excess amount was justified based on unusual and nonrecurring factors which they deem sufficient, in which case the excess amount may be paid. Under our Charter, we are also required to notify our stockholders in writing about the payment of such excess amount, together with an explanation of the factors the independent directors on the board of directors considered in determining that such excess expenses were justified. There may be deemed to be an excess amount payable to our Prior Advisor and its affiliates for the four fiscal quarters ending with the quarter in which the merger is consummated.

The independent directors of our board of directors unanimously approved the payment of all applicable fees and expenses provided for under the Advisory Agreement, including any excess amount, to our Advisor at a meeting held on July 28, 2015. In approving the payment of any deemed excess amount, the independent directors considered the fact that the Merger Agreement and the transactions contemplated thereby, including the merger, and the Contribution Agreement are unusual and nonrecurring events with respect to the Company, and the consummation of the merger and the other transactions contemplated by the Merger Agreement (including, without limitation, the right of the stockholders of the Company to receive the merger consideration) and the Contribution Agreement (including the Replacement Advisor contribution) justify the payment of any deemed excess amount to our Advisor and its affiliates based on such unusual and nonrecurring factors. In reaching their decision to approve any deemed excess amount, the independent directors also determined that that merger and the other transactions contemplated by the Merger Agreement are advisable, fair to and in the best interests of Industrial Income Trust Inc. and our stockholders. In reaching this determination, the independent directors consulted with our executive officers, as well as our outside legal and financial advisors, and considered, in conjunction with the board of directors, a number of factors, including the material factors summarized above under “—Recommendations and Reasons for the Merger.” Our Advisor and the owners of our Advisor presently are directly or indirectly majority owned, controlled and/or managed by John A. Blumberg, James R. Mulvihill and Evan H. Zucker, our Chairman of the board of directors, and/or their affiliates. Dwight L. Merriman III, our chief executive officer and a director, is a manager of and has an indirect ownership interest in our Advisor. Thomas G. McGonagle, our chief financial officer, and Joshua J. Widoff, our executive vice president, general counsel and secretary, each has an indirect ownership interest in our Advisor.

Special Partnership Units and OP Units

In connection with the merger, prior to the merger effective time, each special partnership unit of the Operating Partnership held by our Sponsor will be valued in accordance with the terms of the limited partnership agreement of our Operating Partnership and then automatically be redeemed by the Operating Partnership in exchange for OP Units with an aggregate value, based on the per share merger consideration of $10.30 cash per share, equal to such amount, which we refer to as the “special partnership unit redemption.” Immediately after the special partnership unit redemption, each OP Unit received in exchange for special partnership units will automatically be converted into one share of common stock of Industrial Income, which we refer to as the “OP Unit conversion.” Each share of common stock received in connection with the OP Unit conversion will be converted into the right to receive the merger consideration of $10.30 cash per share. Assuming a closing of the merger on October 30, 2015, the aggregate value of consideration to be received in the merger by our Sponsor with respect to its special partnership units would be approximately $3.0 million.

Our Sponsor, which is presently directly or indirectly majority owned, controlled and/or managed by John A. Blumberg, James R. Mulvihill and Evan H. Zucker, our Chairman of the board of directors, and/or their affiliates, owned 100 special partnership units and did not own any OP Units as of August 19, 2015. Dwight L. Merriman III, our chief executive officer and a director, Thomas G. McGonagle, our chief financial officer, and Joshua J. Widoff, our executive vice president, general counsel and secretary, each has an indirect ownership interest in our Sponsor. Other than Mr. Zucker, none of our directors or executive officers beneficially owned special partnership units as of August 19, 2015. None of our directors or executive officers beneficially owned OP Units as of August 19, 2015.

Liquidating Trust

In addition to the special partnership unit redemption, our Sponsor will receive a distribution of special units in the liquidating company at the same time as we receive a distribution of the common units in the liquidating company. The special units in the liquidating company will entitle the Sponsor to receive distributions of 15% of the loan proceeds and other available cash that we expect will be distributed by the liquidating company immediately prior to the merger effective time, which currently is expected to be approximately $9.8 million, and distributions of 15% of the net sales, financing or refinancing proceeds and certain other amounts received with respect to sales of the Excluded Properties by the liquidating trust after the merger effective time, which 15% currently is expected to total approximately $21.1 million. The distributions that the Sponsor will receive from the liquidating company are comparable to the amounts that it would have received with respect to sales of the Excluded Properties by the Operating Partnership through its special partnership units.

In addition, an affiliate of our Sponsor will serve as the Trust Advisor of the liquidating trust, and it is expected that the compensation payable to the Trust Advisor under a management services agreement will be comparable to certain of the fees that would have been payable to our Prior Advisor under the Prior Advisory Agreement, including (but not limited to):

•	a development fee and development oversight fee. In connection with providing services related to the development, construction, improvement or stabilization, including tenant improvements, which we refer to collectively as “development services,” or overseeing the provision of these services by third parties on the Trust’s behalf, which we refer to as “development oversight services,” of each real property asset within the Trust’s portfolio, we expect that the development fee and/or development oversight fee will equal up to 4.0% of total project cost, including debt, whether borrowed or assumed from inception of the Company’s original acquisition. If the Trust Advisor engages a third party to provide development services directly to the Trust, the third party will be compensated directly by the Trust and the Trust Advisor will receive the development acquisition fee if it provides the development oversight services;

•	a disposition fee, which may involve a sale of one or more assets, sale of an entity owning such assets, or a sale, merger, or other transaction, in an amount equal to 2.0% of the total consideration paid in connection with the disposition. The phrase “total consideration paid in connection with a disposition” includes, without limitation, any debt or other liabilities assumed or taken subject to by a buyer; and

•	an asset management fee, which would consist of a monthly fee of one-twelfth of 0.80% of the aggregate cost (including debt, whether borrowed or assumed) (before non-cash reserves and depreciation) from inception of the Company’s original acquisition of each real property asset within the Trust’s portfolio.

We also expect the Trust to be obligated, subject to certain limitations, to reimburse the Trust Advisor for certain costs incurred by the Trust Advisor or its affiliates, such as personnel and overhead expenses, in connection with the services provided to the Trust under the management services agreement, provided that the Trust Advisor does not receive a specific fee for the activities which generate the expenses to be reimbursed.

Director and Officer Indemnification and Insurance

From and after the effective time of the merger, pursuant to the terms of the Merger Agreement and subject to certain limitations, Parent and the surviving entity will indemnify and hold harmless, among others, any director, manager, trustee, agent, fiduciary, advisor, officer or person acting in a similar capacity of Industrial Income and its subsidiaries (which we refer to as the “indemnified parties”), against any losses or claims relating to:

•	the indemnified parties’ duties or services as a director, manager, trustee, agent, fiduciary, advisor, officer or person acting in a similar capacity of Industrial Income or its subsidiaries prior to the effective time of the merger; or

•	the Merger Agreement or any of the transactions contemplated by the Merger Agreement, except that the surviving entity will have no obligation under the Merger Agreement to indemnify any of the indemnified parties for any amounts arising out of actions or omissions by the indemnified parties:

•	which would not otherwise be indemnifiable pursuant to the MGCL (whether or not the MGCL were to apply) or the terms and conditions of the Company’s Charter; and

•	unless any indemnified party to whom expenses are to be advanced provides the surviving entity with:

•	a written affirmation of the indemnified party’s good faith belief that such person has met the standard of conduct necessary for indemnification; and

•	a written agreement to repay the amount repaid or reimbursed by the surviving entity if it is ultimately determined that the indemnified party did not comply with the requisite standard of conduct and is not entitled to indemnification.

The Merger Agreement provides that for a period of six years after the merger effective time, the organizational documents of the surviving entity and any applicable subsidiary of the Company will contain provisions no less favorable with respect to indemnification and limitations on liability of directors, officers, trustees, agents or fiduciaries than are set forth in our existing Charter, bylaws, the partnership agreement of the Operating Partnership and the organizational documents of other subsidiaries of the Company, and that those provisions will not be amended, repealed or otherwise modified during that period in any manner that would affect adversely the rights of any person who at or prior to the merger effective time were our or our subsidiaries’ directors, officers, trustees, employees, agents, or fiduciaries, except as required by law and then only to the minimum extent required by law.

For a period of six years after the effective time of the merger, Parent or the surviving entity will maintain in effect Industrial Income’s current directors’ and officers’ liability insurance covering each person covered by such policy as of the date of signing of the Merger Agreement for acts or omissions occurring prior to and through the effective time of the merger; except that in lieu of Parent’s or the surviving entity’s obligation hereunder,

•	Parent or the surviving entity, as applicable, may substitute for such policy policies of an insurance company with the same or better rating as the Company’s current insurance carrier, the terms of which, including coverage and amount, are no less favorable to such directors and officers than the Company’s existing policies as of the date of the Merger Agreement and which substitute policies are reasonably acceptable to Industrial Income, or

•	Parent or, in consultation with Parent, the Company may obtain extended reporting period coverage under the Company’s or an applicable Industrial Income subsidiary’s existing insurance programs (to be effective as of the closing of the merger) or purchase a “tail” policy for a period of six years after the closing of the merger, as applicable, for a cost not in excess of 1.75 times the current annual premiums for such insurance (so long as the surviving entity is not required to pay annual premiums for the applicable tail policy in excess of 175% of the most recent annual premiums paid by the Company or the applicable subsidiary of the Company, as applicable, prior to the date of signing of the Merger Agreement, it being understood that if the annual premiums of such insurance coverage do exceed such amount, the surviving entity will be obligated to acquire and maintain the tail policy related to Industrial Income’s current directors’ and officers’ liability insurance policy).

Contribution Transactions and OP Unit Purchase Agreement

On July 28, 2015, the Operating Partnership, the Prior Advisor and Academy Partners Ltd. Liability Company, the owners of our Advisor, entered into a Contribution Agreement (the “Contribution Agreement”). Pursuant to the Contribution Agreement, prior to the merger effective time, our Advisor, IIT Advisor LLC, will assign its rights and obligations under our Advisory Agreement and certain intellectual property rights used in the Company’s business, which Parent wishes to acquire in connection with the merger, to a new wholly owned entity (the “Replacement Advisor”) (and the Replacement Advisor will become the new advisor to the Company).

Pursuant to the Contribution Agreement, immediately after these contributions and prior to the merger effective time,

•	our Advisor will distribute all of its right, title and interest in the Replacement Advisor and all of its liabilities to its owners (resulting in our Advisor’s liquidation), and

•	following receipt of the interests in the Replacement Advisor, each of the owners of our Advisor will contribute their ownership interests in the Replacement Advisor to the Operating Partnership in exchange for an aggregate of approximately 8.8 million OP Units.

We refer to these transactions as the “Replacement Advisor contribution.” Concurrently with the merger effective time and pursuant to an OP Unit purchase agreement, Merger Sub will acquire the approximately 8.8 million OP Units held by the owners of our Advisor received in connection with the Replacement Advisor contribution (the “OP Unit Purchase”), for a purchase price of $10.30 per OP unit, or an aggregate purchase price of approximately $91.0 million.

As a result of an amendment to our Advisory Agreement that was entered into on July 27, 2015, we eliminated the portion of the asset management fee payable to our Prior Advisor in the case of certain dispositions, which equaled 2.0% of the contract sales price (the “Prior Disposition Fee”). If the Prior Disposition Fee had remained in place, our Advisor would have been entitled to receive a payment equal to the amount that it will receive pursuant to the OP Unit Purchase. If the merger transaction does not occur, the OP Unit Purchase will not occur, and our Advisor would no longer be entitled to receive a disposition fee under the terms of the current Advisory Agreement in connection with certain future disposition transactions.

Transition Services Agreement

An affiliate of our Advisor will enter into a contract to provide certain accounting, asset management, lease management, risk management, treasury and other services to Parent and the surviving entity in the merger on a transition basis. The transition services agreement will have a term of one year, with a six-month extension option for certain lease management services. The affiliate of our Advisor is expected to receive a base fee of $25.0 million, payable quarterly over the one-year initial term of the agreement, and may receive up to an additional maximum aggregate amount of $10.0 million in connection with certain lease management services provided pursuant to the transition services agreement.

Guarantee and Remedies

In connection with the Merger Agreement, GLP has agreed to absolutely, unconditionally and irrevocably guarantee to Industrial Income, as primary obligor, the full and punctual payment, observance, performance and satisfaction of certain obligations of Parent and Merger Sub, including with respect to: (1) indemnification for increased taxes of Industrial Income in connection with actions taken by Industrial Income at the request of Parent prior to the merger effective time, including the creation or change of corporate form of Industrial Income’s subsidiaries and the disposition of assets or capital stock of Industrial Income’s subsidiaries, and indemnification for any losses suffered by Industrial Income in connection with the arrangement of the debt financing by Parent, including as a result of cooperation by Industrial Income in the arrangement of the debt financing; (2) the payment of the $250.0 million termination fee in accordance with the terms of the Merger Agreement; and (3) the payment of up to $7.5 million expense reimbursement in accordance with the Merger Agreement, in each case, as, when and to the extent due under the Merger Agreement. The guarantee will terminate on the earlier of (a) the merger effective time and (b) 180 days following a termination in accordance with the terms of the Merger Agreement (except as to payments for which a claim has been made under the applicable guarantee).

We cannot seek specific performance to require the buyer parties to complete the merger, and our exclusive remedy for the failure of the buyer parties to complete the merger is to seek payment of the $250.0 million termination fee or up to $7.5 million expense reimbursement from Parent, as supported by the guarantee of GLP described above. See “The Merger Agreement—Termination of the Merger Agreement—Termination Fee and Expenses Payable by Parent to Industrial Income.”

Voting

As of the record date of August 19, 2015, our directors owned, either directly or indirectly, an aggregate of 54,229 shares of common stock and restricted stock (including unvested restricted stock), entitling them to exercise, in the aggregate, less than one percent of the voting power of our shares of common stock entitled to vote at the special meeting. Our directors have informed us that they intend to vote the shares of common stock that they beneficially own for the approval of the merger and the other transactions contemplated by the Merger Agreement and for the approval of any adjournments of the special meeting for the purpose of soliciting additional proxies. Our executive officers do not have voting power over any shares of common stock or restricted stock as of the record date.

Regulatory Approvals

Committee on Foreign Investment in the United States

Section 721 of the Defense Production Act, as well as related executive orders and regulations, authorize the President or CFIUS, a U.S. Government interagency committee, to review transactions that could result in control of a U.S. business by a foreign person. The merger transaction is subject to CFIUS review, but obtaining CFIUS approval for Parent and Merger Sub to acquire Industrial Income is not a condition to Parent’s or Merger Sub’s obligations under the Merger Agreement. Parent may, however, elect to postpone the closing of the merger by providing written notice, no later than one business day prior to the date the closing would otherwise be required to occur, to a date no later than October 31, 2015, in order to obtain clearance from CFIUS in connection with the transactions contemplated by the Merger Agreement.

Under the Defense Production Act, Executive Order 11858, and regulations at 31 C.F.R. Part 800, as amended, the Secretary of the Treasury acts through CFIUS to coordinate reviews of certain so-called covered transactions that are voluntarily submitted to CFIUS or that are unilaterally reviewed by CFIUS. In general, CFIUS’s formal review of a covered transaction occurs in an initial 30-day review period that may be extended by CFIUS into an investigation period of up to an additional 45 days. At the close of CFIUS’s review or investigation, CFIUS may determine that there are no unresolved national security concerns with the transaction and notify the parties that it has concluded its review, may impose mitigation measures on the covered transaction to resolve any national security concerns, or may send a report to the President

•	recommending that the transaction be suspended or prohibited,

•	requesting a decision from the President with respect to the covered transaction, or

•	providing notice to the President that the Committee cannot agree on a recommendation for the covered transaction. If CFIUS sends a report to the President for his/her decision, the President has 15 days to announce his/her decision on whether to suspend or prohibit the covered transaction. Industrial Income and Parent have recently submitted joint voluntary notice to CFIUS.

New Jersey Industrial Site Remediation Act

Pursuant to ISRA, the Company and its subsidiaries are required to use their reasonable best efforts to take certain steps and file certain documents with the NJDEP in respect of certain of Industrial Income’s New Jersey properties prior to the consummation of the merger. In furtherance of the foregoing, the parties to the Merger Agreement will assist and cooperate with each other in doing all things reasonably necessary, proper and advisable to comply with such requirements under ISRA with respect to each property owned by the Company subject to the requirements of ISRA, including reasonably cooperating with representatives of the other parties in connection with actions related to ISRA and completing compliance with ISRA prior to the closing of the merger. The Company has drafted and delivered to Parent certain ISRA-related notices for approval by Parent, Parent has approved such notices, and Company has submitted such notices to the NJDEP. The Company will provide other documents required to be filed in connection with ISRA, including any remediation certifications, remediation funding sources and annual surcharge payments, to Parent for its review, comment and approval prior to submitting such notices, filings or other documents to the NJDEP. The Company will provide Parent with reasonable advance notice for any inspections or other activities related to the properties subject to the requirements of ISRA, and Parent and its representatives will have the opportunity to attend and participate in any such inspections.

Material United States Federal Income Tax Consequences

The following is a summary of the material U.S. federal income tax consequences of the merger to holders of our common stock whose shares are exchanged for the right to receive the cash merger consideration and (i) the cash distribution of net loan proceeds and (ii) the distribution of units in the liquidating trust (clauses (i) and (ii) taken together, the “liquidating trust consideration”) as described herein. This summary is based on current law, is for general information only and is not tax advice. This summary is based on the Code, applicable Treasury Regulations, and administrative and judicial interpretations thereof, each as in effect as of the date hereof, all of which are subject to change or to different interpretations, possibly with retroactive effect. We have not requested, and do not plan to request, any rulings from the Internal Revenue Service, or the “IRS,” concerning our tax treatment or the tax treatment of the merger, and the statements in this proxy statement are not binding on the IRS or any court. We can provide no assurance that the tax consequences contained in this discussion will not be challenged by the IRS, or if challenged, will be sustained by a court.

This summary does not address (i) U.S. federal taxes other than income taxes, (ii) state, local or non-U.S. taxes, or (iii) tax reporting requirements, in each case as applicable to the merger. This summary assumes that shares of our common stock are held as capital assets within the meaning of Section 1221 of the Code and does not address all aspects of taxation that may be relevant to particular holders in light of their personal investment or tax circumstances or to persons that are subject to special tax rules and does not address the tax consequences of the merger to holders of restricted stock, OP Units, dividend equivalent units, phantom common shares, qualified or nonqualified options to purchase common shares, performance units, or share appreciation rights or other holders of our equity that received those interests as compensation. In addition, this summary does not address the tax treatment of special classes of holders of our common stock, including, for example:

•	banks and other financial institutions;

•	insurance companies;

•	regulated investment companies;

•	REITs;

•	tax-exempt entities or persons holding our common stock in a tax-deferred or tax advantaged account (except to the extent specifically set forth below);

•	mutual funds;

•	dealers in securities or currencies;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•	persons whose functional currency is not the U.S. dollar;

•	persons holding shares of our common stock as part of a hedge or conversion transaction or as part of a “straddle” or a constructive sale;

•	U.S. expatriates;

•	persons subject to the alternative minimum tax;

•	holders of our restricted stock or who otherwise acquired shares of our common stock as compensation;

•	holders that are classified as a partnership or other pass-through entities including a subchapter S corporation under the Code;

•	non-U.S. holders, as defined below, that hold, or at any time have held, more than 5% of any class of our stock (except to the extent specifically set forth below); and

•	“controlled foreign corporations,” “passive foreign investment companies,” or corporations that accumulate earnings to avoid U.S. federal income tax.

If any entity that is treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of its partners or members generally will depend upon the status of the partner or member and the activities of the entity. If you are a partner of a partnership or a member of a limited liability company or other entity classified as a partnership for U.S. federal income tax purposes and that entity is holding our common stock, you should consult your tax advisor. Moreover, each holder should consult its tax advisor regarding the U.S. federal income tax consequences to it of the merger in light of its own particular situation, as well as any consequences of the merger to such holder arising under the laws of any other taxing jurisdiction.

For purposes of this section, a “U.S. holder” means a beneficial owner of our common stock that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•	a corporation, or other entity treated as a corporation for U.S. federal income tax purposes created or organized in or under the laws of the United States or any state or political subdivision thereof, or the District of Columbia;

•	a trust (1) the administration of which is subject to the primary supervision of a U.S. court and with respect to which one or more “United States persons” (as defined under the Code) have the authority to control all substantial decisions, or (2) that has a valid election in effect under applicable Treasury Regulations to be treated as a United States person; or

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source.

As used in this section, a “non-U.S. holder” means a beneficial owner of shares of our common stock that is not a U.S. holder or an entity treated as a partnership for U.S. federal income tax purposes.

THE U.S. FEDERAL INCOME TAX RULES APPLICABLE TO THE MERGER, HOLDING AND DISPOSING OF OUR COMMON STOCK, AND RECEIVING AND HOLDING UNITS OF THE LIQUIDATING TRUST ARE HIGHLY TECHNICAL AND COMPLEX. HOLDERS OF COMMON STOCK ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, THE OWNERSHIP AND DIPOSITION OF OUR COMMON STOCK AND THE DISTRIBUTION AND OWNERSHIP OF UNITS IN THE LIQUIDATING TRUST, INCLUDING THE APPLICABILITY AND EFFECT OF U.S. FEDERAL, STATE, LOCAL AND NON-U.S. INCOME AND OTHER TAX LAWS, AND POTENTIAL CHANGES IN APPLICABLE TAX LAWS, IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.

Consequences to Industrial Income of the Merger and the Liquidating Trust

For U.S. federal income tax purposes, we will treat the merger and the transfer of assets to a liquidating trust as if we had sold all of our assets to Merger Sub or the liquidating trust, as the case may be, in exchange for the merger consideration and the liquidating trust consideration, on the one hand, or for proceeds equal to the fair market value of the transferred assets, on the other, and then made a liquidating distribution of the combined proceeds of the merger and the liquidating trust transfer to our stockholders in exchange for their shares of our common stock. Because as a REIT we are entitled to receive a deduction for liquidating distributions and we anticipate that our deemed liquidating distribution will exceed our taxable income recognized as a result of the merger and the liquidating trust transfer, we anticipate that we will not be subject to U.S. federal income tax on any gain recognized in connection with the merger, the transfer to a liquidating trust and the other transactions contemplated by the Merger Agreement.

Consequences of the Merger to U.S. Holders of our Common Stock

General. The receipt of the merger consideration and the liquidating trust consideration by U.S. Holders in exchange for their stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes (and also may be a taxable transaction under applicable state, local and foreign income and other tax laws). In general, a U.S. holder of our common stock will recognize gain or loss for U.S. federal income tax purposes equal to the difference between:

•	the amount of aggregate transaction consideration received in exchange for our common stock; and

•	the U.S. holder’s adjusted tax basis in our common stock.

The aggregate amount of this consideration currently is estimated to be $11.12 per share of our stock (inclusive of potential expected future distributions in respect of units of the liquidating trust that may be received by our stockholders), which is the sum of:

•	the cash merger consideration per share of $10.30;

•	the amount of the per share cash distribution of net loan proceeds, currently estimated to be $0.26 per share; and

•	the fair market value of a unit in the liquidating trust, currently estimated to be $0.56 per unit, which value will be determined by us at the time of the distribution and the merger.

Gain or loss will be calculated separately for each block of shares of stock, with a block consisting of shares acquired at the same cost in a single transaction. This gain or loss will generally be capital gain or loss and will be long-term capital gain or loss if at the time of the merger the stock has been held for more than one year. An individual U.S. holder will be subject to tax on net capital gain at a maximum U.S. federal income tax rate of 20%. Additionally, a 3.8% Medicare unearned contribution tax will apply to any gain recognized by individuals, trusts and estates whose income exceeds certain threshold levels. Capital gains of corporate U.S. holders generally are taxable at the regular tax rates applicable to corporations. The deductibility of a capital loss recognized in the exchange is subject to limitations under the Code.

Special Rule for U.S. Holders Who Have Held our Common Stock Less than Six Months. A U.S. holder who has held our common stock for less than six months at the time of the merger, taking into account the holding period rules of Section 246(c)(3) and (4) of the Code, and who recognizes a loss on the exchange of our common stock in the merger, will be treated as recognizing a long-term capital loss to the extent of any capital gain dividends received from us, or such holder’s share of any designated retained capital gains, with respect to such stock.

Consequences of the Merger to Non-U.S. Holders of our Common Stock

General. The U.S. federal income tax consequences of the merger to a non-U.S. holder will depend on various factors, including whether the receipt of the merger consideration and the liquidating trust consideration is treated as a distribution from us to our stockholders that is attributable to gain from the sale of “United States real property interests.” The IRS announced in Notice 2007-55 that it intends to (1) take the position that under current law a non-U.S. holder’s receipt of a liquidating distribution from a REIT (including the receipt of the merger consideration and the liquidating trust consideration in exchange for Company stock in the merger, which will be treated as a deemed liquidation for U.S. federal income tax purposes) is generally subject to tax under FIRPTA as a distribution to the extent attributable to gain from the sale of United States real property interests, and (2) issue regulations that will be effective for transactions occurring on or after June 13, 2007, clarifying this treatment. Although legislation effectively overriding Notice 2007-55 has previously been proposed, it is not possible to say if or when any such legislation will be enacted. As a result, the following paragraphs provide alternative discussions of the tax consequences that would arise to the extent the tax treatment set forth in Notice 2007-55 does or does not apply. Notwithstanding the discussion in the following paragraphs, we intend to take the position that the merger consideration and the liquidating trust consideration received in exchange for our common stock will be subject to tax in accordance with Notice 2007-55 as described in more detail below. In general, the provisions governing the taxation of distributions by REITs can be less favorable to non-U.S. holders than the taxation of sales or exchanges of REIT stock by non-U.S. holders, and non-U.S. holders should consult their tax advisors regarding the application of these provisions.

Distribution of Gain from the Disposition of U.S. Real Property Interests. To the extent the tax treatment set forth in Notice 2007-55 applies, and to the extent the merger consideration and the liquidating trust consideration received by non-U.S. holders in the merger is attributable to gain from the deemed sale of our United States real property interests (which we expect to be a substantial portion of such merger consideration and the liquidating trust consideration), then such amount will be treated as income effectively connected with a United States trade or business of the non-U.S. holder and generally will be subject to U.S. federal income tax on a net basis. A corporate non-U.S. holder also will be subject to the 30% branch profits tax (or such lower rate as may be specified by an applicable income tax treaty). In addition, 35% (or 20% to the extent provided in Treasury Regulations) of any such amounts paid to a non-U.S. holder will be withheld and remitted to the IRS. Notwithstanding the foregoing, to the extent the tax treatment set forth in Notice 2007-55 does not apply, or if the 5% Exception, discussed below, applies, the 35% withholding tax described above would not apply, and such non-U.S. holder would instead be subject to the rules described below under “—Taxable Sale of our Common Stock.” We believe that our common stock is not regularly traded on an established securities market in the United States as of the date of this proxy statement and, therefore, the 5% Exception would not apply. We intend to withhold U.S. federal income tax at a rate of 35% (or 20% to the extent provided in applicable Treasury Regulations) from the cash merger consideration and the liquidating trust consideration paid to a non-U.S. holder in accordance with Notice 2007-55.

Taxable Sale of our Common Stock. Subject to the discussion of backup withholding and of distribution of gain from the disposition of United States real property interests above, if Notice 2007-55 does not apply or the merger is treated as a taxable sale of our common stock, a non-U.S. holder should not be subject to U.S. federal income taxation on any gain or loss from the merger unless: (1) the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States, or, if an applicable income tax treaty applies, the gain is attributable to a permanent establishment maintained by the non-U.S. holder in the United States; (2) the non-U.S. holder is an individual present in the United States for 183 days or more in the taxable year of the merger and certain other requirements are met; or (3) such shares of stock constitute a “United States real property interest” under FIRPTA. However, as noted above, we intend to withhold U.S. federal income tax at a rate of 35% (or 20% to the extent provided in applicable Treasury Regulations) from the cash merger consideration and the liquidating trust consideration paid to a non-U.S. holder in accordance with Notice 2007-55.

A non-U.S. holder whose gain is effectively connected with the conduct of a trade or business in the United States will generally be subject to U.S. federal income tax on such gain on a net basis in the same manner as a U.S. holder. In addition, a non-U.S. holder that is a corporation may be subject to the 30% branch profits tax on such effectively connected gain described in clause (1) of the previous paragraph.

A non-U.S. holder who is an individual present in the United States for 183 days or more in the taxable year of the merger and who meets certain other requirements will be subject to a flat 30% tax on the gain derived from the merger, which may be offset by United States source capital losses. In addition, the non-U.S. holder may be subject to applicable alternative minimum taxes.

If a non-U.S. holder’s stock constitutes a United States real property interest under FIRPTA, any gain recognized by such holder in the merger will be treated as income effectively connected with a United States trade or business of the non-U.S. holder and generally will be subject to U.S. federal income tax on a net basis in the same manner as a U.S. holder. A non-U.S. holder’s shares of common stock generally will not constitute a U.S. real property interest if either (1) we are a “domestically controlled qualified investment entity” at the merger effective time, or (2) both (a) that class of our stock is regularly traded on an established securities market at the date of the merger and (b) the non-U.S. holder holds 5% or less of the total fair market value of that class of stock at all times during the shorter of (x) the five-year period ending with the effective date of the merger and (y) the non-U.S. holder’s holding period for the stock (the “5% Exception”). As discussed above, we believe that our common stock is not regularly traded on an established securities market in the United States as of the date of this proxy statement and, therefore, the 5% Exception would not apply. A “qualified investment entity” includes a REIT. Assuming we qualify as a REIT, we will be a “domestically controlled qualified investment entity” at the merger effective time if non-U.S. holders held directly or indirectly less than 50% in value of our common stock at all times during the five-year period ending with the merger effective time. Although we believe that we currently are a domestically controlled REIT, no assurances can be given that the actual ownership of our stock has been or will be sufficient for us to qualify as a “domestically controlled qualified investment entity” at the merger effective time.

Income Tax Treaties. If a non-U.S. holder is eligible for treaty benefits under an income tax treaty with the United States, the non-U.S. holder may be able to reduce or eliminate certain of the U.S. federal income tax consequences discussed above, such as the branch profits tax. Non-U.S. holders should consult their tax advisor regarding possible benefits under an applicable income tax treaty.

U.S. Withholding Tax. As described above, it is not entirely clear whether the receipt of the merger consideration and the liquidating trust consideration by a non-U.S. holder will be treated as a sale or exchange of our common stock or as a distribution from us that is attributable to gain from the deemed sale of our United States real property interests in the merger. Nevertheless, we intend to withhold U.S. federal income tax at a rate of 35% (or 20% to the extent provided in applicable Treasury Regulations) from the merger consideration and the liquidating trust consideration paid to a non-U.S. holder.

A non-U.S. holder may be entitled to a refund or credit against the holder’s U.S. federal income tax liability, if any, with respect to any amount withheld pursuant to FIRPTA, provided that the required information is furnished to the IRS on a timely basis. Non-U.S. holders should consult their tax advisor regarding withholding tax considerations.

Information Reporting and Backup Withholding

Backup withholding, currently at a rate of 28%, and information reporting may apply to the merger consideration and the liquidating trust consideration received pursuant to the exchange of our common stock in the merger. Backup withholding will not apply, however, to a holder who:

•	in the case of a U.S. holder, furnishes a correct taxpayer identification number and certifies that it is not subject to backup withholding on an IRS Form W-9 or successor form;

•	in the case of a non-U.S. holder, furnishes an applicable IRS Form W-8 or successor form; or

•	is otherwise exempt from backup withholding and complies with other applicable rules and certification requirements.

Backup withholding is not an additional tax and any amount withheld under these rules may be credited against the holder’s U.S. federal income tax liability and may entitle the holder to a refund if required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 through 1474 of the Code or any successor provisions or any current or future Treasury Regulations promulgated thereunder, official interpretations thereof, published administrative guidance implementing such Sections or Treasury Regulations, whenever promulgated or published, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections (such Sections commonly referred to as “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other entities that do not comply with FATCA or do not provide information sufficient to establish compliance with, or an exemption from, FATCA withholding. The application of FATCA withholding to the payment of the merger consideration and the liquidating trust consideration with respect to our common stock pursuant to the merger is not entirely clear. FATCA withholding could potentially apply to any such payments or distributions if such payments or distributions are treated for U.S. federal income tax purposes as dividends from sources within the United States rather than as gross proceeds from the sale or other disposition of our common stock. In the event FATCA withholding would otherwise apply to any such payments or distributions, recipients thereof should not be subject to FATCA withholding thereon if they provide a timely and properly executed copy of the appropriate version of IRS Form W-8 or W-9 (or such other form as may be required pursuant to FATCA) establishing an exemption from FATCA withholding. We urge you to consult your tax advisor regarding FATCA and its application to such payments and distributions.

Ownership of Units in the Liquidating Trust

Under the Code, a trust will be treated as a “liquidating trust” if it is organized for the primary purpose of liquidating and distributing the assets transferred to it, and if its activities are all reasonably necessary to, and consistent with, the accomplishment of that purpose. However, if the liquidation is prolonged or if the liquidation purpose becomes so obscured by business activities that the declared purpose of the liquidation can be said to be lost or abandoned, the trust will no longer be considered a liquidating trust. Although neither the Code nor the Treasury Regulations thereunder provide any specific guidance as to the length of time a liquidating trust may exist, the IRS’s guidelines for issuing rulings with respect to liquidating trust status call for a term not to exceed three years, which period may be extended to cover the collection of installment obligations. In establishing the liquidating trust, we intend to comply with the IRS ruling guidelines for liquidating trusts which should increase the likelihood that the trust will qualify for U.S. federal income tax treatment as a liquidating trust.

Consequences to Holders—General. The transfer of assets by us to the liquidating trust and the distribution of the interests in the liquidating trust to our holders will be treated for U.S. federal income tax purposes as if we distributed an interest in each of the assets so transferred directly to our holders. Accordingly, each holder will be treated as receiving a liquidating distribution from us equal to such holder’s share of the cash and the fair market value of the assets (less liabilities) transferred to the trust, and may recognize gain, and incur tax liability, if the cash and the fair market value of the non-cash assets (less liabilities) deemed distributed to that holder exceeds the holder’s basis in its shares, even though the holder may not receive a current distribution of such cash or other assets.

Assuming that the liquidating trust is treated as a “liquidating trust” for U.S. federal income tax purposes, the liquidating trust will be treated as a “grantor trust” for U.S. federal income tax purposes. Accordingly, each unit in the liquidating trust will represent ownership of an undivided proportionate interest in all of the assets and liabilities of the liquidating trust and a holder will be treated for U.S. federal income tax purposes as receiving or paying directly a pro rata portion of all income, gain, loss, deduction and credit of the liquidating trust. A holder will be taxed each year on its share of revenues from the liquidating trust, net of such holder’s share of expenses of the liquidating trust (including interest and depreciation) whether or not the holder receives a distribution of cash from the liquidating trust that year. When the liquidating trust makes distributions to holders, the holders will recognize no additional gain or loss.

A holder’s basis in a unit of the liquidating trust (and indirectly in the pro rata portion of assets in the liquidating trust attributable to that unit) will be equal to the fair market value of a unit (and those net assets) on the date of the distribution and the merger, which value will be determined by us and reported to the holders. We currently estimate that, as of the date of this proxy statement and subject to certain assumptions, this will be $0.56 per unit. The long-term or short-term character of any capital gain or loss recognized in connection with the sale of the liquidating trust’s assets will be determined based upon a holding period commencing at the time of the acquisition by a holder of such holder’s beneficial interest in the liquidating trust. An individual holder that itemizes deductions generally may deduct the holder’s pro rata share of fees and expenses of the liquidating trust only to the extent that such amount, together with the holder’s other miscellaneous deductions, exceeds 2% of the holder’s adjusted gross income.

The Trustees will provide to each holder of units in the liquidating trust after each year end a detailed itemized statement that reports on a per unit basis a holder’s allocable share of all the various categories of revenue and expense of the liquidating trust for the year. Each holder must report such items on its own U.S. federal income tax return regardless of whether the liquidating trust makes current cash distributions.

If the liquidating trust fails to qualify as a liquidating trust for U.S. federal income tax purposes, the consequences to holders will depend on the reason for the failure to qualify, and, under certain circumstances, the liquidating trust could be treated as an association taxable as a corporation for U.S. federal income tax purposes, rather than as a trust. If the liquidating trust is taxable as a corporation, the trust itself will be subject to federal income tax at the applicable corporate income tax rate, which is currently 35%, distributions that may be made by the trust would be reduced by this additional level of tax, and a holder would be subject to tax upon the receipt of distributions from the trust rather than taking into account its share of the trust’s taxable items on an annual basis. As noted above, we intend to take all available steps to cause the liquidating trust to qualify for treatment as a liquidating trust for U.S. federal income tax purposes.

Consequences to U.S. Tax-Exempt Holders. Tax-exempt entities, such as qualified accounts or IRAs, generally are exempt from federal income taxation. Such entities, however, may be subject to taxation on their unrelated business taxable income, or UBTI, that they recognize in a taxable year if that UBTI exceeds $1,000 for the taxable year. Although rents and gains and losses from the sale of property generally are excluded from UBTI, in the case of leveraged property, these exclusions are subject to limitations. To the extent a U.S. tax-exempt organization derives income from “debt-financed property” used in an unrelated trade or business, a portion of such income may be treated as UBTI. Debt-financed property is generally any property that is held by a tax-exempt organization to produce income and with respect to which there is acquisition indebtedness. Acquisition indebtedness includes indebtedness incurred (i) in acquiring or improving a property, (ii) before the acquisition or improvement of a property if the indebtedness would not have been incurred but for such acquisition or improvement, or (iii) after the acquisition or improvement of a property if the indebtedness would not have been incurred but for such acquisition or improvement and the indebtedness was reasonably foreseeable at the time of such acquisition or improvement. The liquidating trust will have incurred debt, as described above in “The Liquidating Trust.” Given the treatment of the liquidating trust as a “grantor trust” for federal income tax purposes, each holder of units, including IRAs and other tax-exempt investors, will be treated as owning an interest in an allocable portion of each asset in the liquidating trust and as having incurred an allocable portion of all debt financing of the liquidating trust. Thus, a portion of the income of the liquidating trust will be considered to be “debt financed” and, therefore, will constitute UBTI for IRAs and other tax exempt investors.

If the properties in the liquidating trust are considered debt-financed, the amount of debt-financed income that would be included as UBTI by a tax-exempt organization equals the gross total income derived from or on account of the debt-financed property multiplied by the percentage that the average acquisition indebtedness bears to the average adjusted basis of the property during the period it is held by the tax-exempt organization during the taxable year or, in the case of gain from a disposition of the property, within 12 months before the sale. Deductions directly connected with debt-financed property may be allowed, subject to certain exceptions, in determining UBTI.

Certain “qualified organizations,” including certain educational organizations and pension trusts, may avoid the debt financing rules if they meet the requirements of a safe harbor. Under the safe harbor, among other requirements, the indebtedness must be fixed in amount as of the date of the acquisition of the property or completion of the improvement, the payments of principal and interest on the indebtedness must not be dependent on the revenue, income or profits derived from the property, and the financing may not be acquired from a related party or certain disqualified persons.

As described above, holders of units in the liquidating trust will be treated as owning an allocable portion of each asset in the liquidating trust and as having incurred an allocable portion of debt financing of the liquidating trust. As such, a portion of the income of the liquidating trust may be considered UBTI for certain tax-exempt investors that are not qualified organizations. In addition, the liquidating trust may have other sources of income that are also considered to be UBTI for tax purposes, depending upon the nature of its operations and the sources of its income. The Trustees of the liquidating trust will provide a detailed itemized statement that reports your allocable share of all of the various categories of income and expense of the liquidating trust for the taxable year, including information as to the amount of any UBTI for the taxable year. A tax-exempt holder that has more than $1,000 of UBTI for the year from all sources, including its interest in the liquidating trust, will need to file a federal income tax return for the year (on IRS Form 990-T) reporting that income and paying tax on the UBTI in excess of $1,000. The applicable federal income tax rate on that income would be the highest rate applicable to individuals, which currently is 39.6%. Although, we do not currently anticipate that for many tax-exempt holders the amount of UBTI recognized in any year will exceed the $1,000 threshold, tax-exempt holders that own units in the liquidating trust should consult their own tax advisors regarding the consequences to them of owning units in the liquidating trust and the availability of any exception to the UBTI rules, including the rules applicable to qualified organizations.

Consequences to Non-U.S. Holders. Non-U.S. holders of units in the liquidating trust are treated as owning their allocable portion of each asset of the liquidating trust. As such, any income or gain from the liquidating trust will be treated as income or gain from “United States real property interests” under FIRPTA or otherwise as income that is effectively connected with a non-U.S. holder’s trade or business in the U.S. because of the nature of the liquidating trust operations. A non-U.S. holder will be taxed on these amounts at the normal rates applicable to U.S. holders and will be required to file a U.S. federal income tax return reporting these amounts. A non-U.S. holder that is a corporation also may be subject to a 30% branch profits tax under Section 884 of the Code in respect of these amounts. The Trustee of the liquidating trust or an applicable withholding agent will be required to withhold from any distributions to such non-U.S. holders, and to remit to the IRS 35% (or 20% to the extent provided in Treasury Regulations) of the amount treated as income or gain from “United States real property interests.” The amount of any tax so withheld is creditable against the non-U.S. holder’s U.S. federal income tax liability, and the non-U.S. holder may file for a refund from the IRS of any amount of withheld tax in excess of that tax liability. In addition, the liquidating trust may have other sources of income that may be subject to withholding if paid to a non-U.S. holder, depending upon the nature of its operations and the sources of its income. The Trustee of the liquidating trust will provide a detailed itemized statement that reports your allocable share of all of the various categories of income and expense of the liquidating trust for the taxable year. The tax consequences of the liquidating trust to non-U.S. holders are complex. A non-U.S. holder should consult its own tax advisor regarding the ownership of units in the liquidating trust.

State and Local Tax. Holders may be required to file income tax returns in states or localities in which the liquidating trust owns properties. The state or local tax treatment may differ from the U.S. federal income tax treatment described above. Each holder should consult its own tax advisors regarding state and local tax consequences of owning units in the liquidating trust.

THE FOREGOING DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OF THE POTENTIAL TAX CONSIDERATIONS RELATING TO THE MERGER AND IS NOT TAX ADVICE. THEREFORE, HOLDERS OF OUR COMMON STOCK ARE STRONGLY URGED TO CONSULT THEIR TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF U.S. FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS IN THEIR PARTICULAR CIRCUMSTANCES.

Deregistration of Our Common Stock

Our shares of common stock are not listed on a national security exchange and there is no public trading market for our common stock. If the merger is completed, our common stock will be deregistered under the Exchange Act.

THE LIQUIDATING TRUST

Background

Under the Merger Agreement, we have agreed to exclude 11 properties that currently are under development or in the lease-up stage, which we refer to as the “Excluded Properties,” and we will transfer these assets out of Industrial Income immediately prior to the merger closing to a liquidating company that we will form. We will own all of the common membership interests in the liquidating company, and an affiliate of our Sponsor will own special interests comparable to the special partnership units it holds in our Operating Partnership. Following this contribution of the Excluded Properties, we will contribute our interests in the liquidating company into a liquidating trust, which will be a statutory trust formed under Maryland law for the benefit of our stockholders as beneficiaries. Our stockholders will receive one non-transferable unit representing a proportionate beneficial interest in the liquidating trust for each share of common stock that they hold. The liquidating trust will enter into a management agreement with an affiliate of our Sponsor (“Trust Advisor”) under which the Trust Advisor generally will be responsible for operating the Excluded Properties, completing their development, leasing them, maintaining them, and ultimately selling them, and for providing administrative services to the liquidating trust. The net proceeds of any sales of the Excluded Properties will be distributed to the beneficial owners and to an affiliate of our Sponsor (with respect to its interest in the liquidating company), after payments of any amounts due to the Trust Advisor.

We currently expect, based on our estimates of the future values of the assets being developed or in lease-up and net of anticipated expenses to complete those projects, that you will receive up to approximately $0.56 per unit of beneficial interest (equating to a share of common stock that you currently own) from the liquidating trust in the future. This estimate assumes that the liquidating company will distribute $0.26 per share/unit immediately prior to closing of the merger and is based on a number of assumptions for each of our Excluded Properties, many of which may turn out to materially different than anticipated, and include our current estimates of the following: (i) the capital costs and timing to complete development and/or stabilization; (ii) the market rental rates and growth rates in each market; and (iii) the market values and capitalization rates in each market.

The liquidating company has entered into a commitment letter with a lender for a loan facility in the amount of approximately $120.0 million that will be secured by certain of the Excluded Properties. The closing and availability of funds under the contemplated loan facility are subject to customary conditions, including negotiation of mutually acceptable definitive loan documents and receipt of various third party reports regarding the Excluded Properties. If that loan is obtained, we would expect that it would close on the closing date of the merger (but before the closing of the merger), and the liquidating company would borrow up to approximately $80.0 million, secured by the assets being contributed to the liquidating trust, and distribute approximately $65.0 million to our stockholders and an affiliate of our Sponsor, as holder of common and special units, respectively, in the liquidating company (estimated to result in a currently estimated additional distribution of $0.26 per share to our stockholders and approximately $9.8 million to an affiliate of our Sponsor) concurrently with the distribution of the merger proceeds. This $0.26 per share is in addition to the approximately $0.56 per unit estimated amount of post-closing distributions of the liquidating trust discussed above. If this loan transaction is not completed, then stockholders would not be entitled to receive any payments or proceeds in respect of the Excluded Properties on the closing date of the merger. In that case, we would expect that stockholders would receive an aggregate of up to approximately $0.82 per unit of beneficial interest from the liquidating trust at the time of the sales of the Excluded Properties, subject to the qualifications noted above. There can be no assurance of our ability to obtain the loan secured by the Excluded Properties on terms consistent with the commitment letter referred to above, and make the planned distributions, and the amount of the distributions at closing may be less or more than $0.26 per share. The actual amount of net proceeds from the sale of Excluded Properties and the amount to be distributed to trust beneficiaries are subject to various and significant uncertainties, many of which are beyond our control, and that could cause actual results to differ materially from our expectations. These uncertainties include the risk that changes in the real estate markets or other factors may cause the liquidating trust to sell properties for less than expected.

You may receive less than expected or nothing from the liquidating trust, and you should consider this risk in evaluating the merger.

The liquidating trust will have a term of three years, which may be extended under certain circumstances. We expect that the liquidating trust will complete the disposition of all of the Excluded Properties, satisfy its liabilities and distribute the net proceeds within 12 to 24 months after the closing of the merger and prior to expiration of this three year term, although we cannot say with certainty at this time how long this will take before a final distribution is made.

The following diagram summarizes the anticipated structure of the liquidating company, the liquidating trust and the 11 Excluded Properties, assuming that stockholders approve the merger and the other transactions contemplated by the Merger Agreement:

The Excluded Properties

The following table summarizes certain information with respect to each of the Excluded Properties, including its location, metropolitan statistical area, estimated square footage upon completion, construction start date, estimated completion date, total estimated project cost and estimated remaining costs to be incurred by the liquidating trust with respect to such Excluded Property.

	Estimated
($ in thousands)	Market	Rentable Square Feet (1)	Cumulative Costs Spent as of 6/30/2015	Total Projected Investment (2)		Completion Date (3)
Redlands Distribution Center	So. California	771,839	$8,830	$61,577		Q3-2015
Cajon Distribution Center	So. California	830,750	57,952	63,031	(4)	Q3-2014
Miami Distribution Center III	South Florida	102,018	6,847	9,358		Q3-2015
Miami Distribution Center IV	South Florida	88,479	6,268	8,351		Q3-2015
Miami Distribution Center III Land Bank	South Florida	—	1,080	1,080		N/A
Tamarac Commerce Center II	South Florida	103,515	6,970	12,015		Q3-2015
Tamarac Commerce Center III	South Florida	41,580	3,767	5,106		Q3-2015
Lehigh Valley Crossing Distribution Center I	Pennsylvania	400,000	8,677	25,715		Q3-2015
Lehigh Valley Cross Distribution Center II	Pennsylvania	210,000	1,241	13,955		Q4-2016
Leigh Valley Crossing Distribution Center III	Pennsylvania	106,080	3,072	9,464		Q4-2015
Bluegrass Distribution Center II	Atlanta	163,104	1,555	12,317		Q1-2016

Total Excluded Properties		2,817,365	$106,259	$221,969

(1)	Rentable square feet for projects under development is projected and cannot be assured.
(2)	Represents estimated total cost and includes costs spent by Industrial Income as of June 30, 2015, costs estimated to be incurred by Industrial Income from July 1, 2015 through the closing date of the merger and costs estimated to be incurred by the liquidating trust from the closing date of the merger through the completion date (as defined in note 3 to the table). There can be no assurance that these estimated costs will be incurred. Actual costs may differ materially from this estimate.
(3)	The completion date represents the fiscal quarter in which the acquisition date, date of building shell completion, or estimated date of shell completion occurred or is estimated to occur. There can be no assurances that properties with completion dates in the future will be completed within the time frame provided in the table above.
(4)	This building was completed in July 2014. The total projected investment includes stabilization costs, such as tenant improvements and leasing commissions.

The Liquidating Trust Agreement

The following paragraphs summarize certain material provisions of the form of agreement and declaration of trust, which is attached as Annex B to this proxy statement. We urge you to read the full text of the liquidating trust agreement because it is the legal document that will govern your rights and obligations as a holder of liquidating trust units. The definitive liquidating trust agreement will be in the form attached as Annex B, with such change as will not be adverse to the beneficiaries thereunder.

Purpose of the Liquidating Trust

The sole purpose and objective of the liquidating trust is to hold, develop, construct, operate, lease finance, administer and ultimately sell the assets transferred to the liquidating trust, and to distribute the net proceeds from such assets to the beneficiaries and an affiliate of our Sponsor (as a holder of special units of the liquidating company). The liquidating trust will not have any objective to engage in the conduct of a trade or business, except as necessary for the orderly liquidation, and preservation or realization of the values of the Excluded Properties.

The Liquidating Company

The liquidating company will be Delaware limited liability company that we will form prior to the closing of the merger. The liquidating company will complete the development and lease-up of the Excluded Properties and ultimately sell them and distribute the proceeds following the closing of the merger. Upon formation of the liquidating company, we will be issued 100% of the common membership interests in the liquidating company, which we will transfer to the liquidating trust for the benefit of our stockholders as beneficiaries of the liquidating trust, and our Sponsor or an affiliate of our Sponsor will be issued units of special membership interests in the liquidating company, which are intended to be comparable to the special partnership units our Sponsor currently holds in our Operating Partnership. These special units will entitle our Sponsor to receive 15% of all distributions of net sales, financing or refinancing proceeds and certain other amounts received with respect to the Excluded Properties held by the liquidating company.

The liquidating company will be governed by a limited liability company agreement under which the liquidating trust generally will serve the same role as we serve with respect to the Operating Partnership, including acting as manager and/or managing member and generally being responsible for the day to day management of the liquidating company, with full power to run and administer its business and affairs. The purpose of the liquidating company will be comparable to the purpose of the liquidating trust.

Beneficial Interests in the Liquidating Trust

Each of our stockholders will receive a proportionate beneficial interest in the liquidating trust equal to a percentage determined by dividing the number of shares of our stock held by the stockholder immediately before the merger by the total number of shares of our common stock outstanding immediately before the merger. The beneficial interests will be expressed in terms of units for ease of administration, but they will not be certificated. Each distribution by the trustees to the beneficiaries will be made pro rata according to the beneficiaries’ respective units. Units of beneficial interest may not be transferred or assigned, except by will, intestate succession or operation of law.

Management Services Agreement

The liquidating trust will enter into a management services agreement for the duration of the liquidating trust with the Trust Advisor, which will be an affiliate of our existing Advisor, to provide asset, development, and operating management services for the Excluded Properties, to assist in the sale of such properties, and to provide administrative services to the liquidating trust and its subsidiaries. It is expected that the compensation payable to the Trust Advisor under a management services agreement will be comparable to certain of the fees that would have been payable to our Prior Advisor under the Prior Advisory Agreement.

Reports to Beneficiaries

As soon as practicable after the closing of the merger, the liquidating trust will mail to each beneficiary a notice indicating how many units of beneficial interest in the liquidating trust such beneficiary owns. The liquidating trust will file with the SEC annual reports showing the consolidated assets and liabilities of the liquidating trust, as well as the receipts and disbursements of the liquidating trust. We do not contemplate that any of the financial statements of the liquidating trust will be audited by independent public accountants. During the course of each fiscal year, whenever a material event relating to the assets of the liquidating trust occurs, the liquidating trust will file with the SEC an interim report describing such event.

Duration and Termination of Trust

The existence of the liquidating trust will terminate upon the earlier of distribution of all of the trust assets or the third anniversary of the date of transfer of our interest in the liquidating company to the liquidating trust. However, the trustees may extend the term of the liquidating trust beyond the third anniversary of the effective time in order to resolve any remaining contingent or unliquidated claims or any other outstanding contingent liabilities for which the liquidating trust may be responsible, or if the all of the assets being transferred to the liquidating trust have not been sold for cash, or for other property that has been converted into cash, but only if the trustee has received no-action assurance from the SEC.

Distributions

The trustees of the liquidating trust will have the discretion to make distributions of available cash to the beneficiaries as and when they deem such distributions to be in the best interests of the beneficiaries, taking into account the administrative costs of making such distributions, anticipated costs and expenses of the liquidating trust and such other factors as they may consider appropriate. We do not expect the liquidating trust to make distributions to unitholders, other than the distribution of net loan proceeds and other available cash on the merger closing date and distributions of net proceeds from future sales, financings and refinancings of the Excluded Properties.

Trustees

The initial trustees will be Dwight L. Merriman III, Marshall M. Burton and Stanley A. Moore. The trustees will be responsible for, among other things:

•	Oversight of the Trust Advisor;

•	Appoint officers of, and engage agents and independent contractors to provide services to, the liquidating trust;

•	Selling or otherwise disposing of the Excluded Properties and any other assets held by the liquidating trust;

•	Resolving any claims or liabilities of the liquidating trust;

•	Collecting all property they determine to be part of the trust assets and holding the property until distribution to the beneficiaries;

•	Paying all claims, expenses and liabilities of the trust out of trust assets, or making a reasonable reserve to pay those obligations;

•	Making distributions of cash to beneficiaries on such dates as they may determine, subject to the terms of the trust agreement;

•	Making a final distribution to beneficiaries after they determine that all claims, debts, liabilities and obligations of the liquidating trust have been paid or discharged, or when the liquidating trust terminates in accordance with its terms; and

•	Resolving conflicts between the Trust and affiliates of the Trust Advisor.

A majority of the trustees will be “independent trustees,” based on a definition comparable to the definition currently found in our Charter, with an exception for circumstances when there is an unfilled vacancy on the board of trustees. Any trustee may resign upon notice to the other trustees and any trustee may be removed at any time, with or without cause, by beneficiaries holding in the aggregate more than two-thirds of the total outstanding liquidating trust units at a meeting of the beneficiaries properly called for that purpose. If a vacancy on the board of trustees exists, because a trustee resigns or is removed, unless the remaining trustees decrease the number of trustees comprising the board of trustees, or because the number of trustees is increased, the vacancy will be filled by the remaining trustees or, if the trustees are unable to do so, by the beneficiaries at a meeting properly called for that purpose, upon the affirmative vote of beneficiaries holding units representing a majority of the total liquidating trust units present at the meeting, in person or by proxy.

We anticipate that the independent trustees will be paid a fee for their services of $12,500 per quarter, and will be reimbursed by the liquidating trust for all out-of-pocket costs and expenses.

To the fullest extent permitted by law, and subject to certain limits on liability of trustees under applicable Maryland law, the trustees and officers of the liquidating trust will not be subject to any personal liability to any person, including the liquidating trust or its beneficiaries, in connection with the trust estate and the liquidating trust. The liquidating trust also will indemnify, to the maximum extent permitted by law, the trustees and its officers, agents, and certain other persons against all claims, actions, liabilities and expenses reasonably incurred by such indemnified persons in connection with the defense or disposition of any proceeding in which the indemnified person may be involved or threatened in connection with the exercise and performance of any of their powers and duties under the trust agreement. The right to receive indemnification will extend to all costs, disbursements and attorneys’ fees and amounts paid in satisfaction of judgments or settlements. The liquidating trust may make advance payments in connection with indemnification claims, provided that the indemnified person has undertaken to repay any amount advanced and to reimburse the liquidating trust in the event that it is subsequently determined that the indemnified person is not entitled to such indemnification. The liquidating trust will purchase such insurance as the trustees believe will adequately insure that each indemnified person will be indemnified against any claims, actions, liabilities and expenses as provided under the liquidating trust agreement.

Amendments

The trustees may amend the liquidating trust agreement with the consent of beneficiaries holding a majority of all beneficial units. The trustees may not amend the trust agreement if the amendment would permit the trustees to adversely affect the beneficiaries’ rights to receive their pro rata shares of the liquidating trust assets. In addition, no amendment may increase the potential liability of the trustees without their consent or jeopardize the respective tax treatment of the liquidating trust or its beneficiaries as a “liquidating trust” and as owners of their respective shares of the liquidating trust’s taxable income.

The trustees may amend the liquidating trust agreement without the consent of the beneficiaries to:

•	Add to the representations, duties or obligations of the trustees or surrender any right or power granted to the trustees in the trust agreement;

•	Facilitate the transferability by beneficiaries of liquidating trust units, subject to the ability of the liquidating trust to remain eligible for relief from the registration and reporting requirements under the Securities Exchange Act of 1934, as amended;

•	Comply with applicable laws, including tax laws or to satisfy any requirements, conditions, guidelines or opinions contained in any opinion, directive, order, ruling or regulation of any U.S. federal or state or non-U.S. governmental agency, compliance with which the Trustees deems to be in the best interest of the Beneficiaries as a whole;

•	Enable the liquidating trust to obtain no-action assurances from the staff of the SEC regarding relief from registration and reporting requirements under the Securities Exchange Act of 1934, as amended, which relief the Trustees deem to be in the best interest of the Beneficiaries as a whole; and

•	Enable the liquidating trust to be treated as a “liquidating trust” under the applicable federal, state, and local tax laws, if the trustees deem such amendment to be in the best interest of the beneficiaries as a whole; and

•	Cure any ambiguity, to correct or supplement any provision in the trust agreement which may be inconsistent with any other provision in the trust agreement, or to make any other provisions with respect to matters or questions arising under the trust agreement which will not be inconsistent with the provisions of the trust agreement.

Comparison of Rights of Industrial Income Stockholders and Holders of Units of Beneficial Interest in the Liquidating Trust

After the merger is consummated, former holders of our common stock will hold units of beneficial interest in the liquidating trust. We are a corporation organized under the laws of the State of Maryland, and the liquidating trust is a statutory trust organized under the laws of the State of Maryland. Therefore, there will be differences between your rights as a holder of our common stock and your rights as a holder of units of beneficial interest in the liquidating trust. These differences will arise from the fact that we are organized as a corporation, and the liquidating trust is organized as a trust, and from differing provisions of our articles of incorporation and bylaws and provisions of the trust agreement of the liquidating trust.

Voting Rights

Holders of our common stock are entitled to one vote per share on all matters voted on by stockholders, including the election of directors.

Each holder of a beneficial interest in the liquidating trust will be entitled to vote its same percentage interest in the liquidating trust at any meeting of the beneficiaries on matters with respect to which beneficiaries are allowed to vote under the terms of the trust agreement, including certain matters with respect to the removal of, and, in certain instances, the election of replacements for, trustees.

Dividends and Distributions

The holders of our common stock are entitled to such dividends as may be declared from time to time by our board of directors from funds available therefor, and upon liquidation are entitled to receive, on a pro rata basis, all of our assets available for distribution.

The trustees of the liquidating trust may make periodic distributions, at their discretion, of proceeds from the sale, financing, or refinancing of assets held by the liquidating trust, or may elect to make a single distribution upon the sale of the last property owned by the liquidating trust and satisfaction of the liabilities of the liquidating trust.

Transfers of Shares/Units

As a general matter, holders of our common stock are entitled to transfer their shares to third parties without restriction, other than certain restrictions imposed to maintain qualification as a REIT, although no trading market exists for our shares.

Units of beneficial interest in the trust will not be transferable under any circumstances, except by will, intestate succession or operation of law.

Articles of Incorporation; Bylaws; Trust Agreement

Our articles of incorporation and bylaws provide for a board of directors, and may be amended upon the recommendation of the board of directors by the affirmative vote of a majority of those outstanding shares of our common stock at a properly called stockholder meeting.

The liquidating trust will be managed by the trustees, and the trust agreement that governs the liquidating trust may be amended upon recommendation of the board of trustees by the affirmative vote of beneficiaries holding a majority of all outstanding units of beneficial interest at a properly called beneficiaries meeting.

Indemnification

Our articles of incorporation limit the personal liability of directors to us and our stockholders for monetary damages subject to certain limitations, and provide that our directors will be indemnified, in each case to the full extent permitted by Maryland law. In addition, under our articles of incorporation, we may indemnify our officers, employees, agents and other persons to the fullest extent permitted by Maryland law. Our bylaws obligate us, under certain circumstances, to advance expenses to our directors and officers in defending an action, suit or proceeding for which indemnification may be sought.

The trust agreement limits the personal liability of the trustees to the trust and the beneficiaries of the trust for monetary damages to the fullest extent permitted by Maryland law, and provides that the trustees, officers, agents, and certain other persons will be indemnified for claims, liabilities and damage to the fullest extent permitted by Maryland law. The trust agreement requires the trust to advance expenses to the indemnified persons in defending an action, suit or proceeding for which indemnification may be sought, but the indemnified persons will be required to undertake to repay any advances if it is determined that they were not entitled to indemnification for such expenses. The liquidating trust will have obligations for the reimbursement of certain costs and indemnification relating to the Excluded Properties.

Insofar as indemnification for liabilities under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons of the Company, or the trustees of the liquidating trust, we have been informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Insurance

Our bylaws permit us to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of ours, or who, while a director, officer, employee or agent, is or was serving as a director, officer, trustee, general partner, employee or agent of one of our subsidiaries or, at our request, of any other organization, against any liability asserted against that person or incurred by that person in that capacity, whether we would have the power to indemnify that person against that liability under Maryland law.

The liquidating trust will purchase, with assets of the liquidating trust, insurance on behalf of the trustees of the liquidating trust that the trustees determine, in the exercise of their discretion, adequate to insure that they will be indemnified against any loss, liability or damage for which indemnification would otherwise be provided by the liquidating trust.

THE MERGER AGREEMENT

This section of this proxy statement summarizes the material provisions of the Merger Agreement, which is attached as Annex A to this proxy statement and is incorporated herein by reference. As a stockholder, you are not a third party beneficiary of the Merger Agreement and therefore you may not directly enforce any of its terms and conditions.

This summary may not contain all of the information about the Merger Agreement that is important to you. We urge you to carefully read the full text of the Merger Agreement because it is the legal document that governs the merger. The Merger Agreement is not intended to provide you with any factual information about Parent, Merger Sub, the surviving entity or us. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement (and summarized below) are qualified by information we filed with the SEC prior to the effective date of the Merger Agreement, as well as by the disclosure letter the Company delivered to Parent in connection with the signing of the Merger Agreement, that modify, qualify and create exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may apply contractual standards of materiality in a way that is different from what may be viewed as material by investors or that is different from standards of materiality generally applicable under the U.S. federal securities laws or may not be intended as statements of fact, but rather as a way of allocating risk among the parties to the Merger Agreement. The representations and warranties and other provisions of the Merger Agreement and the description of such provisions in this document should not be read alone but instead should be read in conjunction with the other information contained in the reports, statements and filings that we file with the SEC and the other information in this proxy statement. See “Additional Information” beginning on page 112.

We acknowledge that, notwithstanding the inclusion of the foregoing cautionary statements, we are responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this proxy statement not misleading.

As used in the summary of the material terms of the Merger Agreement below and elsewhere in this proxy statement, unless the context requires otherwise, references to our “subsidiaries” does not include joint venture entities in which we are not, directly or indirectly, the general partner or managing member.

Form, Effective Time and Closing of the Merger

The Merger Agreement provides for the combination of Parent and Industrial Income through the merger of Industrial Income with and into Merger Sub, with Merger Sub surviving the merger upon the terms and subject to the conditions set forth in the Merger Agreement. The merger will become effective upon the date and at the time set forth in the articles of merger filed with the Maryland State Department of Assessments and Taxation and the certificate of merger filed with the Delaware Secretary of State, or such later time as may be agreed by the parties.

The Merger Agreement provides that the closing of the merger will take place on the third business day following the date on which the last of the conditions to closing the merger (described below under “—Conditions to Completion of the Merger”) have been satisfied or validly waived by the party entitled to the benefit of such condition (other than conditions that by their terms are to be satisfied or waived at the closing of the merger, but subject to the satisfaction or valid waiver of such conditions), unless such date is extended by mutual agreement of the parties, except that Parent may elect to postpone the closing of the merger by providing written notice, no later than one business day prior to the date the closing would otherwise be required to occur, to a date no later than October 31, 2015, in order to consummate debt financing to be obtained by it in connection with the merger and/or to obtain clearance from CFIUS in connection with the transactions contemplated by the Merger Agreement. Parent’s ability to obtain debt financing and clearance from CFIUS are not conditions to closing of the merger. Subject to certain exceptions, either Parent or Industrial Income may terminate the Merger

Agreement if the merger is not consummated prior to November 16, 2015, as described below under “—Termination of the Merger Agreement—Termination by Either Parent or Industrial Income.”

Organizational Documents of the Surviving Entity

At the effective time of the merger and by virtue of the merger, the certificate of formation and limited liability company agreement of Merger Sub, as in effect immediately prior to the effective time of the merger, except for such changes as may be necessary to reflect any change of name of the surviving entity, will be the certificate of formation and the limited liability company agreement of the surviving entity, until thereafter amended in accordance with applicable law and the applicable provisions of such limited liability company agreement.

Officers and Manager of the Surviving Entity

The officers and manager of Merger Sub immediately prior to the effective time of the merger will be the officers and manager, respectively, of the surviving entity immediately following the effective time of the merger.

Pre-Merger Transactions

Parent has the option, in its sole discretion and without requiring the further consent of Company, upon reasonable notice to Company, to request that Company, immediately prior to the closing (and subject to the actual consummation of the Closing):

•	convert or cause the conversion of one or more Company Subsidiaries that are organized as corporations into limited liability companies (or other entities) and one or more Company Subsidiaries (other than Operating Partnership) that are organized as limited partnerships or limited liability companies into other entities, on the basis of organizational documents, as reasonably requested by Parent,

•	sell or cause to be sold all of the capital stock, shares of beneficial interests, partnership interests or limited liability company interests owned, directly or indirectly, by Company in one or more Company Subsidiaries (other than Operating Partnership) to any person at a price and on terms all as designated by Parent,

•	sell or cause to be sold any of the assets of Company or one or more Company Subsidiaries to any person to any person at a price and on terms all as designated by Parent,

•	form a wholly owned subsidiary of Company to solely serve as an additional limited partner of Operating Partnership,

provided, however that:

•	none of such transactions can delay or prevent the completion of the merger,

•	such transactions will be implemented as close as possible to the effective time (without jeopardizing the purpose of such transactions, but, in any event, Parent and Merger Sub will have waived or confirmed that all conditions to the consummation of the merger have been satisfied)

•	neither Company nor any Company Subsidiary will be required to take any action in contravention of law or any organizational document or any other contract or agreement to which Company, a Company Subsidiary or any of their respective assets are bound,

•	the consummation of such transactions will be contingent upon receipt by Company of a written notice from Parent confirming that all of the conditions to close have been satisfied or waived, and that Parent and Merger Sub are prepared to immediately with the closing of the transactions in the Merger Agreement

•	such transactions (or the inability to complete such transactions) will not affect or modify in any respect the obligations of Parent or Merger Sub under the Merger Agreement or the obligations of Global Logistic Properties under the guarantee,

•	neither Company nor any Company Subsidiary will be required to take any such action that could adversely affect the classification of Company as a REIT,

•	neither the Company nor any Company Subsidiary will be required to take any such action that would reasonably be expected to result in any taxes being imposed on, or any adverse tax consequences to, any shareholder or other equity interest holder of Company, or other adverse consequences to the shareholders or equity holders of Company as a whole, incrementally greater than the taxes or other adverse consequences to such person in connection with the consummation of the Merger Agreement in the absence of such transactions taken, unless such holders are indemnified by Parent for such incremental taxes.

Parent will upon request by Company advance to Company or Operating Partnership all reasonable out-of-pocket costs to be incurred by Company or the applicable Company Subsidiaries or, promptly upon request by Company or Operating Partnership, reimburse Company or Operating Partnership for all reasonable out-of-pocket costs incurred by Company or Operating Partnership in connection with any such transactions taken by Company or Operating Partnership (including reasonable fees and expenses of their representatives). Parent and Merger Sub, on a joint and several basis, are indemnifying and holding harmless, the Company Subsidiaries, and their respective representatives from and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by them in connection with or as a result of such transactions.

Merger Consideration; Effects of the Merger

Interests in Operating Partnership

Immediately prior to the merger effective time, each special partnership unit of the Operating Partnership will be redeemed by the Operating Partnership in exchange for the receipt by the holder of such special partnership unit of a number of OP Units as determined in accordance with the terms of the Operating Partnership’s partnership agreement. Immediately thereafter, and prior to the merger effective time, each OP Unit received in connection with the special partnership unit redemption will automatically be converted into one share of Industrial Income common stock.

Effects on Company Restricted Stock

Immediately prior to the merger effective time, all of our outstanding shares of restricted stock granted under the Industrial Income Equity Incentive Plan and the Industrial Income Private Placement Equity Incentive Plan that are outstanding immediately prior to the merger effective time will automatically become fully vested and free of any forfeiture restrictions (whether or not then vested or subject to any performance condition that has not been satisfied). At the merger effective time, each share of restricted stock will be considered an outstanding share of common stock for all purposes of the Merger Agreement, including the right to receive the merger consideration. As of the merger effective time, each holder of shares of restricted stock will cease to have any rights with respect to such restricted stock, except the right to receive the merger consideration for each share of restricted stock. The portion of the merger consideration to be paid to the holders of restricted stock with respect to such stock will be reduced by any amount required to be withheld under applicable tax laws in connection with the vesting of such restricted stock.

Merger Consideration

At the effective time of the merger, each share of common stock of Industrial Income outstanding immediately prior to the effective time of the merger will be cancelled and automatically converted into the right to receive an amount in cash equal to $10.30 per share, without interest and subject to any applicable withholding taxes.

Common stock of Industrial Income held by any wholly-owned subsidiary of Industrial Income will be retired and cease to exist, and no merger consideration will be paid in connection with or as a consequence of the Merger Agreement.

Each unit of membership interest in Merger Sub issued and outstanding immediately prior to the effective time of the merger will remain as an issued and outstanding unit of the Surviving Entity and each such unit will continue to be owned by Parent.

Receipt of Merger Consideration

The conversion of Industrial Income common stock into the right to receive the merger consideration will occur automatically at the effective time of the merger. In accordance with the Merger Agreement, Parent and Industrial Income have designated an exchange agent to handle the payment and delivery of the merger consideration. At or before the effective time of the merger, Parent will deposit, or cause to be deposited, with the exchange agent cash in immediately available funds in an amount sufficient to pay the merger consideration for the sole benefit of the holders of shares of Industrial Income common and restricted stock. As soon as reasonably practicable after the effective time of the merger, but in any event within five business days of such time, Parent and the surviving entity will cause the exchange agent to

•	mail to each holder of shares of common stock and shares of restricted stock for whom the exchange agent does not have a W-9 on file or certification from the applicable stockholder certifying such stockholder’s taxpayer identification number, a customary instruction request letter, including instructions for effecting the exchange of shares of common stock and shares of restricted stock for the merger consideration; and

•	make delivery and disbursement of the merger consideration to the holders of record of the shares of common stock and restricted stock of Industrial Income in accordance with the Merger Agreement and applicable documentation agreed upon by Industrial Income and the exchange agent immediately prior to the merger effective time.

After the effective time of the merger, the holders of shares of common stock and shares of restricted stock of Industrial Income will only hold the right to receive the merger consideration into which those shares of Industrial Income common stock have been converted. No interest will be paid or accrued for the benefit of holders of shares of common stock of Industrial Income on the merger consideration. Parent and the surviving entity will take all other actions necessary following the merger effective time to cause the delivery and disbursement of the merger consideration out of the fund to the holders of shares of common stock and shares of restricted stock of Industrial Income in accordance with the Merger Agreement and documentation agreed by Industrial Income and the exchange agent immediately prior to the merger effective time.

Withholding

All payments under the Merger Agreement are subject to applicable withholding requirements.

Suspension of Industrial Income Dividend Reinvestment and Share Redemption Programs

Industrial Income agreed in the Merger Agreement to take all actions necessary to suspend the Industrial Income Third Amended and Restated Distribution Reinvestment Plan, which we refer to as the “DRIP,” effective as soon as practicable after the date of the Merger Agreement, and to ensure that no purchase or other rights under the DRIP enable the holder of such rights to acquire any interest in the Company or the surviving entity as a result of such purchase or the exercise of such rights at or after such date (except that, notwithstanding the foregoing, Industrial Income will be entitled to issue shares of the Industrial Income common stock under the DRIP in respect of cash dividends paid by Industrial Income with respect to the second quarter of 2015). In addition, Industrial Income agreed not to redeem shares of common stock after the signing of the Merger Agreement, except with respect to redemption elections made during the second quarter of 2015 under the Fourth Amended and Restated Share Redemption Program, which we refer to as the “SRP.” On July 28, 2015, Industrial Income announced that its board of directors, including all of its independent directors, had voted to suspend indefinitely as of such date and terminate the DRIP and the SRP, effective as of the merger effective time.

No Dissenters’ or Appraisal Rights

In accordance with Section 8.8 of our Charter, as permitted by the MGCL, holders of Industrial Income common stock are not entitled to dissenters’ or appraisal rights, or rights of objecting stockholders, with respect to the merger or the other transactions contemplated by the Merger Agreement and the board of directors of Industrial Income has not determined that any such rights will be available.

Representations and Warranties

The Merger Agreement contains a number of representations and warranties made by Industrial Income, on the one hand, and Parent, on the other hand. The representations and warranties were made by the parties as of the date of the Merger Agreement and do not survive the effective time of the merger. Certain of these representations and warranties are subject to specified exceptions and qualifications contained in the Merger Agreement and qualified by information Industrial Income filed with the SEC prior to the date of the Merger Agreement and in the disclosure letter Industrial Income delivered in connection with the Merger Agreement.

Representations and Warranties of Industrial Income

The Merger Agreement includes representations and warranties by Industrial Income relating to, among other things:

•	organization, valid existence, subsidiaries, good standing and qualification to conduct business;

•	organizational documents;

•	capital structure;

•	due authorization, execution, delivery and validity of the Merger Agreement;

•	enforceability of the Merger Agreement (subject to certain applicable creditors’ rights laws and general principles of equity);

•	absence of any conflict with or violation of organizational documents or applicable laws, and the absence of any violation or breach of, or default or consent requirements under, certain agreements;

•	permits and compliance with law;

•	SEC filings, financial statements and indebtedness;

•	absence of certain changes to Industrial Income’s business since December 31, 2014;

•	absence of undisclosed material liabilities;

•	absence of existing defaults or violations under organizational documents or certain other agreements;

•	litigation;

•	tax matters, including qualification as a REIT;

•	absence of employees and employee benefit plans (other than the Industrial Income Equity Incentive Plan and the Industrial Income Private Placement Equity Incentive Plan);

•	accuracy of information supplied for inclusion in the proxy statement;

•	intellectual property;

•	environmental matters;

•	real property and leases;

•	material contracts;

•	insurance;

•	opinion of financial advisor;

•	stockholder vote required in order to approve the Merger Agreement, the merger and the other transactions contemplated by the Merger Agreement;

•	broker’s, finder’s and similar fees or commissions;

•	inapplicability of the Investment Company Act of 1940, as amended;

•	related party transactions;

•	capital expenditures, allowances and other costs related to tenants;

•	exemption of the merger and the other transactions contemplated by the Merger Agreement from any federal and state anti-takeover statutes; and

•	disclosure controls and procedures and internal control over financial reporting.

Representations and Warranties of Parent

The Merger Agreement includes representations and warranties by Parent relating to, among other things:

•	organization, valid existence, good standing and qualification to conduct business;

•	due authorization, execution, delivery and validity of the Merger Agreement;

•	enforceability of the Merger Agreement (subject to certain applicable creditors’ rights laws and general principles of equity);

•	absence of any conflict with or violation of organizational documents or applicable laws, and the absence of any violation or breach of, or default or consent requirements under, certain agreements;

•	litigation;

•	accuracy of information supplied for inclusion in the proxy statement or other document filed with the SEC or other government agency in connection with the merger;

•	broker’s, finder’s and similar fees or commissions;

•	sufficiency of funds to pay the merger consideration and all amounts required to be paid by Parent and the surviving entity in connection with the transactions contemplated by the Merger Agreement and any other related fees and expenses and status of debt financing; and

•	absence of any agreements with Industrial Income related parties or ownership of any shares of Industrial Income common stock.

Definition of “Company Material Adverse Effect”

Many of the representations of Industrial Income are qualified by a “company material adverse effect” standard (that is, they will not be deemed to be untrue or incorrect unless their failure to be true or correct, individually or in the aggregate, would reasonably be expected to have a material adverse effect). For the purposes of the Merger Agreement, “company material adverse effect” means any event, circumstance, change, effect, development, condition or occurrence that

•	has had or would have a material adverse effect on the business, assets, liabilities, condition (financial or otherwise) or results of operations of Industrial Income and its subsidiaries, taken as a whole, or

•	would or would reasonably be expected to prevent or materially impair or delay the ability of Industrial Income to consummate the merger no later than November 16, 2015.

However, for purposes of the first bullet above, any event, circumstance, change, effect, development, condition or occurrence will not be considered a company material adverse effect to the extent arising out of or resulting from the following:

•	any failure of Industrial Income to meet any projections or forecasts, or any estimates of earnings, revenues or other metrics for any period (provided, that any event, circumstance, change, effect, development, condition or occurrence giving rise to such failure may be taken into account in determining whether there has been a company material adverse effect);

•	any changes that affect the industrial real estate industry generally;

•	any changes in the United States or global economy or capital, financial or securities markets generally, including changes in interest or exchange rates;

•	any changes in the legal, regulatory or political conditions in the United States or in any other country or region of the world;

•	the commencement, escalation or worsening of a war or armed hostilities or the occurrence of acts of terrorism or sabotage occurring after the date of the Merger Agreement;

•	the negotiation, execution, delivery and performance of the Merger Agreement or the public announcement of the merger or the other transactions contemplated by the Merger Agreement, including the impact thereof on relationships, contractual or otherwise, with tenants, suppliers, lenders, investors, venture partners or employers (provided, however, that the exception in this clause does not apply to the representation of Industrial Income with respect to conflicts with law, contracts, organizational documents and other documents);

•	the taking of any action expressly required by the Merger Agreement, the taking of any action at the written request or with the prior written consent of Parent or the failure to take any action at the request of Parent;

•	earthquakes, hurricanes, floods or other natural disasters; or

•	changes in law or GAAP (or the interpretation thereof);

which,

•	in the case of the second, third, fourth, fifth and ninth bullet points above, do not disproportionately affect Industrial Income and its subsidiaries, taken as a whole, relative to others similarly situated in the industrial real estate industry in the United States, and

•	in the case of the eighth bullet point above, do not disproportionately affect Industrial Income and its subsidiaries, taken as a whole, relative to others in the industrial real estate industry in the geographic regions in which Industrial Income and its subsidiaries operate.

For the purposes of the Merger Agreement, a “parent material adverse effect” means any event, circumstance, change, effect, development, condition or occurrence that would reasonably be expected to prevent or materially delay the consummation of the merger or any of the other transactions contemplated by the Merger Agreement or to prevent or materially impair or delay the ability of Parent or Merger Sub to perform their obligations under the Merger Agreement.

Covenants and Agreements

Conduct of Business by Industrial Income Pending the Merger

Industrial Income has agreed to certain restrictions on the conduct of its business and that of its subsidiaries until the earlier to occur of the effective time of the merger and the date, if any, on which the Merger Agreement is validly terminated. In general, except to the extent required by law, as may be consented to in advance in writing by Parent (which consent shall not be unreasonably withheld, delayed or conditioned), as may be expressly contemplated, required or permitted pursuant to the Merger Agreement, or as set forth in the Industrial Income disclosure letter, Industrial Income has agreed that it will, and will cause each of its subsidiaries to,

•	conduct its business in the ordinary course and in a manner consistent with past practice in all material respects, and

•	use its reasonable best efforts to

•	maintain its material assets and properties in their current condition (normal wear and tear and damage caused by casualty or by any reason outside of Industrial Income or any of its subsidiaries’ control expected),

•	preserve intact in all material respects its current business organization, goodwill, ongoing businesses and significant relationships with customers, suppliers, distributors, creditors, lessors and tenants and other significant third parties,

•	keep available the services of its present executive officers,

•	maintain all Industrial Income insurance policies or substitutes therefor,

•	maintain the status of Industrial Income as a REIT, and

•	comply in all material respects with all applicable laws and Industrial Income permits.

Without limiting the foregoing, Industrial Income has also agreed that, subject to certain specified exceptions, including those discussed below, and except to the extent required by law, as may be consented to in writing by Parent (which consent shall not in any case be unreasonably withheld, delayed or conditioned (it being understood that with respect to certain items below, Parent’s consent shall be deemed given if Parent has not, within five business days, so provided or withheld such consent)), as may be expressly contemplated, required or permitted by the Merger Agreement or as set forth in certain applicable schedules attached thereto, Industrial Income will not, and it will not cause or permit any of its subsidiaries to, do any of the following (it being understood and agreed by the parties to the Merger Agreement that none of the covenants or restrictions set forth in the bullets below will apply to any joint ventures of Industrial Income, except to the extent that any such action may only be taken by the applicable joint venture following the approval of such action by a subsidiary of Industrial Income in respect thereto):

•	amend or propose to amend its organizational documents, such equivalent organizational or governing documents of any subsidiary of Industrial Income, if such amendment would be materially adverse to Industrial Income or Parent, or waive the stock ownership limitations set forth in its organizational documents;

•	split, combine, reclassify or subdivide any shares of stock or other equity securities or ownership interests of Industrial Income or any of its subsidiaries (other than any wholly-owned subsidiary of Industrial Income);

•	declare, set aside or pay any dividend on or make any other distributions (whether in cash, stock, property, or otherwise) with respect to shares of capital stock or other equity securities or ownership interests in Industrial Income or any of its subsidiaries, except for

•	the declaration and payment by Industrial Income of regular daily dividends, aggregated and paid quarterly in accordance with past practice at a daily rate that equates to an annual rate not to exceed $0.625 per share of Industrial Income common stock,

•	the declaration and payment of regular distributions that are required to be made in respect of Industrial Income OP Units to the extent necessary for Industrial Income to pay such dividends,

•	the declaration and payment of dividends or other distributions by any directly or indirectly wholly-owned subsidiary of Industrial Income to its parent entity, or

•	distributions by any subsidiary of Industrial Income or any other entity in which Industrial Income owns an interest that is not wholly-owned, directly or indirectly, by Industrial Income, in accordance with the organizational documents of such subsidiary of Industrial Income or other entity in which Industrial Income owns an interest (provided that notwithstanding the restrictions on dividends and other distributions in this clause, Industrial Income and its subsidiaries are permitted to make distributions, including under Sections 858 or 860 of the Code, reasonably necessary for Industrial Income to maintain its status as a REIT under the Code and avoid or reduce the imposition of any entity level income or excise tax under the Code);

•	redeem, repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock or other equity interests of Industrial Income or any of its subsidiaries, other than

•	the redemption of Industrial Income special units in accordance with the terms of the Industrial Income partnership agreement and the Merger Agreement,

•	the acquisition by Industrial Income in the ordinary course of business consistent with past practice in connection with the forfeiture of awards pursuant to the terms of the Industrial Income Equity Incentive Plan or the Industrial Income Private Placement Equity Incentive Plan upon termination of service of an award holder, or

•	the redemption of shares of common stock under the Company’s Fourth Amended and Restated Share Redemption Plan with respect to redemption elections made during the second quarter of 2015;

•	except for transactions among Industrial Income and one or more of its wholly-owned subsidiaries or among one or more of its wholly-owned subsidiaries, or as otherwise contemplated in the following bullet point, issue, deliver, sell, pledge, dispose, encumber or grant, or propose or authorize to do any of the foregoing, any shares of Industrial Income or any of its subsidiaries’ capital stock, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of Industrial Income or any of its subsidiaries’ capital stock or other equity interests (except that Industrial Income may issue shares of Industrial Income common stock pursuant to the Industrial Income DRIP in respect of cash dividends paid by Industrial Income with respect to the second quarter of 2015;

•	acquire or agree to acquire (including by merger, consolidation or acquisition of stock or assets) any real property, personal property (other than personal property at a cost of less than $100,000 in the aggregate), corporation, partnership, limited liability company, other business organization or any division or material amount of assets thereof, except acquisitions by Industrial Income or any wholly-owned Industrial Income subsidiary of or from an existing wholly-owned subsidiary of Industrial Income, or with respect to certain pending acquisitions;

•	sell, mortgage, pledge, assign, transfer, dispose of or encumber, incur any, or modify any existing, lien (other than certain permitted liens) or effect a deed in lieu of foreclosure with respect to, material properties or assets (including, for the avoidance of doubt, any real property owned or leased by the Company or its subsidiaries, other than as set forth in a schedule to the Merger Agreement;

•	incur, create, assume, refinance, replace or prepay any indebtedness for borrowed money or issue or amend the terms of any debt securities of Industrial Income or any of its subsidiaries, or assume, guarantee or endorse, or otherwise become responsible (whether directly, contingently or otherwise) for the indebtedness of any other person (other than any wholly-owned subsidiary of Industrial Income), except

•	indebtedness incurred under Industrial Income’s existing secured and unsecured revolving and term loan credit facilities in the ordinary course of business consistent with past practice (including any reborrowings thereunder) or

•	refinancing of existing indebtedness as and when such Indebtedness comes due as set forth in a schedule to the Merger Agreement to the extent no prepayment penalty or premium is due so long as

•	the terms of such new indebtedness will not be more onerous than the existing indebtedness (unless such refinancing is consummated through use of Industrial Income’s existing secured and unsecured revolving and term loan credit facilities),

•	there will be no new or increase in any, penalty, prepayment premium, defeasance or termination fee, or similar cost than already existing in the indebtedness being replaced (other than relating to any refinancing that is consummated through use of Company’s existing secured and unsecured revolving and term loan credit facilities, including any LIBOR breakage fees under such facilities), and

•	the principal amount of such replacement indebtedness incurred in connection with such refinancing will not be greater than the indebtedness it is replacing);

•	make any loans, guarantees, advances or capital contributions to, or investments in, any other person (including to any of its officers, directors, affiliates, agents or consultants), make any change in its existing borrowing or lending arrangements for or on behalf of such persons, or enter into any “keep well” or similar agreement to maintain the financial condition of another entity, other than

•	by Industrial Income or a subsidiary of Industrial Income,

•	loans, advances or investments required to be made under any of the Industrial Income leases and which are consistent with the Industrial Income disclosure letter pursuant to which any third party is a lessee or sub lessee on any Industrial Income property or any existing joint venture arrangements to which a subsidiary of Industrial Income is a party as of the date of the Merger Agreement,

•	in connection with certain not otherwise prohibited capital expenditures, allowances and other costs related to tenants that are set forth in the Industrial Income disclosure letter, or

•	certain permitted investments;

•	enter into, renew, modify, amend or terminate, or waive, release, compromise or assign any rights or claims under, any Industrial Income material contract or (or any contract that, if existing as of the Merger Agreement date, would be an Industrial Income material contract), other than

•	any termination or renewal in accordance with the terms of any existing Industrial Income material contract that occurs automatically without any action (other than notice of renewal) by Industrial Income or any subsidiary of Industrial Income or

•	in connection with certain not otherwise prohibited allowances and other costs related to tenants that are set forth in the Industrial Income disclosure letter;

•	enter into, renew, modify, amend or terminate, or waive, release, compromise or assign any rights or claims under, any Industrial Income related party agreement;

•	enter into, renew, modify, amend or terminate, or waive, release, consent to, compromise or assign any rights or claims under, any Industrial Income lease, except for

•	entering into, renewing, modifying, amending or terminating any lease, or waiving, releasing, consenting to, compromising or assigning rights or claims under any lease, that covers gross leasable area of less than 20,000 square feet and on commercially reasonable terms consistent with past practice, and

•	any entry into, renewal, modification, amendment or termination in accordance with the terms of any such lease that occurs without any required approval (other than notice of renewal or by amendment that does not change any material terms of such lease) by Industrial Income or any of its subsidiaries (it being acknowledged and agreed that the participation by Industrial Income or any of its subsidiaries in any fair market value determination or similar process required by any Industrial Income lease will not constitute a violation of this section) (provided that neither Industrial Income nor any of its subsidiaries will consent to any assignment, license or sublease of any Industrial Income lease that covers a gross leasable area of greater than 20,000 square feet (unless required by the terms of any applicable Industrial Income lease));

•	make any payment, direct or indirect, of any liability of Industrial Income or any of its subsidiaries before the same comes due in accordance with its terms, other than

•	in the ordinary course of business consistent with past practice or

•	refinancings, repayments or prepayments of any indebtedness otherwise permitted under the Merger Agreement;

•	waive, release, assign, settle or compromise any claim or action, other than

•	certain claims or actions set forth in a schedule to the Merger Agreement and

•	waivers, releases, assignments, settlements or compromises that

•	with respect to the payment of monetary damages, involve

•	only the payment of any payment (including applicable deductibles) payable under an insurance policy insuring Industrial Income or a subsidiary of Industrial Income or

•	any monetary damages that are

•	equal to or less than the amounts specifically reserved with respect thereto on the most recent balance sheet of Industrial Income filed with the SEC documents and publicly available prior to the date of the Merger Agreement or

•	do not exceed $25,000 individually or $100,000 in the aggregate,

•	do not involve the imposition of injunctive relief against Industrial Income, any of its subsidiaries or the surviving entity and

•	do not provide for any admission of material liability by Industrial Income or any of its subsidiaries, excluding in each case any such matter relating to taxes;

•	hire any employee, officer or director of Industrial Income or any of its subsidiaries or appoint any person to a position of officer or director of Industrial Income or any of its subsidiaries (other than to replace any officer that departs after the date of the Merger Agreement or in connection with the appointment of directors as may be elected by the Industrial Income’s stockholders at the Industrial Income’s annual meeting);

•	increase in any manner the amount, rate or terms of compensation or benefits from Industrial Income or any of its subsidiaries of any of Industrial Income’s directors or officers;

•	enter into, or adopt any employment, bonus, severance or retirement contract or other compensation or benefit plan;

•	except as may be specifically required under an Industrial Income benefit plan and which, in each case, is described in the Industrial Income disclosure letter, grant, confer, award, or modify the terms of any options, convertible securities, restricted stock, restricted stock units, phantom shares, equity-based compensation or other rights to acquire, or denominated in, any of the Industrial Income’s or any of its subsidiaries’ capital stock or other voting securities or equity interests (except as explicitly required by the terms of any unexercisable options or other equity awards outstanding on the date of the Merger Agreement);

•	fail to maintain all financial books and records in all material respects in accordance with GAAP or make any material change to its methods of accounting in effect at January 1, 2015, except as required by a change in GAAP or in applicable law, or make any change with respect to accounting policies, principles or practices unless required by GAAP or the SEC;

•	enter into any new line of business;

•	fail to duly and timely file all material reports and other material documents required to be filed with any governmental authority, subject to extensions permitted by law;

•	enter into any tax protection agreement, make, change or rescind any election relating to taxes, change a method of tax accounting, file or amend any tax return, settle or compromise any federal, state, local or foreign tax liability, audit, claim or assessment, enter into any closing agreement related to taxes, or knowingly surrender any right to claim any tax refund, except, in each case,

•	to the extent required by law, or

•	to the extent necessary

•	to preserve Industrial Income’s qualification as a REIT under the Code, or

•	to qualify or preserve the status of any subsidiary of Industrial Income as a disregarded entity or partnership for United States federal income tax purposes or as a qualified REIT subsidiary or a taxable REIT subsidiary under the applicable provisions of Section 856 of the Code, as the case may be;

•	take any action that would, or fail to take any action, the failure of which to be taken would, reasonably be expected to cause Industrial Income to fail to qualify as a REIT or any of its subsidiaries to cease to qualify or preserve the status as a disregarded entity or partnership for United States federal income tax purposes or as a qualified REIT subsidiary or a taxable REIT subsidiary under the applicable provisions of Section 856 of the Code, as the case may be;

•	adopt a plan of merger, complete or partial liquidation or resolutions providing for or authorizing such merger, liquidation or a dissolution, consolidation, recapitalization or bankruptcy reorganization, except in connection with any transaction permitted by the sixth and seventh bullet points above in a manner that would not reasonably be expected to be materially adverse to Industrial Income or to prevent or impair the ability of Industrial Income to consummate the merger;

•	form any new funds or joint ventures;

•	assume, make or commit to assume or make any capital expenditures, allowances or other costs related to tenants, including in connection with any expansion rights, except

•	as set forth within the Industrial Income disclosure letter,

•	for the expansion of an Industrial Income property pursuant to expansion rights required by an Industrial Income lease with a tenant or

•	capital expenditures, in the ordinary course of business consistent with past practice, necessary to repair and/or prevent damage to any of the Industrial Income properties or as is necessary in the event of an emergency situation, after prior notice to Parent (provided that if the nature of such emergency renders prior notice to Parent impracticable, Industrial Income will provide notice to Parent as promptly as practicable);

•	assume, make or commit to assume or make any capital or other expenditures in connection with any Excluded Properties (as defined below) in excess of scheduled amounts;

•	amend or modify the compensation terms or any other obligations of Industrial Income contained in the engagement letter with BofA Merrill Lynch and CBRE in a manner adverse to Industrial Income, any subsidiary of Industrial Income, or the surviving entity or engage other financial advisers in connection with the transactions contemplated by the Merger Agreement;

•	except to the extent permitted below under “—No Solicitation of Transactions” and under “—Adverse Recommendation Change” take any action that would, or would reasonably be expected to, prevent or delay the consummation of the transactions contemplated by the Merger Agreement on or prior to November 16, 2015;

•	authorize, approve, consent to or otherwise permit any transaction or Industrial Income property to be subject to any new participation agreement providing a third party the right to participate, invest, join, partner, have any material interest in or have the right to any of the foregoing in any proposed or anticipated investment opportunity, joint venture, partnership or any other current or future transaction or property in which the Company has or will have a material interest; or

•	authorize, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

The above restrictions, however, will not prohibit Industrial Income from taking any action, at any time or from time to time, that in the reasonable judgment of the Industrial Income board of directors, upon advice of counsel to Industrial Income, is reasonably necessary for Industrial Income to avoid or to continue to avoid incurring entity level income or excise taxes under the Code or to maintain its qualification as a REIT under the Code for any period or portion thereof ending on or prior to the effective time of the merger, including making dividend or other distribution payments to stockholders of Industrial Income or holders of Industrial Income OP Units in accordance with the Merger Agreement or otherwise as permitted pursuant to the above third bullet or to qualify or preserve the status of any subsidiary of Industrial Income as a disregarded entity or partnership for U.S. federal income tax purposes or as a qualified REIT subsidiary or a taxable REIT subsidiary under the applicable provisions of Section 856 of the Code.

Excluded Properties

The above restrictions, however, will not prohibit Industrial Income or any of its subsidiaries from taking any action, at any time, in connection with:

•	the formation of one or more new subsidiaries of Industrial Income to acquire the Excluded Properties, and the transfer, conveyance or distribution of one or more Excluded Properties, directly or indirectly, to such newly form subsidiaries of Industrial Income or pre-existing subsidiaries of Industrial Income (in transactions that are not taxable to Industrial Income or its subsidiaries for U.S. federal income tax purposes) or otherwise in connection with the Excluded Property Transactions (as defined below);

•	the amendment of the organizational documents of Industrial Income subsidiaries to permit or effectuate the Excluded Properties Transactions;

•	the incurrence, creation, assumption, refinancing or replacement of any Indebtedness, by any entity that is formed or any subsidiary of Industrial Income which only owns, directly or indirectly, one or more Excluded Properties, and which only encumbers any Excluded Properties or subsidiaries of Industrial Income that Parent and Merger Sub will not acquire in the merger (so long as any such indebtedness will be discharged or assumed by (or the applicable obligors shall be transferred to) the liquidating company prior to the closing of the merger and neither Industrial Income nor any of its subsidiaries that are acquired by Parent and Merger Sub in the merger will have any liability or obligation with respect to such indebtedness);

•	the making of any election by any newly formed entity to be treated as a “taxable REIT subsidiary” within the meaning of Section 856(l) of the Internal Revenue Code (a “Taxable REIT Subsidiary”); and/or

•

the distribution of any cash proceeds received in connection with the incurrence of the indebtedness described above in the third bullet point under “—Excluded Properties”, net of any fees, expenses, Taxes and any other costs arising from the Excluded Property Distribution (as defined below) (the

“Liquidation Expenses”) (so long as the liquidating company reimburses the Company for any Liquidation Expenses as they are incurred and come due).

The matters set forth in the bullets above are referred to as the “Excluded Property Transactions.” Notwithstanding the above:

•	any Excluded Property Transaction may not impair the ability to complete the merger on or before November 16, 2015;

•	Industrial Income and its subsidiaries may not take any action in connection with the Excluded Property Transactions in contravention of any laws or any organizational documents of Industrial Income or its subsidiaries (as those organizational documents may be amended in accordance with the Merger Agreement to permit the Excluded Property Transactions);

•	Industrial Income and its subsidiaries may not take any action that could adversely affect the classification of Industrial Income as a REIT; and

•	Industrial Income and its subsidiaries may not take any action that would reasonably be expected to result in certain adverse tax consequences for Industrial Income or any of its subsidiaries.

Prior to the merger effective time, Industrial Income, its subsidiaries, our Advisor and their Affiliates may not engage in any marketing or other sales activity with respect to the Excluded Properties or enter into or engage in any transaction that results in a taxable sale or exchange of any Excluded Property or subdivide any land which comprises and Excluded Property.

To the extent that an Excluded Property and real property of Industrial Income that is not an Excluded Property are contiguous, the parties to the Merger Agreement will reasonably cooperate in good faith to cause the appropriate persons to enter into such reciprocal and other easements, declarations or other agreements, as are reasonably necessary to provide access or other necessary property required by such property.

Prior to the closing of the merger, Industrial Income is required to transfer its subsidiaries that own the Excluded Properties to one or more entities that will be distributed to a liquidating trust, the interests in which will be distributed (the “Excluded Property Distribution”) to the holders of Industrial Income’s common stock and restricted stock immediately prior to the merger effective time. Prior to the Excluded Property Distribution, the liquidating trust is required to reimburse Industrial Income and its subsidiaries for any liquidation expenses not yet netted from any distribution or otherwise reimbursed and agree to indemnify and hold harmless Industrial Income, its subsidiaries (other than the selling entity or the liquidating company or its subsidiaries) and their respective representatives against any and all claims, expenses, losses, damages, injury, penalties, settlement, award, obligation, Taxes, interest or any other liabilities relating to, arising from, or in connection with the Excluded Properties, the Excluded Property Transactions, and the transactions described in this paragraph.

No Solicitation of Transactions

Except as otherwise provided below, during the time between the date of the Merger Agreement and the earlier to occur of the effective time of the merger and the date, if any, on which the Merger Agreement is validly terminated, Industrial Income. will not, and will cause its subsidiaries not to, and will not authorize any directors, trustees, officers, employees, advisors, agents or other representatives of Industrial Income or any of its subsidiaries to (and will instruct such representative of Industrial Income or any of its subsidiaries not to),

•	solicit, initiate or knowingly encourage or facilitate any inquiry, proposal or offer with respect to, or the announcement, making or completion of, any Acquisition Proposal (as defined below), or any inquiry, proposal or offer that is reasonably likely to lead to any Acquisition Proposal,

•	enter into, continue or otherwise participate or engage in any negotiations regarding, or furnish to any person other than Parent or its representatives any non-public information or data with respect to, any Acquisition Proposal,

•	approve, recommend, publicly declare advisable or enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, Merger Agreement, share exchange agreement, consolidation agreement, option agreement, joint venture agreement, partnership agreement or other agreement in each case related to an Acquisition Proposal (other than certain confidentiality agreements) or requiring or having the effect of requiring Industrial Income to abandon, terminate or breach its obligations under the Merger Agreement or fail to consummate the merger, or

•	agree to or propose publicly to do any of the foregoing.

Additionally, Industrial Income will, and will cause each of its subsidiaries, and will instruct and use its reasonable best efforts to cause the representatives of Industrial Income and its subsidiaries to,

•	immediately cease and cause to be terminated all existing negotiations and other activities with any person and its representatives with respect to any Acquisition Proposal (including by terminating access to any data room maintained in connection therewith),

•	instruct and cause any person and its representatives (other than Parent or any of its representatives) who have been furnished confidential information regarding Industrial Income or any subsidiary of Industrial Income in connection with the solicitation of or discussions regarding an Acquisition Proposal to promptly return or destroy all information, documents, and materials relating to the Acquisition Proposal or to Industrial Income or its businesses, operations or affairs heretofore furnished by Industrial Income or any of the representatives of Industrial Income to such person or its representatives in accordance with the terms of any confidentiality agreement with such person (to the extent provided for in such confidentiality agreement, and

•	not terminate, waive, amend, release, modify or fail to enforce any provision of any standstill agreement (including any standstill provisions contained in any confidentiality or other agreement) to which it or any of its affiliates or representatives is a party (provided that notwithstanding anything in the Merger Agreement to the contrary, it is understood and agreed that Industrial Income by execution of the Merger Agreement will be deemed to have waived immediately prior to the date of the Merger Agreement any provision in any such agreement that prohibits the counterparty thereto from confidentially requesting Industrial Income or such subsidiary of Industrial Income to amend or waive the standstill provision in such agreement (i.e., a “don’t ask, don’t waive” provision) to the extent necessary (and only to such extent) to enable such counterparty to convey confidentially an Acquisition Proposal to the Industrial Income board of directors), unless, solely with respect to this provision, the Industrial Income board of directors determines in good faith (after consultation with outside counsel) that such action would be inconsistent with its duties under applicable law.

For the purposes of the Merger Agreement, “Acquisition Proposal” means any proposal, offer, or inquiry from any person or “group” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) relating to any direct or indirect acquisition or purchase, in one transaction or a series of transactions, including any merger, reorganization, recapitalization, restructuring, share exchange, consolidation, tender offer, exchange offer, stock acquisition, asset acquisition, business combination, liquidation, dissolution, joint venture, sale, lease, exchange, license, transfer or disposition or similar transaction of

•	assets or businesses of Industrial Income and its subsidiaries that generate 25% or more of the net revenues or net income or that represent 25% or more of the consolidated total assets (based on fair market value) of Industrial Income and its subsidiaries, taken as a whole, immediately prior to such transaction, or

•

25% or more of any class of capital stock, other equity security or voting power of Industrial Income or any resulting parent company of Industrial Income, including any tender offer or exchange offer in which any person or “group” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) seeks to acquire beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) or the right to acquire beneficial ownership of 25% or more of the outstanding shares of any class of voting securities of Industrial Income or Industrial Income LP, in each case other than the transactions contemplated by the Merger Agreement.

Notwithstanding the restrictions set forth above, the Merger Agreement provides that, at any time prior to obtaining the Industrial Income stockholder approval, Industrial Income may (and may authorize its subsidiaries and its and their representatives to), in response to a bona fide written Acquisition Proposal (that did not result from a breach of the Merger Agreement) from a third party, subject to giving Parent 24 hours prior written notice,

•	furnish non-public information to such third party making the Acquisition Proposal, subject to first entering into a confidentiality agreement having provisions that are no less favorable to those contained in the confidentiality agreement between Parent and Industrial Income and so long as all such information is provided to Parent, as applicable, prior to or concurrently with the time that such information is provided to such third party if it has not been provided previously, and

•	participate in negotiations with the third party making the Acquisition Proposal, in each case, so long as the Industrial Income board of directors has determined in good faith (after consultation with Industrial Income’s outside counsel and financial advisors, as applicable) that the Acquisition Proposal constitutes or is reasonably likely to lead to a superior proposal (as defined below).

Notwithstanding the foregoing, the Company and its subsidiaries may continue to take the necessary steps toward (but without filing any documents with the SEC or any other governmental authority publicly announcing or consummating)

•	a potential future listing by Industrial Income,

•	a potential initial public offering of the Industrial Income common stock or other common equity of Industrial Income,

•	the potential acquisition of Industrial Income Advisors LLC and/or any of its affiliates, and/or

•	any related actions (including the preparation of any platform acquisition documentation, S-11 or proxy statement). We refer to the preceding four described actions as “listing transactions.”

If Industrial Income, any subsidiary of Industrial Income or any of their representatives receives from any third party

•	any Acquisition Proposal or any written indication that would reasonably be expected to result in an Acquisition Proposal,

•	any request for non-public information relating to Industrial Income or any subsidiary of Industrial Income that informs Industrial Income or any subsidiaries of Industrial Income that it is considering making, or has made, an Acquisition Proposal or

•	any inquiry or request for discussions or negotiations regarding any Acquisition Proposal, then Industrial Income must promptly notify Parent in writing of the identity of such third party and provide Parent with a copy of such Acquisition Proposal (including copies of any related debt and equity financing commitments), indication, inquiry or request or, if not in writing, a written description of the material terms thereof, and shall keep Parent informed (orally and, if requested by Parent, in writing) on a reasonably current basis of the nature, status and material terms of any such Acquisition Proposal, indication, inquiry or request (including the withdrawal or rejection thereof and any amendments or proposed amendments thereto).

In addition, Industrial Income must promptly notify Parent if Industrial Income determines to begin providing non-public information or to engage in negotiations concerning an Acquisition Proposal pursuant to the above description and will in no event begin providing such information or engaging in such discussions or negotiations prior to providing such notice.

For purposes of the Merger Agreement and with respect to an Acquisition Proposal, “superior proposal” means any bona fide, written Acquisition Proposal made after the date of the Merger Agreement (with all percentages included in the definition of “Acquisition Proposal” increased to 50%), taking into account all legal, financial, regulatory and other aspects of the proposal and the person making the proposal, that the Industrial Income board of directors determines in good faith (after consulting with its outside legal counsel and financial advisors)

•	if consummated, would be more favorable to the stockholders of Industrial Income in their capacity as such from a financial point of view than the transactions contemplated by the Merger Agreement (including any adjustment to the terms and conditions thereof proposed in writing by Parent in response to any such Acquisition Proposal), and

•	if accepted, is reasonably likely to be completed on the terms proposed on a timely basis.

Adverse Recommendation Change

Except as described below, the Industrial Income board of directors may not

•	withdraw (or modify or qualify in any manner adverse to Parent or publicly propose to withdraw, modify or qualify in any manner adverse to Parent) the Industrial Income board of directors recommendation with respect to the Merger Agreement or the transaction contemplated by the Merger Agreement,

•	fail to publicly reaffirm the Industrial Income board of directors recommendation within 10 business days after receipt of a written request by Parent following an Acquisition Proposal (or material modification thereto) becoming publicly known or the commencement of a tender or exchange offer (or material modification thereto) for any outstanding shares of capital stock of Industrial Income,

•	adopt, approve, or publicly recommend, endorse or otherwise declare advisable the adoption of any Acquisition Proposal or

•	agree, propose or announce its intention to do any of the foregoing. We refer to these described actions as an “Adverse Recommendation Change.”

Notwithstanding the foregoing, at any time prior to obtaining the Industrial Income stockholder approval, the Industrial Income board of directors may make an Adverse Recommendation Change or cause or permit Industrial Income or any of its subsidiaries to enter into any alternative acquisition agreement relating to any Acquisition Proposal, if:

•	Industrial Income has terminated the Merger Agreement pursuant to the provision described in the first bullet point under “—Termination of the Merger Agreement—Termination by Industrial Income” and promptly thereafter enters into an Industrial Income alternative acquisition agreement;

•	the Acquisition Proposal was not the result of a violation of Industrial Income’s obligations pursuant to the provisions described under “—No Solicitation of Transactions” above;

•	Industrial Income has provided to Parent a written notice detailing the material terms and conditions of such superior proposal and including copies of the definitive agreements (and, if applicable, the debt and equity financing commitments relating thereto) in the form to be entered into and identifying the person or group making such superior proposal (which notice shall not be deemed to be in and of itself, an Adverse Recommendation Change);

•	if requested by Parent, Industrial Income negotiates in good faith regarding any changes to the terms of the Merger Agreement proposed by Parent during the three business days immediately following the receipt of the written notice (it being agreed that any material amendment to a material term of such Acquisition Proposal will require a new written notice); and

•

at the end of the applicable period, after considering any counter-offer made by Parent, the Industrial Income board of directors determines in good faith (after consultation with outside counsel and its financial advisors) that such Acquisition Proposal continues to constitute a superior proposal and, after consultation with outside counsel, that the failure to make an Adverse Recommendation Change would be inconsistent with its duties under applicable law.

The Merger Agreement does not prohibit Industrial Income or the Industrial Income board of directors through its representatives, directly or indirectly, from

•	issuing a “stop, look and listen” communication pursuant to Rule 14d-9(f) under the Exchange Act pending disclosure of its position thereunder or taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a), or making a statement contemplated by Rule 14d-9 under the Exchange Act or Item 1012(a) of Regulation M-A under the Exchange act, or

•	making any disclosure to its stockholders if, in the good faith judgment of the Industrial Income board of directors (after consultation with outside counsel), failure to so disclose would be inconsistent with its duties under applicable law (provided that a “stop, look and listen” communication or similar communication of the type contemplated by rule 14d-9(f) under the Exchange Act will not be deemed an Adverse Recommendation Change.

Industrial Income has agreed not to submit any Acquisition Proposal other than the merger to a vote of its respective stockholders prior to the termination of the Merger Agreement.

Proxy Statement; Stockholders Meetings

The Merger Agreement provides that Industrial Income will, at its expense, prepare and cause to be filed with the SEC this proxy statement in preliminary form. Industrial Income will use its commercially reasonable efforts to mail or deliver the proxy statement to its stockholders as promptly as practicable. Parent will furnish all information concerning itself, its affiliates, and the holders of its capital stock to Industrial Income and provide such other assistance as may be reasonably requested by Industrial Income in connection with the preparation, filing and distribution of the proxy statement. Industrial Income will include in the proxy statement its recommendation to its stockholders that they approve the merger and the other transactions contemplated by the Merger Agreement and will use its reasonable best efforts to hold its stockholder meeting as soon as reasonably practicable after the date of the Merger Agreement.

Access to Information; Confidentiality

The Merger Agreement requires Industrial Income to provide Parent, upon reasonable advance notice and during normal business hours, reasonable access to its properties, offices, books, contracts, personnel and records (including access to the real properties owned or leased by the Company and its subsidiaries (other than Excluded Properties) for the purposes of conducting Phase II investigations for which Parent has a reasonable basis to request Phase II investigations and subject to the prior written consent of Industrial Income (not to be unreasonably withheld or delayed) (so long as all such investigations conducted by or at the direction of Parent are reasonable in scope and are subject to the requirements and obligations of Parent and its affiliates that are set forth in separate access agreements with Industrial Income)), and Industrial Income is required to furnish reasonably promptly to Parent a copy of each report, schedule, registration statement and other document filed prior to closing pursuant to federal or state securities laws and all other information (financial or otherwise) concerning its business, properties and personnel as the other party may reasonably request.

Parent will hold, and will cause its representatives and affiliates to hold, any nonpublic information, including any information exchanged pursuant to this section, in confidence to the extent required by and in accordance with, and will otherwise comply with, the terms of the confidentiality agreement between Parent and Industrial Income, which shall remain in full force and effect pursuant to the terms thereof notwithstanding the provision of the confidentiality agreement providing that it will terminate upon the execution and delivery of the Merger Agreement.

Public Announcements

Each of Parent, Industrial Income and Merger Sub have agreed, subject to certain exceptions, to consult with each other before issuing any press release or otherwise making any public statements or filings with respect to the Merger Agreement or any of the transactions contemplated by the Merger Agreement. In addition, each of Parent, Industrial Income and Merger Sub will, subject to certain exceptions, not issue any press release or otherwise make a public statement or filing without obtaining the other party’s consent (not to be unreasonably withheld, conditioned or delayed).

Indemnification; Directors’ and Officers’ Insurance

From and after the effective time of the merger, pursuant to the terms of the Merger Agreement and subject to certain limitations, Parent and the surviving entity will indemnify and hold harmless, among others, any director, manager, trustee, agent, fiduciary, advisor, officer or person acting in a similar capacity of Industrial Income and its subsidiaries (which we refer to as the indemnified parties), against any losses or claims relating to

•	the indemnified parties’ duties or services as a director, manager, trustee, agent, fiduciary, advisor, officer or person acting in a similar capacity of Industrial Income or its subsidiaries prior to the effective time of the merger, or

•	the Merger Agreement or any of the transactions contemplated by the Merger Agreement, except that the surviving entity will have no obligation under the Merger Agreement to indemnify any of the indemnified parties for any amounts arising out of actions or omissions by the indemnified parties

•	which would not otherwise be indemnifiable pursuant to the MGCL (whether or not the MGCL were to apply) or the terms and conditions of the Company’s Charter and

•	unless any indemnified party to whom expenses are to be advanced provides the surviving entity with

•	written affirmation of the indemnified party’s good faith belief that such person has met the standard of conduct necessary for indemnification and

•	a written agreement to repay the amount repaid or reimbursed by the surviving entity if it is ultimately determined that the indemnified party did not comply with the requisite standard of conduct and is not entitled to indemnification.

The Merger Agreement provides that for a period of six years after the merger effective time, the organizational documents of the surviving entity and any applicable subsidiary of the Company will contain provisions no less favorable with respect to indemnification and limitations on liability of directors, officers, trustees, agents or fiduciaries than are set forth in our existing Charter, bylaws, the partnership agreement of the Operating Partnership and the organizational documents of other subsidiaries of the Company, and that those provisions will not be amended, repealed or otherwise modified during that period in any manner that would affect adversely the rights of any person who at or prior to the merger effective time were our or our subsidiaries’ directors, officers, trustees, employees, agents, or fiduciaries, except as required by law and then only to the minimum extent required by law.

For a period of six years after the effective time of the merger, Parent or the surviving entity will maintain in effect Industrial Income’s current directors’ and officers’ liability insurance covering each person covered by such policy as of the date of signing of the Merger Agreement for acts or omissions occurring prior to and through the effective time of the merger; except that in lieu of Parent’s or the surviving entity’s obligation hereunder,

•

Parent or the surviving entity, as applicable, may substitute for such policy policies of an insurance company with the same or better rating as the Company’s current insurance carrier, the terms of which, including coverage and amount, are no less favorable to such directors and officers than the Company’s existing policies as of the date of the Merger Agreement and which substitute policies are reasonably acceptable to Industrial Income, or

•	Parent or, in consultation with Parent, the Company may obtain extended reporting period coverage under the Company’s or an applicable Industrial Income subsidiary’s existing insurance programs (to be effective as of the closing of the merger) or purchase a “tail” policy for a period of six years after the closing of the merger, as applicable, for a cost not in excess of 1.75 times the current annual premiums for such insurance (so long as the surviving entity is not required to pay annual premiums for the applicable tail policy in excess of 175% of the most recent annual premiums paid by the Company or the applicable subsidiary of the Company, as applicable, prior to the date of signing of the Merger Agreement, it being understood that if the annual premiums of such insurance coverage do exceed such amount, the surviving entity will be obligated to acquire and maintain the tail policy related to Industrial Income’s current directors’ and officers’ liability insurance policy).

Appropriate Action; Consents; Filings

Both Parent and Industrial Income will, and will cause their respective subsidiaries to, use their reasonable best efforts to take all actions and do (and cooperate with the other party in doing) all things necessary, proper or advisable under applicable laws or pursuant to any contract or agreement to consummate and make effective, as promptly as practicable, the merger and the other transactions contemplated by the Merger Agreement, including, among other things, taking all actions necessary to satisfy the conditions to closing set forth in the Merger Agreement, obtaining all necessary or advisable actions or nonactions, waivers, consents and approvals from governmental authorities or other persons or entities necessary in connection with the merger and the other transactions contemplated by the Merger Agreement and defending any lawsuits or other legal proceedings challenging the Merger Agreement or the merger or other transactions contemplated by the Merger Agreement.

Parent, Merger Sub and Industrial Income will, and will cause their respective affiliates to, reasonably cooperate in the preparation of any draft and final notification of the merger and the other transaction contemplated by the Merger Agreement to CFIUS made in accordance with law, and shall use commercially reasonable efforts to provide any information requested by CFIUS or any other agency in connection with a CFIUS review or investigation of the merger and the other transactions contemplated by the Merger Agreement.

Pursuant to ISRA, the Company and its subsidiaries are required to use their reasonable best efforts to take certain steps and file certain documents with the NJDEP in respect of certain of Industrial Income’s New Jersey properties (the “ISRA Properties”) prior to the consummation of the merger. If Company is not able to complete such steps and file such documents prior to the merger effective time, then the Surviving Entity shall, and shall cause its affiliates to, use its reasonable best efforts to prepare, execute, and submit certain documentation and comply with the requirements under ISRA with respect to the ISRA Properties. In furtherance of the foregoing, the parties to the Merger Agreement will assist and cooperate with each other in doing all things reasonably necessary, proper and advisable to comply with such requirements under ISRA with respect to each property owned by the Company subject to the requirements of ISRA, including reasonably cooperating with representatives of the other parties in connection with actions related to ISRA and completing compliance with ISRA prior to the closing of the merger. The Company has drafted and delivered to Parent certain ISRA-related notices for approval by Parent, Parent has approved such notices, and Company has submitted such notices to the NJDEP. The Company will provide other documents required to be filed in connection with ISRA, including any remediation certifications, remediation funding sources and annual surcharge payments, to Parent for its review, comment and approval prior to submitting such notices, filings or other documents to the NJDEP. The Company will provide Parent with reasonable advance notice for any inspections or other activities related to the properties subject to the requirements of ISRA, and Parent and its representatives will have the opportunity to attend and participate in any such inspections.

Parent and Industrial Income will provide any necessary notices to third parties and use their reasonable best efforts to obtain any third-party consents that are necessary, proper or advisable to consummate the merger.

Parent and Merger Sub will keep Industrial Income reasonably apprised of the status of the receipt and satisfaction of the Indcor CFIUS Condition (as defined below), including by informing Industrial Income within two business days if it has been informed or has a reasonable basis to believe that the Indcor CFIUS Condition will not be satisfied prior to November 16, 2015.

Notification of Certain Matters; Transaction Litigation

Parent and Industrial Income, and their respective representatives, will provide prompt notice to the other party of any notice or other communication received by such party from

•	any governmental authority in connection with the merger or the transactions contemplated by the Merger Agreement, or

•	any person or entity alleging that its consent is or may be required in connection with the merger or the transactions contemplated by the Merger Agreement.

Each of Parent and Industrial Income will provide prompt notice to the other party if any representation or warranty made by it in the Merger Agreement becomes untrue or inaccurate in any material respect such that the applicable closing conditions would reasonably be expected to be incapable of being satisfied by the outside date, or if it fails to comply with or satisfy in any material respect any covenant, condition or agreement contained in the Merger Agreement.

Each of Parent and Industrial Income will provide prompt notice to the other of any actions, suits, claims, investigations or proceedings commenced or threatened against, relating to or involving such party or any of its subsidiaries in connection with the Merger Agreement, the merger or the other transactions contemplated by the Merger Agreement. Industrial Income will allow Parent the opportunity to reasonably participate in the defense and settlement of any such litigation and not agree to a settlement of any such litigation without Parent’s prior written consent (not to be unreasonably withheld, conditioned or delayed). Parent and its representatives will keep Industrial Income reasonably informed regarding the defense and settlement of any litigation against Parent and/or their directors relating to the Merger Agreement and the transactions contemplated by the Merger Agreement.

No Action Reasonably Expected to Materially Delay Consummation

Industrial Income, Parent and Merger Sub have agreed that, during the time between the date of the Merger Agreement and the earlier to occur of the effective time of the merger and the date, if any, on which the Merger Agreement is validly terminated, except as contemplated by the Merger Agreement, each will not, directly or indirectly, without the prior written consent of the other parties, take or cause to be taken any action that would reasonably be expected to materially delay consummation of the transactions contemplated by the Merger Agreement or enter into any agreement or otherwise make a commitment, to take any such action.

Financing Cooperation

We will, and will cause our subsidiaries and our respective representatives to, use reasonable best efforts to cooperate in connection with the arrangement of the debt financing as may be reasonably requested by Parent, including:

•	participating in meetings, drafting sessions and due diligence sessions;

•	furnishing Parent and its financing sources with financial and other pertinent information regarding the Company and our subsidiaries as may be reasonably requested by Parent;

•	assisting Parent and its financing sources in the preparation of an offering document, confidential information memoranda or similar documents for any debt financing and materials for rating agency presentations;

•	reasonably cooperating with the marketing efforts of Parent and its financing sources;

•	using commercially reasonable efforts to obtain subordination, non-disturbance and attornment agreements, accountants’ comfort letters, legal opinions, appraisals, surveys, title insurance, environmental reports (but, except as set forth above under “—Access to Information; Confidentiality,” expressly excluding any subsurface or invasive environmental testing or sampling and any indoor air quality, vapor intrusion or Phase II environmental study), estoppels and certificates from tenants, lenders and ground lessors and other documentation and items relating to the debt financing as reasonably requested by Parent;

•	providing and executing documents and certificates and customary representation letters, as may be reasonably requested by Parent;

•	cooperating in connection with the repayment or defeasance of any indebtedness of Company or any subsidiary of the Company and the release of any Liens (other than certain permitted liens), including using reasonable best efforts to deliver customary payoff, defeasance or similar notices under any existing mortgage or mezzanine loans of Company or any Company Subsidiary as reasonably requested by Parent; and

•	Cooperating in connection with any site visit and/or appraisal of any property related to the debt financing and reasonably requested by Parent, subject to certain exceptions.

Nothing in the Merger Agreement will, however, require such cooperation to the extent it would unreasonably interfere with our or our subsidiaries’ ongoing operation. In addition, Parent will, upon our request, reimburse us for all reasonable out-of-pocket costs incurred by us, our subsidiaries and our respective representatives in connection with such cooperation, and Parent and Merger Sub will, on a joint and several basis, indemnify and hold us, our subsidiaries and our respective representatives harmless against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by them in connection with the arrangement of the debt financing.

Other Covenants and Agreements

The Merger Agreement contains certain other covenants and agreements, including covenants related to:

•	Industrial Income taking all such steps to cause any dispositions of Industrial Income common stock (including derivative securities with respect to Industrial Income common stock) resulting from the transactions contemplated by the Merger Agreement by certain individuals who are subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Industrial Income to be exempt under Rule 16b-3 promulgated under the Exchange Act;

•	Industrial Income’s obligation to pay, immediately prior to the effective time, certain distributions that have been declared on shares of Industrial Income common stock or the Operating Partnership’s OP Units and have not yet been paid;

•	the parties using their respective commercially reasonable efforts

•	to take all action necessary so that no takeover statute is or becomes applicable to the merger or any of the other transactions contemplated by the Merger Agreement, and

•	if any such takeover statute is or becomes applicable to any of the foregoing, to take all action necessary so that the merger and the other transactions contemplated by the Merger Agreement may be consummated as promptly as practicable on the terms contemplated by the Merger Agreement and otherwise to eliminate or minimize the effect of such takeover statute;

•	Industrial Income obtaining the opinion of counsel of Greenberg Traurig LLP and delivering to Greenberg Traurig LLP, special tax counsel to Industrial Income, a tax representation letter, dated as of the closing date of the merger and signed by an officer of Industrial Income, regarding Industrial Income’s qualification as a REIT under the code;

•	the termination of related party agreements (other than indemnification agreements set forth in the Industrial Income disclosure letter, certain reimbursement agreements and the Contribution Agreement) and the Company’s equity incentive plan;

•	Parent causing each of Merger Sub and any other applicable affiliate thereof to comply with and perform all of its obligations under or relating to the Merger Agreement, including in the case of Merger Sub to consummate the merger on the terms and conditions set forth in the Merger Agreement;

•	Industrial Income causing each of its subsidiaries to comply with and perform all of its obligations under or relating to the Merger Agreement;

•	Industrial Income’s and its subsidiaries’ obligation to use their reasonable best efforts to cause the lenders of each existing loan to deliver a payoff, defeasance or similar notice to Parent, in form and substance reasonably acceptable to Parent, prior to the closing of the merger;

•	Parent causing to be prepared and filed all tax returns of the Industrial Income and its subsidiaries for all taxable periods ending on or after the closing date of the merger;

•	Industrial Income’s obligation to use its commercially reasonable best efforts to obtain and, where appropriate, file with the appropriate jurisdiction, prior to the closing of the merger, fully executed release of any Lien, other than certain permitted liens, and corrective deeds and other documentation necessary to resolve any clouds on title on any real properties owned or leased by the Company or its subsidiaries, other than certain permitted liens, subject to certain exceptions; and

•	the ceasing of Industrial Income’s and its subsidiaries’ and joint venture’s insurance from and after the closing of the merger (other than as discussed above).

Conditions to Completion of the Merger

Mutual Closing Conditions

The obligation of each of Parent and Industrial Income to complete the merger is subject to the satisfaction or, to the extent permitted by law, waiver by each of the parties, at or prior to the effective time of the merger, of the following conditions:

•	approval of the merger, the Merger Agreement and the other transactions contemplated by the Merger Agreement and the Charter Amendment by the Industrial Income stockholders obtained in accordance with applicable law and the Industrial Income Charter; and

•	the absence of any temporary restraining order, preliminary or permanent injunction or other judgment, order or decree issued by any governmental authority of competent jurisdiction prohibiting the consummation of the merger or any other transactions contemplated by the Merger Agreement, and the absence of any law that has been enacted, entered, promulgated or enforced by any governmental authority after the date of the Merger Agreement that makes the consummation of the merger illegal.

Additional Closing Conditions for the Benefit of Parent and Merger Sub

The obligations of Parent and Merger Sub to effect the merger and to consummate the other transactions contemplated by the Merger Agreement are subject to the satisfaction or, to the extent permitted by law, waiver by Parent, at or prior to the effective time of the merger, of the following additional conditions:

•	the accuracy in all material respects as of the date of the Merger Agreement and as of the effective time of the merger (or, in the case of representations and warranties that by their terms address matters only as of another specified date, as of that date) of certain representations and warranties made in the Merger Agreement by Industrial Income regarding its organization, qualification, certain aspects of its capital structure, authority, financial advisor, stockholder approval, brokers, exemption from the Investment Company Act and the takeover statutes;

•	the accuracy in all but de minimis respects as of the date of the Merger Agreement and as of the effective time of the merger (or, in the case of representations and warranties that by their terms address matters only as of another specified date, as of that date) of certain representations and warranties made in the Merger Agreement by Industrial Income regarding certain aspects of its capital structure;

•	the accuracy of all other representations and warranties made in the Merger Agreement by Industrial Income (disregarding any materiality or company material adverse effect qualifications contained in such representations and warranties) as of the date of the Merger Agreement and as of the effective time of the merger (or, in the case of representations and warranties that by their terms address matters only as of another specified date, as of that date), except for any such inaccuracies that do not have and would not reasonably be expected to have, individually or in the aggregate, a company material adverse effect (as defined above) on Industrial Income;

•	Industrial Income having performed in all material respects all material obligations, and complied in all material respects with all material agreements and covenants, required to be performed by it under the Merger Agreement on or prior to the effective time of the merger;

•	no event, change, or occurrence arising after the date of the Merger Agreement shall exist on the closing date that, individually, or in the aggregate constitutes, or would reasonably be expected to constitute, a company material adverse effect with respect to Industrial Income;

•	receipt by Parent of an officer’s certificate dated as of the closing date and signed by Industrial Income’s chief executive officer and chief financial officer on behalf of Industrial Income, certifying that the closing conditions described in the four preceding bullets have been satisfied;

•	delivery by Company to Parent of payoff letters representing at least

•	90% of the principal amounts outstanding of existing loans of the Company or its subsidiaries and

•	85% of the principal amounts outstanding of existing loans that are secured by a mortgage on real property owned or leased by the Company or its subsidiaries;

•	receipt by Parent of an opinion dated as of the closing date from Greenberg Traurig LLP, or other counsel reasonably satisfactory to Parent, to the effect that for all taxable periods commencing with the taxable year ended December 31, 2010 through its taxable year ended December 31, 2014, Industrial Income has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and for the period beginning January 1, 2015 and ending with the merger closing, its organization and method of operation has enabled it to meet the requirements for qualification and taxation as a REIT under the Code, assuming the REIT distribution requirements for Industrial Income’s short tax year beginning on January 1, 2015 and ending with the closing of the merger have been satisfied (which opinion shall be based upon the certain representation letter related to certain opinions of counsel to be delivered in connection with the Merger Agreement and attached thereto);

•	receipt by Parent of an executed transition services agreement, in the form designated by the Merger Agreement;

•	delivery by Company to Parent of evidence, reasonably acceptable to Parent, that the Company’s related party agreements (other than indemnification agreements set forth in the Industrial Income disclosure letter, certain reimbursement agreements and the Contribution Agreement) and the Company’s equity incentive plan have been terminated with no further liability of the Company or any of its subsidiaries, except as set forth in the Industrial Income disclosure letter;

•	receipt of CFIUS clearance by GLP related to notices filed with CFIUS prior to the date of the Merger Agreement in connection with GLP’s syndication of interests in the completed acquisition of the logistics platform portfolio of IndCor Properties, Inc. (the “Indcor CFIUS Condition”);

•	consummation of the Excluded Property Transactions; and

•	consummation of the transactions contemplated by the Contribution Agreement and the OP Unit Purchase Agreement.

Additional Closing Conditions for the Benefit of Industrial Income

The obligations of Industrial Income to effect the merger and to consummate the other transactions contemplated by the Merger Agreement are subject to the satisfaction or, to the extent permitted by law, waiver by Industrial Income, at or prior to the effective time of the merger, of the following additional conditions:

•	the accuracy in all material respects as of the date of the Merger Agreement and as of the effective time of the merger (or, in the case of representations and warranties that by their terms address matters only as of another specified date, as of that date) of certain representations and warranties made in the Merger Agreement by Parent regarding its organization, qualification, authority, brokers, available funds and guarantees;

•	the accuracy of all other representations and warranties made in the Merger Agreement by Parent (disregarding any materiality or parent material adverse effect qualifications contained in such representations and warranties) as of the date of the Merger Agreement and as of the effective time of the merger (or, in the case of representations and warranties that by their terms address matters only as of another specified date, as of that date), except for any such inaccuracies that do not have and would not reasonably be expected to have, individually or in the aggregate, a parent material adverse effect on Parent;

•	Parent having performed in all material respects all obligations, and complied in all material respects with all agreements and covenants, required to be performed by it under the Merger Agreement on or prior to the effective time of the merger;

•	receipt by Industrial Income of an officer’s certificate dated the date of the closing and signed by Parent’s chief executive officer and chief financial officer on behalf of Parent and Merger Sub, certifying to the effect that the closing conditions described in the three preceding bullets have been satisfied; and

•	consummation of the Excluded Property Transactions.

The Merger Agreement does not contain a financing condition. Parent has obtained the debt financing commitments described above.

Termination of the Merger Agreement

Termination by Mutual Agreement

The Merger Agreement may be terminated at any time before the effective time of the merger by the mutual written consent of Parent and Industrial Income.

Termination by Either Parent or Industrial Income

The Merger Agreement may also be terminated prior to the effective time of the merger by either Parent or Industrial Income if:

•	the merger has not been consummated on or before November 16, 2015 (provided that this termination right will not be available to a party whose failure to comply with any provision of the Merger Agreement has been the cause of, or resulted in, the failure of the merger to occur on or before such date);

•

any governmental authority of competent jurisdiction has issued an order or taken any other action permanently restraining or otherwise prohibiting the merger, and such order or other action shall have become final and non-appealable (provided that this termination right will not be available to a party if the issuance of such final, non-appealable order or taking of such other action was primarily due to the failure of such party to comply with any provision of this agreement); or

•	stockholders of Industrial Income failed to approve the merger and the other transactions contemplated by the Merger Agreement or the Charter Amendment (provided that this termination right will not be available to a party if an Industrial Income Terminating Breach or Parent Terminating Breach (each as defined below) by Parent or Industrial Income, respectively, has occurred and is continuing at the time the party delivers notice of its election to terminate the Merger Agreement pursuant to this termination right).

Termination by Parent

The Merger Agreement may also be terminated prior to the effective time of the merger by Parent under the following circumstances:

•	Industrial Income has breached, violated or failed to perform any of its representations, warranties, covenants or agreements set forth in the Merger Agreement, which breach or failure to perform, either individually or in the aggregate, if continuing on the closing date,

•	would result in the failure of any of the closing conditions set forth above in “—Conditions to Completion of the Merger—Mutual Closing Conditions” and “—Conditions to Completion of the Merger—Additional Closing Conditions for the Benefit of Parent and Merger Sub” (an “Industrial Income Terminating Breach”), and

•	cannot be cured or, if capable of cure, is not cured by November 16, 2015 (provided that this termination right will not be available if a Parent Terminating Breach (defined below) has occurred and is continuing at the time Parent delivers notice of its election to terminate the Merger Agreement pursuant to this termination right); or

•	at any time prior to the approval of the Industrial Income stockholders, if the Industrial Income or the Industrial Income board of directors or any committee thereof

•	breaches its obligations described above under “—Covenants and Agreements—No Solicitation of Transactions” or under “—Covenants and Agreements—Adverse Recommendation Change,”

•	effects an Adverse Recommendation Change (defined above), or

•	approves, adopts, publicly endorses or recommends, or enters into or allows Industrial Income or any of its subsidiaries to enter into a definitive agreement for, any Acquisition Proposal (defined above) other than an Industrial Income acceptable confidentiality agreement).

Termination by Industrial Income

The Merger Agreement may also be terminated prior to the effective time of the merger by Industrial Income under the following circumstances:

•	Parent has breached, violated or failed to perform any of its representations, warranties, covenants or agreements set forth in the Merger Agreement (including the obligation of Parent to consummate the closing no later than November 16, 2015, following the satisfaction or waiver of the applicable closing conditions), which breach or failure to perform, either individually or in the aggregate, if continuing on the closing date

•	would result in the failure of any of the closing conditions set forth above in “—Conditions to Completion of the Merger—Mutual Closing Conditions” and “—Conditions to Completion of the Merger— Additional Closing Conditions for the Benefit of Industrial Income” (a “Parent Terminating Breach”), and

•	cannot be cured or, if capable of cure, is not cured by November 16, 2015 (provided that this termination right will not be available to Industrial Income if an Industrial Income Terminating Breach has occurred and is continuing at the time Industrial Income delivers notice of its election to terminate this agreement pursuant to this termination right);

•	at any time prior to the approval of the Industrial Income stockholders, in order to enter into any alternative acquisition agreement with respect to a superior proposal, in accordance with certain requirements set forth in the Merger Agreement, provided, that Industrial Income concurrently pays, or causes Industrial Income LP to pay, the termination fee described below under “—Termination Fee and Expenses Payable by Industrial Income to Parent.”; or

•	on the date that is four business days following notice by Industrial Income to Parent that Company intends to exercise a termination right pursuant to the termination right described in this bullet if

•	Parent informs Industrial Income (or Company otherwise becomes aware) that the Indcor CFIUS Condition will not be satisfied or fulfilled at or prior to November 16, 2015 and

•	Parent does not irrevocably waive in writing the Indcor CFIUS Condition as a condition to the merger by three business days following receipt of notice by Industrial Income to Parent that Industrial Income intends to exercise such termination right.

Termination Fee and Expenses Payable by Parent to Industrial Income

Parent has agreed to pay a termination fee of $250.0 million to Industrial Income if the Merger Agreement is terminated by Industrial Income upon a material breach by Parent of its representations, warranties, covenants or agreements set forth in the Merger Agreement that is unable to be cured or that remains uncured by November 16, 2015.

In addition, Parent has agreed to pay to Industrial Income all reasonable, actual and documented out-of-pockets costs and expenses incurred up to an aggregate maximum amount of $7.5 million if the Merger Agreement is terminated by Industrial Income pursuant to the provision described under the third bullet under “—Termination by Industrial Income” (but only if the first four bullets under “—Conditions to Completion of the Merger —Additional Closing Conditions for the Benefit of Parent and Merger Sub” have been satisfied as though the closing were to occur on such date).

The parties to the Merger Agreement have agreed that the payment of the termination fee and expense reimbursement constitutes liquidated damages in a reasonable amount that will compensate Industrial Income in the circumstances in which the termination fee is payable.

Termination Fee and Expenses Payable by Industrial Income to Parent

Industrial Income has agreed to pay a termination fee of $110.0 million to Parent if:

•	All of the following events have occurred:

•	The Merger Agreement is terminated by either Industrial Income or Parent pursuant to the provision described in the third bullet under “—Termination by Either Parent or Industrial Income;”

•	an Acquisition Proposal (with, for all purposes of this section, all percentages included in the definition of “Acquisition Proposal” increased to 50%) has been publicly announced, disclosed or otherwise communicated to the Company’s stockholders, or any person has communicated an intention to make such any Acquisition Proposal, after the date of the Merger Agreement and prior to the Industrial Income stockholder meeting; and

•	within 12 months after such termination, Industrial Income consummates a transaction regarding, or enters into a definitive agreement with respect to, an Acquisition Proposal (other than any listing transaction (defined above)) that is later consummated; or

•	All of the following events have occurred:

•	The Merger Agreement is terminated by either Industrial Income or Parent pursuant to the provision described in the first bullet under “—Termination by Either Parent or Industrial Income;”

•	an Acquisition Proposal (with, for all purposes of this section, all percentages included in the definition of “Acquisition Proposal” increased to 50%) has been publicly announced, disclosed or otherwise communicated to the Company Board, or any person has communicated an intention to make such any Acquisition Proposal, prior to the date of termination of the Merger Agreement; and

•	within 12 months after such termination, Industrial Income consummates a transaction regarding, or enters into a definitive agreement with respect to, an Acquisition Proposal (other than any listing transaction (defined above)) that is later consummated; or

•	All of the following events have occurred:

•	The Merger Agreement is terminated by Parent pursuant to the provision described under the first bullet under “—Termination by Parent;” and

•	an Acquisition Proposal (with, for all purposes of this section, all percentages included in the definition of “Acquisition Proposal” increased to 50%) has been publicly announced, disclosed or otherwise communicated to the Company Board, or any person has communicated an intention to make such an Acquisition Proposal, after the date of the Merger Agreement and prior to the breach giving rise to such right of termination; and

•	within 12 months after such termination, Industrial Income consummates a transaction regarding, or enters into a definitive agreement with respect to, any Acquisition Proposal (other than any listing transaction (defined above)) that is later consummated; or

•	the Merger Agreement is terminated by Parent because, prior to the approval of the Industrial Income stockholders, Industrial Income or the Industrial Income board of directors or any committee thereof

•	breaches its obligations regarding Acquisition Proposals described under “—Covenants and Agreements—No Solicitation of Transactions” or under “—Covenants and Agreements—Adverse Recommendation Change,

•	effects an Adverse Recommendation Change, or

•	approves, adopts, publicly endorses or recommends, or enters into or allows Industrial Income or any of its subsidiaries to enter into a definitive agreement for, any Acquisition Proposal (other than an acceptable confidentiality agreement); or

•	the Merger Agreement is terminated by Industrial Income at any time prior to the Industrial Income stockholder approval of the merger and the other transactions contemplated in order to enter into any Industrial Income alternative acquisition agreement with respect to a superior proposal.

In addition, Industrial Income has agreed to pay to Parent all reasonable, actual and documented out-of-pockets costs and expenses incurred up to an aggregate maximum amount of $25.0 million if the Merger Agreement is terminated by

•	either Industrial Income or Parent because

•	the Industrial Income stockholders fail to approve the merger and the other transactions contemplated by the Merger Agreement at a duly convened meeting of stockholders or

•	the Industrial Income stockholder meeting to approve the merger has not been held by November 16, 2015 (but only if the first three bullets under “—Conditions to Completion of the Merger—Additional Closing Conditions for the Benefit of Industrial Income” have been satisfied as though the closing were to occur on such date) or

•	Parent because Industrial Income has breached, violated or failed to perform any of its representations, warranties, covenants or agreements set forth in the Merger Agreement, which breach or failure to perform, either individually or in the aggregate, if continuing on the closing date,

•	would result in the an Industrial Income Terminating Breach, and

•	cannot be cured or, if capable of cure, is not cured by November 16, 2015 (provided that this termination right will not be available if a Parent Terminating Breach has occurred and is continuing at the time Parent delivers notice of its election to terminate the Merger Agreement pursuant to this termination right).

In the event that the $110.0 million termination fee later becomes payable as described above, any expense reimbursement amount so paid will be credited against the amount of the termination fee then payable by Industrial Income.

The parties to the Merger Agreement have agreed that the payment of the termination fee and expense reimbursement constitutes liquidated damages in a reasonable amount that will compensate Parent in the circumstances in which the termination fee is payable.

Miscellaneous Provisions

Payment of Expenses

Other than as described above under “—Termination of the Merger Agreement—Termination Fee and Expenses Payable by Industrial Income to Parent” and “—Termination of the Merger Agreement—Termination Fee and Expenses Payable by Parent to Industrial Income,” the Merger Agreement provides that each party will pay its own fees and expenses in connection with the Merger Agreement, the merger and the other transactions contemplated by the Merger Agreement.

Specific Performance

The parties to the Merger Agreement are entitled to seek injunctions to prevent breaches of the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement in addition to any and all other remedies at law or in equity. Notwithstanding the foregoing, the parties agree that Industrial Income is not entitled to an injunction or injunctions to enforce specifically the closing of any of the transactions contemplated by the Merger Agreement and that the sole and exclusive remedy of Industrial Income relating to the failure of Parent and Merger Sub to consummate any of the transactions contemplated by the Merger Agreement will be the remedies set forth under “—Termination of the Merger Agreement—Termination Fee and Expenses Payable by Parent to Industrial Income”.

Amendment

The parties to the Merger Agreement may amend the Merger Agreement by an instrument in writing signed by each of the parties, which action must be taken or authorized by the Industrial Income board of directors and Parent board of directors, respectively, at any time before or after receipt of the Industrial Income stockholder approval and prior to the effective time of the merger; provided that, after obtaining the approval of the stockholders of Industrial Income, there will not be

•	any amendment of the Merger Agreement that changes the amount or the form of the consideration to be delivered under the Merger Agreement to the holders of Industrial Income common stock, or which by applicable law requires the further approval of the stockholders of Industrial Income without such further approval of such stockholders, or

•	any amendment or change not permitted under applicable law.

Waiver

Prior to the effective time of the merger, Parent, Industrial Income, or Merger Sub, by an instrument in writing signed by the applicable party, may extend the time for performance of any obligations or other acts of the other parties or waive any inaccuracies in the representations and warranties of the other party or, subject to the requirements of applicable law, the other party’s compliance with any agreements or conditions contained in the Merger Agreement.

Governing Law

The Merger Agreement is governed by the laws of the State of Maryland, without giving effect to its conflict of laws principles (whether the State of Maryland or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Maryland.

ADJOURNMENTS AND POSTPONEMENTS OF THE SPECIAL MEETING

Proposal for Adjournments

We are asking our common stockholders to vote on a proposal to approve any adjournments of the special meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the special meeting to approve the merger and the other transactions contemplated by the Merger Agreement and the amendment to our Charter. Pursuant to our bylaws, the affirmative vote of a majority of the total number of votes cast at a meeting at which a quorum is present is required to approve the adjournment of the special meeting. For purposes of the vote on the proposal to approve the adjournment of the special meeting, abstentions and other shares not voted will not be counted as votes cast and will have no effect on the result of the vote, although abstentions will be considered present for the purpose of determining the presence of a quorum.

Our board of directors recommends that you vote “FOR” the approval of any adjournments of the special meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the special meeting to approve the merger and the other transactions contemplated by the Merger Agreement.

Postponements of the Special Meeting

At any time prior to convening the special meeting, our board of directors may postpone the special meeting for any reason without the approval of our stockholders. If the special meeting is postponed, as required by our bylaws, we will provide at least ten days’ notice of the new date of the special meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Our Sponsor and the Prior Advisor currently own 200 shares and 20,000 shares of our common stock, respectively. Our Sponsor has also contributed $1,000 to the Operating Partnership in exchange for OP Units constituting a separate series of partnership interests with special distribution rights, which we refer to as the special partnership units.

If the merger and the other transactions contemplated by the Merger Agreement are approved by the requisite vote of the Industrial Income stockholders, prior to the merger effective time, each special partnership unit will automatically be redeemed by the Operating Partnership for the receipt by the holder of such special partnership unit of OP Units in accordance with the Operating Partnership’s partnership agreement, which we refer to as the “special partnership unit redemption.” Immediately after the special partnership unit redemption, each OP Unit received in exchange for special partnership units will automatically be converted into one share of common stock of Industrial Income, which we refer to as the “OP Unit conversion.” Each share of common stock received in connection with the OP Unit conversion will be eligible to receive the merger consideration of $10.30 cash per share.

The following table shows, as of August 19, 2015, the record date, the amount of our common stock beneficially owned (unless otherwise indicated) by (i) any person who is known by us to be the beneficial owner of more than five percent of our outstanding shares of common stock, (ii) our directors, (iii) our executive officers, and (iv) all of our directors and executive officers as a group.

Unless otherwise indicated below, each person or entity has an address in care of our principal executive offices at 518 17th Street, 17th Floor, Denver, Colorado 80202.

Name of Beneficial Owner (1)	Title	Amount and Nature of Beneficial Ownership (1)		Percent of Common Stock
Industrial Income Advisors Group LLC (Sponsor)(2)	—	200 Shares 100 Special Units	(3)	N/A	*
Industrial Income Advisors LLC (Prior Advisor)(2)	—	20,000 Shares			*
Evan H. Zucker(2)	Chairman, Director	—	(2)		*(2)
Dwight L. Merriman III	CEO and Director	—			*
Marshall M. Burton	Director	11,343	(4)		*
Charles B. Duke	Director	11,343	(4)		*
Stanley A. Moore	Director	11,343	(4)		*
Thomas G. McGonagle	CFO	—			*
Joshua J. Widoff	EVP, General Counsel and Secretary	—			*

Beneficial ownership of common stock by all directors and executive officers as a group (7 persons)		54,229 Shares 100 Special Units			*

*	Less than one percent.
(1)	Except as otherwise indicated below, each beneficial owner has the sole power to vote and dispose of all common stock held by that beneficial owner. Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act. Common stock issuable pursuant to options, to the extent such options are exercisable within 60 days, are treated as beneficially owned and outstanding for the purpose of computing the percentage ownership of the person holding the option, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
(2)	Our Advisor and our Sponsor are presently each directly or indirectly jointly controlled by John A. Blumberg, James R. Mulvihill and Mr. Zucker and/or their affiliates. The amount of shares indicated in the table as being owned by Mr. Zucker does not include the shares owned by our Advisor.
(3)	Represents Special Units that are entitled to distributions from the Operating Partnership under certain circumstances.
(4)	Includes 3,170 shares of restricted stock that are subject to specified vesting provisions.

NO DISSENTERS’ RIGHTS OF APPRAISAL

Holders of our common stock are not entitled to dissenters’ or appraisal rights and may not exercise the rights of objecting stockholders to receive the fair value of their shares in connection with the merger because, as permitted by the MGCL, our Charter provides that stockholders shall not be entitled to exercise any appraisal rights unless the board of directors, upon the affirmative vote of a majority of the board of directors, shall determine that such rights apply.

ADVANCE NOTICE FOR STOCKHOLDER NOMINATIONS AND PROPOSALS FOR THE 2016 ANNUAL MEETING

We held our annual meeting on June 25, 2015. We intend to hold an annual meeting in 2016 only if the merger is not completed. Proposals of stockholders pursuant to Rule 14a-8 of the Exchange Act that are intended to be presented at the 2016 annual meeting of stockholders, if such meeting is held, must be received by us at our executive offices at 518 Seventeenth Street, 17th Floor, Denver, Colorado 80202, on or before January 1, 2016 to be eligible for inclusion in our proxy statement and form of proxy relating to that meeting and to be introduced for action at the meeting.

Our current bylaws require that, in order for proposals and director nominations of stockholders to be considered timely and eligible for consideration at the 2016 annual meeting of stockholders, such proposals must be submitted in accordance with the requirements of the bylaws, not later than 5:00 pm, Mountain Daylight Time, on January 1, 2016 and not earlier than December 2, 2015.

For additional requirements, a stockholder may refer to our bylaws, a copy of which may be obtained from our Secretary. If we do not receive timely notice pursuant to our bylaws, the proposal or nomination may be excluded from consideration at the meeting.

OTHER MATTERS

We currently know of no other business that will be presented for consideration at the special meeting. Nevertheless, the proxy card confers discretionary authority to vote with respect to matters described in Rule 14a-4(c) under the Exchange Act, including matters that our board of directors does not know of at this time, if such matters are presented within a reasonable time before proxy solicitation. If any of these matters are presented at the special meeting, then the proxy agents named in the proxy card will have discretionary authority to vote the shares represented by duly executed proxies in accordance with their discretion.

ADDITIONAL INFORMATION

We file certain reports and information with the SEC under the Exchange Act, including annual, quarterly and current reports and proxy statements. You may obtain copies of this information in person or by mail from the public reference room at the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the public reference room by calling the SEC at (800) SEC-0330 or (202) 942-8090. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers like Industrial Income, which file electronically with the SEC. The address of that site is http:/ /www.sec.gov. The information contained on the SEC’s website is expressly not incorporated by reference into this proxy statement. Our public filings are also available on our website at www.industrialincome.com under Investor Relations—Investor Documents and Investor Relations—Proxy Materials. Information contained on our website is not part of, or incorporated in, the proxy statement.

Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of reports, proxy statements or other information concerning us, without charge, by written or telephonic request directed to us at 518 Seventeenth Street, 17th Floor, Denver, Colorado 80202, Attention: Investor Relations. If you would like to request documents, please do so by October 14, 2015, in order to receive them before the special meeting.

No persons have been authorized to give any information or to make any representations other than those contained in this proxy statement and, if given or made, such information or representations must not be relied upon as having been authorized by us or any other person. This proxy statement is dated September 4, 2015. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to stockholders will not create any implication to the contrary.

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. We and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares, and we will promptly provide a separate copy. You can notify us by delivering an oral or written request to Industrial Income Trust Inc., 518 Seventeenth Street, 17th Floor, Denver, Colorado 80202, Attention: Investor Relations, or by telephone at (303) 228-2200.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROXY STATEMENT TO VOTE YOUR SHARES OF COMMON STOCK AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM, OR IN ADDITION TO, WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED SEPTEMBER 4, 2015. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, UNLESS THE INFORMATION SPECIFICALLY INDICATES THAT ANOTHER DATE APPLIES, AND THE MAILING OF THIS PROXY STATEMENT TO COMPANY STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

Annex A

Execution Version

AGREEMENT AND PLAN OF MERGER

AMONG

WESTERN LOGISTICS LLC,

WESTERN LOGISTICS II LLC

and

INDUSTRIAL INCOME TRUST INC.

DATED AS OF JULY 28, 2015

EXHIBITS AND SCHEDULES

Exhibit A – Form of Company REIT Qualification Opinion

Exhibit B – Form of Transition Services Agreement

Schedule A – Knowledge of Company

Schedule B – Knowledge of Parent

Schedule C – Accompanying Representation Letter to the Company REIT Qualification Opinion

Schedule 1.01 – ISRA Properties

Schedule 1.02 – Excluded Company Properties

Schedule 5.7 – Debt Commitment Letter

Schedule 6.1(b) – Conduct of Business by Company

Schedule 8.2(i) – Certain Closing Condition

Company Disclosure Letter

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER, dated as of July 28, 2015 (this “Agreement”), is by and among Western Logistics LLC, a Delaware limited liability company (“Parent”), Western Logistics II LLC, a Delaware limited liability company and wholly-owned subsidiary of Parent (“Merger Sub”), and Industrial Income Trust Inc., a Maryland corporation that has elected to be treated as a real estate investment trust for federal income tax purposes (“Company”). Each of Parent, Merger Sub and Company is sometimes referred to herein as a “Party” and collectively as the “Parties.” Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in Article 1.

WHEREAS, the Parties hereto wish to effect a business combination through a merger of Company with and into Merger Sub (such merger transaction, the “Merger”), with Merger Sub being the surviving company (the “Surviving Entity”) in the Merger, upon the terms and conditions set forth in this Agreement and in accordance with the Maryland General Corporation Law, as amended (the “MGCL”), and the Delaware Limited Liability Company Act, as amended (“DLLCA”), and pursuant to which each outstanding share of common stock, $0.01 par value per share, of Company (the “Company Common Stock”), issued and outstanding immediately prior to the Merger Effective Time, will be converted into the right to receive the Per Share Merger Consideration;

WHEREAS, on July 27, 2015, Company LP, Industrial Income Advisors LLC (“IIA”) and Academy Partners Ltd. Liability Company (“Academy”) entered into a contribution agreement (the “Contribution Agreement”) pursuant to which IIA and Academy agreed to contribute to Company LP 100% of the equity interests in New IIT Advisor LLC, a Delaware limited liability company, in exchange for the Company Partnership Units to be issued pursuant to the Contribution Agreement (such Company Partnership Units, the “Contribution Units”);

WHEREAS, concurrent with the execution of this Agreement, Merger Sub, IIA and Academy have entered into a purchase agreement (the “Purchase Agreement”) pursuant to which Merger Sub shall acquire the Contribution Units from IIA and Academy concurrent with or immediately prior to the Merger Effective Time;

WHEREAS, immediately prior to the Merger Effective Time, (i) each Special Company Partnership Unit shall be redeemed by Company LP in exchange for the receipt by each holder of Special Company Partnership Units of a number of Company Partnership Units in accordance with the terms of Section 3.2 hereof, and (ii) immediately following such redemption described in clause (i), but prior to the Merger Effective Time, each Company Partnership Unit not held by the Company, other than the Contribution Units, shall automatically be converted into one share of Company Common Stock;

WHEREAS, the Board of Directors of Company (the “Company Board”) has (a) determined that this Agreement, the Merger and the transactions contemplated by this Agreement are advisable and in the best interests of Company and its stockholders, (b) approved this Agreement, the Merger and the transactions contemplated by this Agreement, (c) directed that the Merger and the other transactions contemplated by this Agreement be submitted for consideration at a meeting of Company stockholders, and (d) recommended the approval of the Merger and the other transactions contemplated by this Agreement by Company stockholders;

WHEREAS, the manager of Parent (the “Parent Manager”) has (a) determined that this Agreement, the Merger and the other transactions contemplated by this Agreement are advisable and in the best interests of Parent and its members, and (b) approved this Agreement, the Merger and the other transactions contemplated by this Agreement;

WHEREAS, Parent, in its capacity as the sole member of Merger Sub, has taken all actions required for the execution of this Agreement by Merger Sub and to adopt and approve this Agreement and to approve the consummation by Merger Sub of the Merger and the other transactions contemplated by this Agreement;

WHEREAS, for U.S. federal income tax purposes, it is intended that the Merger will be treated as a taxable sale by Company of all of Company’s assets to Merger Sub in exchange for the Merger Consideration to the holders of equity interests in Company and the assumption of all of Company’s liabilities (including Company LP liabilities), followed by a distribution of such consideration to the holders of equity interests in Company in liquidation of Company pursuant to Section 331 and Section 562 of the Code, and that this Agreement shall constitute a “plan of liquidation” of Company for federal income tax purposes;

WHEREAS, the Parties desire to make certain representations, warranties and agreements in connection with the execution of this Agreement and to prescribe various conditions to the Merger; and

WHEREAS, concurrently with the execution hereof, as an inducement for Company to enter into this Agreement, the Guarantor has executed and delivered the Guarantee to Company.

NOW THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01 Definitions.

(a) For purposes of this Agreement:

“Access Agreement” means the Limited Access Agreement, dated as of May 12, 2015, by and between Company and Guarantor, as amended from time to time.

“Action” means any claim, action, cause of action, suit, litigation, proceeding, arbitration, mediation, interference, audit, assessment, investigation, hearing, or other legal proceeding (whether sounding in contract, tort or otherwise, whether civil or criminal and whether brought, conducted, tried or heard by or before, or otherwise involving, any Governmental Authority).

“Advisor” means IIT Advisor LLC, a Delaware limited liability company.

“Affiliate” of a specified Person means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

“Benefit Plan” means any “employee benefit plan” (within the meaning of Section 3(3) of ERISA) and any employment, consulting, termination, severance, change in control, separation, stock option, restricted stock, profits interest unit, performance award, outperformance, stock purchase, stock or stock-related awards, deferred compensation, bonus, incentive compensation, fringe benefit, health, medical, dental, disability, accident, life insurance, welfare benefit, cafeteria, vacation, sick or paid time off, perquisite, retirement, profit sharing, pension, or savings or any other remuneration, compensation or employee benefit plan, agreement, program, policy or other arrangement of any kind, whether or not subject to ERISA and whether written or unwritten, or funded or unfunded.

“Business Day” means any day other than a Saturday, Sunday or any day on which banks located in New York, New York or Denver, Colorado are authorized or required to be closed.

“CFIUS” means the Committee on Foreign Investment in the United States, which, as the context may require, includes any member agency or governmental subdivision of the United States government that is a

CFIUS member as specified in Section 721 of Title VII of the Defense Production Act of 1950, as amended by the Foreign Investment and National Security Act of 2007, P.L. 110-49, 121 Stat. 246. and otherwise (codified at 50 U.S.C. App. 2170) and regulations thereto, codified at 31 C.F.R. Part 800, et seq., as amended.

“CFIUS Clearance” means (i) the issuance of a written notice by CFIUS that it has concluded a review of the notification voluntarily provided pursuant to the DPA (as defined below) and determined that there are no unresolved national security concerns with respect to the transactions contemplated by this Agreement, (ii) if CFIUS shall have undertaken a full investigation, CFIUS shall have issued a written notice that it has concluded a review of the notification voluntarily provided pursuant to the DPA and that there are no unresolved national security concerns with respect to the transactions contemplated by this Agreement, or (iii) if CFIUS shall have sent a report to the President of the United States requesting the President’s decision, (x) the President shall have announced a decision not to take any action to suspend or prohibit the transactions contemplated by this Agreement or (y) having received a report from CFIUS requesting the President’s decision, the President shall not have taken any action after 15 days from the date the President received such report from CFIUS.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Acceptable Confidentiality Agreement” means a confidentiality and standstill agreement that contains provisions that are no less favorable in the aggregate to Company than those contained in the Confidentiality Agreement; provided that a Company Acceptable Confidentiality Agreement may include provisions that are less favorable to Company than those contained in the Confidentiality Agreement so long as Company offers to amend and immediately so amends if requested by Parent, the Confidentiality Agreement, concurrently with execution of such Company Acceptable Confidentiality Agreement, to include substantially similar provisions for the benefit of Parent; provided further that no Company Acceptable Confidentiality Agreement shall prohibit Company’s compliance with Section 7.3 hereof.

“Company Advisory Agreement” means the Eighth Amended and Restated Advisory Agreement, dated as of July 27, 2015, by and among Company, Company LP and the Advisor.

“Company Bylaws” means the Amended and Restated Bylaws of Company, as amended and supplemented and in effect on the date hereof.

“Company Charter” means the Second Articles of Amendment and Restatement of Company filed with the SDAT on February 9, 2010, as amended, supplemented, corrected and in effect on the date hereof, including by the Certificate of Correction to Second Articles of Amendment and Restatement of the Company, dated March 19, 2014.

“Company DRIP” means the Company Third Amended and Restated Distribution Reinvestment Plan, effective as of March 1, 2015.

“Company Equity Incentive Plan” means the Company Amended and Restated Equity Incentive Plan, effective as of January 18, 2013.

“Company Lease” means each right or license to occupy, right or license to use, lease or sublease (including any ground lease), that (i) was in effect as of July 6, 2015, and (ii) to which Company or the Company Subsidiaries are parties as lessors or sublessors with respect to a Company Property (together with all amendments, modifications, supplements, renewals, exercise of options and extensions related thereto).

“Company Listing Transaction” means (i) a potential future listing by Company, (ii) a potential initial public offering of the Company Common Stock or other common equity of Company, (iii) the potential acquisition of the Advisor, Industrial Income Advisors LLC and/or any of their respective Affiliates, and/or (iv) any related actions (including the preparation of any platform acquisition documentation, S-11 or proxy statement).

“Company LP” means Industrial Income Operating Partnership LP, a Delaware limited partnership.

“Company Material Adverse Effect” means any event, circumstance, change, effect, development, condition or occurrence (each, an “Event”) that (i) has had or would have a material adverse effect on the business, assets, liabilities, condition (financial or otherwise) or results of operations of Company and the Company Subsidiaries, taken as a whole, or (ii) will or would reasonably be expected to prevent or materially impair or delay the ability of Company to consummate the Merger no later than the Outside Date; provided that for purposes of clause (i) “Company Material Adverse Effect” shall not include any Event if and to the extent arising out of or resulting from (A) any failure of Company to meet any projections or forecasts or any estimates of earnings, revenues or other metrics for any period (provided that any event, circumstance, change, effect, development, condition or occurrence giving rise to such failure may be taken into account in determining whether there has been a Company Material Adverse Effect), (B) any changes that affect the industrial real estate industry generally, (C) any changes in the United States or global economy or capital, financial or securities markets generally, including changes in interest or exchange rates, (D) any changes in the legal, regulatory or political conditions in the United States or in any other country or region of the world, (E) the commencement, escalation or worsening of a war or armed hostilities or the occurrence of acts of terrorism or sabotage occurring after the date hereof, (F) the negotiation, execution, delivery and performance of this Agreement or the public announcement of the Merger or the other transactions contemplated hereby, including the impact thereof on relationships, contractual or otherwise, with tenants, suppliers, lenders, investors, venture partners or employees (provided, however, that the exception in this clause (F) shall not apply to “Company Material Adverse Effect” used in Section 4.5), (G) the taking of any action expressly required by this Agreement, the taking of any action at the written request or with the prior written consent of Parent or the failure to take any action at the request of Parent, (H) earthquakes, hurricanes, floods or other natural disasters, or (I) changes in Law or GAAP (or the interpretation thereof); provided, however, that any Event arising out of the matters described in each of clauses (B), (C), (D), (E) and (I) shall not be excluded if such Event disproportionately affects Company and the Company Subsidiaries, taken as a whole, relative to others similarly situated in the industrial real estate industry in the United States, and in the case of clause (H), shall not be excluded if such Event disproportionately affects Company and the Company Subsidiaries, taken as a whole, relative to others in the industrial real estate industry in the geographic regions in which Company and the Company Subsidiaries operate.

“Company Partnership Agreement” means that certain Amended and Restated Limited Partnership Agreement of the Company LP, dated as of February 9, 2010, as such agreement may be amended from to time.

“Company Partnership Unit” means a “Partnership Unit,” as defined in the Company Partnership Agreement.

“Company Permitted Liens” means any of the following: (i) Liens for Taxes or governmental assessments, charges or claims of payment not yet due or being contested in good faith for which adequate accruals or reserves have been established; (ii) Liens that are an inchoate carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other similar Liens arising in the ordinary course of business and (A) not greater than sixty (60) days past due and payable, or (B) the payment of which is being contested in good faith and for which adequate accruals or reserves have been established to the extent required by GAAP; (iii) Liens under zoning regulation, entitlement or other land use or environmental regulation by any Governmental Authority; (iv) Liens that are recorded in a public record or disclosed on existing title policies or surveys made available to the Parent prior to the date hereof; (v) Liens pursuant to the terms of the Existing Loans or any Indebtedness of a Joint Venture or a subsidiary thereof; (vi) Liens arising under Company Leases for the occupation of portions of the Company Properties as tenants only in the ordinary course of business of Company or any Company Subsidiary; or (vii) Liens or reservations of interest in title that do not interfere materially with the current use of the property affected thereby (assuming its continued use in the manner in which it is currently used) or materially adversely affect the value or marketability of such property.

“Company Private Placement Equity Incentive Plan” means the Company Private Placement Equity Incentive Plan, effective as of March 17, 2014.

“Company Properties” means each real property owned, or leased (including ground leased) as lessee or sublessee, by Company or any Company Subsidiary as of the date of this Agreement (including all buildings, structures and other improvements and fixtures located on or under such real property and all easements, rights and other appurtenances to such real property), in each case, other than the Excluded Company Properties.

“Company Restricted Stock” means a restricted stock award granted pursuant to the Company Equity Incentive Plan or the Company Private Placement Equity Incentive Plan.

“Company Share Redemption Plan” means the Company’s Fourth Amended and Restated Share Redemption Program, effective as of March 1, 2015.

“Company Stockholder Meeting” means the meeting of the holders of shares of Company Common Stock for the purpose of seeking the Company Stockholder Approval, including any postponement or adjournment thereof.

“Company Subsidiary” means any corporation, partnership, limited liability company, joint venture, business trust, real estate investment trust or other organization, whether incorporated or unincorporated, or other legal entity of which (i) Company directly or indirectly owns or controls at least a majority of the capital stock or other equity interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions, (ii) Company and/or any Person that is a Company Subsidiary is a general partner, manager, managing member, trustee, director or the equivalent, or (iii) Company, directly or indirectly, holds a majority of the beneficial, equity, capital, profits or other economic interest; provided that in no event shall IIT-HSA Park 355 II JV LLC, IDI/IIT Valley Parkway LLC or any of their respective subsidiaries constitute a “Company Subsidiary” for purposes of this Agreement. For avoidance of doubt, the term Company Subsidiary shall include the Company LP.

“Confidentiality Agreement” means the Confidentiality Agreement, dated as of March 27, 2015, between Guarantor and Company, as amended or supplemented by that certain Summary of Principal Terms, dated as of May 8, 2015, between Guarantor and Company.

“Debt Financing Source” means each lender and each other Person (including each agent and arranger) that have committed to provide or otherwise entered into agreements in connection with the Debt Commitment Letter, the Debt Financing or any Alternate Debt Financings, including any commitment letters, engagement letters, credit agreements, loan agreements or indentures relating thereto, together with each Affiliate thereof and each officer, director, employee, partner, controlling person, advisor, attorney, agent and representative of each such lender, other Person or Affiliate (in the case of each such Affiliate and each officer, director, employee, partner, controlling person, adviser, attorney, agent and representatives of each such lender, Person or Affiliate, in their capacity as such), or the heirs, executors, successors and assigns of any of the foregoing.

“DPA” means the Defense Production Act of 1950, as amended.

“Environmental Law” means any Law (including common law) relating to the pollution or protection of the environment (including air, surface water, groundwater, land surface or subsurface land), or human health or safety (solely as such matters relate to Hazardous Substances), including Laws relating to the use, handling, presence, transportation, treatment, storage, disposal, release or discharge of Hazardous Substances.

“Environmental Permit” means any permit, approval, license or other authorization required under any applicable Environmental Law.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means, with respect to an entity (the “Referenced Entity”), any other entity, which, together with the Referenced Entity, would be treated as a single employer under Code Section 414 or ERISA Section 4001.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Company Properties” means each real property owned, or leased (including ground leased) as lessee or sublessee, by Company or any Company Subsidiary as of the date of this Agreement (including all buildings, structures and other improvements and fixtures located on or under such real property and all easements, rights and other appurtenances to such real property) and set forth on Schedule 1.02 hereto.

“Expenses” means all expenses (including all fees and expenses of counsel, accountants, investment bankers, experts, consultants and other advisors to a Party and its Affiliates) incurred by a Party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, filing and mailing of the Proxy Statement and all SEC and other regulatory filing fees incurred in connection with the Proxy Statement, the solicitation of stockholder approvals, engaging the services of the Exchange Agent, any other filings with the SEC and all other matters related to the closing of the Merger and the other transactions contemplated by this Agreement.

“GAAP” means the United States generally accepted accounting principles.

“Governmental Authority” means the United States (federal, state or local) government or any foreign government, or any other governmental or quasi-governmental regulatory, legislative, judicial or administrative authority, instrumentality, board, bureau, agency, commission, self-regulatory organization, arbitration panel or similar entity.

“Guarantor” means Global Logistic Properties Limited, a company incorporated in Singapore.

“Guarantee” means that certain guarantee to Company pursuant to which the Guarantor is guaranteeing payment of the Parent Termination Fee, if and when due and payable hereunder, and certain other amounts as provided therein (including any applicable amounts described in Section 9.3(g) hereof).

“Hazardous Substances” means: (i) those substances, chemicals, materials, pollutants, contaminants or wastes listed in, defined in or regulated under any Environmental Law, including the following federal statutes and their state counterparts, as each may be amended from time to time, and all regulations thereunder: the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Toxic Substances Control Act, the Clean Water Act, the Safe Drinking Water Act, the Atomic Energy Act and the Clean Air Act, (ii) petroleum and petroleum products, including crude oil and any fractions thereof, and (iii) radioactive materials, polychlorinated biphenyls, mold, methane, asbestos and radon.

“Indebtedness” means, with respect to any Person and without duplication, the unpaid principal and premium (if any) of, and accrued interest on, (i) all indebtedness, notes payable and other obligations for borrowed money, whether secured or unsecured, (ii) all obligations under conditional sale or other title retention agreements, or incurred as financing, (iii) all obligations issued, undertaken or assumed as the deferred purchase price for any property, assets or services, (iv) all obligations under capital leases, (v) all obligations in respect of bankers acceptances or letters of credit, (vi) all obligations under interest rate cap, swap, collar or similar transaction or hedging transactions (valued at the termination value thereof), (vii) any of the foregoing guaranteed by such Person or secured by a Lien on any of such Person’s assets, in each case whether or not evidenced by a note, mortgage, bond, indenture or similar instrument, (viii) other obligations required to be capitalized in accordance with GAAP, and (ix) any agreement to provide any of the foregoing; provided that, for purposes of clarity, Indebtedness shall not include “trade payables”.

“Intellectual Property” means all United States and foreign (i) patents, patent applications, invention disclosures, and all related continuations, continuations-in-part, divisionals, reissues, re-examinations, substitutions and extensions thereof, (ii) trademarks, service marks, trade dress, logos, trade names, corporate names, Internet domain names, design rights and other source identifiers, together with the goodwill symbolized by any of the foregoing, (iii) registered and unregistered copyrights and copyrightable works, (iv) confidential and proprietary information, including trade secrets, know-how, ideas, formulae, models, algorithms and methodologies, (v) computer software, (vi) databases, (vii) all rights in the foregoing and in other similar intangible assets, and (viii) all applications and registrations for the foregoing.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“IRS” means the United States Internal Revenue Service or any successor agency.

“ISRA” means the Industrial Site Recovery Act, N.J.S.A. 13:1K-6, as amended, and all Laws promulgated pursuant thereto or in connection therewith.

“ISRA Properties” means those certain New Jersey properties owned by Company and listed on Schedule 1.01 and which are subject to compliance with the provisions of ISRA as a result of the transactions contemplated by this Agreement.

“ISRA Requirements and Approvals” means any and all filings, reports, plans, requests, notices, approvals, agreements, waivers, exemptions, authorizations, requirements, remediation, investigations, remediation funding sources, Environmental Permits, or Orders required under ISRA, including general information notices, preliminary assessments, site investigations, remedial investigations, remedial action workplans, response action outcomes, remediation certifications, annual surcharge payments and remediation funding sources, as such terms are defined or used under ISRA.

“Joint Venture” means any joint venture, partnership or similar arrangement in which Company or any Company Subsidiary holds equity securities or other ownership interests that is not a Company Subsidiary.

“Knowledge” means (a) with respect to Company, the actual knowledge of the persons named in Schedule A, after reasonable inquiry by such person named in Schedule A of such other persons that are affiliated with Company who the persons named in Schedule A in good faith believe may have actual knowledge of the matter in question, and (b) with respect to Parent, the actual knowledge of the persons named in Schedule B, after reasonable inquiry by such person named in Schedule B of such other persons that are affiliated with Parent who the persons named in Schedule B in good faith believe may have actual knowledge of the matter in question.

“Law” means any and all domestic (federal, state or local) or foreign laws, rules, ordinances, awards, stipulations, regulations and Orders promulgated by any Governmental Authority.

“Lien” means with respect to any asset (including any security), any mortgage, claim, deed of trust, condition, covenant, lien, pledge, charge, security interest, option or other third party right (including right of first refusal or first offer), restriction, right of way, easement, or title defect or encumbrance of any kind in respect of such asset, including any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

“Merger Consideration” means the aggregate consideration received by all holders of Company Common Stock and shares of Company Restricted Stock, as determined pursuant to Section 3.1 and Section 3.5.

“NJDEP” means the New Jersey Department of Environmental Protection.

“Order” means a judgment, writ, order, injunction or decree of any Governmental Authority.

“Parent Material Adverse Effect” means any event, circumstance, change, effect, development, condition or occurrence that would reasonably be expected to prevent or materially delay the consummation of the Merger or any of the other transactions contemplated by this Agreement or to prevent or materially impair or delay the ability of Parent or Merger Sub to perform their obligations hereunder.

“Person” or “person” means an individual, corporation, partnership, limited partnership, limited liability company, person (including a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association or other entity or organization (including any Governmental Authority or a political subdivision, agency or instrumentality of a Governmental Authority).

“Proxy Statement” means a proxy statement in preliminary and definitive form relating to the Company Stockholder Meeting, together with any amendments or supplements thereto.

“Representative” means, with respect to any Person, such Person’s directors, officers, members, managers, Affiliates, partners, employees, advisors (including attorneys, accountants, consultants, investment bankers, and financial advisors), agents and other representatives.

“SDAT” means the State Department of Assessments and Taxation of the State of Maryland.

“SEC” means the U.S. Securities and Exchange Commission (including the staff thereof).

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Special Company Partnership Unit” means a “Special Partnership Unit,” as defined in the Company Partnership Agreement.

“Surviving Related Party Agreements” means each of (i) the Reimbursement Agreement, effective as of September 29, 2010, by and among the Company, John A. Blumberg, James R. Mulvihill, Evan H. Zucker, Company and Company LP, (ii) the Reimbursement Agreement, effective as of September 16, 2010, by and among the Company, John A. Blumberg, James R. Mulvihill, Evan H. Zucker, Company and Company LP, (iii) the Contribution Agreement, (iv) the Purchase Agreement, and (v) the indemnification agreements described in Section 4.18(a)(iv) of the Company Disclosure Letter.

“Takeover Statute” means any “fair price,” “business combination,” “moratorium,” “control share acquisition” or other anti-takeover statute under federal or state Law.

“Tax” or “Taxes” means any and all taxes, duties, assessments, charges, imposts, levies or other assessments, including federal, state, local and foreign income, gross receipts, capital gains, withholding, property, recording, stamp, transfer, sales, use, abandoned property, escheat, franchise, employment, payroll, excise, environmental, or estimated taxes, customs duties, assessments and charges of any similar kind, in each case in the nature of a tax, together with penalties, interest or additions imposed with respect to such amounts, whether disputed or not, in each case, imposed by and payable to any Governmental Authority.

“Tax Return” means any return, declaration, report, claim for refund, or information return, declaration of estimated Taxes, or statement relating to any Taxes filed or required to be filed with a Governmental Authority, including any schedule or attachment thereto, and including any amendment thereof.

“Tenant Costs” means allowances and prorations for any free rent, leasing commissions, Tenant Improvements and capital expenditures with respect to Company Leases entered into with respect to the Company Properties.

“Tenant Improvement(s)” means the construction or improvement of long-term real property (not including furniture, fixtures, equipment or inventory) for use in a tenant’s trade or business at the Company Properties.

(b) The following terms have the respective meanings set forth in the sections set forth below opposite such term:

Defined Terms	Location of Definition

Academy	Recitals
Advisor	Section 7.12(a)
Agreement	Preamble
Alternate Debt Financing	Section 7.15(d)
Articles of Merger	Section 2.3(b)
Certificate of Merger	Section 2.3
Claim	Section 7.5(a)
Claim Expenses	Section 7.5(a)
Closing	Section 2.2
Closing Date	Section 2.2
Company	Preamble
Company Acquisition Proposal	Section 7.3(g)
Company Adverse Recommendation Change	Section 7.3(c)
Company Alternative Acquisition Agreement	Section 7.3(a)
Company Board	Recitals
Company Board Recommendation	Section 4.4(b)
Company Common Stock	Recitals
Company Disclosure Letter	Article 4
Company Expenses Reimbursement Amount	Section 9.3(e)
Company Insurance Policies	Section 4.19
Company Material Contract	Section 4.18(b)
Company Parties	Section 9.3(b)
Company Pending Acquisitions	Section 6.1(b)
Company Permits	Section 4.6(a)
Company Preferred Stock	Section 4.3(a)
Company Related Party Agreement	Section 4.25
Company SEC Documents	Section 4.7(a)
Company Stockholder Approval	Section 4.21
Company Subsidiary Partnership	Section 4.12(h)
Company Superior Proposal	Section 7.3(g)
Company Superior Proposal Termination	Section 7.3(d)
Company Tax Protection Agreements	Section 4.12(h)
Company Terminating Breach	Section 9.1(c)
Company Termination Fee	Section 9.3(b)
Company Third Party	Section 4.17(h)
Company Title Insurance Policy(ies)	Section 4.17(j)
Contribution Agreement	Recitals
Contribution Units	Recitals
Debt Commitment Letter	Section 5.7(b)
Debt Financing	Section 5.7(b)
Debt Financing Notice Event	Section 7.15(d)
Delaware SOS	Section 2.3
DLLCA	Recitals
Event	Section 1.01
Exchange Agent	Section 3.3(a)
Exchange Agent Agreement	Section 3.3(d)
Exchange Fund	Section 3.3(b)

Excluded Property Agreement	Section 6.1(f)
Excluded Property Distribution	Section 6.1(f)
Excluded Property Transactions	Section 6.1(d)
Existing Loan	Section 4.10
Financing Agreements	Section 7.15(a)
IIA	Recitals
Indemnified Parties	Section 7.5(a)
Interim Period	Section 6.1(a)
Lenders	Section 5.7(b)
Liquidating Entity	Section 6.1(f)
Liquidation Expenses	Section 6.1(d)
Maryland Courts	Section 10.8
Merger	Recitals
Merger Effective Time	Section 2.3(b)
Merger Sub	Preamble
MGCL	Recitals
New Debt Commitment Letter	Section 7.15(d)
Notice of Recommendation Change	Section 7.3(d)
OFAC	Section 4.6(d)
Organizational Documents	Section 7.5(a)
Outside Date	Section 9.1(b)
Parent	Preamble
Parent Expenses Reimbursement Amount	Section 9.3(b)
Parent Manager	Recitals
Parent Terminating Breach	Section 9.1(d)
Parent Termination Fee	Section 9.3(d)
Parent Parties	Section 9.3(d)
Participation Agreements	Section 4.17(p)
Participation Interests	Section 4.17(p)
Participation Party	Section 4.17(p)
Party(ies)	Preamble
Payoff Letter	Section 7.14
pdf	Section 10.4
Per Share Merger Consideration	Section 3.1(a)(ii)
Prime Rate	Section 9.3(g)
Purchase Agreement	Recitals
Qualified REIT Subsidiary	Section 4.12(b)
Qualifying Income	Section 9.3(e)
Recipient	Section 9.3(e)
REIT	Section 4.12(b)
Sanctioned Person	Section 4.6(d)
SOX Act	Section 4.7(b)
Surviving Entity	Recitals
Taxable REIT Subsidiary	Section 4.12(b)
Transfer Taxes	Section 9.5
Transferee	Section 6.1(f)

Section 1.2 Interpretation and Rules of Construction. In this Agreement, except to the extent otherwise provided or that the context otherwise requires:

(a) when a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference is to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated;

(b) the table of contents and headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement;

(c) whenever the words “include,” “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation” unless the context expressly provides otherwise;

(d) the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement, except to the extent otherwise specified;

(e) references to any statute, rule or regulation are to the statute, rule or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under the statute) and to any section of any statute, rule or regulation include any successor to the section;

(f) all terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein;

(g) the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms;

(h) references to a Person are also to its successors and permitted assigns;

(i) the use of “or” is not intended to be exclusive unless expressly indicated otherwise; and

(j) all uses of currency or the symbol “$” in this Agreement refer to U.S. dollars, unless otherwise indicated.

ARTICLE 2

THE MERGER

Section 2.1 The Merger. Upon the terms and subject to the conditions of this Agreement, and in accordance with the MGCL and the DLLCA, at the Merger Effective Time, Company shall be merged with and into Merger Sub, whereupon the separate existence of Company shall cease, and Merger Sub shall continue, under the name “Western Logistics II LLC” or such other name as determined by Parent, as the surviving entity in the Merger and shall be governed by the laws of the State of Delaware. The Merger shall have the effects set forth in the MGCL, the DLLCA and this Agreement. Without limiting the generality of the foregoing, and subject thereto, from and after the Merger Effective Time, the Surviving Entity shall possess all properties, rights, privileges, powers and franchises of Company and Merger Sub, and all of the claims, obligations, liabilities, debts and duties of Company and Merger Sub shall become the claims, obligations, liabilities, debts and duties of the Surviving Entity.

Section 2.2 Closing. Unless this Agreement shall have been terminated in accordance with Article 9 hereof, the closing of the Merger (the “Closing”) shall take place at the offices of Hogan Lovells US LLP, 555 13th Street NW, Washington, DC 20004 on the date that is the third (3rd) Business Day following the satisfaction or waiver of all conditions set forth in Article 8 (other than those conditions that by their nature are to be satisfied or waived at the Closing, but subject to the satisfaction or valid waiver of such conditions), unless such date is extended by mutual agreement of the Parties; provided, however, that subject to Parent’s compliance with its obligations pursuant to Section 7.15 hereof, Parent shall be entitled, by written notice to Company no later than one (1) Business Day prior to the date the Closing would otherwise be required to occur, and which written notice certifies that Parent is postponing the Closing in order to consummate the Debt Financing and/or to obtain

CFIUS Clearance for the transactions contemplated by this Agreement, to postpone the Closing to a later date specified by Parent in such notice (except that in no event shall Parent be entitled to cause the Closing to occur later than October 31, 2015); provided further that if Parent shall have previously postponed the Closing pursuant to this sentence, Parent shall be entitled to further postpone the Closing to a date later than the date specified by Parent in such prior notice (except that in no event shall Parent be entitled to cause the Closing to occur later than October 31, 2015) by providing a written notice certifying that Parent is postponing the Closing in order to consummate the Debt Financing and/or to obtain CFIUS Clearance for the transactions contemplated by this Agreement no later than one (1) Business Day prior to the date the Closing would otherwise be required to occur; and provided further that, for purposes of clarity, the Parties acknowledge and agree that in no event shall the consummation of the Debt Financing or the receipt by Parent of the CFIUS Clearance constitute conditions to the Closing hereunder (pursuant to Article 8 or otherwise). The actual date of Closing shall be referred to herein as the “Closing Date.”

Section 2.3 Effective Time. Company, Parent and Merger Sub shall cause the Merger to be consummated as soon as practicable on the Closing Date immediately after giving effect to the transactions contemplated by Section 3.2. Prior to the Closing, Parent, Merger Sub and Company shall prepare and, on the Closing Date, Parent, Merger Sub and Company shall (i) cause articles of merger with respect to the Merger (the “Articles of Merger”) to be duly executed and filed with the SDAT as provided under the MGCL, (ii) cause the certificate of merger with respect to the Merger (“Certificate of Merger”) to be duly filed and executed and filed with the Delaware Secretary of State (“Delaware SOS”) as provided under the DLLCA, and (iii) make any other filings, recordings or publications required to be made by Company, Merger Sub or Parent under the MGCL and the DLLCA in connection with the Merger. The Merger shall become effective upon the later of such time as the Articles of Merger and the Certificate of Merger being duly filed and accepted for record by the SDAT and the Delaware SOS, respectively, or such later time which the Parties shall have agreed upon and designated in such filings in accordance with the MGCL and the DLLCA as the effective time of the Merger (the “Merger Effective Time”).

Section 2.4 Governing Documents. Subject to Section 7.5, at the Merger Effective Time, the certificate of formation and the limited liability company agreement of Merger Sub, as in effect immediately prior to the Merger Effective Time, except for such changes as may be necessary to reflect any change of name of the Surviving Entity, shall be the certificate of formation and the limited liability company agreement of the Surviving Entity, until thereafter amended in accordance with applicable Law and the applicable provisions of such limited liability company agreement.

Section 2.5 Officers of the Surviving Entity. The officers of Merger Sub immediately prior to the Merger Effective Time shall be the officers of the Surviving Entity immediately following the Merger Effective Time.

Section 2.6 Manager of the Surviving Entity. The manager of Merger Sub immediately prior to the Merger Effective Time shall be the manager of the Surviving Entity immediately following the Merger Effective Time.

Section 2.7 Additional Transactions. Parent shall have the option, in its sole discretion and without requiring the further consent of Company, upon reasonable notice to Company, to request that Company, immediately prior to the Closing (and subject to the actual consummation of the Closing), (a) convert or cause the conversion of one or more Company Subsidiaries that are organized as corporations into limited liability companies (or other entities) and one or more Company Subsidiaries (other than Company LP) that are organized as limited partnerships or limited liability companies into other entities, on the basis of Organizational Documents, as reasonably requested by Parent, (b) sell or cause to be sold all of the capital stock, shares of beneficial interests, partnership interests or limited liability company interests owned, directly or indirectly, by Company in one or more Company Subsidiaries (other than Company LP) to any person at a price and on terms all as designated by Parent, (c) sell or cause to be sold any of the assets of Company or one or more Company Subsidiaries to any person at a price and on terms all as designated by Parent, and (d) form a wholly owned subsidiary of Company to solely serve as an additional limited partner of Company LP (clauses (a), (b), (c) and (d) each being

“Requested Transactions”); provided, however, that (i) none of the Requested Transactions shall delay or prevent the completion of the Merger, (ii) the Requested Transactions shall be implemented as close as possible to the Merger Effective Time (without jeopardizing the purpose of the Requested Transactions, but, in any event, after Parent and Merger Sub shall have waived or confirmed that all conditions to the consummation of the Merger have been satisfied), (iii) neither Company nor any Company Subsidiary shall be required to take any action in contravention of any Laws or any Organizational Documents or any other contract or agreement to which the Company, the Company Subsidiaries or any of their respective assets are bound, (iv) the consummation of any such Requested Transactions shall be contingent upon the receipt by Company of a written notice from Parent confirming that all of the conditions set forth in Sections 8.1 and 8.2 have been satisfied (or, with respect to Section 8.2, at the option of Parent, waived) and that Parent and Merger Sub are prepared to proceed immediately with the Closing (it being understood that in any event the Requested Transactions will be deemed to have occurred prior to the Closing), (v) the Requested Transactions (or the inability to complete the Requested Transactions) shall not affect or modify in any respect the obligations of Parent or Merger Sub under this Agreement or the obligations of Guarantor under the Guarantee, (vi) neither Company nor any Company Subsidiary shall be required to take any such action that could adversely affect the classification of Company as a REIT, and (vii) neither the Company nor any Company Subsidiary shall be required to take any such action that would reasonably be expected to result in any Taxes being imposed on, or any adverse Tax consequences to, any shareholder or other equity interest holder of Company, or other adverse consequences to the shareholders or equity holders of Company as a whole, incrementally greater than the Taxes or other adverse consequences to such Person in connection with the consummation of this Agreement in the absence of such action taken pursuant to this Section 2.7, unless such holders are indemnified by Parent for such incremental Taxes. Parent shall upon request by Company advance to Company or Company LP all reasonable out-of-pocket costs to be incurred by Company or the applicable Company Subsidiaries or, promptly upon request by Company or Company LP, reimburse Company or Company LP for all reasonable out-of-pocket costs incurred by Company or Company LP in connection with any actions taken by Company or Company LP in accordance with this Section 2.7 (including reasonable fees and expenses of their Representatives). Parent and Merger Sub, on a joint and several basis, hereby agree to indemnify and hold harmless Company, the Company Subsidiaries, and their respective Representatives from and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by them in connection with or as a result of taking such actions. Without limiting the foregoing, none of the representations, warranties or covenants of Company or any of its Affiliates shall be deemed to apply to, or deemed breached or violated by, any of the Requested Transactions.

Section 2.8 Tax Consequences. The Parties intend that for U.S. federal income tax purposes the Merger will be treated as a taxable sale by Company of all of Company’s assets to Merger Sub in exchange for the Merger Consideration to be provided to the holders of Company Common Stock, and Company Restricted Stock, as the case may be, in Company and the assumption by Parent of all of Company’s liabilities (including Company LP liabilities), followed by a distribution of such consideration to the holders of the foregoing equity interests in Company in liquidation of Company pursuant to Section 331 and Section 562 of the Code, and that this Agreement shall constitute a “plan of liquidation” of Company for U.S. federal income tax purposes.

ARTICLE 3

EFFECTS OF THE MERGER

Section 3.1 Effects on Shares of Common Stock.

(a) At the Merger Effective Time and by virtue of the Merger and without any further action on the part of Company, Parent, Merger Sub or the holders of any securities of Company, Parent or Merger Sub:

(i) each share of Company Common Stock then held by any wholly-owned Company Subsidiary shall automatically be retired and shall cease to exist, and no Merger Consideration shall be paid, nor shall any other payment or right inure or be made with respect thereto in connection with or as a consequence of the Merger;

(ii) except as provided in Sections 3.1(a)(i), each share of Company Common Stock then outstanding will be cancelled and retired and automatically converted into the right to receive an amount in cash equal to $10.30 (the “Per Share Merger Consideration”); and

(iii) each unit of membership interest in Merger Sub issued and outstanding immediately prior to the Merger Effective Time shall remain as an issued and outstanding unit of the Surviving Entity and each such unit shall continue to be owned by Parent.

(b) From and after the Merger Effective Time, the share transfer books of Company shall be closed and thereafter there shall be no further registration of transfers of Company Common Stock. From and after the Merger Effective Time, Persons who held shares of Company Common Stock immediately prior to the Merger Effective Time shall cease to have rights with respect to such shares of Company Common Stock, except as otherwise provided for in this Agreement.

Section 3.2 Interests in Company LP. Immediately prior to the Merger Effective Time, (i) each Special Company Partnership Unit shall be redeemed by Company LP in exchange for the receipt by the holder of Special Company Partnership Units of a number of Company Partnership Units as determined in accordance with the terms of Section 8.7(b) of the Company LP Agreement, and (ii) immediately thereafter, but prior to the Merger Effective Time, each Company Partnership Unit not held by the Company, other than the Contribution Units, shall automatically be converted into one share of Company Common Stock. For purposes of clarity, in no event shall the Contribution Units convert into Company Common Stock pursuant to this Section 3.2 and such Contribution Units shall be acquired by Merger Sub pursuant to the Purchase Agreement. Upon the completion of the transactions described in this Section 3.2, Company LP shall cease to exist, and be treated as a disregarded entity, for U.S. federal income tax purposes.

Section 3.3 Exchange Fund; Exchange Agent.

(a) DST Systems, Inc., or another third party reasonably acceptable and agreed to by Company and Parent, is hereby designated to act as a paying and exchange agent in the Merger (the “Exchange Agent”), and the Exchange Agent will administer the payments described in Section 3.1.

(b) At or before the Merger Effective Time, Parent shall deposit, or cause to be deposited, with the Exchange Agent cash in immediately available funds in an amount sufficient to pay the Merger Consideration (such cash amount, the “Exchange Fund”) for the sole benefit of the holders of shares of Company Common Stock and shares of Company Restricted Stock. As soon as reasonably practicable after the Merger Effective Time (but in any event within five (5) Business Days after the Merger Effective Time), Parent and the Surviving Entity shall cause the Exchange Agent to (i) mail to each holder of shares of Company Common Stock and shares of Company Restricted Stock for whom the Exchange Agent does not have either a W-9 on file or a certification from the applicable Company stockholder certifying such stockholder’s taxpayer identification number, an instruction request letter (which shall be in customary form and have such other provisions as Parent and Company shall reasonably agree), including instructions for effecting the exchange of shares of Company Common Stock and shares of Company Restricted Stock for the Merger Consideration and (ii) subject to the provisions of this Section 3.3(b)(i) and the receipt of the requirements thereof, make, and the Exchange Agent shall make, delivery and disbursement of the Merger Consideration out of the Exchange Fund to the holders of shares of Company Common Stock and shares of Company Restricted Stock in accordance with this Agreement (including, with respect to the Company Restricted Stock, the provisions of Section 3.5) and the applicable documentation agreed upon by Company and the Exchange Agent immediately prior to the Merger Effective Time. The Exchange Fund shall not be used for any other purpose. Parent and the Surviving Entity shall take all other actions necessary following the Merger Effective Time to cause such deliveries and disbursements of the Merger Consideration out of the Exchange Fund to the holders of shares of Company Common Stock and shares of Company Restricted Stock in accordance with this Agreement and the applicable documentation agreed upon by Company and the Exchange Agent immediately prior to the Merger Effective Time.

(c) Prior to the Merger Effective Time, Parent will enter into an exchange and paying agent and nominee agreement with the Exchange Agent or an amendment to Company’s existing transfer agency agreement with the Exchange Agent, in either case, in a form reasonably acceptable to Parent and Company (the “Exchange Agent Agreement”), setting forth the procedures to be used in accomplishing the deliveries and other actions contemplated by this Section 3.3 and with investment instructions with respect to any investment of the Exchange Fund, as directed by Parent; provided that such investments shall be in obligations of or guaranteed by the United States of America, in commercial paper obligations rated P-1 or A-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively, or a combination of the foregoing and, in any such case, no such instrument shall have a maturity exceeding three (3) months, or in money market funds having a rating in the highest investment category granted by a recognized credit rating agency at the time of investment. Interest and other income on the Exchange Fund shall be the sole and exclusive property of the Surviving Entity and shall be paid to the Surviving Entity as the Surviving Entity directs. No investment of the Exchange Fund shall relieve the Surviving Entity or the Exchange Agent from making the payments required by this Article 3, and following any losses from any such investment, Parent and the Surviving Entity shall promptly provide additional funds to the Exchange Agent to the extent necessary to satisfy the Surviving Entity’s obligations hereunder for the benefit of the holders of shares of Company Common Stock and shares of Company Restricted Stock, which additional funds will be deemed to be part of the Exchange Fund.

(d) At any time after the Merger Effective Time, the holders of shares of Company Common Stock and shares of Company Restricted Stock shall only hold the right to receive the Per Share Merger Consideration as contemplated by this Article 3. No interest shall be paid or accrued for the benefit of holders of shares of Company Common Stock or shares of Company Common Stock on the Per Share Merger Consideration.

(e) Any portion of the Exchange Fund that remains undistributed to the holders of Company Common Stock or holders of shares of Company Restricted Stock for twelve (12) months after the Closing Date shall be delivered to the Surviving Entity upon demand, and any former holders of Company Common Stock or shares of Company Restricted Stock who have not theretofore complied with this Article 3 shall thereafter look only to the Surviving Entity (and only as general creditors thereof) for payment of the Merger Consideration.

(f) None of Parent, Company, the Surviving Entity, the Exchange Agent, or any employee, officer, director, agent or Affiliate thereof, shall be liable to any Person in respect of the Merger Consideration if the Exchange Fund has been delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. Any amounts remaining unclaimed by former holders of any shares of Company Common Stock or former holders of shares of Company Restricted Stock immediately prior to the time at which such amounts would otherwise escheat to, or become property of, any Governmental Authority shall, to the extent permitted by applicable Law, become the property of the Surviving Entity, free and clear of any claims or interest of such holders or their successors, assigns or personal representatives previously entitled thereto.

Section 3.4 Withholding Rights. The Surviving Entity, Parent or the Exchange Agent, as applicable, shall be entitled to deduct and withhold from the Merger Consideration and any other amounts otherwise payable pursuant to this Agreement to any holder of Company Common Stock or holder of shares of Company Restricted Stock, or any such other Person, such amounts as it determines it is required to deduct and withhold with respect to such payments under the Code or any other provision of state, local or foreign Tax Law. Any such amounts so deducted and withheld shall be paid over to the applicable Governmental Authority in accordance with applicable Law and shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

Section 3.5 Effect on Company Restricted Stock. All of the provisions of this Section 3.5 shall be effectuated without any action on the part of the holder of any share of Company Restricted Stock:

(a) Immediately prior to the Merger Effective Time, all shares of Company Restricted Stock which are outstanding immediately prior to the Merger Effective Time shall automatically become fully vested and free of any forfeiture restrictions (whether or not then vested or subject to any performance condition that has not been satisfied). At the Merger Effective Time, each share of Company Restricted Stock shall be considered (to the extent that such share of Company Restricted Stock is not otherwise considered to be outstanding) an outstanding share of Company Common Stock for all purposes of this Agreement, including the right to receive the Per Share Merger Consideration. As of the Merger Effective Time, each holder of shares of Company Restricted Stock shall cease to have any rights with respect thereto, except the right to receive the Per Share Merger Consideration for each share of Company Restricted Stock. The portion of the Merger Consideration to be paid to the holders of Company Restricted Stock with respect thereto shall be reduced by any amount required to be withheld under applicable Tax Law in connection with the vesting of such Company Restricted Stock and such withheld amount shall be treated as having been paid to such holders in respect of whom such withholding was made.

(b) No later than five (5) Business Days prior to the Merger Effective Time, Company shall deliver to Parent a schedule setting forth the Per Share Merger Consideration to be paid to the holders of shares of Company Restricted Stock pursuant to Section 3.5(a).

Section 3.6 Suspension of Company DRIP. (c) The Company shall take all actions necessary to suspend the Company DRIP, effective as soon as practicable after the date of this Agreement, and to ensure that no purchase or other rights under the Company DRIP enable the holder of such rights to acquire any interest in the Company or the Surviving Entity as a result of such purchase or the exercise of such rights at or after such date; provided, however, that, notwithstanding the foregoing, Company shall be entitled to issue shares of the Company Common Stock under the Company DRIP in respect of cash dividends paid by the Company with respect to the second quarter of 2015.

Section 3.7 Dissenters Rights. In accordance with to Section 8.8 of the Company Charter, no dissenters’ or appraisal rights, or rights of objecting stockholders, shall be available with respect to the Merger or the other transactions contemplated by this Agreement, including any remedy under Sections 3-201 et seq. of the MGCL and the Company Board has not determined that any such rights shall be available.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF COMPANY

Except (a) as set forth in the disclosure letter prepared by Company, with numbering corresponding to the numbering of this Article 4 delivered by Company to Parent prior to the execution and delivery of this Agreement (the “Company Disclosure Letter”) (it being acknowledged and agreed that disclosure of any item in any section or subsection of the Company Disclosure Letter shall be deemed disclosed with respect to any other section or subsection of this Agreement to the extent the applicability of such disclosure to such other section or subsection is reasonably apparent on the face of the disclosure; provided that no reference to or disclosure of any item or other matter in the Company Disclosure Letter shall be construed (x) to broaden the scope of any representation or warranty made by Company herein, or (y) as an admission or indication that (1) such item or other matter is material, (2) such item or other matter is required to be referred to in the Company Disclosure Letter or (3) any breach or violation of applicable Laws or any contract, agreement, arrangement or understanding to which Company or any of the Company Subsidiaries is a party exists or has actually occurred), or (b) as disclosed in the Company SEC Documents publicly available, filed with, or furnished to, as applicable, the SEC after December 31, 2014 and prior to the date of this Agreement (excluding any risk factor disclosures contained in such documents under the heading “Risk Factors” and any disclosure of risks or other matters included in any “forward-looking statements” disclaimer or other statements that are cautionary, predictive or forward-looking in nature, which in no event shall be deemed to be an exception to or disclosure for purposes of, any representation or warranty set forth in this Article 4), Company hereby represents and warrants to Parent and Merger Sub that:

Section 4.1 Organization and Qualification; Subsidiaries.

(a) Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland. Company has the requisite organizational power and authority and any necessary governmental authorization to own, operate, lease and, to the extent applicable, operate the Company Properties and to conduct its business as it is now being conducted. Company is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, operated or leased by it or the nature of its business makes such qualification, licensing or good standing necessary, except for such failures to be so qualified, licensed or in good standing that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(b) Each Company Subsidiary is duly organized, validly existing and in good standing (to the extent applicable) under the Laws of the jurisdiction of its incorporation or organization, as the case may be, and has the requisite organizational power and authority and any necessary governmental authorization to own, lease and, to the extent applicable, operate the Company Properties and to conduct its business as it is now being conducted. Each Company Subsidiary is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, operated or leased by it or the nature of its business makes such qualification, licensing or good standing necessary, except for such failures to be so qualified, licensed or in good standing that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(c) Section 4.1(c) of the Company Disclosure Letter sets forth a true and complete list of the Company Subsidiaries, together with (i) the jurisdiction of incorporation or organization, as the case may be, of each Company Subsidiary, (ii) the type of and percentage of interest held, directly or indirectly, by the Company in each Company Subsidiary, (iii) the names of and the type of and percentage of interest held by any Person other than the Company or a Company Subsidiary in each Company Subsidiary; and (iv) the classification for United States federal income tax purposes of each Company Subsidiary.

(d) Section 4.1(d)(i) of the Company Disclosure Letter sets forth a true and complete list of (x) each Company Subsidiary that owns (or, where applicable, leases as ground lessee) any Company Property, and (y) the corresponding address of such Company Property which is owned (or, where applicable, leased as ground lessee) by such Company Subsidiary. Except as set forth on Section 4.1(d)(ii) of the Company Disclosure Letter, no Company Subsidiary has engaged in any business or activity, owned any asset, or incurred any contingent or actual liability or obligation, other than (i) related to acquisition, ownership, leasing, financing, management, development, construction and operation of the applicable Company Properties set forth on Section 4.1(d)(i) of the Company Disclosure Letter as owned (or, where applicable, leased as ground lessee) by such Company Subsidiary, (ii) specifically related to acquisition, ownership, leasing, management, development, construction and operation of the Excluded Company Properties and such Excluded Company Properties are not directly owned by any Company Subsidiary that owns any other Company Property, and (iii) the transaction of lawful business that is incidental, necessary or appropriate to the foregoing.

(e) Except as set forth on Section 4.1(e) of the Company Disclosure Letter, neither Company nor any Company Subsidiary directly or indirectly owns any interest or investment (whether equity or debt) in any Person (other than in the Company Subsidiaries and investments in short-term investment securities).

Section 4.2 Organizational Documents.

(a) Company has made available to Parent complete and correct copies of the Company Charter and the Company Bylaws. The Company Charter and Company Bylaws are in effect, and no dissolution, revocation or forfeiture proceedings regarding Company or Company LP have been commenced.

(b) Company has made available to Parent complete and accurate copies of the Organizational Documents of each Company Subsidiary and Joint Venture as in effect on the date hereof. All Organizational Documents of each Company Subsidiary and Joint Venture are in effect, and no dissolution, revocation or forfeiture proceedings regarding any Company Subsidiary have been commenced.

(c) Company is not in violation in any material respect of any term of the Company Charter or the Company Bylaws and no Company Subsidiary or, to the Knowledge of Company, Joint Venture, is in violation in any material respect of any term of the Organizational Documents of such Company Subsidiary or Joint Venture.

Section 4.3 Capital Structure.

(a) The authorized capital stock of Company consists of 1,000,000,000 shares of Company Common Stock and 200,000,000 shares of preferred stock, $0.01 par value per share (“Company Preferred Stock”). At the close of business on July 20, 2015, (i) 214,273,214 shares of Company Common Stock were issued and outstanding, including 136,891 shares of Company Restricted Stock that were granted pursuant to the Company Equity Incentive Plan and the Company Private Placement Plan (67,391 of which were unvested as of July 20, 2015), (ii) no shares of Company Preferred Stock were issued or outstanding, and (iii) no other equity securities, or securities convertible into, or exercisable or exchangeable for, any equity securities, were issued or outstanding.

(b) All issued and outstanding shares of the capital stock of Company are duly authorized, validly issued, fully paid and nonassessable and no class of capital stock is entitled to preemptive rights. No shares of the capital stock of Company are certificated. There are no outstanding bonds, debentures, notes or other Indebtedness of Company or any Company Subsidiary having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter on which holders of shares of Company Common Stock may vote or other equity holders of any Company Subsidiary may vote.

(c) All of the outstanding shares of capital stock of each of the Company Subsidiaries that is a corporation are duly authorized, validly issued, fully paid and nonassessable. All equity interests in each of the Company Subsidiaries that is a partnership or limited liability company are duly authorized and validly issued. All shares of capital stock of (or other ownership interests in) each of the Company Subsidiaries which may be issued upon exercise of outstanding options or exchange rights are duly authorized and, upon issuance will be validly issued, fully paid and nonassessable. Except (i) with respect to any ownership interests pledged or otherwise encumbered in connection with any Existing Loan, (ii) with respect to any ownership interest to be issued pursuant to the Contribution Agreement, (iii) with respect to the Special Company Partnership Units, or (iv) in connection with the disposition of any Company Subsidiaries which only own Excluded Company Properties, as contemplated by this Agreement, Company owns, directly or indirectly, all of the issued and outstanding capital stock and other ownership interests of each of the Company Subsidiaries, free and clear of all encumbrances other than statutory or other Liens for Taxes or assessments which are not yet due or delinquent or the validity of which is being contested in good faith by appropriate proceedings and for which adequate accruals and reserves are being maintained on Company’s financial statements (if such reserves are required pursuant to GAAP). All of the capital stock or other ownership interests in the Joint Ventures owned by Company or any Company Subsidiary are duly authorized and validly issued and owned free and clear of all encumbrances other than statutory or other Liens for Taxes or assessments which are not yet due or delinquent or the validity of which is being contested in good faith by appropriate proceedings and for which adequate accruals and reserves are being maintained on Company’s financial statements (if such reserves are required pursuant to GAAP).

(d) Other than pursuant to the Company Equity Incentive Plan, the Company Private Placement Equity Incentive Plan, the Company DRIP, the Company Share Redemption Plan, the Contribution Agreement and the Organizational Documents of the Company Subsidiaries and other entities in which Company directly or indirectly owns an interest, there are no outstanding subscriptions, securities options, warrants, calls, rights, profits interests, stock appreciation rights, phantom stock, convertible securities, rights of first refusal or other similar rights, agreements, arrangements, undertakings or commitments of any kind to which Company or any of the Company Subsidiaries is a party or by which any of them is bound obligating Company or any of the Company Subsidiaries to (i) issue, transfer or sell or create, or cause to be issued, delivered or sold or created any additional shares of capital stock or other equity interests or phantom stock or other contractual rights the value of which is determined in whole or in part by the value of any equity security of Company or any Company Subsidiary or securities convertible into or exchangeable for such shares or equity interests, (ii) issue, grant, extend or enter into any such subscriptions, options, warrants, calls, rights, profits interests, stock appreciation rights, phantom stock, convertible securities or other similar rights, agreements, arrangements, undertakings or commitments, or (iii) redeem, repurchase, exchange, convert or otherwise acquire any such shares of capital stock or other equity interests.

(e) Other than pursuant to the Organizational Documents of Company, the Company Subsidiaries and Joint Ventures, neither Company nor any Company Subsidiary nor, to the Knowledge of Company, any Joint Venture is a party to or bound by any agreements or understandings concerning the voting (including voting trusts and proxies) of any capital stock of Company or any of the Company Subsidiaries.

(f) Company does not have a “poison pill” or similar stockholder rights plan.

(g) Except as set forth on Section 4.3(g) of the Company Disclosure Letter, neither Company nor any Company Subsidiary nor, to the Knowledge of Company, any Joint Venture is under any obligation, contingent or otherwise, by reason of any contract to register the offer and sale or resale of any of their securities under the Securities Act.

(h) Section 4.3(h) of the Company Disclosure Letter sets forth a true, complete and correct list of all outstanding Company Restricted Stock awards and the number of shares of Company Common Stock subject to each such award. All shares of Company Restricted Stock were (i) granted, accounted for, reported and disclosed in accordance with the applicable Laws and accounting rules, (ii) granted in accordance with the terms of the Company Equity Incentive Plan or the Company Private Placement Equity Incentive Plan, as applicable, (iii) documented with the Company’s standard form of agreement or award document, a complete and correct copy of which has been made available to Parent, without deviation or amendment, modification or supplement in any material respect, and (iv) validly issued and properly approved by Company Board (or a duly authorized committee or subcommittee thereof) and recorded on the Company’s financial statements in accordance with GAAP. Without limiting the generality of the preceding sentence, the Company has not engaged in any back dating, forward dating or similar activities with respect to the Company Restricted Stock, and has not been the subject of any investigation by the SEC, whether current, pending or closed (in the case of any such pending investigation, to the Knowledge of the Company), with respect to any such activities. The treatment of Company Restricted Stock contemplated in Section 3.5 complies with the terms of the Company Equity Incentive Plan or the Company Private Placement Equity Incentive Plan, as applicable, and all applicable Law.

(i) All dividends or other distributions on the shares of Company Common Stock and any dividends or other distributions on any securities of any Company Subsidiary which have been authorized or declared prior to the date hereof have been paid in full (except to the extent such dividends have been publicly announced and are not yet due and payable).

Section 4.4 Authority.

(a) Company has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject to receipt of the Company Stockholder Approval, to consummate the transactions contemplated by this Agreement to which Company is a party, including the Merger. The execution and delivery of this Agreement by Company and the consummation by Company of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate or partnership action, and no other corporate or partnership proceedings on the part of Company are necessary to authorize this Agreement or the Merger or to consummate the other transactions contemplated by this Agreement, subject to (i) the receipt of the Company Stockholder Approval, and (ii) the filing of the Articles of Merger and Certificate of Merger with, and acceptance for record of the Articles of Merger and Certificate of Merger by, respectively, the SDAT and the Delaware SOS. This Agreement has been duly and validly executed and delivered by

Company, and assuming due authorization, execution and delivery by Parent and Merger Sub, constitutes a legally valid and binding obligation of Company enforceable against Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

(b) The Company Board has duly and validly (i) unanimously determined that the terms of this Agreement are fair to and in the best interests of Company and the holders of Company Common Stock, (ii) unanimously approved, adopted and declared advisable this Agreement, (iii) unanimously directed that the Merger be submitted to a vote of the holders of Company Common Stock, and (iv) unanimously resolved to recommend that holders of Company Common Stock vote in favor of approval of the Merger and the other transactions contemplated by this Agreement (such recommendations, the “Company Board Recommendation”), which resolutions remain in full force and effect and have not been subsequently rescinded, modified or withdrawn in any way, except as may be permitted after the date hereof by Section 7.3. Except as set forth above, no further actions of the Company Board are required to be taken for the consummation of the Merger and the other transactions contemplated hereby.

Section 4.5 No Conflict; Required Filings and Consents.

(a) The execution and delivery of this Agreement by Company does not, and the consummation of the Merger and the performance of this Agreement and its other obligations hereunder will not, (i) assuming receipt of the Company Stockholder Approval, conflict with or violate any provision of (A) the Company Charter or the Company Bylaws, (B) the Company Partnership Agreement, or (C) any equivalent organizational or governing document of any Company Subsidiary or, to the Knowledge of Company, any Joint Venture, (ii) assuming that all consents, approvals, authorizations and permits described in Section 4.5(b) have been obtained, all filings and notifications described in Section 4.5(b) have been made and any waiting periods thereunder have terminated or expired, conflict with or violate any Law applicable to Company or any Company Subsidiary or, to the Knowledge of Company, any Joint Venture, or by which any property or asset of Company or any Company Subsidiary or, to the Knowledge of Company, any Joint Venture, is bound or affected, or (iii) require any consent or approval (except as contemplated by Section 4.5(b) or as set forth on Section 4.5(a) of the Company Disclosure Letter) under, result in any breach of any obligation or any loss of any benefit or increase in any cost, including any newly triggered cost, or obligation of Company or any Company Subsidiary under, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to any other Person any right of termination, vesting, amendment, acceleration or cancellation (with or without notice or the lapse of time or both) of, or give rise to any right of purchase, first offer or forced sale under or result in the creation of a Lien on any property or asset of Company or any Company Subsidiary or, to the Knowledge of Company, any Joint Venture, pursuant to, any note, bond, debt instrument, indenture, contract, agreement, ground lease, license, permit or other legally binding obligation to which Company or any Company Subsidiary or, to the Knowledge of Company, any Joint Venture is a party, except, as to clauses (ii) and (iii) above, for any such conflicts, violations, breaches, defaults or other occurrences which, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

(b) The execution and delivery of this Agreement by Company does not, and the performance of this Agreement by Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except (i) the filing with the SEC of (A) the Proxy Statement, and (B) such reports under, and other compliance with, the Exchange Act and the Securities Act as may be required in connection with this Agreement and the transactions contemplated hereby, (ii) the filing of the Articles of Merger and the Certificate of Merger with, and the acceptance for record of the Articles of Merger and Certificate or Merger by, respectively, the SDAT pursuant to the MGCL and the Delaware SOS under the DLLCA, (iii) such filings as may be required in connection with state and local Transfer Taxes, (iv) applicable ISRA Requirements and Approvals, and (v) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications would not (y) otherwise prevent or materially delay performance by Company or any Company Subsidiary of any of its respective obligations under this Agreement or (z) individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

Section 4.6 Permits; Compliance with Law.

(a) Except for the authorizations, licenses, permits, certificates, approvals, variances, exemptions, orders, franchises, certifications and clearances that are the subject of Section 4.16 and Section 4.17 (the “Additional Company Permits”), which are addressed solely in those sections, Company and each Company Subsidiary, and to the Knowledge of Company each Joint Venture, is in possession of all authorizations, licenses, permits, certificates, approvals, variances, exemptions, orders, franchises, certifications and clearances of any Governmental Authority, including building permits and certificates of occupancy necessary to own, lease and, to the extent applicable, operate its properties or to carry on its respective business substantially as they are being conducted as of the date hereof (in each case, other than in respect of the Excluded Company Properties (unless applicable to Company Subsidiaries to be acquired by Parent and Merger Sub in the transactions contemplated hereby), the “Company Permits”), and all such Company Permits are valid and in full force and effect, except where the failure to be in possession of, or the failure to be valid or in full force and effect of, any of Company Permits, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. All applications required to have been filed for the renewal of Company Permits (other than the Additional Company Permits, which are addressed by Section 4.16 and Section 4.17) have been duly filed on a timely basis with the appropriate Governmental Authority or third party, except where the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, and all other filings required to have been made with respect to such Company Permits (other than the Additional Company Permits, which are addressed by Section 4.16 and Section 4.17) have been duly made on a timely basis with the appropriate Governmental Authority or third party, except where the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Neither Company nor any Company Subsidiary nor, to the Knowledge of Company, any Joint Venture, has received any written notice nor has any Knowledge indicating that it currently is not in compliance in any material respect with the terms of any Company Permit (other than the Additional Company Permits, which are addressed by Section 4.16 and Section 4.17).

(b) Neither Company nor any Company Subsidiary nor, to the Knowledge of Company, any Joint Venture, is, or has been in the past five (5) years, in conflict with, or in default or violation (except for any conflict, default or violation solely applicable to or affecting the Excluded Company Properties and/or Company Subsidiaries that will not be acquired by Parent or Merger Sub in the transactions contemplated hereby) of (i) any Law applicable to it or by which any property or asset of it is bound (except for Laws addressed in Section 4.12, Section 4.15, Section 4.16, or Section 4.17 which are solely addressed in those Sections), or (ii) any Company Permits (except for Company Permits addressed in Section 4.16 or Section 4.17 which are solely addressed in those Sections), except, in each case ((i) and (ii)), for any such conflicts, defaults or violations that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, no investigation, review or proceeding by any Governmental Authority with respect to Company, any Company Subsidiary or, to the Knowledge of Company, any Joint Venture, or their operations (except for any investigation, review or proceeding solely applicable to or affecting Company Subsidiaries that will not be acquired by Parent or Merger Sub in the transactions contemplated hereby) is pending or, to the Knowledge of Company, threatened in writing, and, to the Knowledge of Company, no Governmental Authority has indicated an intention to conduct the same.

(c) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, none of Company nor any Company Subsidiary nor, to the Knowledge of Company, any Joint Venture, has and, to the Knowledge of Company, no director, officer, representative or advisor of Company, any Company Subsidiary or any Joint Venture has engaged in any illegal activity or conduct on behalf of, or for the benefit of, Company or any Company Subsidiary. Neither Company nor any Company Subsidiary or, to the Knowledge of Company, any Joint Venture, has and, to the Knowledge of Company, no director, officer, representative or advisor of Company, any Company Subsidiary or any Joint Venture on behalf or for the benefit of Company, any Company Subsidiary or any Joint Venture, has used any corporate or other funds for unlawful contributions, payments, gifts, or entertainment, or made any unlawful expenditures relating to political or business activity or established or maintained any unlawful or unrecorded funds in violation of Law. Neither Company nor any Company Subsidiary or, to the Knowledge of Company, any Joint Venture, has and, to the Knowledge of Company, no director, officer, representative or advisor of Company, any Company Subsidiary or any Joint Venture, has accepted or received any unlawful contributions, payments, gifts, or expenditures in violation of Law.

(d) Company, any Company Subsidiary or any Joint Venture (i) to Company’s Knowledge, is not controlled by, or more than 5% owned by, a Person named on any sanctions list established by the U.S. Treasury Department’s Office of Foreign Asset Control (“OFAC”), including the OFAC list of Specially Designated Nationals and Blocked Persons, or any other Person subject to economic sanctions administered or enforced by OFAC (any such Person a “Sanctioned Person”), (ii) to Company’s Knowledge, does not conduct any business, or engage in, or facilitate any transaction or dealing with any Sanctioned Person unless authorized by applicable Law; and (iii) to Company’s Knowledge, does not engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any federal law imposing trade restrictions or sanctions, including (x) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended), (y) the International Emergency Economic Powers Act (50 U.S.C. §§ 1701 et seq., as amended), and (z) any enabling legislation or executive order relating to the foregoing.

Section 4.7 SEC Documents; Financial Statements; Indebtedness.

(a) Company has timely filed with, or furnished (on a publicly available basis) to the SEC, all forms, documents, statements, schedules and reports required to be filed by Company with the SEC since January 1, 2011 (the forms, documents, statements and reports filed with the SEC since January 1, 2011 and those filed with the SEC since the date of this Agreement, if any, including any amendments thereto, the “Company SEC Documents”). As of their respective dates, the Company SEC Documents (other than preliminary materials) complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and none of the Company SEC Documents, at the time of filing or being furnished, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent such statements have been modified or superseded by later Company SEC Documents filed or furnished and publicly available prior to the date of this Agreement. Company does not have any outstanding and unresolved comments from the SEC with respect to any Company SEC Documents and, to the Knowledge of Company, none of the Company SEC Documents is subject to ongoing SEC review. No Company Subsidiary is required to file any form or report with the SEC.

(b) Company has made available to Parent complete and correct copies of all written correspondence between the SEC, on one hand, and Company, on the other hand, since January 1, 2011. At all applicable times, Company has complied in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “SOX Act”) and the rules and regulations thereunder, as amended from time to time.

(c) The consolidated financial statements of Company and the Company Subsidiaries included, or incorporated by reference, in the Company SEC Documents, including the related notes and schedules, complied as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto, or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X under the Exchange Act) and fairly presented, in all material respects, in accordance with applicable requirements of GAAP and the applicable rules and regulations of the SEC (subject, in the case of the unaudited statements, to normal, recurring adjustments, none of which are material), the consolidated balance sheets of Company and the Company Subsidiaries, taken as a whole, as of their respective dates and the consolidated statements of operations, comprehensive income (loss), equity and cash flows of Company and the Company Subsidiaries for the periods presented therein, in each case, except to the extent such financial statements have been modified or superseded by later Company SEC Documents filed and publicly available prior to the date of this Agreement.

(d) Neither Company nor any Company Subsidiary is a party to, or has any commitment to become a party to, any joint venture, off-balance sheets partnership or any similar contract or arrangement, including any contract relating to any transaction or relationship between or among Company and any Company Subsidiary, on the one hand, and any unconsolidated Affiliate of Company or any Company Subsidiary, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K of the SEC), where the result, purpose or effect of such contract is to avoid disclosure of any material transaction involving, or material liabilities of, Company, any Company Subsidiary or Company’s or such Company Subsidiary’s audited financial statements or other Company SEC Documents.

(e) Neither Company nor any Company Subsidiary has any Indebtedness for borrowed money, and there are no agreements, documents or other instruments evidencing such Indebtedness, other than as evidenced by the Existing Loans. Section 4.7(e) of the Company Disclosure Letter sets forth the outstanding principal balance due, the interest rates and maturity dates in respect of each Existing Loan, in each case, as of June 30, 2015. No holders of any of the Existing Loans have the right to vote (or are convertible into or exercisable for securities having the right to vote) with the Company stockholders. Except as set forth on Section 4.7(e) of the Company Disclosure Letter, as of June 30, 2015, there are no escrows, reserves or deposits or letters of credit held or established in connection with the Existing Loans. The Existing Loans do not encumber any real property other than the Company Properties.

Section 4.8 Absence of Certain Changes or Events. Since December 31, 2014 and except as set forth on Section 4.8 of the Company Disclosure Letter, Company and each Company Subsidiary has conducted its business in all material respects in the ordinary course of business consistent with past practice and there has not been any Company Material Adverse Effect or any event, circumstance, change, effect, development, condition or occurrence that, individually or in the aggregate with all other events, circumstances, changes, effects, developments, conditions or occurrences, would reasonably be expected to result in a Company Material Adverse Effect. From March 31, 2015 through the date hereof, neither Company nor any Company Subsidiary has taken any action that, if occurring during the period from the date hereof through the Merger Effective Time without Parent’s consent, would constitute a breach of any of clauses (vii), (viii), (xiv), (xv) and (xvi) of Section 6.1(b).

Section 4.9 No Undisclosed Material Liabilities. Except as set forth on Section 4.9 of the Company Disclosure Letter, there are no material liabilities of Company or any of the Company Subsidiaries of any nature that would be required under GAAP to be set forth on the financial statements of Company or the notes thereto, other than: (a) liabilities reflected or reserved against on the balance sheets of Company dated as of December 31, 2014 (including the notes thereto) as required by GAAP, (b) liabilities incurred in connection with the transactions contemplated by this Agreement or the Contribution Agreement, or (c) liabilities incurred in the ordinary course of business consistent with past practice since December 31, 2014.

Section 4.10 No Default. None of Company nor any of the Company Subsidiaries is in default or violation of any term, condition or provision of (a) (i) the Company Charter or the Company Bylaws, (ii) the Company Partnership Agreement, or (iii) the comparable charter or Organizational Documents of any of the Company Subsidiaries, or (b) loan or credit agreement, note, or any bond, mortgage or indenture, to which Company or any of the Company Subsidiaries is a party or by which Company or any of the Company Subsidiaries or any of their respective properties or assets is bound, in each case, other than as a lender thereunder (each, an “Existing

Loan”), except in the case of (b) for defaults or violations which, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

Section 4.11 Litigation. Except as set forth on Section 4.11 of the Company Disclosure Letter, as of the date of this Agreement, (a) there is no material Action pending or, to the Knowledge of Company, threatened against Company or any Company Subsidiary or any of its or their respective properties or assets (in each case, except for any Action solely applicable to or affecting the Excluded Company Properties and/or Company Subsidiaries that will not be acquired by Parent or Merger Sub in the transactions contemplated hereby), (b) to Company’s Knowledge, there is no material Action pending or threatened against any Joint Venture or any of its properties or assets, and (c) neither Company nor any Company Subsidiary, nor any of their respective properties, nor, to the Company’s Knowledge, any Joint Venture, is subject to any outstanding material Order of any Governmental Authority (in each case, except for any material Order solely applicable to or affecting the Excluded Company Properties and/or Company Subsidiaries that will not be acquired by Parent or Merger Sub in the transactions contemplated hereby).

Section 4.12 Taxes.

(a) All income and other material Tax Returns required to be filed by or on behalf of Company, Company LP, each Joint Venture and each Company Subsidiary have been timely filed with the appropriate Governmental Authority (taking into account any extensions of time within which to file such Tax Returns). All such Tax Returns are true, complete and correct in all material respects. Each of Company, Company LP, each Joint Venture and each Company Subsidiary has duly paid (or there has been paid on their behalf), or made adequate provisions in accordance with GAAP for, all material Taxes required to be paid by them, whether or not shown on any Tax Return.

(b) Company (i) for all taxable years commencing with Company’s year ending December 31, 2010 and without interruption through December 31, 2014, has been subject to taxation as a real estate investment trust within the meaning of Section 856 of the Code (a “REIT”) and has satisfied all requirements to qualify as a REIT for each of such years; (ii) has operated since January 1, 2015, in a manner consistent with the requirements for qualification and taxation as a REIT; (iii) intends to continue to operate in such a manner as to qualify as a REIT for its taxable year that will end on the day of the Merger; and (iv) has not taken or omitted to take any action that could reasonably be expected to provide a basis for a challenge by the IRS or any other Governmental Authority to its status as a REIT, and no such challenge is pending or, to the Knowledge of the Company, threatened. No Company Subsidiary is a corporation for United States federal income tax purposes, other than (i) a corporation that qualifies as a REIT, (ii) a corporation that qualifies as a “qualified REIT subsidiary” within the meaning of Section 856(i)(2) of the Code (each a “Qualified REIT Subsidiary”) or (iii) a corporation that qualifies as a “taxable REIT subsidiary” within the meaning of Section 856(l) of the Code (each, a “Taxable REIT Subsidiary”). Company’s dividends paid deduction, within the meaning of Section 561 of the Code, for each taxable year commencing with Company’s year ending December 31, 2010 and through December 31, 2014, taking into account any dividends subject to Sections 857(b)(8) or 858 of the Code, has not been less than the sum of (x) Company’s REIT taxable income, as defined in Section 857(b)(2) of the Code, determined without regard to any dividends paid deduction for such year, and (y) Company’s net capital gain for such year.

(c) (i) There are no audits, investigations by any Governmental Authority or other proceedings pending or, to the Knowledge of Company, threatened with regard to any material Taxes or Tax Returns of Company, Company LP, and Joint Ventures or any Company Subsidiary; (ii) no material deficiency for Taxes of Company, Company LP, any Joint Venture or any Company Subsidiary has been claimed, proposed or assessed in writing or, to the Knowledge of Company, threatened, by any Governmental Authority; (iii) neither Company, Company LP, any Joint Venture nor any Company Subsidiary has waived in writing any statute of limitations with respect to the assessment of material Taxes or agreed to any extension of time with respect to any Tax assessment or deficiency for any open tax year; (iv) except as set forth in Section 4.12(c) to the Company Disclosure Letter, neither Company, Company LP, any Joint Venture nor any Company Subsidiary currently is the beneficiary of any extension of time within which to file any material Tax Return; and (v) neither Company, Company LP, any Joint Venture nor any of the Company Subsidiaries has entered into any “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law).

(d) Each Joint Venture and Company Subsidiary that is a partnership, joint venture or limited liability company and that has not elected to be a Taxable REIT Subsidiary has been since its formation treated for United States federal income tax purposes as a partnership, disregarded entity, or Qualified REIT Subsidiary, as the case may be, and not as a corporation or an association taxable as a corporation whose separate existence is respected for federal income tax purposes or a “publicly traded partnership” within the meaning of Section 7704(b) of the Code.

(e) Neither Company, Company LP, any Joint Venture nor any Company Subsidiary holds any asset the disposition of which would be subject to (or to rules similar to) Section 1374 of the Code.

(f) For all taxable years commencing with Company’s year ending December 31, 2010, Company, Company LP, the Joint Ventures and the Company Subsidiaries have not incurred (i) any material liability for Taxes under Sections 857(b)(1), 857(b)(4), 857(b)(5), 857(b)(6)(A), 857(b)(7), 860(c) or 4981 of the Code which have not been previously paid, (ii) any liability for Taxes under Sections 857(b)(5) (for income test violations), 856(c)(7)(C) (for asset test violations), or 856(g)(5)(C) (for violations of other qualification requirements applicable to REITs) which have not previously been paid, and (iii) none of Company, Company LP, any Joint Venture or any Company Subsidiary has incurred any material liability for Tax other than (A) in the ordinary course of business consistent with past practice, or (B) transfer or similar Taxes arising in connection with sales of property. No event has occurred, and no condition or circumstances exists, which presents any material risk that a liability for Taxes described clause (i) or (iii) of the preceding sentence or any liability for Taxes described in clause (ii) of the preceding sentence will be imposed upon Company, Company LP, any Joint Venture or any Company Subsidiary.

(g) None of Company, Company LP, any Joint Venture or any Company Subsidiary (other than a “taxable REIT subsidiary” of the Company) has engaged at any time in any “prohibited transactions” within the meaning of Section 857(b)(6) of the Code.

(h) Company, Company LP, the Joint Venture and the Company Subsidiaries have complied in all material respects with all applicable Laws relating to the payment and withholding of Taxes (including withholding of Taxes pursuant to Sections 1441, 1442, 1445, 1446 and 3402 of the Code or similar provisions under any state and foreign Laws) and have duly and timely withheld and, in each case, have paid over to the appropriate taxing authorities all material amounts required to be so withheld and paid over on or prior to the due date thereof under all applicable Laws.

(i) No claim has been made in writing by a Government Authority in a jurisdiction where Company, Company LP, any Joint Venture or any Company Subsidiary does not file Tax Returns that Company, Company LP, any Joint Venture or any Company Subsidiary is or may be subject to a material amount of Taxes in that jurisdiction and, to the Knowledge of Company, no such claim is threatened.

(j) There are no Company Tax Protection Agreements (as hereinafter defined) in force at the date of this Agreement, and, as of the date of this Agreement, no person has raised in writing, or to the Knowledge of Company threatened to raise, a material claim against Company or any Company Subsidiary for any breach of any Company Tax Protection Agreements. As used herein, “Company Tax Protection Agreements” means any written agreement to which Company or any Company Subsidiary is a party pursuant to which: (i) any liability to holders of limited partnership interests in a Company Subsidiary Partnership relating to Taxes may arise, whether or not as a result of the consummation of the transactions contemplated by this Agreement, and/or (ii) in connection with the deferral of income Taxes of a holder of limited partnership interests or limited liability company in a Company Subsidiary Partnership, Company or the Company Subsidiaries have agreed to

(A) maintain a minimum level of debt, continue a particular debt or provide rights to guarantee debt, (B) retain or not dispose of assets, (C) make or refrain from making Tax elections, and/or (D) only dispose of assets in a particular manner. As used herein, “Company Subsidiary Partnership” means each of Company LP and any Joint Venture.

(k) There are no Tax Liens upon any property or assets of Company, Company LP, any Joint Venture or any Company Subsidiary, except Liens for Taxes not yet due and payable or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP.

(l) There are no Tax allocation or sharing agreements or similar arrangements with respect to or involving Company, Company LP, any Joint Venture or any Company Subsidiary, and after the Closing Date neither Company, Company LP, any Joint Venture nor any Company Subsidiary shall be bound by any such Tax allocation agreements or similar arrangements or have any liability thereunder for amounts due in respect of periods prior to the Closing Date.

(m) Neither Company, Company LP, any Joint Venture nor any Company Subsidiary (i) has been a member of an affiliated group filing a consolidated federal income Tax Return or (ii) has any liability for the Taxes of any Person (other than any Company Subsidiary) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise.

(n) Neither Company, Company LP, any Joint Venture nor any Company Subsidiary has participated in any “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b).

(o) None of Company or any Company Subsidiary has constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (i) in the two (2) years prior to the date of this Agreement or (ii) in a distribution which could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with transactions contemplated by this Agreement.

(p) Except as set forth in Section 4.12(p) to the Company Disclosure Letter, no written power of attorney that has been granted by Company, Company LP, any Joint Venture or any Company Subsidiary (other than to Company, Company LP, any Joint Venture or a Company Subsidiary) currently is in force with respect to any matter relating to Taxes.

(q) Except as set forth in Section 4.12(q) of the Company Disclosure Letter, any entity that elected to be treated as a REIT in which the Company directly or indirectly owned an interest (i) for all taxable years commencing with its initial taxable year and without interruption through its final taxable year, had been subject to taxation as a REIT and had satisfied all requirements to qualify as a REIT for each of such years; (ii) did not have any material liability for Taxes under Sections 857(b)(1), 857(b)(4), 857(b)(5), 857(b)(6)(A), 857(b)(7), 860(c) or 4981 of the Code which have not been previously paid; (iii) did not have any liability for Taxes under Sections 857(b)(5) (for income test violations), 856(c)(7)(C) (for asset test violations), or 856(g)(5)(C) (for violations of other qualification requirements applicable to REITs) which had not been paid; (iv) did not own any asset the disposition of which would be subject to (or to rules similar to) Section 1374 of the Code; and (v) were liquidated in transactions that were taxable under Section 331 if the Code.

(r) Company’s aggregate distributions to its shareholders for its taxable year 2015 up through and including the date of the Merger (but excluding distributions treated as distributed with respect to 2014 pursuant to either code section 857(b)(9) or code section 858), shall be sufficient to permit Company to satisfy the requirements of Section 857(a)(1) with respect to Company’s short taxable year ending on the date of the Merger.

(s) Company, Company LP and the Company Subsidiaries have complied in all material respects with all applicable Laws relating to California Proposition 13.

Section 4.13 Benefit Plans; Employees.

(a) Other than the Company Equity Incentive Plan and the Company Private Placement Equity Incentive Plan, Company and the Company Subsidiaries do not maintain, sponsor, contribute to or have any liability (whether actual or contingent) with respect to, and have never maintained, sponsored, contributed to or had any liability (whether actual or contingent) with respect to, any Benefit Plan. Neither Company nor any Company Subsidiary has any contract, plan or commitment, whether or not legally binding, to adopt or sponsor any Benefit Plan (other than the Company Equity Incentive Plan and the Company Private Placement Equity Incentive Plan).

(b) Neither Company nor any Company Subsidiary has, or has ever had, any employees.

(c) None of Company, any Company Subsidiary or any of their respective ERISA Affiliates maintains, contributes to, or participates in, or has ever maintained, contributed to, or participated in, or otherwise has any obligation or liability in connection with: (i) a “pension plan” under Section 3(2) of ERISA that is subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code, (ii) a “multiemployer plan” (as defined in Section 3(37) of ERISA) or (iii) any provision for or promise of retiree or post-termination medical, disability or life insurance benefits including as required by Section 4980B of the Code, Part 6 of Title I of ERISA or similar applicable state Law.

Section 4.14 Information Supplied. None of the information relating to Company and the Company Subsidiaries contained in the Proxy Statement or that is provided by Company and the Company Subsidiaries in writing for inclusion or incorporation by reference in any other document filed with any other Governmental Authority in connection with the transactions contemplated by this Agreement will (a) in the case of the Proxy Statement, at the time of the mailing thereof or at the time the Company Stockholder Meeting is to be held, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, or (b) with respect to any other document to be filed by Company with the SEC in connection with the Merger or the other transactions contemplated by this Agreement, at the time of its filing with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will (with respect to Company, its officers and directors and the Company Subsidiaries) comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act; provided that no representation or warranty is made hereunder with respect to statements made or incorporated by reference by Parent.

Section 4.15 Intellectual Property. Except as, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect or as set forth in Section 4.15 to the Company Disclosure Letter, neither Company nor any Company Subsidiary: (i) owns any registered Internet domain names, trademarks, patents or copyrights, (ii) has any pending applications, registrations or recordings for any trademarks, patents or copyrights, (iii) is a party to any licenses, contracts or agreements with respect to use by Company or any Company Subsidiary of any third party Intellectual Property (other than software licenses for commercial off-the-shelf software), or (iv) is a party to any licenses, contracts or agreements with respect to use by any third party of any Intellectual Property owned or exclusively licensed by Company or any Company Subsidiary. Except as, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, neither the conduct of the business of Company and the Company Subsidiaries nor any of the Intellectual Property used by Company or any of the Company Subsidiaries infringes, misappropriates or otherwise violates or is alleged to infringe, misappropriate or otherwise violate any Intellectual Property rights of any third party and none of Company or the Company Subsidiaries has received any notice thereof. To the

Knowledge of Company, no Person is misappropriating, infringing or otherwise violating any Intellectual Property of Company or any Company Subsidiary. Except as, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, as of the date hereof, Company and the Company Subsidiaries own free and clear of all Liens (other than Company Permitted Liens) or are validly licensed to use, or otherwise possess valid rights to use, all Intellectual Property necessary to conduct the business of Company and the Company Subsidiaries as it is currently conducted.

Section 4.16 Environmental Matters.

(a) Except (w) as set forth in any Phase I or Phase II report or any Company Title Insurance Policy provided to Parent prior to the date hereof, (x) as set forth in Section 4.16 of the Company Disclosure Letter, (y) with respect to any Excluded Company Property (unless also applicable to any Company Subsidiary that will be acquired by Parent and Merger Sub in the transactions contemplated hereby), or (z) as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect:

(i) Company, each Company Subsidiary and, to the Knowledge of Company, each Joint Venture is in compliance with all Environmental Laws.

(ii) Company, each Company Subsidiary and, to the Knowledge of Company, each Joint Venture have all Environmental Permits necessary to conduct their current operations and are in compliance with their respective Environmental Permits, and all such Environmental Permits are in good standing.

(iii) Neither Company nor any Company Subsidiary nor, to the Knowledge of Company, any Joint Venture, has received any written notice, demand, letter or claim alleging that it is in violation of, or liable under, any Environmental Law or that any Order has been issued against it which remains unresolved. There is no Action pending, or, to the Knowledge of Company, threatened against Company, any Company Subsidiary or any Joint Venture under any Environmental Law.

(iv) Neither Company nor any Company Subsidiary nor, to the Knowledge of Company, any Joint Venture has entered into or agreed to any Order or is subject to any judgment, decree or judicial, administrative or compliance order relating to compliance with Environmental Laws, Environmental Permits or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Substances; no Action is pending or, to the Knowledge of Company, threatened against Company or any Company Subsidiary under any Environmental Law; and, to the Knowledge of Company, no Action is pending or threatened against any Joint Venture under any Environmental Law.

(v) Neither Company nor any Company Subsidiary nor, to the Knowledge of Company, any Joint Venture, has assumed, by contract or, to the Knowledge of Company, by operation of Law, any liability under any Environmental Law or relating to the release of any Hazardous Substances, or is an indemnitor in connection with any threatened or asserted claim by any third-party indemnitee for any liability under any Environmental Law or relating to the release of any Hazardous Substances.

(vi) Neither Company nor any Company Subsidiary or, to the Knowledge of Company, any Joint Venture, has used, generated, stored, treated, or handled any Hazardous Materials in a manner that would reasonably be expected to result in liability under any Environmental Law, and there are currently no underground storage tanks, active or inactive, used for the storage of Hazardous Materials on Company Property in violation of any Environmental Law.

(vii) Neither Company nor any Company Subsidiary or, to the Knowledge of Company, any Joint Venture, has caused, and to the Knowledge of Company, no third party has caused any release of a Hazardous Substance that would be required to be investigated or remediated by Company, any Company Subsidiary or any Joint Venture under any Environmental Law.

(viii) Except in compliance with all applicable Environmental Law, there is no site to which Company or any Company Subsidiary has transported or arranged for the transport of Hazardous Substances which, to the Knowledge of Company, is or may become the subject of any Action under Environmental Law.

(b) To the Knowledge of Company, (i) no tenant of any Company Property is in violation in any material respect of, or liable in any material respect under, any Environmental Law with respect to any Company Property, (ii) no tenant of any Company Property is subject to any material Order that has been issued against such tenant which remains unresolved with respect to any Company Property, and (iii) no material Action is pending or threatened against any tenant of any Company Property under any Environmental Law relating to any Company Property.

(c) To the Company’s Knowledge, except for the ISRA Properties, no other tenant at any Company Property located in New Jersey is subject to compliance with the provisions of ISRA as a result of the transactions contemplated by this Agreement.

(d) This Section 4.16 contains the exclusive representations and warranties of Company to Parent and its Affiliates with respect to environmental matters.

Section 4.17 Properties.

(a) Section 4.17(a)(i) of the Company Disclosure Letter sets forth a list of the address of each Company Property. Section 4.17(a)(ii) of the Company Disclosure Letter sets forth a list of each real property which, as of the date of this Agreement, is under contract by Company or a Company Subsidiary for purchase by Company or such Company Subsidiary or that is required under a binding contract to be leased or subleased by Company or a Company Subsidiary as lessee or sublessee after the date of this Agreement. Section 4.17(a)(iii) of the Company Disclosure Letter sets forth a list of the mortgage notes receivables and commercial mortgage backed and similar securities owned by Company or any Company Subsidiary.

(b) Either Company, a Company Subsidiary or a Joint Venture owns good and valid fee simple title or leasehold title (as applicable) to each of the Company Properties, in each case, free and clear of Liens, except for Company Permitted Liens.

(c) Neither Company nor any of the Company Subsidiaries nor, to the Knowledge of Company, any Joint Venture, has received (i) written notice that any certificate, permit or license from any Governmental Authority having jurisdiction over any of the Company Properties or any agreement, easement or other right that is necessary to permit the lawful use, occupancy and operation of the buildings and improvements on any of the Company Properties or that is necessary to permit the lawful use and operation of all utilities, parking areas, retention ponds, driveways, roads and other means of egress and ingress to and from any of the Company Properties is not in full force and effect as of the date of this Agreement (or of any pending written threat of modification or cancellation of any of same), except for such failures to be in full force and effect that, individually, or in the aggregate, would not reasonably be expected to materially and adversely affect the use, occupation or operation of such Company Property, or (ii) written notice of any uncured violation of any Laws affecting any of the Company Properties which, individually or in the aggregate, would reasonably be expected to materially and adversely affect the use, occupation or operation of such Company Property.

(d) Except as set forth in Section 4.17(d) of the Company Disclosure Letter, no certificate, variance, permit or license from any Governmental Authority having jurisdiction over any of the Company Properties or any agreement, easement or other right that is necessary to permit the current use, occupation and operation of the buildings and improvements on any of the Company Properties or that is necessary to permit the current use of all parking areas, driveways, roads and other means of egress and ingress to and from any of the Company Properties has failed to be obtained or is not in full force and effect, and neither Company nor any Company Subsidiary nor, to the Knowledge of Company, any Joint Venture, has received written notice of any outstanding threat of modification or cancellation of any such certificate, variance, permit or license, except for any of the foregoing materially and adversely affect the use, occupation or operation of such Company Property.

(e) Except as set forth in Section 4.17(e) of the Company Disclosure Letter, no condemnation, eminent domain or similar proceeding is pending with respect to any owned Company Property, and neither Company nor any Company Subsidiary nor, to the Knowledge of Company, any Joint Venture, has received any written notice to the effect that (i) any condemnation or rezoning proceedings are threatened with respect to any of Company Properties or (ii) any zoning regulation or ordinance (including with respect to parking), Board of Fire Underwriters rules, building, fire, health or other Law has been violated (and remains in violation) for any Company Property.

(f) The information set forth in the rent rolls for each of the Company Properties, as of July 24, 2015, which rent rolls have been previously made available by or on behalf of Company or any Company Subsidiary to Parent (including an indication of whether any Company Property is subject to net leases), is true, correct and complete in all material respects. Except as set forth on such rent rolls or on Section 4.17(f) of the Company Disclosure Letter, there are no leases, subleases, licenses or concessions or other agreements granting to any party or parties the right of use or occupancy of any portion of the Company Properties, except as would not, individually or in the aggregate, reasonably be expected to materially and adversely affect the use, occupation or operation of any such Company Property.

(g) True, correct and complete (in all material respects) copies of all (i) ground leases affecting the interest of Company or any Company Subsidiary in Company Properties, and (ii) Company Leases, in each case in effect as of the date hereof, have been made available to Parent. Section 4.17(g)(i) of the Company Disclosure Letter lists each Company Lease under which any tenant has made a deposit with Company or a Company Subsidiary or is party to a letter of credit or similar security instrument for the benefit of Company or a Company Subsidiary and, in each case, the amount thereof. Except as set forth in Section 4.17(g)(ii) of the Company Disclosure Letter, (w) neither Company nor any Company Subsidiary is and, to the Knowledge of Company, no other party is in breach or violation of, or default under, any Company Lease; (x) no event has occurred that would result in a breach or violation of, or a default under, any Company Lease by Company or any Company Subsidiary, or, to the Knowledge of Company, any other party thereto (in each case, with or without notice or lapse of time) and no tenant under a Company Lease is in monetary default under such Company Lease; (y) no tenant under a Company Lease is the beneficiary of a written forbearance from Company or any Company Subsidiary; and (z) each Company Lease is valid, binding and enforceable in accordance with its terms and is in full force and effect with respect to Company or a Company Subsidiary and, to the Knowledge of Company, with respect to the other parties thereto, except, in each case, (A) as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at Law, and (B) as have not had, and would not be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as set forth in Section 4.17(g)(iii) of the Company Disclosure Letter, to the Knowledge of Company, no tenants under Company Leases have “gone dark” or given written notice of its intention to “go dark” or filed for bankruptcy.

(h) Except (w) for Company Permitted Liens, (x) as set forth in Section 4.17(h) of the Company Disclosure Letter, (y) as set forth in the title documents, and (z) as set forth in the Organizational Documents of the Company Subsidiaries and other entities in which the Company or the Company Subsidiaries own an interest, true, complete and correct (in all material respects) copies of all of which have been provided to Parent prior to the date hereof, (i) there are no unexpired option to purchase agreements, rights of first refusal with respect to the purchase, rights of first offer with respect to the purchase or any other similar rights to purchase or otherwise acquire any Company Property or any portion thereof (and expressly excluded any expansion, renewal or similar rights with respect to a leasehold interest in, or right of occupation with respect to, a Company Property pursuant to a Company Lease) that would materially adversely affect Company’s, any Company Subsidiary’s or, to the Knowledge of Company, any Joint Venture’s, ownership, ground lease or other interest, or right to use, a

Company Property subject to a Company Lease, and (ii) there are no other outstanding rights or agreements to enter into any contract for sale, ground lease or letter of intent to sell or ground lease any Company Property or any portion thereof that is owned by any Company Subsidiary, which, in each case, is in favor of any party other than Company or a Company Subsidiary (a “Company Third Party”).

(i) Except pursuant to a Company Lease, or any ground lease affecting any Company Property, none of Company or any Company Subsidiary is a party to any agreement pursuant to which Company or any Company Subsidiary manages or manages the development of any real property for any Company Third Party.

(j) For each Company Property, policies of (i) title insurance have been issued insuring, as of the effective date of each such insurance policy, fee simple title interest held by Company or the applicable Company Subsidiary with respect to the Company Properties that are not subject to the ground leases, and (ii) leasehold insurance have been issued insuring, as of the effective date of each such insurance policy, the leasehold interest that Company or the applicable Company Subsidiary holds with respect to each Company Property that is subject to a ground lease (each, a “Company Title Insurance Policy” and, collectively, the “Company Title Insurance Policies”). A true, correct and complete copy of each Company Title Insurance Policy has been made available to Parent. To Company’s Knowledge, each Company Title Insurance Policy is in full force and effect. No written claim has been made against any Company Title Insurance Policy. A true, correct and complete copy of the most recent survey of each Company Property in Company’s possession has been previously made available to Parent.

(k) Omitted.

(l) Section 4.17(l) of the Company Disclosure Letter lists the parties (other than Company or a Company Subsidiary) currently providing third-party property management services to Company or a Company Subsidiary and identifies the Company Properties currently managed by each such party and true, complete and correct copies of all such agreements have been provided to Parent prior to the date hereof.

(m) Company, the Company Subsidiaries and, to the Knowledge of Company, any Joint Venture have good and valid title to, or a valid and enforceable leasehold interest in, or other right to use, all personal property owned, used or held for use by them as of the date of this Agreement (other than property owned by tenants and used or held in connection with the applicable tenancy), except as, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. None of Company’s, any of the Company’s Subsidiaries’ or, to the Knowledge of Company, any Joint Venture’s ownership of or leasehold interest in any such personal property is subject to any Liens, except for Company Permitted Liens and Liens that would not reasonably be expected to have a Company Material Adverse Effect.

(n) Except as set forth in Section 4.17(e) of the Company Disclosure Letter, to the Knowledge of Company, there are no material structural defects, or uncured material violations of Law relating to any Company Property. Neither Company nor any Company Subsidiary nor, to the Knowledge of Company, any Joint Venture has received written notice of any physical damage to any Company Property that would have, or would reasonably be expected to have, individually or in the aggregate, Company Material Adverse Effect for which there is not insurance in effect covering the cost of the restoration and the loss of revenue, subject to reasonable deductibles and retention limits.

(o) Neither the Company nor any Company Subsidiary nor, to the Knowledge of Company, any Joint Venture, has received written notice that the Company, any Company Subsidiary or any Joint Venture is in violation or default under any operation and reciprocal easement agreement or other similar agreements to which a member of the Company, any Company Subsidiary or any Joint Venture is a party, except for violations or defaults that have been cured or that have not had or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Neither the Company nor any Company Subsidiary or, to the Knowledge of Company, any Joint Venture, has delivered a written default notice to a party under any operation and reciprocal easement agreement or other similar agreements to which a member of the Company, any Company Subsidiary or any Joint Venture is a party, except for defaults that have been cured or that have not had or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(p) Except for (i) those contracts or agreements set forth in Section 4.17(p) of the Company Disclosure Letter, (ii) the Organizational Documents of the Joint Ventures and the Company Partnership Agreement, (iii) the Company Advisory Agreement and the Contribution Agreement, and (iv) in respect of Excluded Company Properties (unless also applicable to any Company Property or Company Subsidiaries that will be acquired by Parent or Merger Sub in connection with the transactions contemplated hereby), neither the Company nor any Company Subsidiary or, to the Knowledge of Company, any Joint Venture, has entered into any contract or agreement (collectively, the “Participation Agreements”) with any Third Party or any consultant, Affiliate or other Person (the “Participation Party”) which provides for a currently outstanding right of such Participation Party to participate, invest, join, partner, have any material interest in (whether characterized as a contingent fee, profits interest, equity interest or otherwise) or have the right to any of the foregoing in any proposed or anticipated investment opportunity, joint venture, partnership or any other current or future transaction or Property in which the Company, any Company Subsidiary or any Joint Venture has or will have a material interest, including those transactions or properties identified, sourced, produced or developed by such participation Party (a “Participation Interest”). Section 4.17(p) of the Company Disclosure Letter (together with the Company Advisory Agreement, the Company Partnership Agreement, the Contribution Agreement and the Organizational Documents of the Joint Ventures) sets forth the only transactions or Company Properties for which any Participation Party currently has a Participation Interest pursuant to such Participation Agreements (other than in respect of only Excluded Company Properties and not applicable to any Company Property or any Company Subsidiary that will be acquired by Parent or Merger Sub in connection with the transactions contemplated hereby).

(q) For purposes of this Section 4.17 (other than for clauses (f), (g), the first sentence of (j) and (l) hereof), the term “Company Property” shall be deemed to include reference to any real property owned, or leased (including ground leased) as lessee or sublessee, by any Joint Venture as of the date of this Agreement (including all buildings, structures and other improvements and fixtures located on or under such real property and all easements, rights and other appurtenances to such real property) (other than any Excluded Company Property). However, the Company only makes such representations and warranties to such real property owned, or leased (including ground leased) as lessee or sublessee, by any Joint Venture, to the Knowledge of Company.

Section 4.18 Material Contracts.

(a) Except for contracts filed as exhibits to the Company SEC Documents or as set forth in Section 4.18(a) of the Company Disclosure Letter, as of the date of this Agreement, neither Company nor any Company Subsidiary is a party to or bound by any contract that, as of the date hereof (in each case, other than in respect of the Excluded Company Properties unless also applicable to any Company Subsidiary that will be acquired by Parent and Merger Sub in the transactions contemplated hereby):

(i) is required to be filed as an exhibit to the Company Annual Report on Form 10-K pursuant to Item 601(b)(2), (4), (9) or (10) of Regulation S-K promulgated under the Securities Act;

(ii) obligates Company or any Company Subsidiary to make aggregate annual expenditures (other than principal and/or interest payments or the deposit of other reserves with respect to debt obligations) in excess of $100,000 and is not cancelable within thirty (30) days without material penalty to Company or any Company Subsidiary, except for any Company Lease pursuant to which any third party is a lessee or sublessee on any Company Property;

(iii) contains any non-compete or exclusivity provisions with respect to any line of business or geographic area that restricts the business of Company or any Company Subsidiary, or that otherwise restricts the lines of business conducted by Company or any Company Subsidiary, or requires the disposition of any Company asset, or the geographic area in which Company or any Company Subsidiary may conduct business, except for radius restrictions that may be contained in Company Leases entered into in the ordinary course of business consistent with practice;

(iv) is an agreement (other than the Company Charter, Company Bylaws, Company Partnership Agreement or Organizational Document of a Company Subsidiary) that obligates Company or any Company Subsidiary to indemnify any past or present directors, officers, trustees, employees and agents of Company or any Company Subsidiary pursuant to which Company or a Company Subsidiary is the indemnitor;

(v) constitutes an Indebtedness obligation of Company or any Company Subsidiary with a principal amount as of the date hereof greater than $100,000;

(vi) requires Company or any Company Subsidiary to dispose of or acquire assets or properties (other than in connection with the expiration of a Company Lease pursuant to which any third party is a lessee or sublessee on any Company Property or the Organizational Documents of any Joint Venture), or involves any pending or contemplated merger, consolidation or similar business combination transaction, except for any Company Lease pursuant to which any third party is a lessee or sublessee on any Company Property or the Organizational Documents of any Joint Venture;

(vii) constitutes a joint venture, partnership, limited liability company agreement or similar agreement or arrangement relating to the formation, creation, operation, development, management or control of any partnership or joint venture between Company or any Company Subsidiary, on the one hand, and any third party, on the other hand;

(viii) contains any sale, option to sell, right of first refusal, right of first offer or any other contractual right to sell, dispose of, by any means, the Company Properties, an investment in any entity, Company or any Company Subsidiary, other than pursuant to the Organizational Documents of any Joint Venture;

(ix) contains any restriction or prohibition on the sale or transfer of any Company Property (other than pursuant to any Existing Loans);

(x) contains a standstill or similar agreement pursuant to which Company or any Company Subsidiary has agreed not to acquire assets or securities of the other party or any of such other party’s Affiliates;

(xi) is a Company Related Party Agreement; or

(xii) constitutes a loan to any Person (other than a wholly-owned Company Subsidiary) by Company or any Company Subsidiary (other than advances made pursuant to and expressly disclosed in Company Leases or pursuant to any disbursement agreement, development agreement, or development addendum entered into in connection with a Company Lease with respect to the development, construction, or equipping of Company Properties or the funding of improvements to Company Properties).

(b) Each contract in any of the categories set forth in Section 4.18(a) to which Company or any Company Subsidiary is a party or by which it is bound as of the date hereof is referred to herein as a “Company Material Contract” and Company has caused a complete and accurate copy thereof to be made available to Parent prior to the date hereof.

(c) Except as, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, each Company Material Contract is legal, valid, binding and enforceable against Company and each Company Subsidiary that is a party thereto and, to the Knowledge of Company, each other party thereto, and is in full force and effect, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at Law). Company and each Company Subsidiary has performed in all material respects all obligations required to be performed by it prior to the date hereof under each Company Material Contract and, to the Knowledge of Company, each other party thereto has performed all obligations required to be performed by it under such Company Material Contract prior to the date hereof. None of Company or any Company Subsidiary, nor, to the Knowledge of Company, any other party thereto, is in material breach or violation of, or material default under, any Company Material Contract, and no event has occurred that, with notice or lapse of time or both, would constitute a material violation, breach or default under any Company Material Contract. Neither Company nor any Company Subsidiary has received written notice of any material violation or material default under any Company Material Contract.

Section 4.19 Insurance. Company has made available to Parent copies of all material insurance policies and all material fidelity bonds or other material insurance contracts providing coverage for all Company Properties (the “Company Insurance Policies”). Section 4.19 of the Company Disclosure Letter sets forth (i) an accurate and complete list of each claim made under any of the Company Insurance Policies, and (ii) whether the Company has received a reservation of rights notice from the insurer relating to such claim. The Company Insurance Policies include all material insurance policies and all material fidelity bonds or other material insurance service contracts required by any Company Lease. All premiums due and payable under all Company Insurance Policies have been paid, and Company and the Company Subsidiaries have otherwise complied in all material respects with the terms and conditions of all Company Insurance Policies. To the Knowledge of Company, such Company Insurance Policies are valid and enforceable in accordance with their terms and are in full force and effect. No written notice of cancellation or termination has been received by Company or any Company Subsidiary with respect to any such policy which has not been replaced on substantially similar terms prior to the date of such cancellation.

Section 4.20 Opinion of Financial Advisor. The Company Board has received an opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated to the effect that, as of the date of such opinion and based on and subject to the assumptions, qualifications and limitations set forth in such opinion, the Per Share Merger Consideration to be received in the Merger by the holders of Company Common Stock (excluding the Advisor, Industrial Income Advisors LLC, Industrial Income Advisors Group LLC and their respective Affiliates) is fair, from a financial point of view, to such holders.

Section 4.21 Approval Required. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote (the “Company Stockholder Approval”) is the only vote of holders of securities of Company required to approve this Agreement, the Merger and the other transactions contemplated by this Agreement.

Section 4.22 Brokers. Except for the fees and expenses set forth in Section 4.22 of the Company Disclosure Letter, no broker, investment banker or other Person is entitled to any broker’s, finder’s or other similar fee or commission in connection with the Merger and the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of Company or any Company Subsidiary.

Section 4.23 Investment Company Act. Neither Company nor any Company Subsidiary is required to be registered as an investment company under the Investment Company Act of 1940.

Section 4.24 Related Party Transactions. Except for this Agreement or as set forth in the Company SEC Documents filed through and including the date of this Agreement or as permitted by this Agreement, from January 1, 2015 through the date of this Agreement there have been no transactions, agreements, arrangements or understandings between Company or any Company Subsidiary, on the one hand, and any Affiliates (other than the Company Subsidiaries) of Company, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K promulgated by the SEC. Section 4.24 of the Company Disclosure Letter sets forth each agreement between Company or any Company Subsidiary, on the one hand, and any Affiliates (other than the Company Subsidiaries) of Company, on the other hand (each, a “Company Related Party Agreement”). Except as set forth in Section 4.24 of the Company Disclosure Letter, the Contribution Agreement and the Company Partnership Agreement, the termination of the Company Related Party Agreements contemporaneous with the Merger, or before or thereafter, shall not cause the payment of any fee or payment to any of the Affiliates of Company.

Section 4.25 Tenant Costs and Capital Expenditures; Expansion Rights. Section 4.25 of the Company Disclosure Letter sets forth as of June 30, 2015 (except for any amounts in respect of any Company Leases executed after June 30, 2015, which amounts are as of the date hereof): (a) a complete and accurate list of the estimated Tenant Costs committed to be incurred, in each case by Company or any Company Subsidiary in respect of the Company Properties, (b) a list of the estimated stabilization and development capital expenditures to be made or committed to be made by Company or any Company Subsidiary for the non-operating portfolio which remain outstanding in respect of the Company Properties, and (c) a list of additional estimated committed and budgeted capital expenditures to be made by the Company or any Company Subsidiary which remain outstanding in respect of the Company Properties (to the extent not covered by subsections (a) and (b) hereof). Section 4.25(d) of the Company Disclosure Letter sets forth, as of the date hereof, all expansion rights of any tenants set forth in any Company Lease pursuant to which the applicable tenant has the right to cause the Company or a Company Subsidiary to either add on to an existing building or construct a new building to accommodate such tenant’s occupancy. Section 4.25(e) of the Company Disclosure Letter sets forth a list, as of June 30, 2015, of estimated capital expenditures to be made or committed to be made by Company or any Company Subsidiary through October 31, 2015 in respect of the Excluded Company Properties.

Section 4.26 Takeover Statutes. Company and the Company Board have taken all action necessary or appropriate to exempt the transactions contemplated by this Agreement from the operation of any Takeover Statutes and any limitations contained in Company Charter or Company Bylaws.

Section 4.27 Internal Controls. Since January 1, 2011, Company has designed and maintained disclosure controls and procedures and internal control over financial reporting (as such terms are defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) as required by Rules 13a-15 and 15d-15 under the Exchange Act, using the Committee of Sponsoring Organizations (COSO) of the Treadway Commission, Internal Control-Integrated Framework. Company’s disclosure controls and procedures are designed to ensure that all information (both financial and nonfinancial) required to be disclosed by Company in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, and that all such information is accumulated and communicated to Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the SOX Act. Company’s management has completed an assessment of the effectiveness of Company’s disclosure controls and procedures and, to the extent required by applicable Law, presented in any applicable Company SEC Document that is a report on Form 10-K or Form 10-Q, or any amendment thereto, its conclusions about the effectiveness of the disclosure controls and procedures as of the end of the period covered by such report or amendment based on such evaluation. Based on Company management’s most recently completed evaluation of Company’s internal control over financial reporting, (a) Company had no control deficiencies, significant deficiencies or material weaknesses in the design or operation of its internal control over financial reporting that would reasonably be expected to adversely affect Company’s ability to record, process, summarize and report financial information and (b) Company does not have any Knowledge of any fraud, whether or not material, that involves management who have a significant role in Company’s recording, processing, summarizing and reporting financial information and internal control over financial reporting. From January 1, 2011, to the Knowledge of Company, no executive officer or director of Company has received or otherwise had or obtained Knowledge of, and to the Knowledge of Company, no auditor, accountant, or representative of Company has provided written or verbal notice to Company or any executive officer or director of, any complaint or allegation that Company or any Company Subsidiary has engaged in improper accounting practices. For the purposes of this Section 4.27, the terms “control deficiency”,

“significant deficiency” and “material weakness” shall have the meanings assigned to them in Release 2007-005A of the Public Company Accounting Oversight Board, as in effect on the date hereof.

Section 4.28 No Other Representations and Warranties. Except for the representations or warranties expressly set forth in this Article 4, neither Company nor any of other Person has made to Parent or any of its Affiliates or Representatives any representation or warranty, expressed or implied, with respect to Company or the Company Subsidiaries, their businesses, operations, assets, liabilities, condition (financial or otherwise), results of operations, future operating or financial results, estimates, projections, forecasts, plans or prospects (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, plans or prospects) or the accuracy or completeness of any information regarding Company or the Company Subsidiaries. In particular, without limiting the foregoing disclaimer, neither Company nor any other Person makes or has made any representation or warranty to Parent or any of its Affiliates or Representatives with respect to, except for the representations and warranties made by Company in this Article 4, any oral or written information presented to Parent or any of its Affiliates or Representatives in the course of their due diligence of Company, the negotiation of this Agreement or in the course of the transactions contemplated hereby. Notwithstanding anything contained in this Agreement to the contrary, Company acknowledges and agrees that none of Parent, Merger Sub or any other Person has made or is making any representations or warranties relating to Parent or Merger Sub whatsoever, express or implied, beyond those expressly given by Parent and Merger Sub in Article 5, including any implied representation or warranty as to the accuracy or completeness of any information regarding Parent and Merger Sub furnished or made available to Company or any of its Representatives.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub hereby jointly and severally represent and warrant to Company that:

Section 5.1 Organization and Qualification. Parent is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware. Merger Sub is a limited liability company, duly formed, validly existing and in good standing under the laws of the State of Delaware. Each of Parent and Merger Sub has the requisite limited liability company power and authority to own, lease and, to the extent applicable, operate its properties and to carry on its business as it is now being conducted and is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, operated or leased by it or the nature of its business makes such qualification, licensing or good standing necessary, except for such failures to be so qualified, licensed or in good standing that would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

Section 5.2 Authority.

(a) Each of Parent and Merger Sub has the requisite limited liability company power and authority, as applicable, to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement to which each of Parent and Merger Sub is a party, including the Merger. The execution and delivery of this Agreement by each of Parent and Merger Sub and the consummation by each of Parent and Merger Sub of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary limited liability company acts, and no other limited liability proceedings on the part of each of Parent and Merger Sub are necessary to authorize this Agreement or the Merger or to consummate the other transactions contemplated by this Agreement, subject, with respect to the Merger, to the filing of the Articles of Merger and Certificate of Merger with, and acceptance for record of the Articles of Merger and Certificate of Merger by, respectively, the SDAT and the Delaware SOS. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and assuming due authorization, execution and delivery by Company, constitutes a legally valid and binding obligation of each of Parent and Merger Sub, enforceable against each of them in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

(b) The Parent Manager has (i) determined that the terms of this Agreement are fair to and in the best interests of Parent and its members, and (ii) approved, adopted and declared advisable this Agreement and the transactions contemplated hereby, which resolutions remain in full force and effect and have not been subsequently rescinded, modified or withdrawn in any way. In addition, Parent, in its capacity as the sole member of Merger Sub, has taken all limited liability company acts required for the execution of this Agreement by Merger Sub, and to adopt and approve this Agreement and to approve the consummation by Merger Sub of the Merger and the other transactions contemplated by this Agreement.

Section 5.3 No Conflict; Required Filings and Consents.

(a) The execution and delivery of this Agreement by each of Parent and Merger Sub does not, and the performance of this Agreement and its obligations hereunder will not, (i) conflict with or violate any provision of any organizational or governing document of Parent or Merger Sub, (ii) assuming that all consents, approvals, authorizations and permits described in Section 5.3(b) have been obtained, all filings and notifications described in Section 5.3(b) have been made and any waiting periods thereunder have terminated or expired, conflict with or violate any Law applicable to each of Parent and Merger Sub or by which any property or asset of each of Parent and Merger Sub is bound, or (iii) require any consent or approval (except as contemplated by Section 5.3(b)) under, result in any breach of any obligation or any loss of any benefit or material increase in any cost or obligation of Parent or Merger Sub under, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to any other Person any right of termination, acceleration or cancellation (with or without notice or the lapse of time or both) of, or give rise to any right of purchase, first offer or forced sale under or result in the creation of a Lien on any property or asset of Parent or Merger Sub pursuant to, any note, bond, debt instrument, indenture, contract, agreement, ground lease, license, permit or other legally binding obligation to which Parent or Merger Sub is a party except, as to clauses (ii) and (iii) above, for any such conflicts, violations, breaches, defaults or other occurrences which, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect.

(b) The execution and delivery of this Agreement by each of Parent and Merger Sub does not, and the performance of this Agreement by each of Parent and Merger Sub will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except (i) the filing of the Articles of Merger and the Certificate of Merger with, and the acceptance for record of the Articles of Merger and Certificate or Merger by, respectively, the SDAT pursuant to the MGCL and the Delaware SOS under the DLLCA, (ii) such filings as may be required in connection with state and local Transfer Taxes, (iii) submission of a joint voluntary notice pursuant to the DPA, and (iv) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect.

Section 5.4 Litigation. Except as individually or in the aggregate, would not be expected to have a Parent Material Adverse Effect, as of the date of this Agreement, (a) there is no Action pending or, to the Knowledge of Parent, threatened in writing against Parent, Merger Sub or any Affiliate thereof, and (b) neither Parent, Merger Sub nor any Affiliate thereof, nor any of their respective properties, is subject to any outstanding Order of any Governmental Authority.

Section 5.5 Information Supplied. None of the information supplied by Parent, Merger Sub or any Affiliate thereof for inclusion or incorporation by reference in the Proxy Statement or any other document filed with any other Governmental Authority in connection with the transactions contemplated by this Agreement will (a) in the case of the Proxy Statement, at the time of the mailing thereof or at the time the Company Stockholder Meeting is to be held, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, or (b) with respect to any other document to be filed by Company with the SEC in connection with the Merger or the other transactions contemplated by this Agreement, at the time of its filing with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

Section 5.6 Brokers. Except for the fees and expenses payable to Eastdil Secured and M3 Capital Partners (HK) Limited, no broker, investment banker or other Person is entitled to any broker’s, finder’s or other similar fee or commission in connection with the Merger and the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of any of Parent or Merger Sub.

Section 5.7 Available Funds; Guarantee.

(a) On the Closing Date, Parent will have available, all funds necessary (i) to pay the Merger Consideration, (ii) to satisfy the obligations of Parent and Merger Sub set forth in this Agreement, including in connection with the Merger and the other transactions contemplated hereby, and (iii) to pay all related expenses required to be paid by Parent and the Surviving Entity.

(b) Schedule 5.7 sets forth true, correct and complete copies (subject to the redaction of certain pricing and related information set forth therein) of an executed commitment letter (as such letter may be amended or otherwise modified after the date hereof in accordance with the terms hereof, the “Debt Commitment Letter”) from Column Financial, Inc. and Morgan Stanley Bank, N.A. (the “Lenders”) pursuant to which, and subject to the terms and conditions thereof, the Lenders have committed to provide Parent or Merger Sub with financing in an aggregate amount of up to $2,863,500,000 (the “Debt Financing”), subject to the terms and conditions set forth therein. As of the date hereof, the Debt Commitment Letter, including the Lenders’ commitments set forth therein (i) constitutes legally valid and binding obligations of Parent or Merger Sub, as the case may be, and, to the Knowledge of Parent, each of the other parties thereto, and (ii) is in full force and effect. None of the Debt Commitment Letter has been amended or modified prior to the date of this Agreement, and as of the date hereof the respective commitments contained in the Debt Commitment Letter have not been withdrawn or rescinded in any respect. Except for the payment of customary fees, there are no conditions precedent or other contingencies related to the funding of the full amount of the Financing, other than as set forth in or contemplated by the Debt Commitment Letter. As of the date hereof, no event has occurred which, with or without notice, lapse of time or both, would constitute a default or breach on the part of Parent or Merger Sub, and to the Knowledge of Parent, any other parties thereto, under the Debt Commitment Letter. As of the date hereof, Parent reasonably believes that it will be able to satisfy the conditions to the Debt Financing contemplated by the Debt Commitment Letter and that the Debt Financing will be made available to Parent on the Closing Date. Parent will provide to Company any amendments to the Debt Commitment Letter, or any notices given in connection therewith, as promptly as practicable. As of the date hereof, Parent has fully paid, or caused to be fully paid, any and all commitment or other fees which are due and payable on or prior to the date hereof pursuant to the terms of the Debt Financing.

(c) Concurrently with the execution of this Agreement, Parent has delivered to Company the Guarantee executed by Guarantor, in favor of Company with respect to certain obligations of the Parent and Merger Sub in connection with this Agreement. The Guarantee is in full force and effect and constitutes a valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). No event has occurred, which, with or without notice, lapse of time or both, would constitute a default on the part of the Guarantor under such Guarantee.

Section 5.8 No Agreements with Company Related Parties. As of the date of this Agreement, other than the Transition Services Agreement, Purchase Agreement and all documents and transactions contemplated thereby, none of Parent or Merger Sub nor any of their respective Affiliates has entered into any agreement (written or oral) with any Affiliate of Company or any of the employees, officers or directors of Company or their Affiliates that is currently in effect or that would become effective in the future (upon consummation of the Merger or otherwise) that has not been disclosed. In addition, neither Parent, nor to the Knowledge of Parent, any Affiliate thereof, owns any shares of Company Common Stock.

ARTICLE 6

COVENANTS RELATING TO CONDUCT OF BUSINESS PENDING THE MERGER

Section 6.1 Conduct of Business by Company.

(a) Company covenants and agrees that, between the date of this Agreement and the earlier to occur of the Merger Effective Time and the date, if any, on which this Agreement is terminated pursuant to Section 9.1 (the “Interim Period”), except to the extent required by Law, as may be consented to in advance in writing by Parent (which consent shall not be unreasonably withheld, delayed or conditioned), as may be expressly contemplated, required or permitted pursuant to this Agreement, or as set forth in Schedule 6.1(b) of the Company Disclosure Letter, Company shall, and shall cause each of the Company Subsidiaries to, (i) conduct its business in the ordinary course and in a manner consistent with past practice in all material respects, and (ii) use its reasonable best efforts to (A) maintain its material assets and properties in their current condition (normal wear and tear and damage caused by casualty or by any reason outside of Company or any Company Subsidiary’s control excepted), (B) preserve intact in all material respects its current business organization, goodwill, ongoing businesses and significant relationships with customers, suppliers, distributors, creditors, lessors and tenants and other significant third parties, (C) keep available the services of its present executive officers, (D) maintain all Company Insurance Policies or substitutes therefor, (E) maintain the status of Company as a REIT, and (F) comply in all material respects with all applicable Laws and Company Permits.

(b) Without limiting the foregoing, Company covenants and agrees that, during the Interim Period, except to the extent required by Law, as may be consented to in writing by Parent (which consent shall not in any case be unreasonably withheld, delayed or conditioned (it being understood that with respect to items requiring consent pursuant to clauses (xii), (xiii) and (xxiv) below, Parent’s consent shall be deemed given if Parent has not, within five (5) Business Days, so provided or withheld such consent)), as may be expressly contemplated, required or permitted by this Agreement, or as set forth in Schedule 6.1(b), Company shall not, and shall not cause or permit any Company Subsidiary to, do any of the following (it being understood and agreed that none of the covenants or restrictions set forth in this Section 6.1(b) shall apply to any Joint Ventures except to the extent that any such action may only be taken by the applicable Joint Venture following the approval of such action by a Company Subsidiary in respect thereto):

(i) amend or propose to amend (A) the Company Charter, the Company Bylaws or the Company Partnership Agreement, (B) such equivalent organizational or governing documents of any Company Subsidiary, if such amendment would be materially adverse to Company or Parent, or (C) waive the stock ownership limit or create an Excepted Holder Limit (as defined in the Company Charter) under the Company Charter;

(ii) split, combine, reclassify or subdivide any shares of stock or other equity securities or ownership interests of Company or any Company Subsidiary (other than any wholly-owned Company Subsidiary);

(iii) declare, set aside or pay any dividend on or make any other distributions (whether in cash, stock, property or otherwise) with respect to shares of capital stock of Company or any Company Subsidiary or other equity securities or ownership interests in Company or any Company Subsidiary, except for (A) the declaration and payment by Company of regular daily dividends, aggregated and paid quarterly in accordance with past practice at a daily rate that equates to an annual rate not to exceed $0.625 per share, (B) the declaration and payment of regular distributions that are required to be made in respect of Company Partnership Units to the extent necessary for Company to pay the dividends in Section 6.1(b)(iii)(A), (C) the declaration and payment of dividends or other distributions by any directly or indirectly wholly-owned Company Subsidiary to its parent entity, or (D) distributions by any Company Subsidiary or any other entity in which Company owns an interest that is not wholly-owned, directly or indirectly, by Company, in accordance with the organizational documents of such Company Subsidiary or other entity in which Company owns an interest; provided that notwithstanding the restriction on dividends and other distributions in this Section 6.1(b)(iii), Company and any Company Subsidiary shall be permitted to make distributions, including under Sections 858 or 860 of the Code, reasonably necessary for Company to maintain its status as a REIT under the Code and avoid or reduce the imposition of any entity level income or excise Tax under the Code;

(iv) redeem, repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock or other equity interests of Company or a Company Subsidiary, other than (A) the redemption of Company Special Units in accordance with the terms of the Company Partnership Agreement and this Agreement, (B) the acquisition by Company in the ordinary course of business consistent with past practice in connection with the forfeiture of awards pursuant to the terms of the Company Equity Incentive Plan or the Company Private Placement Equity Incentive Plan upon termination of service of an award holder, or (C) the redemption of shares of Company Common Stock under the Company Share Redemption Plan with respect to redemption elections made during the second quarter of 2015;

(v) except for transactions among Company and one or more wholly-owned Company Subsidiaries or among one or more wholly-owned Company Subsidiaries, or as otherwise contemplated in Section 6.1(b)(vi), issue, deliver, sell, pledge, dispose, encumber or grant, or propose or authorize to do any of the foregoing, any shares of Company or any of the Company Subsidiaries’ capital stock, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of Company or any of the Company Subsidiaries’ capital stock or other equity interests; provided, however, that Company may issue shares of Company Common Stock pursuant to the Company DRIP in respect of cash dividends paid by Company with respect to the second quarter of 2015;

(vi) acquire or agree to acquire (including by merger, consolidation or acquisition of stock or assets) any real property, personal property (other than personal property at a cost of less than $100,000 in the aggregate), corporation, partnership, limited liability company, other business organization or any division or material amount of assets thereof, except (A) acquisitions by Company or any wholly-owned Company Subsidiary of or from an existing wholly-owned Company Subsidiary, or (B) the pending acquisitions set forth on Schedule 6.1(b)(vi) (the “Company Pending Acquisitions”);

(vii) sell, mortgage, pledge, assign, transfer, dispose of or encumber, incur any, or modify any existing, Lien (other than any Company Permitted Liens) or effect a deed in lieu of foreclosure with respect to, material properties or assets (including, for the avoidance of doubt, any Company Property), in each case, other than as set forth on Schedule 6.1(b);

(viii) incur, create, assume, refinance, replace or prepay any Indebtedness for borrowed money or issue or amend the terms of any debt securities of Company or any of the Company Subsidiaries, or assume, guarantee or endorse, or otherwise become responsible (whether directly, contingently or otherwise) for the Indebtedness of any other Person (other than a wholly-owned Company Subsidiary), except (A) Indebtedness incurred under Company’s existing secured and unsecured revolving and term loan credit facilities in the ordinary course of business consistent with past practice (including any reborrowings thereunder), or (B) refinancing of existing Indebtedness as and when such Indebtedness comes due as set forth on Section 4.7(e) of the Company Disclosure Letter to the extent no prepayment penalty or premium is due (provided that (1) the terms of such new Indebtedness shall not be more onerous than the existing Indebtedness (unless such refinancing is consummated through use of Company’s existing secured and unsecured revolving and term loan credit facilities), (2) there shall be no new or increase in any, penalty, prepayment premium, defeasance or termination fee, or similar cost than already existing in the Indebtedness being replaced (other than relating to any refinancing that is consummated through use of Company’s existing secured and unsecured revolving and term loan credit facilities, including any LIBOR breakage fees thereunder), and (3) the principal amount of such replacement Indebtedness incurred in connection with such refinancing shall not be greater than the Indebtedness it is replacing);

(ix) make any loans, guarantees, advances or capital contributions to, or investments in, any other Person (including to any of its officers, directors, Affiliates, agents or consultants), make any change in its existing borrowing or lending arrangements for or on behalf of such Persons, or enter into any “keep well” or similar agreement to maintain the financial condition of another entity, other than (A) by Company or a Company Subsidiary to Company or a Company Subsidiary, (B) loans, advances or investments required to be made under any of the Company Leases and which are consistent with Section 4.25 of the Company Disclosure Letter, pursuant to which any third party is a lessee or sub lessee on any Company Property or any existing joint venture arrangements to which a Company Subsidiary is a party as of the date of this Agreement, (C) in connection with any Tenant Costs set forth on Section 4.25 of the Company Disclosure Letter and are not otherwise prohibited by this Section 6.1(b), (D) investments permitted pursuant to Section 6.1(b)(vi), or (E) as set forth on Schedule 6.1(b);

(x) enter into, renew, modify, amend or terminate, or waive, release, compromise or assign any rights or claims under, any Company Material Contract (or any contract that, if existing as of the date hereof, would be a Company Material Contract), other than (A) any termination or renewal in accordance with the terms of any existing Company Material Contract that occurs automatically without any action (other than notice of renewal) by Company or any Company Subsidiary, or (B) in connection with the Tenant Costs set forth on Section 4.25 of the Company Disclosure Letter;

(xi) enter into, renew, modify, amend or terminate, or waive, release, compromise or assign any rights or claims under, any Company Related Party Agreement;

(xii) enter into, renew, modify, amend or terminate, or waive, release, consent to, compromise or assign any rights or claims under, any Company Lease, except for (A) entering into, renewing, modifying, amending or terminating any Company Lease, or waiving, releasing, consenting to, compromising or assigning rights or claims under any Company Lease, that covers gross leasable area of less than 20,000 square feet and on commercially reasonable terms consistent with past practice, and (B) any entry into, renewal, modification, amendment or termination in accordance with the terms of any such lease that occurs without any required approval (other than notice of renewal or by amendment that does not change any material terms of such Company Lease) by Company or any Company Subsidiary (it being acknowledged and agreed that the participation by Company or any Company Subsidiary in any fair market value determination or similar process required by any Company Lease shall not constitute a violation of this Section 6.1(b)); provided that neither Company nor any Company Subsidiary shall consent to any assignment, license or sublease of any Company Lease that covers gross leasable area of greater than 20,000 square feet (unless required by the terms of any applicable Company Lease);

(xiii) make any payment, direct or indirect, of any liability of Company or any Company Subsidiary before the same comes due in accordance with its terms, other than (A) in the ordinary course of business consistent with past practice or (B) refinancings, repayments or prepayments of any Indebtedness otherwise permitted hereunder;

(xiv) waive, release, assign, settle or compromise any claim or Action, other than (1) as set forth on Schedule 6.1(b), and (2) waivers, releases, assignments, settlements or compromises that (A) with respect to the payment of monetary damages, involve (a) only the payment of any payment (including applicable deductibles) payable under an insurance policy insuring Company or a Company Subsidiary, or (b) any monetary damages that are (x) equal to or less than the amounts specifically reserved with respect thereto on the most recent balance sheet of Company included in the Company SEC Documents filed and publicly available prior to the date of this Agreement, or (y) that do not exceed $25,000 individually or $100,000 in the aggregate, (C) do not involve the imposition of injunctive relief against Company, any Company Subsidiary or the Surviving Entity, and (D) do not provide for any admission of material liability by Company or any of the Company Subsidiaries, excluding in each case any such matter relating to Taxes (which, for the avoidance of doubt, shall be covered by Section 6.1(b)(xix));

(xv) (A) hire any employee, officer or director of Company or any Company Subsidiary or appoint any Person to a position of officer or director of Company or any Company Subsidiary (other than to replace any officer that departs after the date of this Agreement or in connection with the appointment of directors as may be elected by the Company’s stockholders at the Company’s annual meeting), (B) increase in any manner the amount, rate or terms of compensation or benefits from the Company or any Company Subsidiaries of any of Company’s directors or officers, or (C) enter into, or adopt any employment, bonus, severance or retirement contract or other compensation or Benefit Plan;

(xvi) except as may be specifically required under a Company Benefit Plan and which, in each case, is described on Schedule 6.1(b)(xv), grant, confer, award, or modify the terms of any options, convertible securities, restricted stock, restricted stock units, phantom shares, equity-based compensation or other rights to acquire, or denominated in, any of the Company’s or any of the Company Subsidiaries’ capital stock or other voting securities or equity interests (except as explicitly required by the terms of any unexercisable options or other equity awards outstanding on the date of this Agreement);

(xvii) fail to maintain all financial books and records in all material respects in accordance with GAAP or make any material change to its methods of accounting in effect at January 1, 2015, except as required by a change in GAAP or in applicable Law, or make any change with respect to accounting policies, principles or practices unless required by GAAP or the SEC;

(xviii) enter into any new line of business;

(xix) fail to duly and timely file all material reports and other material documents required to be filed with any Governmental Authority, subject to extensions permitted by Law;

(xx) enter into any Company Tax Protection Agreement, make, change or rescind any election relating to Taxes, change a method of Tax accounting, file or amend any Tax Return, settle or compromise any federal, state, local or foreign Tax liability, audit, claim or assessment, enter into any closing agreement related to Taxes, or knowingly surrender any right to claim any Tax refund, except, in each case, (A) to the extent required by Law, or (B) to the extent necessary (x) to preserve Company’s qualification as a REIT under the Code, or (y) to qualify or preserve the status of any Company Subsidiary as a disregarded entity or partnership for United States federal income tax purposes or as a Qualified REIT Subsidiary or a Taxable REIT Subsidiary under the applicable provisions of Section 856 of the Code, as the case may be;

(xxi) take any action that would, or fail to take any action, the failure of which to be taken would, reasonably be expected to cause Company to fail to qualify as a REIT or any of the Company Subsidiaries to cease to qualify or preserve the status as a disregarded entity or partnership for United States federal income tax purposes or as a Qualified REIT Subsidiary or a Taxable REIT Subsidiary under the applicable provisions of Section 856 of the Code, as the case may be;

(xxii) adopt a plan of merger, complete or partial liquidation or resolutions providing for or authorizing such merger, liquidation or a dissolution, consolidation, recapitalization or bankruptcy reorganization, except in connection with any transaction permitted by Section 6.1(b)(vi) or 6.1(b)(vii) in a manner that would not reasonably be expected to be materially adverse to Company or to prevent or impair the ability of Company to consummate the Merger;

(xxiii) form any new funds or joint ventures;

(xxiv) assume, make or commit to assume or make Tenant Costs, including in connection with any expansion rights, except (A) as set forth on Section 4.25(a), Section 4.25(b) and Section 4.25(c) of the Company Disclosure Letter, (B) for the expansion of a Company Property pursuant to expansion rights required by a Company Lease, or (C) capital expenditures, in the ordinary course of business consistent with past practice, necessary to repair and/or prevent damage to any of the Company Properties or as is necessary in the event of an emergency situation, after prior notice to Parent (provided that if the nature of such emergency renders prior notice to Parent impracticable, Company shall provide notice to Parent and promptly as practicable);

(xxv) assume, make or commit to assume or make any capital or other expenditures in connection with any Excluded Company Properties in excess of amounts set forth on Section 4.25(e) of the Company Disclosure Letter;

(xxvi) amend or modify the compensation terms or any other obligations of Company contained in the engagement letter with Merrill Lynch, Pierce, Fenner & Smith Incorporated and CBRE, in a manner adverse to Company any Company Subsidiary, or the Surviving Entity or engage other financial advisers in connection with the transactions contemplated by this Agreement;

(xxvii) except to the extent permitted by Section 7.3, take any action that would, or would reasonably be expected to, prevent or delay the consummation of the transactions contemplated by this Agreement on or prior to the Outside Date;

(xxviii) authorize, approve, consent to or otherwise permit any transaction or Company Property to be subject to a Participation Interest under any new Participation Agreement; or

(xxix) authorize, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

(c) Notwithstanding anything to the contrary set forth in this Agreement, nothing in this Agreement shall prohibit Company from taking any action, at any time or from time to time, that in the reasonable judgment of the Company Board, upon advice of counsel to Company, is reasonably necessary for Company to avoid or to continue to avoid incurring entity level income or excise Taxes under the Code or to maintain its qualification as a REIT under the Code for any period or portion thereof ending on or prior to the Merger Effective Time, including making dividend or other distribution payments to stockholders of Company or holders of Company Partnership Units in accordance with this Agreement or otherwise as permitted pursuant to Section 6.1(b)(iii) or to qualify or preserve the status of any Company Subsidiary as a disregarded entity or partnership for U.S. federal income tax purposes or as a Qualified REIT Subsidiary or a Taxable REIT Subsidiary under the applicable provisions of Section 856 of the Code.

(d) Notwithstanding anything to the contrary set forth in this Agreement (including Section 6.1 hereof), but subject to compliance with the other provisions of this Section 6.1(d), Section 6.1(e) and Section 6.1(f), nothing in this Agreement shall prohibit Company or any Company Subsidiary from taking any action, at any time or from time to time, in connection with:

(i) the formation of one or more new Company Subsidiaries to acquire the Excluded Company Properties, and the transfer, conveyance or distribution of one or more Excluded Company Properties, directly or indirectly, to such Company Subsidiaries or pre-existing Company Subsidiaries (in transactions that are not taxable to the Company or any Company Subsidiaries for U.S. federal income tax purposes) or otherwise in connection with the other actions and transactions required or permitted under this Section 6.1(d) and Section 6.1(f);

(ii) the amendment to the applicable Organizational Documents of the Company Subsidiaries solely to permit and/or effectuate the transactions described in this Section 6.1(d) and Section 6.1(f);

(iii) the incurrence, creation, assumption, refinancing or replacement of any Indebtedness, by any entity that is formed pursuant to clause (i) or any Company Subsidiary which only owns, directly or indirectly, one or more Excluded Company Properties, and which only encumbers any Excluded Company Properties or Company Subsidiaries that will not be acquired by Parent and Merger Sub in connection with the transactions contemplated hereby (provided that any such Indebtedness described in this clause (iii) shall be discharged or assumed by (or the applicable obligors shall be transferred to) the Liquidating Entity (as defined below) prior to the Closing and neither Company nor any Company Subsidiary acquired by Parent and Merger Sub in connection with the transactions contemplated hereby shall have any liability or obligation related thereto);

(iv) the making of any election by any entity described in clause (i) to be treated as a Taxable REIT Subsidiary; and/or

(v) the distribution of any cash proceeds (which cash proceeds the Parties acknowledge and agree shall (x) be held solely for the benefit of the holders of Company Common Stock and Company Restricted Stock, (y) be distributed at or prior to Closing such that the Surviving Entity shall have no right or interest in such proceeds, and (z) be treated as a distribution of such consideration to the holders of the equity interests in Company in liquidation of Company pursuant to Section 331 and Section 562 of the Code in furtherance of the “plan of liquidation” of Company for U.S. federal income Tax purposes) received in connection with the incurrence of the Indebtedness described in clause (iii) net of any fees, expenses, Taxes and any other costs associated with the matters described in clauses (i) through (v) of this Section 6.1(d) and the fees, expenses, Taxes and any other costs arising from the Excluded Property Distribution (as defined below) (the “Liquidation Expenses”) (provided that for any Liquidation Expenses which have not yet materialized or become due and payable prior to the Closing, the Liquidating Entity shall reimburse Company for any such Liquidation Expenses as they are incurred and come due) (the matters set forth in clauses (i) through (v) of this Section 6.1(d), the “Excluded Property Transactions”);

provided that —

(A) any Excluded Property Transaction shall not impair the ability to complete the Merger on or before the Outside Date,

(B) neither Company nor any Company Subsidiary shall take any action in connection with the Excluded Property Transactions in contravention of any Laws or any Organizational Documents of Company or any Company Subsidiaries (as amended, including pursuant to clause (ii) above) or any other contract or agreement to which the Company, the Company Subsidiaries or any of their respective assets (other than any Excluded Company Properties) are bound,

(C) neither Company nor any Company Subsidiary shall take any such action in connection with the Excluded Property Transactions that could adversely affect the classification of Company as a REIT, and

(D) neither the Company nor any Company Subsidiary shall take any such action in connection with the Excluded Property Transactions that would reasonably be expected to result in any adverse Tax consequences to the Company or any Company Subsidiary, incrementally greater than the Tax consequences to the Company or any Company Subsidiary in connection with the consummation of this Agreement and the absence of such action taken pursuant to this Section 6.1(d), including but not limited to causing any Tax liability associated with entering into a “prohibited transaction” (but expressly excluding any Transfer Taxes in connection with the transfer of any Excluded Company Property to the Liquidating Entity or any Transferee or subsidiary thereof or the distribution of interests in the Liquidating Entity to holders of Company Common Stock and Company Restricted Stock to the

extent Company or any Company Subsidiary could have any Liability in connection therewith, which Transfer Taxes shall otherwise be indemnifiable or reimbursable pursuant to the other provisions of this Section 6.1(d) or Section 6.1(f)).

In addition, the Parties acknowledge and agree that any amount described in Section 4.25(e) of the Company Disclosure Letter that has not been expended by Company or the applicable Company Subsidiary prior to the Closing shall (X) be held solely for the benefit of the holders of Company Common Stock and Company Restricted Stock, (Y) either (i) be distributed to the holders of Company Common Stock and Company Restricted Stock at or prior to Closing, or (ii) be transferred to the Liquidating Entity or a subsidiary thereof, in each case, such that the Surviving Entity shall have no right or interest in such proceeds, and (Z) be treated as a distribution of such amounts to the holders of the equity interests in Company in liquidation of Company pursuant to Section 331 and Section 562 of the Code in furtherance of the “plan of liquidation” of Company for U.S. federal income Tax purposes.

Notwithstanding anything herein to the contrary, in connection with any Excluded Property Transaction, —

(I) prior to the Merger Effective Time, none of the Company, any Company Subsidiary, the Advisor or their Affiliates shall engage in any marketing or other sales activity with respect to the Excluded Company Properties, including without limitation discussing the sale or other disposition of the Excluded Company Properties with actual or potential purchasers, brokers or other service providers (other than the external advisor to the Liquidating Entity), or the entering into letters of intent, term sheets or other sales documents relating to the Excluded Company Properties, or giving consideration to any unsolicited offers received with respect to such properties (other than any unsolicited offers that may lead to a Company Acquisition Proposal, which shall be governed by the provisions of Section 7.3);

(II) neither the Company nor any Company Subsidiary shall enter into or engage in any transaction which results in a taxable sale or exchange of any Excluded Company Property (including to Company Subsidiaries), or subdivide any land which comprises an Excluded Company Property; and

(III) Company shall provide Parent with a draft of any agreement (each such agreement, an “Excluded Property Agreement”) and any Organizational Document and amendment to Organizational Document affecting any such Excluded Property Transaction for its consent (which consent shall not be unreasonably withheld, conditioned or delayed).

(e) The Parties agree that (i) to the extent that an Excluded Company Property and a Company Property are contiguous, they will reasonably cooperate in good faith to cause the appropriate Persons to enter into such reciprocal and other easements, declarations or other agreements, as are reasonably necessary to provide access or other necessary or desirable property rights that such Company Property or Excluded Company Property require for their intended use and purpose or are otherwise reasonably necessary in connection with the development of any Excluded Company Property, and (ii) Company or the applicable Company Subsidiary shall assign any contract and discharge and release any letter of credit or similar instrument, which is in the name of any Company Subsidiary to be acquired by Parent and Merger Sub in connection with the transactions contemplated hereby, including the letter of credit in the name of IIT Valley Crossings DC LLC, which relates to an Excluded Company Property.

(f) Prior to the Closing, the Company shall transfer the Company Subsidiaries that own the Excluded Company Properties to one or more entities (each, a “Transferee”) that will be distributed to a liquidating trust or other liquidating entity the interests in which will be distributed (the “Excluded Property Distribution”) to the holders of the Company Common Stock and Company Restricted Stock (together with the Transferees, the “Liquidating Entity”) immediately prior to the Merger Effective Time. Prior to the Excluded Property Distribution, the Liquidating Entity shall have reimbursed Company and the Company Subsidiaries for any Liquidation Expenses not yet netted from any distribution or otherwise reimbursed and shall have agreed to indemnify and hold harmless the Company, the Company Subsidiaries (other than the selling entity or the Liquidating Entity or its subsidiaries) and their respective Representatives (for avoidance of doubt not including the Liquidating Entity and its subsidiaries) against any and all claims, expenses, losses, damages, injury, penalties, settlement, award, obligation, Taxes, interest or any other liabilities relating to, arising from, or in connection with the Excluded Properties, the Excluded Property Transactions and the transactions contemplated by this Section 6.1(f).

Section 6.2 Other Actions. Each Party agrees that, during the Interim Period, except as contemplated by this Agreement, such Party shall not, directly or indirectly, without the prior written consent of the other Parties, take or cause to be taken any action that would reasonably be expected to materially delay consummation of the transactions contemplated by this Agreement, or enter into any agreement or otherwise make a commitment, to take any such action.

Section 6.3 No Control of Business. Nothing contained in this Agreement shall give Parent, directly or indirectly, the right to control or direct Company or any of Company’s operations prior to the Merger Effective Time. Prior to the Merger Effective Time, Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and the Company Subsidiaries’ operations.

ARTICLE 7

ADDITIONAL COVENANTS

Section 7.1 Preparation of the Proxy Statement; Stockholders Meeting.

(a) As promptly as reasonably practicable following the date of this Agreement, Company shall, at its expense, prepare and cause to be filed with the SEC, the Proxy Statement in preliminary form. Company shall use its commercially reasonable efforts to mail or deliver the Proxy Statement to its stockholders as promptly as practicable. Parent shall furnish all information concerning itself, its Affiliates and the holders of its capital stock to Company and provide such other assistance as may be reasonably requested by Company in connection with the preparation, filing and distribution of the Proxy Statement. Company shall promptly notify Parent upon the receipt of any comments from the SEC or any request from the SEC for amendments or supplements to the Proxy Statement, shall, as promptly as practicable after receipt thereof, provide Parent with copies of all correspondence between it and its Representatives, on one hand, and the SEC, on the other hand, and all written comments with respect to the Proxy Statement received from the SEC and advise Parent of any oral comments with respect to the Proxy Statement received from the SEC and shall consult with Parent prior to responding to any such comments or requests. Company shall use its commercially reasonable efforts to respond as promptly as practicable to any comments from the SEC with respect to the Proxy Statement. Notwithstanding the foregoing, prior to mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, Company shall cooperate and provide Parent a reasonable opportunity to review and comment on such document or response (including the proposed final version of such document or response) and shall include in such document or response comments reasonably proposed by Parent.

(b) If, at any time prior to the receipt of the Company Stockholder Approval, any information relating to Company or Parent, or any of their respective Affiliates, should be discovered by Company or Parent which, in the reasonable judgment of Company or Parent, should be set forth in an amendment of, or a supplement to, any of the Proxy Statement, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party that discovers such information shall promptly notify the other Parties hereto, and Company and Parent shall cooperate in the prompt filing with the SEC of any necessary amendment of, or supplement to, the Proxy Statement and, to the extent required by Law, in disseminating the information contained in such amendment or supplement to stockholders of Company. Nothing in this Section 7.1(b) shall limit the obligations of any Party under Section 7.1(a). For purposes of Section 4.14,

Section 5.5 and this Section 7.1, any information concerning or related to Company, its Affiliates or the Company Stockholder Meeting will be deemed to have been provided by Company, and any information concerning or related to Parent or its Affiliates will be deemed to have been provided by Parent.

(c) Whether or not Company has effected a Company Adverse Recommendation Change, unless this Agreement has been terminated, as promptly as practicable following the date of this Agreement, Company shall, in accordance with applicable Law and the Company Charter and the Company Bylaws, establish a record date for, duly call, give notice of, convene and hold the Company Stockholder Meeting; provided that such record date shall not be more than ninety (90) days prior to the established date of the Company Stockholder Meeting. As soon as reasonably practicable, Company shall cause the Proxy Statement to be mailed to the stockholders of Company entitled to vote at the Company Stockholder Meeting and to hold the Company Stockholder Meeting. Company shall include the Company Board Recommendation in the Proxy Statement and use its reasonable best efforts to solicit and obtain the Company Stockholder Approval, except to the extent that the Company Board shall have made a Company Adverse Recommendation Change as permitted by Section 7.3. Company shall keep Parent reasonably apprised as to the aggregate tally of the proxies received by Company with respect to the Company Stockholder Approval. Notwithstanding the foregoing provisions of this Section 7.1(c), if, on a date for which the Company Stockholder Meeting is scheduled, Company has not received proxies representing a sufficient number of shares of Company Common Stock to obtain the Company Stockholder Approval, whether or not a quorum is present, Company shall have the right to, and at the request of Parent shall, make one or more successive postponements or adjournments of the Company Stockholder Meeting solely for the purpose of and for the times reasonably necessary to solicit additional proxies and votes in favor of the Merger and the other transactions contemplated hereby; provided that the Company Stockholder Meeting is not postponed or adjourned to a date that is (i) more than thirty (30) days after the date for which the Company Stockholder Meeting was originally scheduled (excluding any postponements or adjournments required by applicable Law) or (ii) more than one hundred twenty (120) days following the record date established in accordance with this Section 7.1(c).

Section 7.2 Access to Information; Confidentiality.

(a) During the Interim Period, to the extent permitted by applicable Law and contracts, and to the reasonable restrictions imposed from time to time upon advice of counsel (including all restrictions set forth in the Access Agreement and subject to the terms and conditions thereof), Company shall, and shall cause each of Company Subsidiaries to, afford to Parent and its Representatives reasonable access during normal business hours and upon reasonable advance notice to all of their respective properties, offices, books, contracts, personnel and records (including access to the Company Properties for the purposes the Phase II investigations for which Parent has a reasonable basis to request Phase II investigations and subject to the prior written consent of Company, such consent not to be unreasonably withheld or delayed, provided, however, that all such investigations conducted by or at the direction of Parent shall be reasonable in scope, provided further, that all such Phase II investigations shall be subject to the requirements and obligations on Parent and its Affiliates set forth in the Access Agreement (including Section 2 thereof)) and, during such period, Company shall, and shall cause each of the Company Subsidiaries to, furnish reasonably promptly to the other Party (i) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities Laws, and (ii) all other information (financial or otherwise) concerning its business, properties and personnel as Parent may reasonably request. No representation or warranty as to the accuracy of information provided pursuant to this Section 7.2(a) is made and Parent may not rely on the accuracy of such information except to the extent expressly set forth in the representations and warranties included in Article 4, and no investigation under this Section 7.2(a) or otherwise shall affect any of the representations and warranties of Company contained in this Agreement or any condition to the obligations of the Parties under this Agreement. Notwithstanding the foregoing, Company shall not be required by this Section 7.2(a) to provide Parent or its Representatives with access to or to disclose information (A) that is subject to the terms of a confidentiality agreement with a third party entered into prior to the date of this Agreement or entered into after the date of this Agreement in the ordinary course of business consistent with past practice (if Company has used commercially reasonable efforts to obtain permission or consent of such third party to such disclosure), (B) the disclosure of which would violate any Law applicable to Company or any of their Representatives, or (C) that is subject to any attorney-client, attorney work product or other legal privilege or would cause a risk of loss of privilege to Company or the Company Subsidiaries. Parent will use its commercially reasonable efforts to minimize any disruption to the businesses of Company and the Company Subsidiaries that may result from the requests for access, data and information hereunder. Prior to the Merger Effective Time, Parent shall not, and shall cause its respective Representatives and Affiliates not to, contact or otherwise communicate with parties with which Company or any Company Subsidiary has a business relationship (including tenants/subtenants) regarding the business of Company and the Company Subsidiaries or this Agreement and the transactions contemplated hereby without the prior written consent of Company (provided that, for the avoidance of doubt, nothing in this Section 7.2(a) shall be deemed to restrict Parent and its Representatives and Affiliates from contacting such parties in pursuing the business of Parent operating in the ordinary course).

(b) Parent will hold, and will cause its Representatives and Affiliates to hold, any nonpublic information, including any information exchanged pursuant to this Section 7.2, in confidence to the extent required by and in accordance with, and will otherwise comply with, the terms of the Confidentiality Agreement, which shall remain in full force and effect pursuant to the terms thereof notwithstanding the provision of the Confidentiality Agreement providing that it will terminate upon the execution and delivery of this Agreement.

Section 7.3 No Solicitation; Company Acquisition Proposals.

(a) Except as otherwise provided in Section 7.3(b), Section 7.3(d) or Section 7.3(f), during the Interim Period, Company shall not, and shall cause the Company Subsidiaries not to, and shall not authorize any Representatives of Company or any of the Company Subsidiaries to (and shall instruct such Representative of Company or any of the Company Subsidiaries not to), (i) solicit, initiate or knowingly encourage or facilitate any inquiry, proposal or offer with respect to, or the announcement, making or completion of, any Company Acquisition Proposal, or any inquiry, proposal or offer that is reasonably likely to lead to any Company Acquisition Proposal, (ii) enter into, continue or otherwise participate or engage in any negotiations regarding, or furnish to any Person other than Parent or its Representatives any non-public information or data with respect to, any Company Acquisition Proposal, (iii) approve, recommend, publicly declare advisable or enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, share exchange agreement, consolidation agreement, option agreement, joint venture agreement, partnership agreement or other agreement in each case related to a Company Acquisition Proposal (other than a Company Acceptable Confidentiality Agreement) or requiring or having the effect of requiring Company to abandon, terminate or breach its obligations hereunder or fail to consummate the Merger (each, a “Company Alternative Acquisition Agreement”), or (iv) agree to or propose publicly to do any of the foregoing. Company shall, and shall cause the Company Subsidiaries to, and shall instruct and use its reasonable best efforts to cause the Representatives of Company and the Company Subsidiaries to, (A) immediately cease and cause to be terminated all existing negotiations and other activities with any Person and its Representatives (other than Parent or any of its Representatives) conducted heretofore with respect to any Company Acquisition Proposal (including by terminating access to any data room maintained in connection therewith), (B) instruct and cause any Person and its Representatives (other than Parent or any of its Representatives) who have been furnished confidential information regarding Company or any Company Subsidiary in connection with the solicitation of or discussions regarding a Company Acquisition Proposal to promptly return or destroy all information, documents, and materials relating to the Company Acquisition Proposal or to Company or its businesses, operations or affairs heretofore furnished by Company or any of the Representatives of Company to such Person or its Representatives in accordance with the terms of any confidentiality agreement with such Person (to the extent provided for in such confidentiality agreement), and (C) not terminate, waive, amend, release, modify or fail to enforce any provision of any standstill agreement (including any standstill provisions contained in any confidentiality or other agreement) to which it or any of its Affiliates or Representatives is a party (provided that notwithstanding anything in this Agreement to the contrary, it is understood and agreed that Company by execution of this Agreement shall be deemed to have waived immediately prior to the date of this Agreement any provision in any such agreement that prohibits the counterparty thereto from confidentially requesting Company or such Company Subsidiary to amend or waive the standstill provision in such agreement (i.e., a “don’t ask, don’t waive” provision) to the extent necessary (and only to such extent) to enable such counterparty to convey confidentially a Company Acquisition Proposal to the Company Board), unless, solely with respect to clause (C), the Company Board determines in good faith (after consultation with outside counsel) that such action would be inconsistent with its duties under applicable law.

(b) Notwithstanding anything contained in Section 7.3(a) to the contrary, if at any time following the date of this Agreement and prior to obtaining the Company Stockholder Approval, (A) Company receives a written Company Acquisition Proposal that the Company Board believes in good faith to be bona fide, (B) such Company Acquisition Proposal was not the result of a violation of Section 7.3(a), and (C) the Company Board determines in good faith (after consultation with outside counsel and its financial advisor) that such Company Acquisition Proposal constitutes, or is reasonably likely to lead to, a Company Superior Proposal, then, subject to its giving Parent at least 24 hours prior written notice (which notice shall identify the third party making such Company Acquisition Proposal and contain a copy thereof, including any related debt and equity financing commitments), Company may (and may authorize the Company Subsidiaries and its and their Representatives to) (x) furnish non-public information with respect to Company and the Company Subsidiaries to the Person making such Company Acquisition Proposal (and its Representatives) pursuant to a Company Acceptable Confidentiality Agreement, provided that any non-public information provided to any Person given such access shall have previously been provided to Parent or shall be provided (to the extent permitted by applicable Law) to Parent prior to or concurrently with the time it is provided to such Person, and (y) participate in negotiations with the Person making such Company Acquisition Proposal (and such Person’s Representatives) regarding such Company Acquisition Proposal. Notwithstanding anything to the contrary in this Agreement, (i) Company and its Representatives may contact any Person submitting a Company Acquisition Proposal (that was not the result of a violation of Section 7.3(a)) to clarify and understand the terms of a Company Acquisition Proposal so as to determine whether such Company Acquisition Proposal constitutes or is reasonably likely to lead to a Company Superior Proposal; provided that if Company, any Company Subsidiary or any of their Representatives receives from any third party (1) any Company Acquisition Proposal or any written indication that would reasonably be expected to result in a Company Acquisition Proposal, (2) any request for non-public information relating to Company or any Company Subsidiary that informs Company or any of the Company Subsidiaries that it is considering making, or has made or would reasonably be expected to relate to, a Company Acquisition Proposal, or (3) any inquiry or request for discussions or negotiations regarding any Company Acquisition Proposal, then Company shall promptly notify Parent in writing of the identity of such third party and provide Parent with a copy of such Company Acquisition Proposal (including copies of any related debt and equity financing commitments), indication, inquiry or request or, if not in writing, a written description of the material terms thereof, and shall keep Parent informed (orally and, if requested by Parent, in writing) on a reasonably current basis of the nature, status and material terms of any such Company Acquisition Proposal, indication, inquiry or request (including the withdrawal or rejection thereof and any amendments or proposed amendments thereto), and (ii) Company and the Company Subsidiaries shall be permitted to continue to take the necessary steps toward (but without filing any documents with the SEC or other Governmental Authority publicly announcing or consummating) a Company Listing Transaction.

(c) Except as provided in Sections 7.3(d), the Company Board (i) shall not (A) fail to include in the Proxy Statement, and shall not withdraw (or modify or qualify in any manner adverse to Parent or publicly propose to withdraw, modify or qualify in any manner adverse to Parent) the Company Board Recommendation, (B) fail to publicly reaffirm the Company Board Recommendation within ten (10) Business Days after receipt of a written request by Parent following a Company Acquisition Proposal (or material modification thereto) becoming publicly known or the commencement of a tender or exchange offer (or material modification thereto) for any outstanding shares of capital stock of Company, (C) adopt, approve, or publicly recommend, endorse or otherwise declare advisable the adoption of any Company Acquisition Proposal, or (D) agree, propose or announce its intention to do any of the foregoing (each such action set forth in this Section 7.3(c)(i) being referred to herein as a “Company Adverse Recommendation Change”), and (ii) shall not cause or permit

Company or any of the Company Subsidiaries to enter into any Company Alternative Acquisition Agreement relating to any Company Acquisition Proposal (other than a Company Acceptable Confidentiality Agreement pursuant to Section 7.3(b)).

(d) Notwithstanding anything in this Agreement to the contrary, at any time prior to obtaining the Company Stockholder Approval, the Company Board may make a Company Adverse Recommendation Change or cause or permit Company or any of the Company Subsidiaries to enter into any Company Alternative Acquisition Agreement relating to any Company Acquisition Proposal, if (i) the Company has terminated this Agreement pursuant to Section 9.1(d)(ii) and promptly thereafter enters into a Company Alternative Acquisition Agreement (a “Company Superior Proposal Termination”), (ii) the Company Acquisition Proposal was not the result of a violation of Section 7.3(a), and (iii) (A) Company has provided to Parent a written notice (a “Notice of Recommendation Change”) detailing the material terms and conditions of such Company Superior Proposal and including copies of the definitive agreements (and, if applicable, the debt and equity financing commitments relating thereto) in the form to be entered into and the identifying the person or group making such Company Superior Proposal (which notice shall not be deemed to be, in and of itself, a Company Adverse Recommendation Change), (B) if requested by Parent, Company negotiates in good faith regarding any changes to the terms of this Agreement proposed by Parent during the three (3) Business Day period immediately following receipt of the Notice of Recommendation Change (it being agreed that any material amendment to a material term of such Company Acquisition Proposal shall require a new Notice of Recommendation Change), and (C) at the end of the applicable period, after considering any counter-offer made by Parent, the Company Board determines in good faith (after consultation with outside counsel and its financial advisors) that such Company Acquisition Proposal continues to constitute a Company Superior Proposal and, after consultation with outside counsel, that the failure to make a Company Adverse Recommendation Change would be inconsistent with its duties under applicable Law.

(e) Company shall promptly notify Parent if Company determines to begin providing non-public information or to engage in negotiations concerning a Company Acquisition Proposal pursuant to Section 7.3(b) and shall in no event begin providing such information or engaging in such discussions or negotiations prior to providing such notice.

(f) Nothing contained in this Section 7.3 shall prohibit Company or the Company Board through its Representatives, directly or indirectly, from (i) issuing a “stop, look and listen” communication pursuant to Rule 14d-9(f) under the Exchange Act pending disclosure of its position thereunder or taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a), or making a statement contemplated by Rule 14d-9 under the Exchange Act or Item 1012(a) of Regulation M-A under the Exchange Act, or (ii) making any disclosure to the stockholders of Company if, in the good faith judgment of the Company Board (after consultation with outside counsel), failure to so disclose would be inconsistent with its duties under applicable Law; provided that in no event shall this Section 7.3(f) affect the obligations of Company specified in Section 7.3(c); and provided further that a “stop, look and listen” communication or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act shall not be deemed to be a Company Adverse Recommendation Change.

(g) For purposes of this Agreement:

(i) “Company Acquisition Proposal” means any proposal, offer, or inquiry from any Person or “group” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) relating to any direct or indirect acquisition or purchase, in one transaction or a series of transactions, including any merger, reorganization, recapitalization, restructuring, share exchange, consolidation, tender offer, exchange offer, stock acquisition, asset acquisition, business combination, liquidation, dissolution, joint venture, sale, lease, exchange, license, transfer or disposition or similar transaction, (A) of assets or businesses of Company and the Company Subsidiaries that generate 25% or more of the net revenues or net income or that represent 25% or more of the consolidated total assets (based on fair market value) of Company and the Company Subsidiaries, taken as a whole, immediately prior to such transaction, or (B) of 25% or more of any class of capital stock, other equity security or voting power of Company or any resulting parent company of Company, including any tender offer or exchange offer in which any Person or “group” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) seeks to acquire beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) or the right to acquire beneficial ownership of 25% or more of the outstanding shares of any class of voting securities of Company or Company LP, in each case other than the transactions contemplated by this Agreement.

(ii) “Company Superior Proposal” means any bona fide, written Company Acquisition Proposal made after the date hereof (with all percentages included in the definition of “Company Acquisition Proposal” increased to 50%), taking into account all legal, financial, regulatory and other aspects of the proposal and the Person making the proposal, that the Company Board determines in good faith (after consulting with its outside legal counsel and financial advisors) (A) if consummated, would be more favorable to the stockholders of Company in their capacity as such from a financial point of view than the transactions contemplated by this Agreement (including any adjustment to the terms and conditions thereof proposed in writing by Parent in response to any such Company Acquisition Proposal), and (B) if accepted, is reasonably likely to be completed on the terms proposed on a timely basis.

(iii) References in this Section 7.3 to (a) the Company Board shall mean the board of directors of Company or a duly authorized committee thereof, and (b) Company outside counsel shall mean, as applicable, outside counsel to Company or a duly authorized committee thereof.

(iv) Company shall not (i) submit to the vote of its stockholders any Company Acquisition Proposal other than the Merger prior to the termination of this Agreement in accordance with its terms, or (ii) take any action to exempt any other Person from the restrictions of any Takeover Statutes.

Section 7.4 Public Announcements. Except with respect to any Company Adverse Recommendation Change or any action taken pursuant to, and in accordance with Section 7.3, so long as this Agreement is in effect, the Parties hereto shall consult with each other before issuing any press release or otherwise making any public statements or filings with respect to this Agreement or any of the transactions contemplated by this Agreement, and none of the Parties shall issue any such press release or make any such public statement or filing prior to obtaining the other Parties’ consent (which consent shall not be unreasonably withheld, conditioned or delayed); provided that a Party may, without obtaining the other Parties’ consent, issue such press release or make such public statement or filing as may be required by Law, Order or the applicable rules of any stock exchange if it is not reasonably practicable to consult with the other Party before making any public statement with respect to this Agreement or any of the transactions contemplated by this Agreement.

Section 7.5 Indemnification; Directors’ and Officers’ Insurance.

(a) Without limiting any additional rights that any director, manager, trustee, agent, fiduciary, advisor, officer or person acting in a similar capacity may have under any indemnification agreement, the Company Advisory Agreement or under the Company Charter, the Company Bylaws, the Company Partnership Agreement, or, if applicable, similar organizational documents or agreements of any Company Subsidiary (with respect to each such entity, the “Organizational Documents”), from and after the Merger Effective Time, as applicable, each of Parent and the Surviving Entity shall: (i) indemnify and hold harmless each person who is at the date hereof, was previously, or during the period from the date hereof through the date of the Merger Effective Time, as applicable, serving as director, manager, trustee, agent, fiduciary, advisor, officer or person acting in a similar capacity of Company, any of the Company Subsidiaries and acting in such capacity (collectively, the “Indemnified Parties”), to the fullest extent authorized or permitted by applicable Law, as now or hereafter in effect, in connection with any Claim and any losses, claims, damages, liabilities, costs, Claim Expenses, judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of any thereof) relating to or resulting from such Claim; and (ii) promptly pay on behalf of or, within ten (10) Business Days after any request for advancement, advance to each of the Indemnified Parties, to the fullest extent authorized or permitted by applicable Law, as now or hereafter in effect, any Claim Expenses incurred in defending, serving as a witness with respect to or otherwise participating with respect to any Claim in advance of the final disposition of such Claim, without the requirement of any bond or other security; provided that the Surviving Entity shall not be liable for any amounts paid in settlement effected without its prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed) and shall not be obligated to pay the fees and expenses of more than one counsel (selected by a plurality of the applicable Indemnified Parties) for all Indemnified Parties in any jurisdiction with respect to any single Claim except to the extent the Indemnified Party is advised by counsel that such Indemnified Party has conflicting interests with one or more other Indemnified Parties in the outcome of such action (in which event such Indemnified Party shall be entitled to engage separate counsel, the fees and expenses for which the Surviving Entity shall be liable; provided further that that the Surviving Entity shall have no obligation hereunder to indemnify any Indemnified Party for any amounts arising out of actions or omissions by the Indemnified Party (A) which would not otherwise be indemnifiable pursuant to applicable provisions of the MGCL (whether or not the MGCL were to apply) or the terms and conditions of the Company Charter, and (B) unless any Indemnified Party to whom expenses are to be advanced provides the Surviving Entity with (x) a written affirmation of the Indemnified Person’s good faith belief that such Indemnified Person has met the standard of conduct necessary for indemnification by the Surviving Entity, and (y) a written agreement to repay the amount paid or reimbursed by the Surviving Entity if it is ultimately determined that the Indemnified Party did not comply with the requisite standard of conduct and is not entitled to indemnification. The indemnification and advancement obligations of the Surviving Entity pursuant to this Section 7.5(a) shall extend to acts or omissions occurring at or before the Merger Effective Time, as applicable, and any Claim relating thereto (including with respect to any acts or omissions occurring in connection with the approval of this Agreement, the Merger and the consummation of the other transactions contemplated by this Agreement, including the consideration and approval thereof and the process undertaken in connection therewith and any Claim relating thereto), and all rights to indemnification and advancement conferred hereunder shall continue as to a person who has ceased to be a director, trustee, employee, agent, fiduciary or officer of Company any of the Company Subsidiaries after the date hereof and shall inure to the benefit of such person’s heirs, executors and personal and legal representatives. As used in this Section 7.5(a), (I) the term “Claim” means any threatened, asserted, pending or completed Action, suit or proceeding or inquiry or investigation, whether instituted by any Party hereto, any Governmental Authority or any other Person, that any Indemnified Party in good faith believes might lead to the institution of any Action, suit or proceeding, whether civil, criminal, administrative, investigative or other, including any arbitration or other alternative dispute resolution mechanism, arising out of or pertaining to (1) matters that relate to such Indemnified Party’s duties or service as a director, manager, trustee, agent, fiduciary, advisor, officer or person acting in a similar capacity of Company or any of the Company Subsidiaries or, to the extent such person was serving at the request or for the benefit of Company or any Company Subsidiary, any other Person, and (2) this Agreement or any of the transactions contemplated hereby, including the Merger; and (II) the term “Claim Expenses” means reasonable attorneys’ fees and all other reasonable costs, expenses and obligations (including experts’ fees, reasonable travel expenses, court costs, retainers, transcript fees, duplicating, printing and binding costs, as well as telecommunications, postage and courier charges) paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to investigate, defend, be a witness in or participate in, any Claim for which indemnification is authorized pursuant to this Section 7.5(a). The Surviving Entity shall not settle, compromise or consent to the entry of any judgment in any actual or threatened Claim in respect of which indemnification has been sought by an Indemnified Party hereunder unless such settlement, compromise or judgment includes an unconditional release of such Indemnified Party from all liability arising out of such Claim, or such Indemnified Party otherwise consents thereto.

(b) Without limiting the foregoing, each of Parent and the Surviving Entity agrees that all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Closing, now existing in favor of the current or former directors, officers, trustees, agents or fiduciaries of the Indemnified Parties as provided in the Organizational Documents, the Company Advisory Agreement and indemnification agreements of Company shall survive the Merger and shall continue in full force and effect in accordance with their terms. For a period of six (6) years following the Closing, the organizational documents of the Surviving Entity and any applicable Company Subsidiary shall contain provisions no less favorable with respect to indemnification and limitations on liability of directors, officers, trustees, agents or fiduciaries than are set forth in the Organizational Documents, which provisions shall not be amended, repealed or otherwise modified for a period of six (6) years following the Closing in any manner that would affect adversely the rights thereunder of individuals who, at or prior to the Closing, were directors, officers, trustees, agents or fiduciaries of Company or any of the Company Subsidiaries, unless such modification shall be required by applicable Law and then only to the minimum extent required by applicable Law.

(c) For a period of six (6) years after the Closing, as applicable, Parent or the Surviving Entity shall maintain in effect Company’s current directors’ and officers’ liability insurance covering each Person currently covered by Company’s directors’ and officers’ liability insurance policy for acts or omissions occurring prior to and through the Closing; provided that in lieu of Parent’s or the Surviving Entity’s obligation hereunder, (i) Parent or the Surviving Entity, as applicable, may substitute therefor policies of an insurance company with the same or better rating as Company’s current insurance carrier the terms of which, including coverage and amount, are no less favorable to such directors and officers than Company’s existing policies as of the date hereof and which substitute policies are reasonably acceptable to Company, or (ii) Parent or, in consultation with Parent, Company may obtain extended reporting period coverage under Company’s or the applicable Company Subsidiary’s existing insurance programs (to be effective as of the Closing) or purchase a “tail” policy for a period of six (6) years after the Closing, as applicable, for a cost not in excess of 1.75 times the current annual premiums for such insurance, provided that in no event shall the Surviving Entity be required to pay annual premiums for the applicable tail insurance policy under this Section 7.5(c)(ii) in excess of 175% of the most recent annual premiums paid by Company or the applicable Company Subsidiary, as applicable, prior to the date of this Agreement for such purpose (it being understood that if the annual premiums of such insurance coverage exceed such amount, the Surviving Entity shall be obligated to acquire and maintain the tail policy related to Company’s current directors’ and officers’ liability insurance policy).

(d) If Parent or the Surviving Entity or any of their respective successors or assigns (i) consolidates with or merges with or into any other Person and shall not be the continuing or surviving corporation, partnership or other entity of such consolidation or merger, or (ii) liquidates, dissolves or winds-up, or transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Entity shall assume the obligations set forth in this Section 7.5.

(e) Parent and the Surviving Entity shall, pay all reasonable expenses, including reasonable attorneys’ fees, that may be incurred by any Indemnified Party in enforcing the indemnity and other obligations provided in this Section 7.5; provided, that such Indemnified Party provides an undertaking to repay such expenses if it is determined by a final and non-appealable judgment of a court of competent jurisdiction that such Person is not legally entitled to indemnification under Law.

(f) The provisions of this Section 7.5 are intended to be for the express benefit of, and shall be enforceable by, each Indemnified Party (who are intended third party beneficiaries of this Section 7.5), his or her heirs and his or her personal representatives, shall be binding on all successors and assigns of Parent, Company and the Surviving Entity and shall not be amended in a manner that is adverse to the Indemnified Party (including his or her successors, assigns and heirs) without the prior written consent of the Indemnified Party (including such successors, assigns and heirs) affected thereby. The exculpation and indemnification provided for by this Section 7.5 shall not be deemed to be exclusive of any other rights to which an Indemnified Party is entitled, whether pursuant to applicable Law, contract or otherwise.

Section 7.6 Appropriate Action; Consents; Filings.

(a) Upon the terms and subject to the conditions set forth in this Agreement, each of Company and Parent shall and shall cause the Company Subsidiaries, Merger Sub and their respective Affiliates to use their respective commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Party in doing, all things necessary, proper or advisable under applicable Law or pursuant to any contract or agreement to consummate and make effective, as promptly as practicable, the Merger and the other transactions contemplated by this Agreement, including (i) the taking of all actions necessary to cause the conditions to Closing set forth in Article 8 to be satisfied, (ii) the obtaining of all necessary or advisable actions or non-actions, waivers, consents and approvals (but expressly excluding any ISRA Requirements and Approvals, which are addressed in Section 7.6(d) below) from Governmental Authorities or other Persons necessary in connection with the consummation of the Merger and the other transactions contemplated by this Agreement and the making of all necessary or advisable registrations and filings (including filings with Governmental Authorities, if any) and the taking of all reasonable steps as may be necessary or advisable to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Authority or other Persons necessary in connection with the consummation of the Merger and the other transactions contemplated by this Agreement, (iii) subject to Section 7.7(c), the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Merger or the other transactions contemplated by this Agreement, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Authority vacated or reversed, the avoidance of each and every impediment under any antitrust, merger control, competition or trade regulation Law that may be asserted by any Governmental Authority with respect to the Merger so as to enable the Closing to occur as soon as reasonably possible, and (iv) the execution and delivery of any additional instruments necessary or advisable to consummate the Merger and the other transactions contemplated by this Agreement and to fully carry out the purposes of this Agreement.

(b) Each of the Parties hereto will and shall cause their respective Affiliates to, furnish to the other such necessary information and reasonable assistance as the other may request in connection with the preparation of any required governmental filings or submissions and will cooperate in responding to any inquiry from a Governmental Authority, including promptly informing the other Parties of such inquiry, consulting in advance before making any presentations or submissions to a Governmental Authority, and supplying each other with copies of all material correspondence, filings or communications between either Party and any Governmental Authority with respect to this Agreement. Except for filings of personal identifying information of Parent’s, and its Affiliates’, respective directors and officers that are separately submitted to CFIUS, to the extent reasonably practicable and permitted, the Parties or their Representatives shall have the right to review in advance and each of the Parties will consult the others on, all the information relating to the other and each of their Affiliates that appears in any filing made with, or written materials submitted to, any Governmental Authority in connection with the Merger and the other transactions contemplated by this Agreement, except that confidential competitively sensitive business information may be redacted from such exchanges. The Parties may, as they deem advisable and necessary, designate any sensitive materials provided to the other under this Section 7.6 as “outside counsel only.” Such materials and the information contained therein shall be given only to outside counsel of the recipient and will not be disclosed by such outside counsel to employees, officers, directors or trustees of the recipient without the advance written consent of the Party providing such materials. To the extent reasonably practicable, neither Company nor Parent shall, nor shall they permit their respective Representatives to, participate independently in any meeting or engage in any substantive conversation with any Governmental Authority in respect of any filing, investigation or other inquiry without giving the other Party prior notice of such meeting or conversation and, to the extent permitted by applicable Law, without giving the other party the opportunity to attend or participate (whether by telephone or in person) in any such meeting with such Governmental Authority (except that confidential competitively sensitive business information may be excluded from such a meeting or conversation).

(c) Each of the Parties shall, and shall cause their respective Affiliates to, reasonably cooperate in the preparation of any draft and final notification of the transaction contemplated hereby to CFIUS made in accordance with 31 C.F.R. Part 800, and shall use commercially reasonable efforts to provide any information requested by CFIUS or any other agency or branch of the United States government in connection with a CFIUS review or investigation of the transaction contemplated hereby.

(d) Company shall, and shall cause the Company Subsidiaries and their respective Affiliates to, use reasonable best efforts to comply with the ISRA Requirements and Approvals for the ISRA Properties prior to Closing. If Company is unable to complete the ISRA process prior to the Merger Effective Time, including by obtaining a response action outcome, with respect to any of the ISRA Properties, then the Surviving Entity shall, and shall cause their Affiliates to, use its respective reasonable best efforts to prepare, execute, and submit remediation certifications with remediation funding sources and comply with all other applicable ISRA Requirements and Approvals with respect to such ISRA Properties as necessary to effectuate the Closing. In furtherance of the foregoing and notwithstanding any restrictions set forth in Section 7.2(a), the Parties shall assist and cooperate with each other in doing all things reasonably necessary, proper and advisable to comply with, submit and obtain all ISRA Requirements and Approvals with respect to each ISRA Property, including reasonably cooperating with the other Party’s Representatives in connection with ISRA related actions and, to the extent reasonably practicable, completing compliance therewith prior to the Closing. Further, (i) Company shall draft and deliver to Parent drafts of the general information notices for each ISRA Property and (ii) subject to Parent’s comment with respect to the drafts referred to in clause (i) above and Parent’s approval thereof (such approval not to be unreasonably withheld, conditioned or delayed), Company shall, within five (5) days hereof, deliver to NJDEP such general information notices. In addition, prior to submitting any other documents to NJDEP required by ISRA, including any remediation certifications with remediation funding sources (as such terms are defined or used under ISRA), annual surcharge payments and other NJDEP forms prior to Closing, Company shall provide such documents to Parent for its review, comment and approval, such approval not to be unreasonably withheld, conditioned or delayed. Company shall provide Parent with reasonable advance notice of any inspections or other activities relating to the ISRA Properties and Parent and Parent’s Representatives shall have the opportunity to attend, and participate in, any such inspections of the ISRA Properties.

(e) Parent and Merger Sub shall keep Company reasonably apprised of the status of the receipt and satisfaction of the matters described on Schedule 8.2(i), including by promptly (and within two (2) Business Days) informing Company if Parent has been informed, or has a reasonable basis to believe, that the condition set forth in Section 8.2(i) will not be satisfied by the Outside Date.

Section 7.7 Notification of Certain Matters; Transaction Litigation.

(a) Company and its Representatives shall give prompt notice to Parent, and Parent and its Representatives shall give prompt notice to Company, of any notice or other communication received by such Party from any Governmental Authority in connection with this Agreement, the Merger or the other transactions contemplated by this Agreement, or from any Person alleging that the consent of such Person is or may be required in connection with the Merger or the other transactions contemplated by this Agreement.

(b) Company and its Representatives shall give prompt notice to Parent, and Parent and its Representatives shall give prompt notice to Company, if (i) any representation or warranty made by it contained in this Agreement becomes untrue or inaccurate in any material respect such that it would be reasonable to expect that the applicable closing conditions would be incapable of being satisfied by the Outside Date, or (ii) it fails to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided that no such notification shall affect the representations, warranties, covenants or agreements of the Parties or the conditions to the obligations of the Parties under this Agreement. Without limiting the foregoing, Company and its Representatives shall give prompt notice to Parent, and Parent and its Representatives shall give prompt notice to Company, if, to the Knowledge of such Party, the occurrence of any state of facts, change, development, event or condition would cause, or would reasonably be expected to cause, any of the conditions to Closing set forth herein not to be satisfied or satisfaction to be materially delayed. Notwithstanding anything to the contrary in this Agreement, the failure by Company, Parent or their respective Representatives to provide such prompt notice under this Section 7.7(b) shall not constitute a breach of covenant for purposes of Section 8.2(b) or Section 8.3(b) or Section 9.3(b)(i).

(c) Company and its Representatives shall give prompt notice to Parent, and Parent and its Representatives shall give prompt notice to Company, of any Action commenced or, to such Party’s Knowledge, threatened against, relating to or involving such Party or any Company Subsidiary or any Affiliate thereof, respectively, that relates to this Agreement, the Merger or the other transactions contemplated by this Agreement. Company and its Representatives shall consult with Parent and give Parent the opportunity to reasonably participate in the defense and settlement of any stockholder litigation against Company and/or its directors relating to this Agreement and the transactions contemplated hereby, and no such settlement shall be agreed to without Parent’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed). Parent and its Representatives shall keep Company reasonably informed regarding the defense and settlement of any litigation against Parent and/or their directors relating to this Agreement and the transactions contemplated hereby.

Section 7.8 Section 16 Matters. Prior to the Merger Effective Time, Company shall take all such steps to cause any dispositions of Company Common Stock (including derivative securities with respect to Company Common Stock) resulting from the transactions contemplated by this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 7.9 Dividends. Distributions that have accrued with respect to the shares of Company Common Stock or Company Partnership Units at the rate permitted under the terms of this Agreement and have not been paid prior to the Closing Date shall be paid to the holders of such shares of Company Common Stock or Company Partnership Units on the Closing Date immediately prior to the Merger Effective Time.

Section 7.10 Takeover Statutes. The Parties shall use their respective commercially reasonable efforts (a) to take all action necessary so that no Takeover Statute is or becomes applicable to the Merger or any of the other transactions contemplated by this Agreement, and (b) if any such Takeover Statute is or becomes applicable to any of the foregoing, to take all action necessary so that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to eliminate or minimize the effect of such Takeover Statute on the Merger and the other transactions contemplated by this Agreement.

Section 7.11 Tax Representation Letters. Company shall (i) obtain the opinion of counsel referred to in Section 8.2(f), and (ii) deliver to Greenberg Traurig LLP, special tax counsel to Company, a tax representation letter, dated as of the Closing Date and signed by an officer of Company, in form and substance reasonably acceptable to such counsel and Parent, containing representations of Company for purposes of rendering the opinions described in Section 8.2(f).

Section 7.12 Termination of Agreements. Company shall, and shall cause all applicable Persons to, terminate (i) all of the Company Related Party Agreements (other than the Surviving Related Party Agreements) and (ii) terminate the Company Equity Incentive Plan and Company Private Placement Equity Incentive Plan, with no further liability of Company or any Company Subsidiary, other than as set forth in Section 4.24 of the Company Disclosure Letter.

Section 7.13 Merger Sub; Subsidiaries. Parent shall cause each of Merger Sub and any other applicable Affiliate thereof to comply with and perform all of its obligations under or relating to this Agreement, including in the case of Merger Sub to consummate the Merger on the terms and conditions set forth in this Agreement. Company shall cause each of the Company Subsidiaries to comply with and perform all of its obligations under or relating to this Agreement.

Section 7.14 Existing Loans. Company and each Company Subsidiary shall use its reasonable best efforts to cause the lenders for each Existing Loan to deliver a payoff, defeasance or similar notice to Parent, in form and substance reasonably acceptable to Parent (each, a “Payoff Letter”), prior to the Closing. Pursuant to the Payoff

Letters, Parent and Merger Sub shall cause each Existing Loan to be repaid in connection with the Closing and shall unwind and terminate any interest rate cap, swap, collar or similar transaction or currency hedging transactions related to any Existing Loan. In connection with the payoff of each Existing Loan and in accordance with the Payoff Letters, at the Closing, Parent or the Surviving Entity shall bear and be responsible for (a) any prepayment premium or defeasance fees assessed by the applicable lender with respect to such Existing Loan (each, a “Lender”), and associated with such payoff prior to maturity, (b) any breakage or other fees associated with the unwinding or breakage of any interest rate cap, swap, collar or similar transaction or currency hedging transactions related to any Existing Loan, and (c) any other fee, charge, legal fee, cost or expense incurred by or on behalf of any Party in connection therewith. Each of the Parties acknowledges and agrees that it shall each be obligated to use its reasonable best efforts to provide that each Existing Loan shall be repaid as of the Closing Date.

Section 7.15 Parent Financing Activities.

(a) Parent shall use reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things necessary to consummate and obtain the Debt Financing on the terms and conditions set forth in the Debt Commitment Letter, including (i) maintaining in effect the Debt Commitment Letter and negotiating and entering into definitive agreements (“Financing Agreements”) with respect to the Debt Financing on the terms and conditions set forth in the Debt Commitment Letter, (ii) satisfying on a timely basis all conditions applicable to Parent set forth in the Debt Commitment Letter and the Financing Agreements, and (iii) at the Closing, subject to the terms and conditions of this Agreement, consummating the Debt Financing contemplated by the Debt Commitment Letter.

(b) Parent shall keep Company informed on a timely basis and in reasonable detail of the status of its efforts to consummate the Debt Financing, including if for any reason Parent has concluded in good faith that it will not be able to obtain any part of the Debt Financing on the Closing Date, and shall give Company prompt notice (i) of any breach or default by any party to any Financing Agreements of which Parent becomes aware, and (ii) of the receipt by Parent of any notice or other communication from any Lender with respect to any (A) breach, default, termination or repudiation by any party any provision of the Debt Commitment Letter or the Financing Agreement, or (B) material dispute or disagreement between or among any parties to the Debt Commitment Letter or the Financing Agreement that could reasonably be expected to delay or prevent the Closing. As soon as reasonably practicable after any request by Company in writing, Parent shall provide any information reasonably requested by Company relating to any circumstance referred to in clauses (A) or (B) of the immediately preceding sentence.

(c) Except to the extent otherwise contemplated in Section 7.15(d), Parent shall not replace or amend the Debt Commitment Letter if any such replacement financing or amendment (i) reduces the aggregate amount of the Debt Financing available on the Closing Date from that contemplated in the Debt Commitment Letter (after taking into account the “flex” provisions of any fee letter), or (ii) imposes new or additional conditions or other terms or otherwise expands, amends or modifies any of the conditions to the receipt of the Debt Financing or other terms if, with respect to either clause (i) or (ii) of this sentence, the effect thereof would reasonably be expected to (A) delay or prevent the Closing, (B) make the timely funding of the Debt Financing or satisfaction of the conditions to obtaining the Debt Financing less likely to occur, or (C) adversely impact the ability of Parent to enforce its rights, if any, to specific performance against the other parties to the Debt Commitment Letter. For purposes of clarification, the foregoing shall not prohibit Parent from amending the Debt Commitment Letter to add or replace lender(s) (or Affiliates of such lender(s)) as parties thereto. Parent shall promptly deliver to Company executed copies of any replacements of or amendments to the Debt Commitment Letter. References in this Agreement to the “Debt Commitment Letter” shall include any replacement of amended financing obtained by Parent pursuant to and in accordance with this Section 7.15(c), and references herein to “Debt Financing” shall be deemed to include such financing.

(d) Subject to the terms and conditions of this Section 7.15, in the event that any portion of the Debt Financing expires by its terms or is terminated by any of the parties to the Debt Commitment Letter or any Lender notifies Parent or any of its Affiliates of the unwillingness of the Lenders (or any of them) to proceed with the Debt Financing (an event referred to in this sentence, a “Debt Financing Notice Event”), Parent shall (i) promptly notify Company of the Debt Financing Notice Event, and (ii) as promptly as practicable following the occurrence of the Debt Financing Notice Event, use reasonable best efforts to obtain financing from alternative sources in an amount at least equal to the Debt Financing or such unavailable portion thereof, as the case may be (the “Alternate Debt Financing”), and to obtain a new financing commitment letter with respect to such Alternate Debt Financing (the “New Debt Commitment Letter”) which shall replace the applicable existing Debt Commitment Letter. Parent shall promptly deliver to Company true and complete copies of the New Debt Commitment Letter and all other agreements relating to such Alternate Debt Financing. References in this Agreement to the “Debt Commitment Letter” shall include any commitment for Alternate Debt Financing obtained by Parent pursuant to this Section 7.15(d) and references to “Debt Financing” shall be deemed to include such Alternate Debt Financing.

(e) Company shall, and shall cause the Company Subsidiaries and their respective Representatives to, use their reasonable best efforts to cooperate in connection with the arrangement of the Debt Financing as may be reasonably requested by Parent (provided that such requested cooperation does not unreasonably interfere with the ongoing operations of Company and the Company Subsidiaries), including (i) participation in meetings, drafting sessions and due diligence sessions, (ii) furnishing Parent and its financing sources with financial and other pertinent information regarding Company and the Company Subsidiaries as may be reasonably requested by Parent, (iii) assisting Parent and its financing sources in the preparation of (A) an offering document, confidential information memoranda or similar documents for any Debt Financing, and (B) materials for rating agency presentations, (iv) reasonably cooperating with the marketing efforts of Parent and its financing sources for any Debt Financing to be raised by Parent to complete the Merger, (v) using commercially reasonable efforts to obtain subordination, non-disturbance and attornment agreements, accountants’ comfort letters, legal opinions, appraisals, surveys, title insurance, environmental reports (but, except as set forth in Section 7.2(a), expressly excluding any subsurface or invasive environmental testing or sampling and any indoor air quality, vapor intrusion or Phase II environmental study), estoppels and certificates from tenants, lenders and ground lessors and other documentation and items relating to the Debt Financing as reasonably requested by Parent, (vi) providing and executing documents and certificates and customary representation letters, as may be reasonably requested by Parent, (vii) cooperating in connection with the repayment or defeasance of any Indebtedness of Company or any of Company Subsidiaries and the release of any Liens (other than the Company Permitted Liens described in clauses (i) through (iv) and (vi) of the definition of “Company Permitted Liens” and any Liens pursuant to the terms of any Indebtedness of a Joint Venture or a subsidiary thereof) on the property of the Company and the Company Subsidiaries, including using reasonable best efforts to deliver customary payoff, defeasance or similar notices under any existing mortgage or mezzanine loans of Company or any Company Subsidiary as reasonably requested by Parent and (viii) subject to the provisions and restrictions set forth in Section 7.2(a), cooperating in connection with any site visit and/or appraisal of any property related to the Debt Financing as reasonably requested by Parent. Parent shall, promptly upon request by Company, reimburse Company for all reasonable out-of-pocket costs incurred by Company, the Company Subsidiaries and their respective Representatives in connection with such cooperation. Parent and Merger Sub shall, on a joint and several basis, indemnify and hold harmless Company, the Company Subsidiaries and their respective Representatives from and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by them in connection with the arrangement of the Debt Financing, any information utilized in connection therewith (other than historical information relating to Company or the Company Subsidiaries) and/or any of the cooperation provided by Company, the Company Subsidiaries and their respective Representatives pursuant to this Section 7.15(e). Notwithstanding anything to the contrary, the condition set forth in Section 8.2(b), as it applies to Company’s obligations under this Section 7.15(e) shall be deemed satisfied unless the Debt Financing (or any alternative financing) has not been obtained primarily as a result of Company’s or the Company Subsidiaries’ willful and material breach of its obligations under this Section 7.15(e).

(f) All non-public or otherwise confidential information regarding Company and the Company Subsidiaries obtained by Parent or its Representatives pursuant to paragraph (e) above shall be kept confidential in accordance with the Confidentiality Agreement.

(g) For purposes of clarity, the Parties acknowledge and agree that in no event shall the consummation of the Debt Financing constitute a condition to the Closing hereunder (pursuant to Article 8 or otherwise).

Section 7.16 Liens. Company shall use commercially reasonable efforts to obtain and, where appropriate, file of record in the applicable county, state or court records, prior to the Closing (i) a fully executed release (in recordable form in the applicable jurisdiction) of any Lien, other than any Company Permitted Lien, that was previously granted or imposed as security for an obligation that has since been satisfied but that remains of record in any county, state or court records, and (ii) corrective deeds or such other documentation necessary to resolve any clouds on title to any of the Company Properties, other than Company Permitted Liens; provided that Company shall not be required to deliver such executed release or corrective deed or other documentation if Company causes the applicable title company to (x) remove such Lien as an exception to a title policy to be issued with respect to the applicable Company Property at Closing or (y) agree to affirmatively insure against such Lien. With the respect to the Liens listed in clause (i) of the preceding sentence, if, after using commercially reasonable efforts, Company is unable to obtain executed releases in recordable form from third parties for such Liens, then, at or prior to the Closing, Company shall use its commercially reasonable efforts to provide Parent with all reasonably requested documentation in its possession at such time to evidence the repayment of all underlying obligations that were previously secured by such Liens, including, without limitation, payoff letters, settlement statements, cancelled checks or other evidence of payment. In addition, Company shall use its commercially reasonable efforts to (a) pay or cause to be paid any amounts owing with respect to, or take any other action necessary to have removed or otherwise resolved, any mechanics Liens other than any mechanics Liens that are Company Permitted Liens, and (b) discharge any Liens for Taxes or governmental assessments, other than Liens for Taxes or governmental assessments that are Company Permitted Liens.

Section 7.17 Tax Matters.

(a) For the avoidance of doubt, Parent will cause to be prepared and filed all Tax Returns of the Company and any Company Subsidiary for all taxable periods ending on or after the Closing Date. For all Tax Returns of the Company and any Company Subsidiary which are required to be and will be filed prior to the Closing, the Company shall provide Parent with the opportunity to review all such Tax Returns prior to the filings and will take into account Parent’s comments to the extent approved of by the Company, such approval not to be unreasonably withheld.

(b) Parent and Company shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer or stamp taxes, any transfer, recording, registration and other fees and any similar Taxes that become payable in connection with the transactions contemplated by this Agreement (together with any related interests, penalties or additions to Tax, “Transfer Taxes”), and shall cooperate in attempting to minimize the amount of Transfer Taxes. From and after the Merger Effective Time, the Surviving Entity shall pay or cause to be paid, without deduction or withholding from any consideration or amounts payable to holders of Company Common Stock, all Transfer Taxes.

Section 7.18 Certain Insurance Matters. From and after the Closing, Company and each Company Subsidiary and Joint Venture (or the applicable Company Property) shall cease to be insured by the Company Insurance Policies (other than the “tail policy” referred to in Section 7.5(c)); provided that Company shall maintain, or cause to be maintained, the Company Insurance Policies in full force and effect, without any lapses in coverage relating thereto, until the Closing and no cessation of coverage contemplated by this sentence shall impair the validity (subject to the satisfaction of all requirements under the applicable insurance policies) of, or right of Company and the Company Subsidiaries to pursue, any claims for recovery thereunder relating to any period of time prior to the Closing.

ARTICLE 8

CONDITIONS

Section 8.1 Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of the Parties to this Agreement to effect the Merger and to consummate the other transactions contemplated by this Agreement on the Closing Date are subject to the satisfaction or, to the extent permitted by Law, waiver by each of the Parties at or prior to the Closing of the following conditions:

(a) Stockholder Approval. The Company Stockholder Approval shall have been obtained in accordance with applicable Law and the Company Charter.

(b) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other judgment, order or decree issued by any Governmental Authority of competent jurisdiction prohibiting consummation of the Merger or any of other transaction contemplated hereby shall be in effect, and no Law shall have been enacted, entered, promulgated or enforced by any Governmental Authority after the date of this Agreement that, in any case, makes illegal the consummation of the Merger.

Section 8.2 Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger and to consummate the other transactions contemplated by this Agreement are subject to the satisfaction or (to the extent permitted by Law) waiver by Parent, at or prior to the Closing, of the following additional conditions:

(a) Representations and Warranties. (i) The representations and warranties set forth in Sections 4.1(a) and (b) (Organization and Qualification; Subsidiaries), Section 4.3 (Capital Structure) (except Section 4.3(a)), Section 4.4 (Authority), Section 4.20 (Opinion of Financial Advisor), Section 4.21 (Approval Required), Section 4.22 (Brokers), Section 4.23 (Investment Company Act) and Section 4.26 (Takeover Statutes), shall be true and correct in all material respects as of the date of this Agreement and as of the Closing, as though made as of the Closing, (ii) the representations and warranties set forth in Section 4.3(a) (Capital Structure) shall be true and correct in all but de minimis respects as of the date of this Agreement and as of the Closing, as though made as of the Closing, and (iii) each of the other representations and warranties of Company contained in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing, as though made as of the Closing, except (A) in each case, representations and warranties that are made as of a specific date shall be true and correct only on and as of such date, and (B) in the case of clause (iii) where the failure of such representations or warranties to be true and correct (without giving effect to any materiality or Company Material Adverse Effect qualifications set forth therein) does not have, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) Performance of Covenants and Obligations of Company. Company shall have performed in all material respects all material obligations, and complied in all material respects with all material agreements and covenants, required to be performed by it under this Agreement on or prior to the Closing.

(c) Material Adverse Change. On the Closing Date, there shall not exist any event, change, or occurrence arising after the date of this Agreement that, individually, or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect.

(d) Delivery of Certificates. Company shall have delivered to Parent a certificate, dated the date of the Closing and signed by its chief executive officer and chief financial officer on behalf of Company, certifying to the effect that the conditions set forth in Section 8.2(a), Section 8.2(b) and Section 8.2(c) have been satisfied.

(e) Delivery of Payoff Letters. Company shall have delivered to Parent Payoff Letters representing at least (i) 90% of the principal amounts outstanding of the Existing Loans in the aggregate, and (ii) 85% of the principal amounts outstanding of the Existing Loans which are secured by a mortgage on a Company Property.

(f) Opinion Relating to REIT Qualification. Parent shall have received the written opinion of Greenberg Traurig LLP, special tax counsel to Company (or other counsel reasonably satisfactory to Parent), on which Parent shall be entitled to rely, dated as of the Closing Date, in substantially the form attached hereto as Exhibit A, to the effect that for all taxable periods commencing with the taxable year ended December 31, 2010 through its taxable year ended December 31, 2014, Company has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and for the period beginning January 1, 2015 and ending with the Closing, its organization and method of operation has enabled it to meet the requirements for qualification and taxation as a REIT under the Code, assuming the REIT distribution requirements for Company’s short tax year beginning on January 1, 2015 and ending with the Closing have been satisfied (which opinion shall be based upon the representation letter described in Section 7.11, which representation letter shall be substantially in the form attached hereto as Schedule C, with such modifications thereto as are necessary to reflect changes in facts after the date of this Agreement, and which opinion shall be subject to customary assumptions, exceptions, limitations and qualifications).

(g) Transition Agreements. Company shall have caused to be executed and delivered to Parent a Transition Services Agreement in the form of Exhibit B hereto.

(h) Termination of Certain Agreements. Company shall have delivered to Parent evidence, reasonably acceptable to Parent, that, consistent with the provisions of Section 7.12, the agreements set forth therein have been terminated with no further liability of Company or any Company Subsidiary, other than as set forth in Section 4.24 of the Company Disclosure Letter.

(i) Section 8.2(i) Matters. Satisfaction or receipt of all matters set forth on Schedule 8.2(i) shall have been obtained.

(j) Excluded Properties. All of the transactions contemplated by Section 6.1(f) shall have been consummated.

(k) Contribution Agreement and Purchase Agreement. The transactions contemplated by the Contribution Agreement and the Purchase Agreement shall have been consummated.

Section 8.3 Conditions to Obligations of Company. The obligations of Company to effect the Merger and to consummate the other transactions contemplated by this Agreement are subject to the satisfaction or (to the extent permitted by Law) waiver by Company at or prior to the Closing, of the following additional conditions:

(a) Representations and Warranties. (i) The representations and warranties set forth in Sections 5.1(a) (Organization and Qualification, Section 5.2 (Authority), Section 5.6 (Brokers) and Section 5.7 (Available Funds; Guarantees) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing, as though made as of the Closing, and (ii) each of the other representations and warranties of Parent contained in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing, as though made as of the Closing, except (A) in each case, representations and warranties that are made as of a specific date shall be true and correct only on and as of such date, and (B) in the case of clause (ii) where the failure of such representations or warranties to be true and correct (without giving effect to any materiality or “Parent Material Adverse Effect” qualifications set forth therein) does not have, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(b) Performance of Covenants or Obligations of Parent. Parent shall have performed in all material respects all obligations, and complied in all material respects with all agreements and covenants, required to be performed by it under this Agreement on or prior to the Closing.

(c) Delivery of Certificates. Parent shall have delivered to Company a certificate, dated the date of the Closing and signed by its chief executive officer and chief financial officer on behalf of Parent and Merger Sub, certifying to the effect that the conditions set forth in Section 8.3(a) and Section 8.3(b) have been satisfied.

(d) Excluded Properties. All of the transactions contemplated by Section 6.1(f) shall have been consummated.

ARTICLE 9

TERMINATION, FEES, AMENDMENT AND WAIVER

Section 9.1 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Closing, notwithstanding approval thereof by the stockholders of Company (except as otherwise specified in this Section 9.1):

(a) by mutual written consent of each of Parent and Company;

(b) by either Parent or Company:

(i) if the Merger shall not have been consummated on or before November 16, 2015 (the “Outside Date”); provided that the right to terminate this Agreement pursuant to this Section 9.1(b)(i) shall not be available to any Party if the failure of such Party to comply with any provision of this Agreement shall have been the cause of, or resulted in, the failure of the Merger to be consummated by the Outside Date;

(ii) if any Governmental Authority of competent jurisdiction shall have issued an Order or taken any other action permanently restraining or otherwise prohibiting the Merger, and such Order or other action shall have become final and non-appealable; provided that the right to terminate this Agreement under this Section 9.1(b)(ii) shall not be available to a Party if the issuance of such final, non-appealable Order or taking of such other action was primarily due to the failure of such Party to comply with any provision of this Agreement; or

(iii) if the Company Stockholder Approval shall not have been obtained at the Company Stockholder Meeting duly convened (including by all quorum requirements having been met) therefor or at any adjournment or postponement thereof at which a vote on the approval of this Agreement was taken; provided that the right to terminate this Agreement under this Section 9.1(b)(iii) shall not be available to (x) Company if a Company Terminating Breach shall have occurred and be continuing at the time Company delivers notice of its election to terminate this Agreement pursuant to this Section 9.1(b)(iii), or (y) Parent if a Parent Terminating Breach shall have occurred and be continuing at the time Parent delivers notice of its election to terminate this Agreement pursuant to this Section 9.1(b)(iii);

(c) by Parent:

(i) if Company shall have breached, violated or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform, either individually or in the aggregate, if continuing at the Closing (A) would result in the failure of any of the conditions set forth in Section 8.1 or Section 8.2 (a “Company Terminating Breach”), and (B) cannot be cured or, if capable of cure, is not cured by the Outside Date; provided that Parent shall not have the right to terminate this Agreement pursuant to this Section 9.1(c)(i) if a Parent Terminating Breach shall have occurred and be continuing at the time Parent delivers notice of its election to terminate this Agreement pursuant to this Section 9.1(c)(i); or

(ii) if, prior to obtaining the Company Stockholder Approval, Company or the Company Board or any committee thereof (A) materially breaches its obligations under Section 7.3 (which breaches, for purposes of clarity, shall exclude any immaterial or inadvertent violations of Section 7.3 not intended to result in a Company Alternative Acquisition Agreement), (B) effects a Company Adverse Recommendation Change, or (C) approves, adopts, publicly endorses or recommends, or enters into or allows Company or any of the Company Subsidiaries to enter into a definitive agreement for, any Company Acquisition Proposal (other than a Company Acceptable Confidentiality Agreement); or

(d) by Company:

(i) if Parent shall have breached, violated or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement (including the obligation of Parent to consummate the Closing no later than the Outside Date following the satisfaction or waiver of the applicable conditions set forth in Sections 8.1 and 8.2 hereof), which breach or failure to perform, either individually or in the aggregate, if continuing at the Closing (A) would result in the failure of any of the conditions set forth in Section 8.1 or Section 8.3 (a “Parent Terminating Breach”), and (B) cannot be cured or, if capable of cure, is not cured by the Outside Date; provided that Company shall not have the right to terminate this Agreement pursuant to this Section 9.1(d)(i) if a Company Terminating Breach shall have occurred and be continuing at the time Company delivers notice of its election to terminate this Agreement pursuant to this Section 9.1(d)(i);

(ii) prior to obtaining the Company Stockholder Approval, if the Company Board determines to enter into a Company Alternative Acquisition Agreement with respect to a Company Superior Proposal in accordance with Section 7.3(d) and Company pays, or causes Company LP to pay, the Company Termination Fee due under Section 9.3(c); or

(iii) on the date that is four (4) Business Days following notice by Company to Parent that Company intends to exercise its termination right pursuant to this Section 9.1(d)(iii), if (x) Parent informs Company (or Company otherwise becomes aware) that the condition set forth in Section 8.2(i) will not be satisfied or fulfilled at or prior to the Outside Date, and (y) Parent does not irrevocably waive in writing the condition set forth in Section 8.2(i) by the date that is three (3) Business Day following the receipt of the notice from Company described in this Section 9.1(d)(iii).

Section 9.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 9.1, written notice thereof shall be given to the other Party, specifying the provisions hereof pursuant to which such termination is made and describing the basis therefor in reasonable detail, and this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent or Company or the Debt Financing Sources, except that the Confidentiality Agreement and the provisions of Section 7.2(b) (Confidentiality), Section 7.4 (Public Announcements), this Section 9.2 (Effect of Termination), Section 9.3 (Fees and Expenses), Section 9.4 (Amendment), and Article 10 (General Provisions) and the definitions of all defined terms appearing in such sections, shall survive the termination hereof.

Section 9.3 Fees.

(a) Except as otherwise provided in this Section 9.3, all fees and expenses incurred in connection with this Agreement, the Merger and the other transactions contemplated hereby shall be paid by the Party incurring such fees or expenses, whether or not the Merger is consummated.

(b) In the event that this Agreement is terminated by Company or Parent pursuant to Section 9.1(b)(i) to the extent that the Company Stockholder Meeting has not been held, and the conditions set forth in Sections 8.3(a) and 8.3(b) are satisfied as of the date of such termination (as if the Closing were to occur on such date), Section 9.1(b)(iii) or by Parent pursuant to Section 9.1(c)(i), then Company shall pay, or cause Company LP to pay, to Parent an amount equal to all reasonable, actual and documented out-of-pocket costs and expenses incurred prior to the termination of this Agreement by or on behalf of Parent and Merger Sub (or their respective Affiliates) in connection with the entering into this Agreement and the carrying out of any and all actions contemplated hereunder, including reasonable fees and expenses of counsel, investment banking firms, lenders or financial advisors, accountants, and consultants, up to an aggregate maximum amount of $25,000,000 (the “Parent Expenses Reimbursement Amount”), it being understood that in no event shall Company be required to pay the Parent Expenses Reimbursement Amount on more than one occasion (including pursuant to Section 9.1(c)). Payment of the Parent Expenses Reimbursement Amount shall be made by wire transfer of same day funds to the account or accounts designated by Parent, within five (5) Business Days following the date of termination. Notwithstanding anything in this Agreement to the contrary, in the event that the Parent Expenses Reimbursement Amount becomes payable, then, except to the extent that the Company Termination Fee becomes payable pursuant to Section 9.3(c), payment to Parent of the Parent Expenses Reimbursement Amount, together with any amounts due under Section 9.3(g), shall be Parent’s sole and exclusive remedy as liquidated damages for any and all losses or damages of any nature against Company, the Company Subsidiaries and each of their respective former, current and future directors, officers, employees, agents, general and limited partners, managers, members, stockholders, Affiliates and assignees and each former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder, Affiliate or assignee of any of the foregoing (collectively, the “Company Parties”) in respect of this Agreement, any agreement executed in connection herewith, and the transactions contemplated hereby and thereby, including for any loss or damage suffered as a result of the termination of this Agreement, the failure of the Merger to be consummated or for a breach or failure to perform hereunder (whether intentionally, unintentionally, or otherwise) or otherwise, and upon payment of such Parent Expenses Reimbursement Amount, no Company Party shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated hereby and thereby.

(c) In the event that:

(i) (A) this Agreement is terminated by Company or Parent pursuant to Section 9.1(b)(iii), and prior to the Company Stockholder Meeting (as it may be postponed or adjourned), a Company Acquisition Proposal (with, for all purposes of this Section 9.3(c)(i), all percentages included in the definition of “Company Acquisition Proposal” increased to 50%), has been publicly announced, disclosed or otherwise communicated to Company’s stockholders or any Person shall have publicly announced an intention (whether or not conditional) to make such a Company Acquisition Proposal, and (B) within twelve (12) months after the date of such termination, a transaction in respect of a Company Acquisition Proposal (other than any Company Listing Transaction) is consummated or Company enters into a definitive agreement in respect of a Company Acquisition Proposal (other than any Company Listing Transaction) that is later consummated;

(ii) (A) this Agreement is terminated by Company or Parent pursuant to Section 9.1(b)(i), and prior to the date of termination a Company Acquisition Proposal (with, for all purposes of this Section 9.3(c)(ii), all percentages included in the definition of “Company Acquisition Proposal” increased to 50%) has been publicly announced or otherwise communicated to the Company Board or any Person shall have communicated an intention (whether or not conditional) to make such a Company Acquisition Proposal, and (B) within twelve (12) months after the date of such termination, a transaction in respect of a Company Acquisition Proposal (other than any Company Listing Transaction) is consummated or Company enters into a definitive agreement in respect of a Company Acquisition Proposal (other than any Company Listing Transaction) that is later consummated;

(iii) (A) this Agreement is terminated by Parent pursuant to Section 9.1(c)(i), (B) after the date hereof (but prior to the breach giving rise to such right of termination) a Company Acquisition Proposal (with, for all purposes of this Section 9.3(c)(iii), all percentages included in the definition of “Company Acquisition Proposal” increased to 50%) has been publicly announced or otherwise communicated to the Company Board or any Person shall have communicated an intention (whether or not conditional) to make such a Company Acquisition Proposal, and (C) within twelve (12) months after the date of such termination, a transaction in respect of a Company Acquisition Proposal (other than any Company Listing Transaction) is consummated or Company enters into a definitive agreement in respect of a Company Acquisition Proposal (other than any Company Listing Transaction) that is later consummated;

(iv) this Agreement is terminated by Parent pursuant to Section 9.1(c)(ii); or

(v) this Agreement is terminated by Company pursuant to Section 9.1(d)(ii);

then, in any such event, Company shall pay, or cause Company LP to pay, to Parent a termination fee of $110,000,000, minus any Parent Expenses Reimbursement Amount previously paid pursuant to Section 9.3(b) (the resulting amount, the “Company Termination Fee”), it being understood that in no event shall Company or Company LP be required to pay the Company Termination Fee on more than one occasion. Payment of the Company Termination Fee shall be made by wire transfer of same day funds to the account or accounts designated by Parent (x) at the time of consummation of any transaction contemplated by a Company Acquisition Proposal, in the case of a Company Termination Fee payable pursuant to Section 9.3(c)(i), 9.3(c)(ii) or 9.3(c)(iii), (y) as promptly as reasonably practicable after termination (and, in any event, within five (5) Business Days thereof), in the case of a Company Termination Fee payable pursuant to Section 9.3(c)(iv), and (z) substantially concurrently with such termination, in the case of a Company Termination Fee payable pursuant to Section 9.3(c)(v). Notwithstanding anything in this Agreement to the contrary, in the event that the Company Termination Fee becomes payable, then payment to Parent of the Company Termination Fee, together with any amounts due under Section 9.3(g), shall be Parent’s sole and exclusive remedy as liquidated damages for any and all losses or damages of any nature against the Company Parties in respect of this Agreement, any agreement executed in connection herewith, and the transactions contemplated hereby and thereby, including for any loss or damage suffered as a result of the termination of this Agreement, the failure of the Merger to be consummated or for a breach or failure to perform hereunder (whether intentionally, unintentionally, or otherwise) or otherwise, and upon payment of such Company Termination Fee no Company Party shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated hereby and thereby.

(d) In the event that this Agreement is terminated by Company pursuant to Section 9.1(d)(i), then Parent shall pay to Company a termination fee of $250,000,000 (the “Parent Termination Fee”). Payment of the Parent Termination Fee shall be made by wire transfer of same day funds to the account or accounts designated by Company, as promptly as reasonably practicable after termination (and, in any event, within five (5) Business Days thereof). Notwithstanding anything in this Agreement to the contrary, in the event that the Parent Termination Fee becomes payable, then payment to Company of the Parent Termination Fee, together with any amounts payable pursuant to Section 9.3(g), shall be Company’s sole and exclusive remedy as liquidated damages for any and all losses or damages of any nature against Parent, Merger Sub, the Debt Financing Sources and each of their respective former, current and future directors, officers, employees, agents, general and limited partners, managers, members, stockholders, Affiliates and assignees and each former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder, Affiliate or assignee of any of the foregoing (collectively, the “Parent Parties”) in respect of this Agreement, any agreement executed in connection herewith, and the transactions contemplated hereby and thereby (but expressly excluding any obligations of Parent and its Affiliates in favor of Company and the Company Subsidiaries, or losses or damages payable by Parent and its Affiliates to Company or Company Subsidiaries, pursuant to the terms of the Access Agreement, which shall continue to exist following termination of this Agreement), including for any loss or damage suffered as a result of the termination of this Agreement, the failure of the Merger to be consummated or for a breach or failure to perform hereunder (whether intentionally, unintentionally, or otherwise) or otherwise, and upon payment of such Parent Termination Fee no Parent Party shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated hereby and thereby. Nothing contained in this Section 9.3(d) or otherwise in this Agreement shall affect or limit the rights of Company under the Guarantee.

(e) In the event that this Agreement is terminated by Company pursuant to Section 9.1(d)(iii) and the conditions set forth in Sections 8.2(a) and 8.2(b) are satisfied as of the date of such termination (as if the Closing were to occur on such date), then Parent shall pay to Company an amount equal to all reasonable, actual and documented out-of-pocket costs and expenses incurred prior to the termination of this Agreement by or on behalf of Company (or its Affiliates) in connection with the entering into this Agreement and the carrying out of any and all actions contemplated hereunder, including reasonable fees and expenses of counsel, investment banking firms, lenders or financial advisors, accountants, and consultants, up to an aggregate maximum amount of $7,500,000 (the “Company Expenses Reimbursement Amount”), it being understood that in no event shall Parent be required to pay the Company Expenses Reimbursement Amount on more than one occasion. Payment of the

Company Expenses Reimbursement Amount shall be made by wire transfer of same day funds to the account or accounts designated by Company, within five (5) Business Days following the date of termination. Notwithstanding anything in this Agreement to the contrary, in the event that the Company Expenses Reimbursement Amount becomes payable, then payment to Company of the Company Expenses Reimbursement Amount, together with any amounts due under Section 9.3(g), shall be Company’s sole and exclusive remedy as liquidated damages for any and all losses or damages of any nature against the Parent Parties in respect of this Agreement, any agreement executed in connection herewith, and the transactions contemplated hereby and thereby, including for any loss or damage suffered as a result of the termination of this Agreement, the failure of the Merger to be consummated or for a breach or failure to perform hereunder (whether intentionally, unintentionally, or otherwise) or otherwise, and upon payment of such Company Expenses Reimbursement Amount, together with any amounts due under Section 9.3(g), no Parent Party shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated hereby and thereby.

(f) Notwithstanding any other provision in this Agreement, the amount of the Parent Termination Fee or Company Expenses Reimbursement Amount payable to a Party that has elected to be treated as a REIT for purpose of U.S. federal income Tax purposes (the “Recipient”) pursuant to this Section 9.3 in any taxable year of the Recipient shall not exceed the sum (calculated for the Recipient’s taxable year in which such amount is received) of (A) the amount that it is determined should not be gross income to the Recipient for purposes of the requirements of Sections 856(c)(2) and (3) of the Code, with such determination to be set forth in an opinion of outside tax counsel to the Recipient, plus (B) such additional amount that it is estimated can be paid to the Recipient in such taxable year without creating a risk that the payment would cause the Recipient to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code, determined as if the payment of such amount did not constitute income described in Sections 856(c)(2) and (3) of the Code (“Qualifying Income”), which determination shall be made by independent tax accountants to the Recipient, plus (C) if (i) the Recipient receives a letter from outside tax counsel to the Recipient indicating that the Recipient has received a ruling from the IRS holding that the Recipient’s receipt of the applicable Parent Termination Fee or Company Expenses Reimbursement Amount either would constitute Qualifying Income or would be excluded from gross income of the Recipient for purposes of Sections 856(c)(2) and (3) of the Code, or (ii) the Recipient’s outside counsel has rendered a legal opinion to the effect that the receipt by the Recipient of the Parent Termination Fee or Company Expenses Reimbursement Amount should either constitute Qualifying Income or should be excluded from gross income of the Recipient for purposes of Sections 856(c)(2) and (3) of the Code, the remaining balance of such Parent Termination Fee or Company Expenses Reimbursement Amount. Any amount of any Parent Termination Fee or Company Expenses Reimbursement Amount that remains unpaid as of the end of a taxable year shall be paid as soon as possible during the following taxable year, subject to the foregoing limitation of this paragraph, provided that no such payment need be made after the fifth anniversary of the date of termination. Notwithstanding the foregoing, if the Recipient shall cease to qualify as a REIT for federal income tax purposes, the entire unpaid balance of any Parent Termination Fee or Company Expenses Reimbursement Amount shall be payable immediately.

(g) Each of Company and Parent acknowledges that the agreements contained in this Section 9.3 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the other party would not enter into this Agreement. If a Party fails promptly to pay any amounts due pursuant to Section 9.3(b), Section 9.3(c), Section 9.3(d) or Section 9.3(e), as applicable, and, in order to obtain such payment, a Party commences a suit that results in a judgment for the amounts set forth in Section 9.3(b), Section 9.3(c), Section 9.3(d) or Section 9.3(e), as applicable, Company shall pay to Parent (in the case of an enforcement of amounts payable pursuant to Section 9.3(b) or Section 9.3(c)), or Parent shall pay to Company (in the case of an enforcement of amounts payable pursuant to Section 9.3(d) or Section 9.3(e)), its reasonable costs and expenses (including reasonable attorneys’ fees and expenses) in connection with such suit, together with interest on the amounts set forth in Sections 9.3(b), Section 9.3(c), Section 9.3(d) or Section 9.3(e), as applicable, from the date of that the applicable payment was required to be made through the actual date of payment at a rate per annum equal to six percent (6%).

(h) Notwithstanding anything to the contrary contained herein, Company (on behalf of itself and any of its Affiliates, directors, officers, employees, agents and representatives) hereby waives any rights or claims against any Debt Financing Source in connection with this Agreement, the Debt Commitment Letter, the Debt Financing, the Financing Agreements or in respect of any other document any of the transactions contemplated hereby or thereby or theory of law or equity (whether in tort, contract or otherwise) or in respect of any oral or written representations made or alleged to be made in connection herewith or therewith and Company (on behalf of itself and any of its Affiliates, directors, officers, employees, agents and representatives) agrees not to commence any action or proceeding against any Debt Financing Source in connection with this Agreement, the Debt Commitment Letter, the Debt Financing, the Financing Agreements or in respect of any other document or any of the transactions contemplated hereby or thereby or theory of law or equity and agrees to cause any such action or proceeding asserted by Company (on behalf of itself and any of its Affiliates, directors, officers, employees, agents and representatives) in connection with this Agreement, the Debt Commitment Letter, the Debt Financing, the Financing Agreements or in respect of any other document or any of the transactions contemplated hereby or thereby or theory of law or equity against any Debt Financing Source to be dismissed or otherwise terminated. In furtherance and not in limitation of the foregoing waiver, it is acknowledged and agreed that no Debt Financing Source shall have any liability for any claims or damages to the Company in connection with this Agreement, the Debt Commitment Letter, the Debt Financing, the Financing Agreements or the transactions contemplated hereby or thereby. The provisions of this Section 9.3(h) shall inure to the benefit of, and be enforceable by, each Debt Financing Source, its Affiliates and their respective successors and permitted assigns, each of which is hereby intended to be an express third party beneficiary of this Section 9.3(h).

Section 9.4 Amendment. Subject to compliance with applicable Law, this Agreement may be amended by mutual agreement of the Parties hereto by action taken or authorized by the Company Board and the Parent Board, respectively, at any time before or after receipt of the Company Stockholder Approval and prior to the Merger Effective Time; provided that after the Company Stockholder Approval has been obtained, there shall not be (a) any amendment of this Agreement that changes the amount or the form of the consideration to be delivered under this Agreement to the holders of Company Common Stock, or which by applicable Law requires the further approval of the stockholders of Company without such further approval of such stockholders, or (b) any amendment or change not permitted under applicable Law; provided further that no Party shall be entitled to amend or waive this Section 9.4 or Section 9.2, Section 9.3(d), Section 9.3(h), Section 10.5, Section 10.7, Section 10.8, Section 10.9, Section 10.10 or Section 10.11 in any manner adverse to any Debt Financing Source without the prior written consent of such Debt Financing Source. This Agreement may not be amended except by an instrument in writing signed by each of the Parties.

ARTICLE 10

GENERAL PROVISIONS

Section 10.1 Nonsurvival of Representations and Warranties and Certain Covenants. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations and warranties, shall survive the Closing. The covenants to be performed prior to or at the Closing, including any rights arising out of any breach of such covenants, shall terminate at the Closing. This Section 10.1 shall not limit any covenant or agreement of the Parties that by its terms contemplates performance after the Closing.

Section 10.2 Notices. All notices, requests, claims, consents, demands and other communications under this Agreement shall be in writing and shall be deemed given on the date of actual delivery if delivered personally, sent by overnight courier (providing proof of delivery) to the Parties or sent by e-mail with a pdf attachment

(providing confirmation of transmission) at the following addresses or e-mail addresses (or at such other address or e-mail addresses for a Party as shall be specified by like notice):

(a)	if to Company to:

Industrial Income Trust Inc.

518 Seventeenth Street, 17th Floor

Denver, CO 80202

Attn: Evan Zucker and Dwight Merriman

email: ezucker@blackcreekcapital.com

           dmerriman@industrialincome.com

with a copy (which shall not constitute notice) to:

Industrial Income Trust Inc.

518 Seventeenth Street, 17th Floor

Denver, CO 80202

Attn: Tom McGonagle and Josh Widoff

email: tmcgonagle@industrialincome.com

           jwidoff@blackcreekcapital.com

and to:

Hogan Lovells US LLP

555 13th Street NW

Washington, DC 20004

Attn: David Bonser and Bruce Gilchrist

email: david.bonser@hoganlovells.com

           bruce.gilchrist@hoganlovells.com

(b)	if to Parent to:

c/o Global Logistic Properties Limited

501 Orchard Road #08-01 Wheelock Place

Singapore 238880

Attn: Ralf Wessel, Mark Tan & Alan Yang

email: rwessel@glprop.com; mhtan@glprop.com; ayang@glprop.com

and

c/o GLP US Management LLC

Two North Riverside Plaza, Suite 2350

Chicago, IL 60606

Attn: Neil Klein

email: nklein@glprop.com

with copies (which shall not constitute notice) to:

Morrison & Foerster LLP

2000 Pennsylvania Avenue, NW

Washington, DC 20006-1888

Attn: David P. Slotkin

email: DSlotkin@mofo.com

and

Morrison & Foerster (Singapore) LLP

50 Collyer Quay

#12-01 OUE Bayfront

Singapore 049321

Attn: Eric J. Piesner

email: EPiesner@mofo.com

Section 10.3 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced under any present or future Law or public policy in any jurisdiction, as to that jurisdiction, (a) such term or other provision shall be fully separable, (b) this Agreement shall be construed and enforced as if such invalid, illegal or unenforceable provision had never comprised a part hereof, (c) all other conditions and provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable term or other provision or by its severance herefrom so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party, and (d) such terms or other provision shall not affect the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced in any jurisdiction, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

Section 10.4 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall be deemed one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered (by telecopy, electronic delivery or otherwise) to the other Parties. Signatures to this Agreement transmitted by electronic mail in “portable document form” (“pdf”), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.

Section 10.5 Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the Exhibits and the Company Disclosure Letter), the Guarantee and the Confidentiality Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter of this Agreement. This Agreement is not intended to and shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns, except for the provisions of Section 3.1 (which, from and after the Merger Effective Time, shall be for the benefit of holders of shares of Company Common Stock immediately prior to the Merger Effective Time), Section 3.5 (which, from and after the Merger Effective Time, shall be for the benefit of holders of shares of Company Restricted Stock), Section 7.5 (which, from and after the Merger Effective Time shall be for the benefit of the Indemnified Parties) and this Section 10.5, Section 9.2, Section 9.3(g), Section 10.7, Section 10.8, Section 10.9, Section 10.10 and Section 10.11 (which shall be for the benefit of the Debt Financing Sources, their respective Affiliates and their respective successors and permitted assigns who are intended third party beneficiaries thereunder). The representations and warranties in this Agreement are the product of negotiations among the Parties and are for the sole benefit of the Parties. Any inaccuracies in such representations and warranties are subject to waiver by the Parties in accordance with Section 10.6 without notice or liability to any other Person. The representations and warranties in this Agreement may represent an allocation among the Parties of risks associated with particular matters regardless of the knowledge of any of the Parties. Accordingly, persons other than the Parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

Section 10.6 Extension; Waiver. At any time prior to the Merger Effective Time, the Parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other Parties hereto,

(b) waive any inaccuracies in the representations and warranties of the other Party contained in this Agreement or in any document delivered pursuant to this Agreement, or (c) subject to the requirements of applicable Law, waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party. The failure of any Party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

Section 10.7 Governing Law. This Agreement, and all claims or causes of actions (whether at Law, in contract or in tort) that may be based upon, arise out of or related to this Agreement or the negotiation, execution or performance of this Agreement, shall be governed by, and construed in accordance with, the laws of the State of Maryland without giving effect to its conflicts of laws principles (whether the State of Maryland or any other jurisdiction that would cause the application of the Laws of any jurisdiction other than the State of Maryland). Notwithstanding the foregoing, each of the Parties agrees that (a) any interpretation of any commitment letters, including the Debt Commitment Letter, related to the Debt Financing and all matters relating thereto shall be governed by and construed in accordance with the domestic Laws of the State of New York, without giving effect to any choice of Law or conflict of Law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of New York, and (b) that the provisions of Section 10.11 regarding a waiver of jury trial shall apply to any such action, proceeding, cross-claim or third party claim.

Section 10.8 Consent to Jurisdiction.

(a) Each Party irrevocably agrees (i) to submit itself to the exclusive jurisdiction of the Business and Technology Case Management Program of the Circuit Court for Baltimore City, Maryland (the “Maryland Courts”) for the purpose of any Action (whether based on contract, tort or otherwise), directly or indirectly, arising out of or relating to this Agreement or the transactions contemplated by this Agreement or the actions of the Parties in the negotiation, administration, performance and enforcement of this Agreement, (ii) that it will not attempt to deny or defeat such jurisdiction by motion or other request for leave from any such court, (iii) that it will not bring any Action relating to this Agreement or the transactions contemplated by this Agreement or the actions of the parties hereto in the negotiation, administration, performance and enforcement of this Agreement in any court other than the Maryland Courts, and (iv) that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

(b) Notwithstanding anything in Section 10.8(a) to the contrary, each of the Parties agrees that it will not bring or support any legal action, suit or proceeding (whether at law, in equity, in contract, in tort or otherwise) against any Debt Financing Source in any way relating to this Agreement or any of the transactions contemplated by this Agreement (including any related financing), including any dispute arising out of or relating in any way to the Debt Commitment Letter or the performance thereof, in any forum other than any New York State court or federal court sitting in the County of New York and the Borough of Manhattan (and appellate courts thereof).

Section 10.9 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned or delegated, in whole or in part, by operation of Law or otherwise by any of the Parties without the prior written consent of the other Parties and any attempt to make any such assignment without such consent shall be null and void; provided that (y) Parent may assign all or any of its rights and obligations hereunder to one or more Affiliates of Parent or to one or more entities in which Parent or an Affiliate of Parent directly or indirectly invests and (z) each of Parent and Merger Sub may assign all or any of its rights under this Agreement to its financing sources as collateral security; provided further that no such assignment, delegation or other transfer of rights or obligations by Parent shall relieve Parent of any liability or obligation hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.

Section 10.10 Specific Performance. The Parties agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that, prior to the termination of this Agreement pursuant to Article 9, each Party shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement, in addition to any other remedy to which such Party is entitled at Law or in equity. Notwithstanding the foregoing, the Parties agree that Company shall not be entitled to an injunction or injunctions to enforce specifically the Debt Financing or the closing of any of the transactions contemplated hereby (including the Debt Financing) in accordance with Article 8 hereof and that the sole and exclusive remedy of Company relating to the failure of Parent and Merger Sub to consummate any of the transactions contemplated hereby shall be the remedies set forth in Section 9.3 and the Guarantee.

Section 10.11 Waiver of Jury Trial. EACH PARTY IRREVOCABLY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (INCLUDING WITH RESPECT TO THE DEBT COMMITMENT LETTER OR THE PERFORMANCE THEREOF). EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 10.11.

Section 10.12 Authorship. The Parties agree that the terms and language of this Agreement are the result of negotiations between the Parties and their respective advisors and, as a result, there shall be no presumption that any ambiguities in this Agreement shall be resolved against any Party. Any controversy over construction of this Agreement shall be decided without regard to events of authorship or negotiation.

Section 10.13 Non-Recourse. Notwithstanding anything that may be expressed or implied in this Agreement or any document or instrument delivered in connection herewith, by execution hereof, each of the Parties covenants, agrees and acknowledges it has no, and no other Person has any, rights of recovery whatsoever under this Agreement against, or any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, any transaction under or in connection with this Agreement, or in respect of any representations (whether written or oral) made or alleged to be made in connection herewith, against, and no personal liability whatsoever shall attach to, be imposed upon or be incurred by, any former, current or future equity holders, controlling persons, directors, officers, employees, agents, advisors, representatives, Affiliates, members, managers or general or limited partners of any of the Parties or any former, current or future stockholder, controlling person, director, officer, employee, general or limited partner, member, manager, advisors, representatives, Affiliate or agent of any of the foregoing (each a “Non-Recourse Party”), through such Party or otherwise, whether by or through attempted piercing of the corporate veil, by or through a claim by or on behalf of such Party or otherwise against any Non-Recourse Party, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute, regulation or applicable Law, or otherwise, in each case, other than rights of recovery and claim that a Party has (a) against another Party (or its successors or assigns, including the Liquidating Entity) pursuant to the terms of this Agreement, or any agreement entered into pursuant to this Agreement, including the Contribution Agreement, Purchase Agreement and the Transition Services Agreement, (b) from Guarantor (but not any other Non-Recourse Party) under the Guarantee, and (c) in respect of the Confidentiality Agreement or the Access Agreement (the claims described in clauses (a), (b), and (c), the “Non-Prohibited Claims”). Each of the Parties hereby covenants and agrees that it shall not institute, and it shall cause its Affiliates not to institute, any proceeding or bring any other claim arising under, or in connection with, this Agreement or the transactions contemplated thereby, except for Non-Prohibited Claims.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their respective duly authorized officers, all as of the date first written above.

WESTERN LOGISTICS LLC

By:	/s/ Stephen Kent Schutte
	Name:	Stephen Kent Schutte
	Title:	An Authorized Person

WESTERN LOGISTICS II LLC

By:	/s/ Stephen Kent Schutte
	Name:	Stephen Kent Schutte
	Title:	An Authorized Person

INDUSTRIAL INCOME TRUST INC.

By:	/s/ Thomas McGonagle
	Name:	Thomas McGonagle
	Title:	Chief Financial Officer

[Signature Page to the Agreement and Plan of Merger]

Exhibit A

Form of Company REIT Qualification Opinion

                    , 2015

Ladies and Gentlemen:

We are acting as special tax counsel to Industrial Income Trust, Inc., a Maryland corporation (the “Company”), in connection with the merger of the Company with and into [Merger Sub], a Delaware limited liability company and a direct wholly-owned subsidiary of Western Logistics II, LLC, a Delaware limited liability company (respectively “Merger Sub” and “Parent”), with Merger Sub as the surviving company in the merger (the “Merger”). The Merger will be consummated pursuant to the Agreement and Plan of Merger, dated as of July 28, 2015 (the “Merger Agreement”). This opinion letter is being delivered pursuant to Section 7.2(f) of the Merger Agreement. We are rendering this opinion letter regarding the qualification of the Company as a real estate investment trust (“REIT”) under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”). All capitalized terms used herein and not defined herein shall have the same meanings ascribed to them in the Merger Agreement.

In preparing this opinion letter, we have reviewed and are expressly relying upon (without any independent investigation or review thereof) the truth and accuracy of the factual statements, representations and warranties, and covenants contained in (i) the Merger Agreement (including any exhibits and schedules thereto), (ii) the tax representation letters of the Company delivered to us for purposes of this opinion letter (the “Officer’s Certificate”), and (iii) such other documents and corporate records as we have deemed necessary or appropriate for purposes of this opinion letter or otherwise have considered relevant to our analysis. Our opinion letter is based solely on the information and representations in such documents.

For purposes of this opinion letter, we have assumed (i) the Merger will be consummated in the manner contemplated by, and in accordance with the provisions of, the Merger Agreement, the Merger will be effective under the laws of each of the State of Maryland and the State of Delaware and each of the parties to the Merger Agreement will comply with all reporting obligations with respect to the Merger required under the Code and the Treasury Regulations thereunder; (ii) the genuineness of all signatures on documents we have examined; (iii) the authenticity of all documents submitted to us as originals; (iv) the conformity to the original documents of all documents submitted to us as copies; (v) the conformity, to the extent relevant to our opinions, of final documents to all documents submitted to us as drafts; (vi) the authority and capacity of the individual or individuals who executed any such documents on behalf of any person; (vii) due execution and delivery of all such documents by all the parties thereto; (viii) the compliance of each party with all material provisions of such documents, and (ix) the accuracy and completeness of all records made available to us.

Further, we have assumed, with your consent, that (i) the factual representations set forth in the Officer’s Certificate are true, accurate, complete and correct in all respects up to and including the effective date of the Merger, and no actions have been taken or will be taken which are inconsistent with such factual statements, descriptions, representations, warranties, or covenants which make any such descriptions, representations, warranties, or covenants untrue, incomplete or incorrect as of the effective date of the Merger; (ii) the Company and its subsidiaries have operated in a manner that make the representations contained in the Officer’s Certificate and the description of the Company and its subsidiaries and their proposed activities in the Registration Statement true for all periods through the effective date of the Merger, (iii) all factual statements, descriptions, representations, warranties, and covenants contained in any of the documents referred to herein (including, without limitation, the Officer’s Certificate) or otherwise made to us are true, complete and correct in all respects and will remain true, complete and correct in all respects up to and including the effective date of the Merger, and no actions have been taken or will be taken which are inconsistent with such factual statements, descriptions, representations, warranties, or covenants which make any such descriptions, representations, warranties, or covenants untrue, incomplete or incorrect as of the effective date of the Merger; (iv) any statements, representations or warranties made in any of the documents referred to herein qualified as to knowledge or belief or similarly qualified are true, complete and correct in all respects and will continue to be true, complete and correct in all respects at all times up to and including the effective date of the Merger, in each case without such qualification; and (each of the parties to the Merger Agreement will comply with all reporting obligations with respect to the Merger required under the Code and the Treasury Regulations thereunder.

Any inaccuracy in, or breach of, any of the aforementioned statements, representations, warranties, covenants, agreements or assumptions, could adversely affect our opinions. In particular, the failure of any of the aforementioned statements, representations, warranties, covenants, agreements or assumptions to be true as of the effective date of the Merger could cause the opinions set forth below to be invalid. Similarly, any change in applicable law between the date hereof and the effective date of the Merger could also cause the opinions set forth below to be invalid. No ruling has been or will be sought from the Internal Revenue Service by any party to the Merger Agreement as to the United States federal income tax consequences of any aspect of the Merger.

For purposes of our opinions set forth herein, although we have discussed the Officer’s Certificate with the signatories thereto, we have not made an independent investigation of the facts, representations, and covenants set forth in the Officer’s Certificate or in any other document, including, without limitation, representations relating to the sufficiency of distributions made to shareholders for the Company’s short taxable year ending on the date of the Merger. Consequently, we have assumed, and relied on the Company’s representations, that the information presented in the Officer’s Certificate and other documents accurately and completely describe all material facts relevant to our opinion. We have assumed that such representations are true without regard to any qualification as to knowledge or belief. Our opinions are conditioned on the continuing accuracy and completeness of such statements, representations and covenants. Any material change or inaccuracy in the facts referred to, set forth, or assumed herein or in the Officer’s Certificate may affect our conclusions set forth herein.

The opinions expressed herein are given as of the date hereof and are based upon the Code, the U.S. Treasury regulations promulgated thereunder, current administrative positions of the U.S. Internal Revenue Service and existing judicial decisions, any of which could be changed at any time, possibly on a retroactive basis. Any such changes could adversely affect the opinions rendered herein. In addition, as noted above, our opinions are based solely on the documents that we have examined and the representations that have been made to us and cannot be relied upon if any of the facts contained in such documents or in such additional information is, or later becomes, inaccurate or if any of the representations made to us are, or later become, inaccurate. We are not aware, however, of any facts or circumstances contrary to or inconsistent with the information, assumptions, and representations we have relied on for purposes of this opinion. Our opinions are limited to the U.S. federal income tax matters specifically covered herein. We have not opined on any other tax consequences to the Company or any other person. Further, we express no opinion with respect to other federal laws or the laws of any other jurisdiction.

Based on the foregoing, and subject to the assumptions and qualifications set forth herein, we are of the opinion that for all taxable periods commencing with its taxable year ended December 31, 2010 through its taxable year ended December 31, 2014, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and for the period beginning January 1, 2015 and ending with the Closing, its organization and method of operation has enabled it to meet the requirements for qualification and taxation as a REIT under the Code.

Utilizing any savings provisions could require the Company to pay significant penalty or excise taxes. An opinion of counsel merely represents counsel’s best judgment with respect to the probable outcome on the merits and is not binding on the Internal Revenue Service or the courts. There can be no assurance that positions contrary to our opinion will not be taken by the Internal Revenue Service or that a court considering the issues would not hold contrary to our opinion. No opinions other than those expressly contained herein may be inferred or implied. Also, we undertake no obligation to update this opinion letter, or to ascertain after the date hereof whether circumstances occurring after such date may affect the conclusions set forth herein. This opinion letter is being furnished to you in connection with the transactions contemplated by the Merger Agreement. This opinion letter may not be relied on by any other person or for any other purpose without our prior written consent.

Very truly yours,

GREENBERG TRAURIG, LLP

Exhibit B

Form of Transition Services Agreement

TRANSITION SERVICES AGREEMENT

by and among

[                    ],

and

[ACQUISITION ENTITIES]

Dated as of [                    ], 2015

TRANSITION SERVICES AGREEMENT, made as of [                    ], 2015 (this “Agreement”), by and among [                    ], a [                    ] (“Service Provider”), and [ACQUISITION ENTITIES] (each, a “NewCo”, and, collectively, together with the Company Entities and each NewCo’s Permitted Assignee, “Service Recipient”). Service Provider and Service Recipient are collectively referred to herein as the “Parties” and individually as a “Party”.

WITNESSETH:

WHEREAS, Affiliates of Service Provider have provided certain services to [Company], a Maryland corporation (“Company”), [Company LP], a Delaware limited partnership (“Company LP”), and Company LP’s subsidiaries (collectively, together with the Company and Company LP, the “Company Entities”);

WHEREAS, the Company and Parent have entered into that certain Agreement and Plan of Merger, dated [                    ], 2015 (the “Merger Agreement”), and consummated the transactions contemplated therein as of the date hereof (the “Commencement Date”);

WHEREAS, in connection with the transactions contemplated by the Merger Agreement, Service Provider and Service Recipient have determined to enter into this Agreement in connection with the provision of certain services to Service Recipient;

WHEREAS, capitalized terms used and not otherwise defined herein shall have the meaning ascribed to such terms in the Merger Agreement;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I

SERVICES

Section 1.01 Provision of Services. Upon the terms and subject to the conditions set forth in this Agreement, Service Provider will provide, cause to be provided or assist the Service Recipient in performing, commencing on the Commencement Date, the following services, together with those services set forth on Exhibit A, which may be updated from time to time by agreement of the Parties in accordance with the requirements of Section 10.12 (all such services set forth in this Section 1.01 and Exhibit A, together with the Additional Services (defined below), the “Services”). Service Provider shall:

(a) Provide, perform and assist the Service Recipient on behalf of the Company Entities with various administrative functions reasonably necessary for the management of the Company Entities, including: (i) providing for and assisting with, as requested by Service Recipient, administrative services and items, including in-house and outside legal services and other related services; (ii) collecting, processing and maintaining property level accounting data concerning the activities of the Company Entities in such form as shall be required to prepare and assist Service Recipient in its preparation of all periodic financial reports for the NewCo owners, or others as deemed reasonably necessary by any NewCo, for any regulatory agency, including annual financial statements; (iii) providing and assisting with tax and compliance services and risk management services and coordinating with appropriate third parties, including independent accountants and other consultants, on related tax matters; (iv) providing and assisting with all property level reporting, record keeping, internal controls and similar matters; and (v) maintaining technology infrastructure to support the functions set forth herein consistent with the technology infrastructure Service Provider maintained immediately prior to the Commencement Date;

(b) create reports as requested by Service Recipient, where appropriate, concerning the investments of the Company Entities in real properties and other related assets, including with respect to potential dispositions;

(c) assist the Company Entities with cash management services, as requested;

(d) provide, and assist with, asset management services relating to the Company Properties, all as set forth on Exhibit A hereto;

(e) assist with lease management services consistent with past practices, including the use of third-party brokers for each facility in accordance with the terms of this Agreement, all as set forth on Exhibit A hereto;

(f) [intentionally omitted];

(g) provide on or before the second Business Day of each month (with the cutoff date being the twentieth day of the prior month) in a form as reasonably required and detailed in advance from time to time by Service Recipient, the statements and the other reports listed in Exhibit A; provided, that, Service Provider further agrees to utilize Yardi accounting or reporting software in performing its accounting and reporting functions hereunder; and

(h) do all things reasonably necessary to assist in the transition of the business to the NewCos as contemplated by the Merger Agreement, prior to or at the conclusion of the Term, and to assist the Company Entities’ ability to render the services described in this Agreement.

Notwithstanding the list of services included in this Section 1.01 or set forth on Exhibit A and the last sentence of Section 10.06, Service Provider and its Affiliates shall not be required to provide any services to Service Recipient or its Affiliates with respect to securities (under international, U.S. federal or state securities laws).

In addition to the provisions set forth in this Section 1.01 and Exhibit A, the Parties acknowledge and agree that: (a) it is impracticable to create an exhaustive list of Services needed to facilitate an orderly transition of the Company Entities to Parent and, accordingly, the Services set forth above and set forth on Exhibit A present general outlines of the scope of the Services to be provided by Service Provider; and (b) the Parties will act in good faith and reasonably cooperate with one another in connection with the provision of the Services. If, at any time during the Term, Service Recipient becomes aware of any other service that it deems is reasonably necessary or desirable for the operation of the business, then Service Recipient shall notify Service Provider in writing of such additional service request, and the Parties shall use commercially reasonable efforts to agree on the scope, terms and duration of, and fees associated with, any such additional services (“Additional Services”). Except as otherwise agreed between the Parties, Service Provider’s performance of Additional Services shall be governed by the terms of this Agreement, in all respects. For all purposes hereunder, the term “Services” shall also be deemed to include any “Additional Services.”

Section 1.02 Term of Agreement and Services. This Agreement shall become effective on the Commencement Date and shall remain in force for a period of one (1) year following the Commencement Date (the “Initial Term”); provided, that, the term of the Agreement or any Service (or any portion thereof) may be earlier terminated pursuant to Article IX; provided, further, that, the term of the Agreement solely with respect to the Lease Management Services shall be automatically extended for an additional six (6) month period following the expiration of the Initial Term if Service Provider has not satisfied the terms and conditions necessary for the payment of the maximum aggregate amount of the Lease Management Fees as of the expiration date of the Initial Term (the, “Extended Term”, and together with the Initial Term, the “Term”). This Agreement will terminate, without additional notice from either Party, on the last date of the Initial Term or Extended Term, as applicable, except as set forth in Section 9.03.

Section 1.03 Standard of Service.

(a) Service Provider agrees that in providing the Services under this Agreement, it will: (i) provide the Services to Service Recipient in a substantially similar manner and provide substantially the same level of service and degree of care and diligence, as the Services (A) were provided to the Company Entities in the 12-month period immediately prior to the Commencement Date and (B) are provided to the Service Provider’s Affiliates; (ii) act in all material respects with the care, skill, loyalty, prudence and diligence under the circumstances then prevailing that a first class manager or service provider experienced in such matters would use in the conduct of a similar enterprise; (iii) discharge its duties with respect to Service Recipient in accordance with applicable law; (iv) act in good faith; and (v) provide the Services in accordance with the scope, quality and other material service levels and standards set forth on Exhibit A, as applicable. Notwithstanding the foregoing, Service Provider shall not: (x) be required to provide any Services with a greater standard of care than that with which Service Provider and its Affiliates provide services to their respective Affiliates and internal organization; and (y) owe any fiduciary duty or obligation to Service Recipient or its Affiliates.

(b) All Services provided hereunder shall be principally provided by Service Provider as set forth herein; provided, that, all Services shall be subject to general oversight by Service Recipient, and, where noted, subject to the prior approval of Service Recipient. This Agreement provides no authority for Service Provider to bind Service Recipient or any Company Entity to any agreement, arrangement or other action. In all instances, Service Provider shall bring any potential written agreement underlying any Service to Service Recipient for discussion with, and approval by, Service Recipient.

(c) Service Provider shall not sub-contract or delegate any or all of its managerial responsibilities under this Agreement to a third party without the prior written consent of Service Recipient, which consent may be withheld in Service Recipient’s sole discretion. Notwithstanding the preceding sentence, with respect to each of the Company Properties, upon request of Service Recipient, Service Provider shall assist Service Recipient’s sub-contracted property management, leasing and similar service providers. In providing such assistance, Service Provider shall assist in facilitating the operational effectiveness of such property management, leasing and similar service providers on behalf of Service Recipient. As part of the Services, Service Provider, upon the request of Service Recipient, shall arrange for and coordinate certain services of other professionals and consultants that may be reasonably required from time to time in connection with the Services.

(d) Service Provider or Service Recipient shall promptly notify Service Recipient or Service Provider, as applicable, of any event or circumstance of which such Party or any of its representatives has knowledge that causes, or is reasonably likely to cause, a material disruption in the Services.

Section 1.04 Right to Suspend Services. Service Provider shall not be required to provide all or any part of any particular Service or Services to the extent the performance of such Service or Services would require Service Provider to violate any applicable laws, governmental rules or regulations; provided, that, no Party will enter into a contract that would prohibit Service Provider from providing the Services hereunder; provided, further, that, any such non-provision of Services will apply (a) only to the extent reasonably necessary for Service Provider to address the issue raised, (b) to the extent practicable, only after Service Provider has applied commercially reasonable efforts to reduce the amount and/or effect of any such restrictions, and (c) as soon as reasonably practicable upon learning of such issue at which time Service Provider shall deliver written notice thereof to Service Recipient.

Section 1.05 Staffing, Supervision and Compensation.

(a) In providing the Services, Service Provider may use the personnel and resources of Service Provider and its Affiliates. To the extent that third parties, including but not limited to third-party property managers and leasing brokers, are reasonably necessary for the provision of certain Services hereunder, Service Provider shall manage such third parties in the provision of such Services; provided, that, Service Recipient shall enter into new arrangements with such third parties and Service Recipient shall pay directly all costs and expenses incurred in connection with the engagement and services of such third parties.

(b) Except as set forth elsewhere in this Agreement, Service Provider shall have sole authority, discretion and responsibility to select, employ, pay, supervise, direct and discharge all of the personnel providing Services hereunder, provided the Services are otherwise in compliance with the express requirements of this Agreement. Except as otherwise set forth in Section 1.05(c) and Exhibit A, Service Recipient acknowledges and agrees that it has no right to require or specify that any particular individual perform any of the Services, nor does it have a right to prohibit any individual from performing any of the Services so long as such individual is or has historically been performing comparable services for Service Provider or any of its Affiliates.

(c) The Parties hereby designate Thomas McGonagle as Service Provider’s services manager (Thomas McGonagle, or any other person mutually agreed upon by Service Provider and Service Recipient, the “Services Manager”). The Services Manager will be directly responsible for coordinating and managing the delivery of the Services hereunder. In addition to the Services Manager, Exhibit A sets forth the primary contact and supervisor for certain functional areas of Services being provided hereunder.

(d) Service Provider shall be solely responsible for the payment of all employee benefits and any other direct and indirect compensation for Service Provider personnel assigned to perform the Services, as well as such personnel’s worker’s compensation insurance, employment taxes, and other applicable employer liabilities relating to such personnel as required by law. Service Provider shall be an independent contractor in connection with the performance of Services hereunder for any and all purposes (including, but not limited to, federal or state tax purposes), and the employees performing Services in connection herewith shall not be deemed to be employees or agents of Service Recipient.

Section 1.06 Security; Systems Compliance; Notification of Security Breaches.

(a) Service Provider will maintain or cause to be maintained (and may reasonably upgrade without adversely affecting the connectivity with, functionality of or compatibility with the systems of Service Recipient) its physical, information and other security practices and policies in effect throughout the Term. Service Provider and Service Recipient will maintain or cause to be maintained reasonable security measures with respect to any interfaces required between Service Provider and Service Recipient in connection with the Services.

(b) At all times during the Term, Service Provider will not knowingly or negligently introduce, and will take commercially reasonable measures to prevent the introduction of, into Service Provider’s or Service Recipient’s computer systems, databases, or software any viruses or any other contaminants (including, but not limited to, codes, commands, instructions, devices, techniques, bugs, web bugs, or design flaws) that may be used to access (without authorization), alter, delete, threaten, infect, assault, vandalize, defraud, disrupt, damage, disable, inhibit, or shut down another Party’s computer systems, databases, software, or other information or property. Additionally, Service Provider will not tamper with, knowingly or negligently compromise, or attempt to circumvent any physical or electronic security or audit measures employed by Service Recipient in the course of its business operations, and/or knowingly or negligently compromise the security of Service Recipient’s computer systems and/or networks.

(c) Service Provider shall reasonably cooperate with Service Recipient and shall cause Service Provider’s Affiliates to reasonably cooperate (i) in notifying Service Recipient of any Security Breach affecting Service Provider or Service Recipient and (ii) in any investigation and mitigation efforts relating to such Security Breaches. As used herein, “Security Breach” means unauthorized access to or disclosure of computerized data that compromises the security, confidentiality or integrity of any Confidential Information maintained by a Party.

(d) Service Recipient shall use commercially reasonable efforts to maintain or establish, and cause its directors, officers, other employees, personnel and agents to comply with, reasonable security measures, as well as all necessary physical, information and other security practices and policies. Service Provider shall have no liability for any Security Breach to the extent arising out of Service Recipient’s failure to comply with this Section 1.06(d).

Section 1.07 Affiliates. Each Party shall cause its respective Affiliates who provide, grant or receive Services or other benefits or rights under this Agreement to perform all of such Affiliates’ obligations under this Agreement.

Section 1.08 Disputes. In the event a dispute arises concerning a Service or payment for the Services, prior to pursuing dispute resolution as set forth in Section 10.05 hereof, the Parties must meet and attempt in good faith to resolve the dispute in accordance with the following procedure. Prior to seeking relief or withholding payment for the Services, a Party must first notify the other Party of the dispute by submitting in writing an outline of its position regarding the dispute, attaching relevant documentation to support its position and requesting a meeting with the other Party within five (5) Business Days of such notice. In response, the other Party shall submit to that Party an outline of its position, attaching relevant documentation to support its position, within five (5) Business Days of its receipt of such notice. Responsible, authorized employees from each Party shall then meet and attempt in good faith to resolve the dispute for at least ten (10) days. If the dispute is not resolved within such ten (10) day period, then the Parties may seek all remedies provided under this agreement in accordance with Section 10.05 hereof.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.01 Service Provider represents and warrants to Service Recipient that:

(a) it is duly organized and validly existing under the laws of [                    ]. It has all requisite power and authority to enter into and to perform its obligations under this Agreement;

(b) its execution, delivery and performance of this Agreement has been duly authorized, and does not and will not (i) violate any law, rule, regulation, order, or decree applicable to it, (ii) violate its organizational documents, (iii) conflict with any agreement, mortgage, bond or other instrument or treaty to which it is a party or which is binding upon it or any of its assets or (iv) give rise or be subject to any claims which may have the effect of preventing, delaying, making illegal or otherwise interfering with this Agreement;

(c) this Agreement constitutes a legal and binding obligation, enforceable against it in accordance with its terms, except to the extent that enforcement of the rights and remedies created hereby is subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application affecting the rights and remedies;

(d) there is no litigation pending or threatened to which it is a party that, if adversely determined, would have a material adverse effect on the transactions contemplated in this Agreement or on its financial condition, prospects, or business;

(e) it is duly qualified to do business in each jurisdiction in which it conducts its business and has obtained all licenses, approvals and exemptions required for the conduct of such business in such jurisdictions and has obtained and maintains in full force and effect all necessary licenses, permits and qualifications that are required for Service Provider to provide the Services;

(f) it owns or has a valid license to all intellectual property rights necessary to perform its obligations under this Agreement; and

(g) it has the necessary personnel and facilities, as well as adequate and proper internal control systems, to perform its obligations under this Agreement.

ARTICLE III

PAYMENTS; TAX MATTERS

Section 3.01 Compensation and Other Payments.

(a) Service Recipient shall pay twenty-five million dollars ($25,000,000) to Service Provider for the Services set forth herein and on Exhibit A in equal quarterly installments for the duration of the Initial Term (the “Base Fees”).

(b) Service Recipient shall also pay up to an additional maximum aggregate amount of ten million dollars ($10,000,000) (the “Lease Management Fees”) to Service Provider in connection with certain of the Services relating to the individual properties identified on Schedule A (the “Lease Management Services”). All or the applicable portion of the Lease Management Fees shall be payable as follows:

(1) The Lease Management Fee allocable to a particular space at a property identified on Schedule A shall become payable upon the execution of a lease for such space that has (A) starting rents of at least ninety percent (90%) of the starting rents identified for such space on Schedule A with market annual rent increases, (B) tenant improvement costs not in excess of one-hundred and fifteen percent (115%) of the specified tenant improvement amount for such space identified on Schedule A, (C) total commissions payable to all brokers for a given lease not to exceed the percentage identified for such space identified on Schedule A, (D) a lease term of at least the number of years identified for such space identified on Schedule A, and (E) a tenant with a credit profile and use requirement that is reasonably appropriate for the applicable space in question (collectively, the “Target Leasing Guidelines”); provided, that, notwithstanding whether a specific lease satisfies the Target Leasing Guidelines, Lease Management Fees shall be payable upon the completion of each of the following with respect to an individual property set forth on Schedule A: (A) the execution by a tenant of a lease for a particular space at the applicable property identified on Schedule A that has been approved in advance by Service Recipient and (B) the delivery of such executed lease by the applicable tenant to Service Recipient prior to the expiration of Term; provided, further, that, (A) Service Provider shall present any and all written offers for a potential lease to Service Recipient for review regardless of whether such terms are within the Target Leasing Guidelines and (B) Service Recipient shall have the sole and absolute discretion over whether to accept or reject a proposed lease transaction; or

(2) The aggregate unpaid amount of the Lease Management Fee shall become payable if either of the following conditions are satisfied: (i) in any completed period of six (6) consecutive calendar months during the Term, the average percent leased for all of the Company Properties taken as a whole during such period equals or exceeds ninety-four percent (94%), or (ii) on the last day of the Term, the percent leased for all of the Company Properties taken as a whole equals or exceeds ninety-five percent (95%). The average lease rate pursuant to Section 3.01(b)(2)(i) shall be calculated by averaging the lease rate in effect on the last calendar day of each calendar month for any applicable six (6) consecutive month period during the Term. For purposes of determining the applicable lease rate at any time during the Term, a Company Property shall be considered leased during the Term when a binding lease that is approved by Service Recipient is executed by a tenant and delivered to Service Recipient.

Section 3.02 Payment Terms.

(a) For the Base Fees, Service Provider shall provide quarterly invoices during the Initial Term beginning on [            ], 2015 and Service Recipient shall pay Service Provider within thirty (30) days of receipt of any such quarterly invoice.

(b) For the Lease Management Fees, Service Provider shall provide quarterly invoices during the Term beginning on [            ], 2015 and ending on the later of: (i) the expiration of the Term or (ii) Service Recipient’s payment in full of the maximum amount of the Lease Management Fees to Service Provider.

(1) Each quarterly invoice shall indicate the spaces in the properties set forth on Schedule A for which the terms and conditions of Section 3.01(b)(1) were achieved since the previous quarterly invoice (or, with respect to the first invoice, at any time prior thereto); and Service Recipient shall pay Service Provider within thirty (30) days of receipt of each such quarterly invoice the allocable portion of the “Aggregate Property Fixed Fee” (as such term is set forth on Schedule A, the “Aggregate Property Fixed Fee”) for each such property so indicated in such quarterly invoice; provided, that, if Service Recipient rejects a lease presented by Service Provider pursuant to Section 3.01(b)(1) and Service Recipient subsequently executes a lease for the same applicable property set forth on Schedule A with the same tenant or an Affiliate of such tenant within three (3) months following the date of the original rejection by Service Recipient, on terms that, when taken as a whole, represent not less than ninety percent (90%) of the economic value of the rejected lease, Service Recipient shall promptly pay Service Provider the allocable portion of the Aggregate Property Fixed Fee for any such property.

(2) If, at any time prior to the end of the Term, any of the conditions set forth in Section 3.01(b)(2) is achieved, Service Provider shall so indicate in the next quarterly invoice provided to Service Recipient pursuant to this Section 3.02(b), and Service Recipient shall pay Service Provider within thirty (30) days of receipt of such invoice the full unpaid balance of the maximum amount of the Lease Management Fees.

(c) Any amounts not paid within such thirty (30) day period, as set forth above, shall, unless and to the extent disputed in good faith, accumulate interest at the rate of ten percent (10%) per annum or the maximum lawful rate, whichever is less.

Section 3.03 Reimbursement. The Parties acknowledge and agree that Service Provider will provide notice to Service Recipient of any upgrades (including but not limited to any accounting or reporting software or programs) that will be required to provide the Services. If such equipment is dedicated or used solely by Service Recipient and/or its Affiliates and is available for Service Recipient and/or its Affiliates to keep upon termination of this Agreement, Service Recipient will pay all costs associated therewith; provided, that, Service Recipient shall have approved of such upgrade. In addition, Service Provider shall be entitled to prompt reimbursement, within thirty (30) days, of any out of pocket costs and expenses paid to third parties that Service Provider incurs in connection with providing the Services; provided, that, Service Recipient shall have approved of such out of pocket costs and expenses.

Section 3.04 Set Off. Payments required to be made to Service Provider by Service Recipient of any amounts due or to become due pursuant to this Agreement shall not be subject to reduction or setoff for any liability of any nature of Service Provider or its Affiliates to Service Recipient.

Section 3.05 Service Taxes. Service Recipient shall pay all sales, service, valued added, use, excise, occupation, and other similar taxes and duties (together in each case with all interest, penalties, fines and additions thereto), with the exception of any federal, state, local or foreign income taxes of that are assessed against Service Provider on the provision of Services as a whole, or any particular Service, received by Service Recipient pursuant to the terms of this Agreement.

ARTICLE IV

COOPERATION; ACCESS TO INFORMATION

Section 4.01 Compliance with Laws and Standards. Each Party shall comply in all material respects with (i) all laws, regulations and orders applicable to it in the conduct of the activities contemplated hereby and (ii) applicable standards, procedures, policies, operating guidelines, practices and instructions set forth on Exhibit A describing the relevant Services.

Section 4.02 Access to Assets; Information. Subject to the confidentiality provisions set forth in Article V below, during the Term, Service Provider shall reasonably provide, upon written request, any data or other information within Service Provider’s possession that Service Recipient reasonably requests (i) in connection with any legal actions, claims, arbitrations, complaints, investigations or proceedings (whether pending or threatened in writing), involving Service Provider, related to the Services or the assets associated with provision of such Services, (ii) to comply with requirements imposed on Service Recipient by a governmental authority; or (iii) for use by Service Recipient to satisfy audit, accounting, tax or similar requirements.

Section 4.03 Legal Actions.

(a) Within five (5) Business Days of any Party becoming a party to, or threatened in writing with, or otherwise receiving written notice of, any legal or regulatory proceeding or investigation (including third party claims and inquiries or complaints from any federal agency, state attorney general’s office, Better Business Bureau or similar organization) (in each case, a “Proceeding”) arising out of or in connection with the Services provided hereunder, it is agreed that such Party will promptly provide written notification of such event to the other relevant Party and, to the extent reasonably requested or appropriate, the other Party will cooperate with such Party to defend, settle, compromise or otherwise resolve such Proceeding; provided, that, any reasonable out-of-pocket costs incurred by the other Party related to its cooperation shall be borne by the Party against whom the Proceeding has been brought.

(b) No Party shall have the authority to institute, prosecute or maintain any Proceeding on behalf of another Party without the prior written consent of the other Party.

(c) The Parties agree to the extent reasonably necessary to cooperate and consult in the defense and settlement of any threatened or filed third party action, claim or dispute which jointly involves any Party or any of their Affiliates and which relates primarily to the Services provided by or to the Parties (“Third Party Action”). In addition, each Party will use commercially reasonable efforts to provide assistance to any other Party with respect to any Third Party Action, and to make available to such other Party’s directors, officers, other employees and agents of such assisting Party as witnesses in legal, administrative or other proceedings. The Party providing information, consulting or witness services under this Section shall be entitled to reimbursement for any reasonable out-of-pocket costs incurred under this Section 4.03(c).

Section 4.04 Privilege. No Party will be required to provide any information or access pursuant to this Agreement if the provision of such information or access would serve as a waiver of any Privilege afforded such information.

ARTICLE V

CONFIDENTIALITY AND COMPETITION

Section 5.01 Confidential Information.

(a) Service Provider may receive (or otherwise have access to) Confidential Information of the Service Recipient (both orally and in writing) in connection with this Agreement, including with respect to Services. “Confidential Information” means any information, whether or not designated or containing any marking such as “Confidential,” “Proprietary,” or some similar designation, related to Service Recipient and its services, properties, business, assets and financial condition, whether or not disclosed to Service Provider or its Affiliates by Service Recipient (or its Affiliates), whether obtained before or after the execution of this Agreement, relating to the business, finances, technology or operations of Service Recipient or its Affiliates. Such information may include financial, technical, legal, marketing, network, and/or other business information, reports, records, or data (including, but not limited to, computer programs, code, systems, applications, analyses, passwords, procedures, output, information regarding software, sales data, vendor lists, customer lists, and employee- or customer-related information, personally identifiable information, business strategies, advertising and promotional plans, creative concepts, specifications, designs, and/or other material.

(b) Service Provider agrees to treat all Confidential Information provided by Service Recipient, or which Service Provider otherwise has access to, pursuant to this Agreement as proprietary and confidential to Service Recipient and to hold such Confidential Information in strict confidence. Service Provider shall not (without the prior written consent of Service Recipient) disclose or permit disclosure of such Confidential Information to any third party; provided, that, Service Provider may disclose such Confidential Information to its third party subcontractors and its Affiliates’ current employees, officers, or directors, or legal or financial representatives, in each case, who have a legitimate need to know such Confidential Information and who have previously agreed either in writing or orally (including as a condition of their employment, contract or agency) to be bound by terms respecting the protection of such Confidential Information which are no less protective as the terms of this Agreement); provided, further, that, Service Provider shall be responsible for any breach of the terms of this Section 5.01 by any such third party subcontractors, current employees, officers, or directors of its Affiliates, or legal or financial representatives. Service Provider agrees to safeguard all Confidential Information of Service Recipient with at least the same degree of care (which in no event shall be less than reasonable care) as Service Provider uses to protect its own Confidential Information but no less than a reasonable degree of care. Service Provider shall only use Service Recipient’s Confidential Information solely for the purpose of fulfilling its obligations under this Agreement and providing the Services to Service Recipient; provided, that, Service Provider and its Affiliates shall be entitled to use information related to the financial or operational results of the Company Entities through the Commencement Date (for avoidance of doubt, on an aggregate basis and not including any property-level information; provided, that such information used pursuant to clause (iii) below may include sample investment memoranda and/or case studies) in: (i) marketing materials and prior performance tables consistent with past practice, (ii) securities law filings of Service Provider’s Affiliates and entities sponsored by Service Provider’s Affiliates that Service Provider reasonably determines based on the advice of counsel are required by applicable law and (iii) disclosures to prospective investors in response to a diligence or information request by such prospective investors that are made pursuant to a confidentiality agreement having terms not materially less restrictive than the terms of this Article V (it being further agreed that Service Provider shall also be liable for any breach thereof by the applicable third party). Service Provider shall not, at any time, collect, use, sell, license, transfer, make available or disclose Service Recipient’s Confidential Information for its own benefit, the benefit of its Affiliates (or agents, subcontractors or representatives) or for the benefit of others. Service Provider will be responsible for any violation of the terms of this Agreement by its subcontractors and its Affiliates’ employees, officers and directors, and legal or financial representatives.

(c) Notwithstanding this Section 5.01, the Parties acknowledge and agree that the following information shall not be deemed Confidential Information, and the receiving Party shall have no confidentiality, non-use or nondisclosure obligation with respect to any such information to the extent that it is: (i) in the public domain or becomes available in the public domain by no fault or wrongful act of Service Provider, (ii) not related to the Company Entities and was independently developed by Service Provider or any other Persons without the use of any Confidential Information for, or is applicable or otherwise available to, other Affiliates of the Black Creek Group, LLC, or (iii) approved for release by written authorization of Service Recipient and/or the third party owner of the disclosed information. The Parties further acknowledge and agree that Confidential Information may be disclosed pursuant to the lawful requirement or order of a court or governmental agency, provided that, upon Service Provider’s request for such a disclosure, Service Provider gives prompt notice thereof to Service Recipient (unless such notice is not possible under the circumstances, and in such event, such notice shall be provided as promptly as possible thereafter) so that Service Recipient may have the opportunity to intervene and contest such disclosure and/or seek a protective order or other appropriate remedy, or as otherwise required by applicable law, rule or regulation (including as required in any securities law filings or offering documentation).

(d) All Confidential Information transmitted or disclosed hereunder will be and remain the property of Service Recipient, and Service Provider shall (at Service Recipient’s election) promptly destroy or return to Service Recipient, as directed by Service Recipient, any and all copies thereof upon termination or expiration of this Agreement, or upon the written request of Service Recipient; provided, that, Service Provider shall not be required to destroy any Confidential Information that is stored solely as a result of a backup created in the ordinary course of business and is not readily destroyable or that is stored on the computers of the personnel of Service Provider and/or its Affiliates and subject to deletion after a period of one-hundred and eighty (180) days in accordance with Service Provider’s and/or its Affiliates’ electronic information management practices (subject to extended retention by Service Provider’s or its Affiliates’ compliance and legal department personnel in accordance with the existing document retention/destruction policy of Service Provider and/or its Affiliates). Upon the request of Service Recipient, Service Provider shall certify any such applicable destruction in writing.

(e) The Parties acknowledge and agree that, given the unique and proprietary nature of the Confidential Information, monetary damages may not be calculable or a sufficient remedy for any breach of this Section 5.01 by Service Provider or its Affiliates, and that Service Recipient may suffer great and irreparable injury as a consequence of such breach. Accordingly, each Party agrees that, in the event of such a breach or threatened breach, Service Recipient shall be entitled to obtain equitable relief (including, but not limited to, injunction and specific performance) in order to remedy such breach or threatened breach. Such remedies shall not be deemed to be exclusive remedies for a breach by Service Provider or its Affiliates but shall be in addition to any and all other remedies provided hereunder or available at law or equity to Service Recipient.

Section 5.02 Non-Solicitation by Service Provider; Other Activities of Service Provider.

(a) During the Term and for ninety (90) days thereafter, in no event will any personnel of Service Provider or its Affiliates who are actively engaged in the provision of Services hereunder intentionally or actively solicit tenants at any Company Property (or any properties that are the subject of this Agreement) (the “Subject Properties”) to move from such Subject Property or directly or indirectly assist in any such efforts or actively seek to place a Person known to be actively considering becoming a tenant of any Subject Property at any property other than a Subject Property without the prior written consent of Service Recipient; provided, that, Service Provider and its Affiliates may respond to requests for proposals from prospective tenants that Service Recipient or its Affiliates is also pursuing and/or any tenant representative brokers and engage in discussions and negotiations in furtherance thereof; provided, further, that, notwithstanding anything in this Section 5.02(a) to the contrary, if an existing tenant of a Subject Property and/or tenant representative broker has notified Service Provider or Service Recipient that such tenant intends to not extend its lease at a Subject Property, intends to exercise a termination option for a Subject Property, or intends to seek different space and such tenant cannot be accommodated by another Subject Property, then Service Provider may make a proposal to such tenant and/or tenant representative broker for alternative space that is not a Subject Property, provided that Service Provider gives reasonable notice to Service Recipient of its intention do so; provided, further, that, Service Provider and its Affiliates shall not use, nor shall Service Provider permit the use of, any Confidential Information (including the rent rolls of the Subject Properties) or other information or materials obtained by Service Provider in conjunction with its performance of the Services to compete, directly or indirectly, with the Subject Properties, including any response to requests for proposals from prospective tenants and/or tenant representative brokers otherwise permitted by this Section 5.02.

(b) During the Term, Service Provider and its Affiliates agree to not solicit the employment of any personnel then currently employed by Service Recipient or any of its Affiliates (a “Service Recipient Employee”) on its own behalf or on behalf of any other business enterprise; provided, that, nothing in this Section 5.02 shall preclude Service Provider or its Affiliates from hiring any Service Recipient Employee who (i) contacts Service Provider or its Affiliates on his or her own initiative, (ii) responds to a general solicitation of employment through an advertisement not specifically directed at Service Recipient or its Affiliates or Service Recipient Employees, or (iii) is referred to Service Provider or its Affiliates through a search firm, employment agency, or similar entities provided such entities have not been specifically instructed to solicit Service Recipient Employees by Service Provider or its Affiliates.

(c) Service Recipient acknowledges that Service Provider and its Affiliates are or may be engaged in the same or a similar business as Service Recipient and/or its Affiliates, and may have activities, operations and investments and pursue business opportunities that compete with the operations and business of Service

Recipient and/or its Affiliates. Subject to the confidentiality obligations contained in Section 5.01 and the non-solicitation obligations contained in this Section 5.02, Service Recipient agrees that nothing contained in this Agreement (other than Sections 5.01 and 5.02 hereof) shall restrict Services Provider or any of its Affiliates from conducting or being involved in any activity or business opportunity whatsoever, for its own account or for the account of another Person, or shall require Service Provider or any of its Affiliates to make any business opportunity available to Service Recipient, in any case, even if such activity or business opportunity competes with the business of Service Recipient or any of its Affiliates.

Section 5.03 Non-Solicitation by Service Recipient. During the Term, Service Recipient and its Affiliates agree to not solicit the employment of any personnel then currently employed by Service Provider or any of its Affiliates (a “Service Provider Employee”) on its own behalf or on behalf of any other business enterprise; provided, that, nothing in this Section 5.03 shall preclude Service Recipient or its Affiliates from hiring any Service Provider Employee who (i) contacts Service Recipient or its Affiliates on his or her own initiative, (ii) responds to a general solicitation of employment through an advertisement not specifically directed at Service Provider or its Affiliates or Service Provider Employees, or (iii) is referred to Service Recipient or its Affiliates through a search firm, employment agency, or similar entities provided such entities have not been specifically instructed to solicit Service Provider Employees by Service Recipient or its Affiliates.

ARTICLE VI

INTELLECTUAL PROPERTY AND DATA RIGHTS

Section 6.01 Ownership of Intellectual Property Rights. All Service Recipient Data (and all intellectual property rights in the Service Recipient Data) will be the exclusive property of Service Recipient, and exclusive title to and ownership of the Service Recipient Data will vest in Service Recipient. Service Provider hereby transfers and assigns (and agrees to transfer and assign) to Service Recipient all of its right, title and interest in the Service Recipient Data (and all intellectual property rights in the Service Recipient Data). Service Provider will do all things reasonably necessary, including executing any additional documents and instruments, to give full effect to the assignment described in this Section 6.01. “Service Recipient Data” means the data and other information contained in all reports, notes, documents and other materials made, generated or delivered by Service Provider alone or with or with others to Service Recipient, based on or using Service Recipient’s Confidential Information or otherwise in connection with Service Provider’s provision of the Services.

Section 6.02 Preexisting IP. Service Provider retains all right, title and interest it possessed in any Preexisting or Separate IP that may be used by Service Provider in connection with its provision of the Services. To the extent that any Preexisting or Separate IP is incorporated into, required for use of, or provided with any Service Recipient Data, Service Provider grants to Service Recipient, on behalf of itself and its licensors, a worldwide, perpetual, irrevocable, royalty-free, fully paid-up license (with the right to grant and authorize sublicenses through multiple tiers) under all intellectual property rights to make, have made, use, import, offer for sale, sell, reproduce, distribute, modify, adapt, prepare derivative works of, display, and otherwise exploit the same in the conduct of its business. “Preexisting or Separate IP” means all technology and intellectual property rights of Service Provider which are not created for and assigned to Service Recipient under this Agreement.

Section 6.03 Access to Data. Without limiting the foregoing in this Article VI, Service Provider will provide all Service Recipient Data to Service Recipient upon request from time to time. Upon reasonable request, and at no additional cost to Service Recipient, Service Provider will assist with the extraction, migration, copying and integration of such Service Recipient Data from Service Provider’s systems and technology to Service Recipient’s systems and technology; provided, that, Service Recipient shall promptly reimburse Service Provider pursuant to Section 3.03 for any out of pocket costs and expenses of third parties whose retention was previously approved by Service Recipient in connection with assisting with such extraction, migration, copying and integration services. Upon reasonable request, Service Provider will further provide Service Recipient with reasonable access to its employees, officers, or directors, or legal or financial representatives, with know-how regarding the Service Recipient Data, Preexisting or Separate IP, Services or Confidential Information.

ARTICLE VII

INDEMNIFICATION

Section 7.01 Indemnification.

(a) Service Recipient agrees to indemnify and hold harmless Service Provider and its Affiliates and their respective managers, members, partners, shareholders, officers, directors, employees, consultants, subcontractors and agents (each, a “Service Provider Indemnified Party”) against any and all costs and expenses of any kind or nature whatsoever arising out of third party claims (including, without limitation, attorneys’ fees, interest, penalties and costs of investigation or preparation for defense), judgments, fines, interest, losses, claims, damages, liabilities, demands, assessments and amounts paid in settlement (collectively, “Losses”), in each case, based on, arising out of, resulting from, or in connection with: (i) any claim, action, cause of action, suit, proceeding or investigation, whether civil, criminal, administrative, investigative or other (collectively, “Actions”), brought by any third parties based on, arising out of, pertaining to or in connection with any breach of the applicable agreements with such third parties relating to any Services, to the extent caused by Service Recipient or its Affiliates, (ii) any Actions brought by a third party for damage to tangible property and/or personal injury caused by Service Recipient or its Affiliates in connection with performance under this Agreement, (iii) any non-fulfillment or breach of any covenant or other obligation under this Agreement or any bad faith, negligence or willful misconduct on the part of Service Recipient, (iv) a Service Provider Indemnified Party’s performance pursuant to the terms of this Agreement and or adherence to written instructions given by Service Recipient, or (v) any act or failure to act by Service Recipient or by any third party not under the control of Service Provider to the extent the Losses relate to the subject matter of this Agreement, in each case, except to the extent such Losses are sustained or suffered arising out of, in connection with, based on, or by virtue of bad faith, negligence or willful misconduct of Service Provider or its Affiliates.

(b) Service Provider agrees to indemnify and hold harmless Service Recipient and its Affiliates and their respective managers, members, partners, shareholders, officers, directors, employees, subcontractors and agents against any and all Losses, in each case, based on, arising out of, resulting from or in connection with, directly or indirectly, (i) any breach of this Agreement, or the covenants, obligations, standards or representations or warranties set forth herein, by Service Provider or its Affiliates; (ii) any bad faith, negligence or willful misconduct on the part of Service Provider or its Affiliates in connection with its provision of the Services; (iii) any Actions brought by any third parties based on, arising out of, pertaining to or in connection with any breach of the applicable agreements with such third parties relating to any Services, to the extent caused by Service Provider or its Affiliate; and (iv) any Actions brought by a third party for damage to tangible property and/or personal injury caused by Service Provider or its Affiliates in connection with performance under this Agreement.

Section 7.02 Procedure.

(a) If any Action shall be brought against any Person entitled to indemnification pursuant to this Article VII (the “Indemnitees”) in respect of which indemnity may be sought against any Person who is an indemnitor hereunder (the “Indemnifying Party”), such Indemnitee shall promptly notify the relevant Indemnifying Party; provided, that, the failure to provide such notice shall not affect the rights of any Indemnitee to receive indemnification for Losses to the extent that the Indemnifying Party’s rights in relation to such Action are not materially prejudiced. The Indemnitee shall be entitled to conduct the defense thereof; provided, that, the Indemnitee notifies the Indemnifying Party in writing of Indemnitee’s intent to conduct such defense within fifteen (15) days following the delivery of the initial notice of the Action. If Indemnitee does not deliver such written notice of its intent to conduct the defense of such Action prior to the expiration of such fifteen (15) day period, the Indemnifying Party shall have the right, at its election, to assume the defense of such Action. If the Indemnifying Party elects to assume the defense of any such Action:

(1) the Indemnifying Party shall agree in writing to fully indemnify the Indemnitee with respect to any losses from such Action;

(2) the Indemnifying Party shall proceed to defend such Action in a diligent manner with counsel reasonably satisfactory to the Indemnitee at its sole expense;

(3) the Indemnitee shall make available to the Indemnifying Party any non-privileged documents and materials in the possession of the Indemnitee that may be necessary to the defense of such Actions;

(4) the Indemnifying Party shall keep the Indemnitee informed of all material developments and events relating to such Action;

(5) the Indemnitee shall have the right to participate, at its sole cost and expense, in the defense of such Action; and

(6) the Indemnifying Party shall not settle, adjust or compromise such Action without the prior written consent of the Indemnitee; which consent shall not be unreasonably conditioned, withheld or delayed.

(b) If the Indemnitee proceeds with the defense of any Action:

(1) all reasonable expenses relating to the defense of such Action (whether or not incurred by the Indemnitee) shall be borne and paid exclusively by the Indemnifying Party as such expenses are incurred;

(2) the Indemnifying Party shall make available to the Indemnitee any documents and materials in the possession or control of the Indemnifying Party that may be necessary to the defense of such Action;

(3) the Indemnitee shall keep the Indemnifying Party informed of all material developments and events relating to such Action; and

(4) the Indemnitee shall not settle, adjust or compromise such Action without the prior written consent of the Indemnifying Party; which consent shall not be unreasonably conditioned, withheld or delayed.

Section 7.03 Other Indemnification Matters.

(a) The indemnity agreement contained in this Article VII shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Indemnitee, Indemnifying Party, their directors, officers, employees or agents and (ii) termination of this Agreement.

(b) The Parties shall, and shall cause their respective Affiliates to, cooperate with each other in a reasonable manner with respect to access to unprivileged information and similar matters in connection with any Action. The provisions of this Article VII are for the benefit of, and are intended to create third party beneficiary rights in favor of, each of the Indemnitees referred to herein.

(c) Recovery for any claim as to which Service Recipient is entitled to seek indemnification hereunder shall first be pursued against the insurance policy contemplated by Section 8.04. To the extent coverage under such policy is exhausted or otherwise not available, the amount of such claim not covered by such policy shall constitute a claim for indemnification against Service Provider. Any unsatisfied indemnification payments owing from Service Provider to Service Recipient may be satisfied by offset as contemplated by Section 7.04.

Section 7.04 Limitation of Liability. The Parties hereto acknowledge and agree that the Services are provided by Service Provider with the expectation that Service Provider is not assuming any express or implied obligation, or control over Service Recipient’s or any of its Affiliates’ decision-making authority, financial or operational risks, except for those risks explicitly set forth herein. ACCORDINGLY, SERVICE RECIPIENT AND ITS AFFILIATES AGREE THAT SERVICE PROVIDER, ITS AFFILIATES, AND THEIR RESPECTIVE DIRECTORS, OFFICERS, MANAGERS, PARTNERS, OWNERS, MEMBERS, EMPLOYEES,

REPRESENTATIVES, CONSULTANTS, CONTRACTORS AND AGENTS, SHALL NOT BE LIABLE FOR ANY SPECIAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, INCLUDING LOST PROFITS OR SAVINGS. IN NO EVENT SHALL SERVICE PROVIDER’S AND ITS AFFILIATES’ LIABILITY RELATED TO SERVICES PROVIDED UNDER THIS AGREEMENT EXCEED THE AGGREGATE MAXIMUM COMPENSATION TO SERVICE PROVIDER BY SERVICE RECIPIENT HEREUNDER. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, SERVICE PROVIDER MAKES NO REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY REPRESENTATION OR WARRANTY AS TO MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, ARISING OUT OF THIS AGREEMENT AND THE SERVICES TO BE PROVIDED HEREUNDER. Except as otherwise required by applicable law, any obligations or liabilities of Service Provider pursuant to this Agreement, whether arising in contract, tort or otherwise, shall be solely the obligations and liabilities of Service Provider, and no individual employee or personnel of Service Provider or its Affiliates shall be obligated personally for any such obligation or liability. Notwithstanding anything to the contrary contained herein, if Service Provider commits an error with respect to or incorrectly performs or fails to perform any Service, at Service Recipient’s request within a reasonable time thereafter, Service Provider shall use reasonable efforts and in good faith attempt to correct such error, re-perform or perform such Service at no additional cost to Service Recipient. For the avoidance of doubt, the amount of any unsatisfied indemnification claims for which Service Provider is liable hereunder may be offset by Service Recipient against the aggregate maximum compensation to Service Provider by Service Recipient under Article III.

ARTICLE VIII

OTHER PROVISIONS

Section 8.01 Records. Service Provider agrees to maintain accurate records in all material respects arising from or related to any Services provided hereunder, including property level accounting records and documentation produced in connection with the rendering of any Service. Service Provider’s property level accounting records shall be reasonably sufficient, consistent with the customary practices of Service Provider and its Affiliates, to permit Service Recipient or any regulatory body to analyze and understand the underlying transactional level detail as reported in the financial statements and records as well as allow Service Recipient’s auditors to analyze and test that information in order to render an audit report on a timely basis.

Section 8.02 Financial Statement Assistance. Upon reasonable advance written notice from Service Recipient, Service Provider agrees to provide to Service Recipient and its outside, third party independent auditors (“Auditors”), reasonable access to such financial and other information in Service Provider’s or its Affiliates’ possession pertaining to the period of Service Provider’s management, advisory and ownership and operation of the Company Entities, to the extent the information is relevant and necessary, to enable Service Recipient to prepare and Auditors to audit financial statements and other financial information in compliance with US GAAP, and in accordance with the regulations of the Securities and Exchange Commission to the extent required by Service Recipient in the event of a public registration of securities.

Section 8.03 Cooperation and Inspection Rights. At any time or from time to time after the Term, at Service Recipient’s reasonable request, at no cost to Service Recipient and without further consideration, Service Provider shall cooperate with Service Recipient in the provision of any materials or information reasonably requested by Service Recipient to assist Service Recipient in exercising all rights pursuant to this Agreement. Service Provider will further make reasonably available to Service Recipient, upon Service Recipient’s request, all employees, officers, or directors, or legal or financial representatives with know-how regarding the financial, tax, and other information, Services or Confidential Information. Notwithstanding the generality of the foregoing, during the Term and for one (1) year thereafter (provided that for matters relating to taxes, for three (3) years thereafter), Service Provider shall, upon reasonable prior written notice from Service Recipient, permit Service Recipient or its authorized representatives to inspect and audit Service Provider’s records relating to Services during regular business hours, with the right to make any copies.

Section 8.04 Insurance. Service Provider shall obtain, at its sole cost and expense, and maintain at all times during the Term (and for a tail period of three (3) years following the Term) a professional liability insurance (errors and omissions) policy or the applicable tail policy with limits of liability of not less than ten million dollars ($10,000,000) and with such coverages and policy form as reasonably approved in advance by Service Recipient. Service Recipient and such other parties as it may designate to Service Provider shall be a named as additional insureds under such policy. All insurance required to be carried by Service Provider shall be written with companies having a policyholder and asset rate, as circulated by Best’s Insurance Reports, of A-:VIII or better. The limits under such policy shall be solely and exclusively available for claims made under the terms of this Agreement and the Services provided hereunder. On or prior to the date hereof and from time to time upon Service Recipient’s request, Service Provider shall provide certificates of insurance evidencing such coverage and such other documentation (including a copy of the policy) as may be requested.

ARTICLE IX

TERMINATION

Section 9.01 Termination.

(a) Service Recipient may terminate one or more Services (other than the Lease Management Services) upon sixty (60) days’ prior written notice.

(b) Service Recipient may terminate one or more Services (other than the Lease Management Services) if Service Provider breaches a material obligation under this Agreement and such material breach is not cured within fifteen (15) days of the date on which written notice is received by Service Provider setting forth the manner in which Service Provider breached its obligations hereunder.

(c) Service Recipient may immediately terminate this Agreement if Service Provider acts (or omits to act) with any bad faith, gross negligence, willful misconduct or fraud; it being acknowledged and agreed that upon Service Recipient’s termination pursuant to this Section 9.01(c), Service Recipient shall have no further liabilities or obligations hereunder, including the payment of any compensation, fees or reimbursements, whether earned or otherwise payable to Service Provider.

(d) Service Provider may terminate this Agreement or any of the Services provided hereunder if Service Recipient materially breaches its payment obligations under this Agreement and such material breach is not cured within thirty (30) days of the date on which written notice is received by Service Recipient setting forth the manner in which Service Recipient breached its obligations hereunder.

(e) Service Provider may terminate this Agreement or any of the Services provided hereunder upon written notice to Service Recipient, if Service Recipient makes a general assignment for the benefit of creditors, becomes insolvent, a receiver is appointed, or a court approves reorganization or arrangement proceedings.

(f) Service Recipient may terminate this Agreement or any of the Services provided hereunder upon written notice to Service Provider, if Service Provider makes a general assignment for the benefit of creditors, becomes insolvent, a receiver is appointed, or a court approves reorganization or arrangement proceedings.

For the avoidance of doubt, any termination of this Agreement by Service Recipient pursuant to Section 9.01(a), Section 9.01(b) or Section 9.01(f) prior to the expiration of the Term shall not relieve Service Recipient of its obligations to pay the Base Fees to Service Provider pursuant to Article III, and any termination of this Agreement by Service Recipient pursuant to Section 9.01(a) or Section 9.01(b) shall not relieve Service Recipient of its obligations to pay the Lease Management Fees to Service Provider pursuant to Article III or affect Service Provider’s ability to earn the Lease Management Fees in accordance with this Agreement.

Section 9.02 Termination Notices. Any termination notice delivered by any Party shall specify the effective date of termination and, where applicable, in detail the Service or Services to be terminated.

Section 9.03 Survival. Expiration or termination of a portion of the Services for any reason shall not terminate the other obligations of the Parties hereunder, which shall survive any such termination. Article III, IV, V, VI, VII, VIII and X and Section 9.03 shall survive the termination of this Agreement indefinitely.

ARTICLE X

MISCELLANEOUS

Section 10.01 Force Majeure; Service Interruption. No Party shall be responsible for the delay or inability to perform any obligation hereunder due to accidents, fires, storms, floods, earthquake, wars, acts of terrorism, acts of governments, strikes or lockouts, governmental requirements and regulations, restrictions imposed by law or any other similar conditions, beyond the reasonable control of such Party (a “Force Majeure Event”), and the time for performance, or inability to perform a Service, by such Party shall be extended by the period of such delay; provided, that, such Service will be performed or satisfied as soon as reasonably practicable after the termination of the relevant circumstances causing such failure or delay. Service Provider will promptly notify Service Recipient, either orally or in writing, upon learning of the occurrence of such Force Majeure Event or other disruption. If a disruption of any Service occurs, Service Provider shall use its commercially reasonable efforts to restore such Services in a manner consistent with the manner in consistent with such Party’s restoration of such Services for its own business (and without any priority given to the provision of a similar service to its own entities or business). If such suspension of Services has a negative impact on Service Recipient’s business operations and Service Provider cannot readily reinstate the relevant Service, Service Provider will use its commercially reasonable efforts to assist Service Recipient in securing alternative services to minimize such negative impact on Service Recipient.

Section 10.02 Assignment. Neither Party may assign this Agreement (or any of its rights hereunder) without the other Party’s prior written consent, except that Service Recipient may assign this Agreement (in whole or in part) (a) to one or more of its Affiliates and (b) in connection with a sale, transfer or other disposition of all or a material portion of its assets (each a “Permitted Assignee”). Any assignment or transfer in violation of the foregoing assignment provision shall be void. Subject to the foregoing sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and permitted assigns.

Section 10.03 Relationship of the Parties. Nothing in this Agreement shall be deemed to render any Party an agent of any other Party and or grant any Party any authority to bind any other Party, transact any business in any other Party’s name or on its behalf, or make any promises or representations on behalf of any other Party unless provided for in an Exhibit or agreed to in writing. Each Party will perform all of its respective obligations under this Agreement as an independent contractor, and no joint venture, partnership or other relationship shall be created or implied by this Agreement.

Section 10.04 Governing Law. This Agreement shall be governed by, enforced under and construed in accordance with the laws of the State of New York.

Section 10.05 Arbitration.

(a) Subject to, and after observance of, the terms of Section 1.08, the Parties shall resolve all disputes arising out of, concerning, or related to this Agreement, including but not limited to any dispute relating to the interpretation, performance, breach or termination of this Agreement (collectively, a “Dispute”), by binding arbitration administered by the ICC International Court of Arbitration (the “ICC Court”) in accordance with the Rules of Arbitration of the International Chamber of Commerce in force at the time of commencement of arbitration (the “ICC Rules”). The Parties agree that:

(1) the legal seat and place of arbitration shall be New York, New York;

(2) the language of the arbitration shall be English;

(3) the number of arbitrators shall be three (3) (the “Tribunal”), with one arbitrator to be nominated by the claimant and one (1) to be nominated by the respondent. The claimant shall nominate its arbitrator within ten (10) days after it commences arbitration; the respondent shall nominate its arbitrator within twenty (20) days after the commencement of arbitration. The third arbitrator, who shall be the chairman of the Tribunal, shall be nominated by the two (2) appointed arbitrators within twenty (20) days after the respondent’s arbitrator is nominated. No claimant or respondent shall be entitled to nominate more than one (1) arbitrator; thus, to the extent a party to an arbitration is both a claimant and a respondent (e.g., if a respondent asserts counter-claims or cross-claims), that party shall only be entitled to nominate an arbitrator in connection with the party’s initial status as either a claimant or respondent. If any of the three (3) arbitrators is not nominated within the time prescribed above, the ICC Court shall appoint such arbitrator; and

(4) discovery shall be limited to specific and identifiable documents and/or narrow and specific categories of documents applicable to the Dispute being arbitrated pursuant to the terms hereof and ordered by the arbitrators in accordance with the International Bar Association’s Rules on the Taking of Evidence in International Arbitration.

In the event of a conflict between the provisions of this Section 10.05 and the ICC Rules, the provisions of this Section 10.05 shall prevail.

The Tribunal shall issue its final award within one (1) year of its appointment by the ICC Court; provided, however, that if the Tribunal determines that it is unable despite its best efforts to meet such time limit consistent with its primary duty to justly determine the Dispute, it may extend such time limit in three (3) month increments.

(b) All Disputes shall be resolved in a confidential manner. The arbitrators shall agree to hold any information received during the arbitration in the strictest of confidence and shall not disclose to any non-party the existence, contents or results of the arbitration or any other information about such arbitration other than as may be required by applicable law or as necessary to determine the Dispute before the Tribunal. No Party shall disclose or permit the disclosure of any information about the evidence adduced or the documents produced by the other party in the arbitration proceedings or about the existence, contents or results of the proceeding except in accordance with Article IV. Notwithstanding anything to the contrary set forth in this Agreement, any Party may seek injunctive relief or specific performance from the federal or state courts in New York, New York with respect to breaches by any other Party of the confidentiality requirements contained in this Section 10.05 or elsewhere in this Agreement.

(c) The prevailing party shall be entitled to recover reasonable costs in connection with the arbitration, as determined by the Tribunal; provided, however, that in the event the Tribunal determines that there was no prevailing party, the Tribunal shall determine the allocation between the Parties of the costs of the arbitration. Each party to the arbitration shall bear its own attorneys’ fees.

(d) Except as otherwise specifically prohibited herein, any Party will be entitled to enforce any rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights at law and in equity, and the Tribunal shall have the power to award all remedies in law or equity available under the governing law.

(e) Prior to the appointment of the Tribunal, any Party shall have the right to have recourse to Emergency Measures under the Emergency Arbitrator Rules in accordance with the ICC Rules. In the event that (i) it is necessary to give effect to interim or conservatory measures issued by the Emergency Arbitrator or Tribunal, or (ii) the Emergency Arbitrator Procedure is for any reason unavailable, the Parties may apply to a federal or state court in New York, New York for interim or protective measures (e.g., temporary restraining orders or preliminary injunctions) against any other party, provided that no such application to a judicial authority may be made unless either condition (i) or (ii) of this subsection is satisfied. For the avoidance of doubt, the Emergency Arbitrator Procedure shall not be deemed unavailable if an Emergency Arbitrator denies a request for Emergency Measures. Subject to the foregoing, the application to a judicial authority for such measures or for the implementation of any such measures shall not be deemed to be an infringement or a waiver of this arbitration procedure and shall not affect the relevant powers reserved to the Tribunal.

(f) The decision of the arbitrators shall be final and binding on the Parties to the arbitration and enforceable in accordance with the New York Convention on the Recognition and Enforcement of Arbitral Awards. The Parties hereto submit to the exclusive jurisdiction of the federal and state courts located in New York, New York for the resolution of any dispute or enforcement of any right arising out of or relating to this agreement to arbitrate, including enforcement of this agreement to arbitrate and confirmation or enforcement of any award rendered by the arbitrators pursuant to this agreement to arbitrate, and the Parties waive any objection to the venue or personal jurisdiction of said courts.

(g) Absent a preliminary or interim order to the contrary from an Emergency Arbitrator, the Tribunal, or a federal or state court in New York, New York, the mere existence of a Dispute or arbitration between the Parties shall not relieve any Party of its obligations under this Agreement, and all Parties shall continue to perform their obligations under the Agreement pending a final decision by the Tribunal; provided, that, Service Provider shall not be required to continue to perform its obligations under this Agreement if Service Recipient has not cured or taken tangible action to cure any alleged breach within sixty (60) days.

Section 10.06 Entire Agreement. This Agreement and the Exhibits and Schedules referred to in this Agreement, as such Exhibits and Schedules may be amended from time to time, which are hereby incorporated and made a part of this Agreement by reference, constitute the entire agreement among the Parties relating to the Services and obligations to be provided by the Parties, and there are no further agreements or understandings, written or oral, among the Parties with respect thereto. In the event of any inconsistency between this Agreement and any Exhibit or Schedule hereto, the Exhibit or Schedule shall prevail.

Section 10.07 Notices. All notices, requests, claims, consents, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, by facsimile (that is confirmed) or sent by overnight courier (providing proof of delivery) to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

If to Service Provider:

[                    ]

518 Seventeenth Street, 17th Floor

Denver, CO 80202

Attn: Evan Zucker

email: ezucker@blackcreekcapital.com

Fax: [                    ]

with copies (which shall not constitute notice) to:

[                    ]

518 Seventeenth Street, 17th Floor

Denver, CO 80202

Attn:	Thomas McGonagle

Gary Reiff

email:	[ ]
Fax:	[ ]

and

Davis Graham & Stubbs LLP

1550 17th Street, Suite 500

Denver, CO 80202

Attn: Ronald R. Levine II

Email: Ron.Levine@dgslaw.com

Fax: (303) 893-1379

If to Service Recipient:

c/o Global Logistic Properties Limited

501 Orchard Road #16-02 Wheelock Place

Singapore 238880

Attn: [Ralf Wessel, Mark Tan & Alan Yang]

email: [rwessel@glprop.com; mhtan@glprop.com; ayang@glprop.com]

Fax: +65 (6643) 6388

and

c/o GLP US Management LLC

Two North Riverside Plaza, Suite 2350

Chicago, IL 60606

Attn: [Neil Klein]

email: [nklein@glprop.com]

Fax: [                    ]

with copies (which shall not constitute notice) to:

Morrison & Foerster LLP

2000 Pennsylvania Avenue, NW

Washington, DC 20006-1888

Attn: David P. Slotkin

email: DSlotkin@mofo.com

Fax: (202) 785-7522

and

Morrison & Foerster (Singapore) LLP

50 Collyer Quay

#12-01 OUE Bayfront

Singapore 049321

Attn: Eric J. Piesner

email: EPiesner@mofo.com

Fax: +65-6922-2008

All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m., New York City time, and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

Section 10.08 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to a Party. Upon such determination that any term or other provisions are invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions be consummated as originally contemplated to the fullest extent possible.

Section 10.09 Interpretation.

(a) When a reference is made in this Agreement to an Article, Section or Exhibit, such reference shall be to an Article or Section of, or an Exhibit to, this Agreement unless otherwise indicated. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof ‘, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein.

(b) The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provisions of this Agreement.

Section 10.10 Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which when executed, shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument binding upon the Parties hereto. For purposes of this Agreement, facsimile signatures shall be deemed originals, and the Parties agree to exchange original signatures as promptly as possible.

Section 10.11 Further Cooperation. Each Party agrees to reasonably cooperate with the others, at any other Party’s request, in order to carry out the terms of this Agreement.

Section 10.12 Amendment and Waiver. This Agreement (including the Exhibits and Schedules hereto) may not be amended or modified except by a writing signed by an authorized signatory of Service Provider and each Service Recipient, provided that any Exhibit or Schedule may be amended or modified by a writing signed by an authorized signatory of Service Recipient receiving Services under such Exhibit or Schedule and of Service Provider providing Services under such Exhibit or Schedule. No waiver by any Party or any breach or default hereunder shall be deemed to be a waiver of any preceding or subsequent breach or default.

Section 10.13 Duly Authorized Signatories. Each Party represents and warrants that its signatory whose signature appears below has been and is on the date of this Agreement duly authorized by all necessary corporate or other appropriate action to execute this Agreement.

Section 10.14 Waiver of Trial By Jury. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY MATTER ARISING HEREUNDER.

Section 10.15 Descriptive Headings. The descriptive headings of the several articles and sections of this Agreement are inserted for reference only and shall not limit or otherwise affect the meaning hereof.

Section 10.16 No Third Party Beneficiaries. Nothing in this Agreement shall be construed to grant any Person not a Party, or a permitted assignee of a Party to this Agreement, any rights or powers whatsoever, and no person or entity shall be a third party beneficiary of this Agreement.

Section 10.17 Relationship of Parties. Nothing in this Agreement shall be construed or deemed by the Parties or any third party as creating the relationship of a real estate broker or agent between the Parties. The Parties further acknowledge and agree that no provision contained herein, and no act of the Parties, shall be deemed to vest any rights, interests or claims of any Party and/or its Affiliates against another Party and/or its Affiliates under any state or other applicable real estate broker licensing laws.

[remainder of page intentionally blank]

IN WITNESS WHEREOF, this Agreement has been duly executed by the Parties as of the day and year first above written.

SERVICE RECIPIENT:

[ ]

By:
Name:
Title:

SERVICE PROVIDER:

[ ]

By:
Name:
Title:

Schedule 8.2(i)

Certain Closing Condition

Guarantor shall have received all CFIUS Approvals related to notices filed with CFIUS prior to the date hereof in connection with Guarantor’s syndication of interests in the IndCor Properties, Inc. logistics platform portfolio to certain institutional investors (“Syndication Transactions”). For purposes of this Schedule 8.2(i), “CFIUS Approval” means (i) the issuance of a written notice by CFIUS that it has concluded a review of each notification voluntarily provided pursuant to the DPA by Guarantor in connection with the Syndication Transactions (“Syndication Notifications”) and determined that there are no unresolved national security concerns with respect to the Syndication Transactions, (ii) if CFIUS shall have undertaken a full investigation, CFIUS shall have issued a written notice that it has concluded a review of the Syndication Notifications and that there are no unresolved national security concerns with respect to the Syndication Transactions, or (iii) if CFIUS shall have sent a report to the President of the United States requesting the President’s decision, (x) the President shall have announced a decision not to take any action to suspend or prohibit the Syndication Transactions or (y) having received a report from CFIUS requesting the President’s decision, the President shall not have taken any action after 15 days from the date the President received such report from CFIUS.

Annex B—Agreement and Declaration of Trust

DC INDUSTRIAL LIQUIDATING TRUST

AGREEMENT AND DECLARATION OF TRUST

THIS AGREEMENT AND DECLARATION OF TRUST is dated as of [                    ], 2015 by and among Industrial Income Trust Inc., a Maryland corporation (the “Company”), and Dwight L. Merriman III, Marshall M. Burton and Stanley A. Moore (collectively, and including any successors thereto, the “Trustees”).

WHEREAS, the Company’s Board of Directors (the “Board”) and the Company’s stockholders have approved the merger (the “Merger”) of the Company with and into Western Logistics II LLC (“Merger Sub”), a Delaware limited liability company and wholly-owned subsidiary of Western Logistics LLC, a Delaware limited liability company (“Parent”), and the other transactions contemplated by the Agreement and Plan of Merger, dated July 28, 2015 by and among the Company, Parent, and Merger Sub (the “Merger Agreement”), which other transactions include a plan for the liquidation of the assets of Company not disposed of in the Merger in accordance with Maryland law (such plan of liquidation, the “Plan”);

WHEREAS, the Plan provides, among other things, that prior to consummation of the Merger, the Company will transfer its indirect ownership interests in the Retained Properties (as defined herein) to a limited liability company formed to complete the development, lease-up, sale and distribution of the proceeds of the sale of the Retained Properties;

WHEREAS, the Company has organized DC Liquidating Assets Holdco LLC, a Delaware limited liability company (“Holdco”), to serve as such limited liability company;

WHEREAS, Holdco has previously issued two classes of membership interests, consisting of (i) units of common membership interests (the “Holdco Common Units”) and (ii) units of special membership interest (“Holdco Special Units”), to its sole member, IIT Real Estate Holdco LLC, which distributed such membership interests to its sole member, Industrial Income Operating Partnership LP, which in turn distributed such membership interests to its partners, in a partnership division, as follows: 100% of the Holdco Common Units to the Company and 100% of the Holdco Special Units to the Company’s sponsor or its Affiliates, which units will entitle the Company’s sponsor or its Affiliates to receive 15% of all distributions of net sale proceeds (including distributions of loan proceeds) from sales of the Retained Properties;

WHEREAS, the Plan further provides, among other things, that prior to consummation of the Merger, the Company will transfer the Holdco Common Units to a liquidating trust for the benefit of the Company’s stockholders (such transfer, the “Grant”);

WHEREAS, the statutory trust (the “Trust”) created by the filing of a certificate of trust with the State Department of Assessments and Taxation of the State of Maryland under Section 12-204 of the Maryland Statutory Trust Act (the “Maryland Act”) is intended to be such liquidating trust, with the Trustees serving as the initial trustees; and

WHEREAS, following the Grant, the Trustees shall administer the Trust pursuant to the terms of this Agreement in order to liquidate the Retained Properties and, upon satisfaction of all related liabilities and obligations, to distribute the residue of the proceeds of the liquidation in accordance with the terms hereof.

NOW THEREFORE, in consideration of the premises and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

NAMES; DEFINITIONS; PRINCIPAL OFFICE; RESIDENT AGENT

1.1 Name. The Trust shall be known as “DC Industrial Liquidating Trust.”

1.2 Defined Terms. Terms used but not otherwise defined in this Agreement shall be defined as follows unless the context otherwise requires:

(a) “Affiliate” of any Person means any entity that controls, is controlled by, or is under common control with such Person. As used herein, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through ownership of voting securities or other interests, by contract or otherwise.

(b) “Advisor” means DC Liquidating Trust Advisor LLC.

(c) “Agreement” shall mean this instrument as originally executed or as it may from time to time be amended pursuant to the terms hereof.

(d) “Beneficial Interest” shall mean each Beneficiary’s proportionate share of the Trust Assets determined by the ratio of the number of Units held by such Beneficiary to the total number of Units held by all Beneficiaries.

(e) “Beneficiary” shall mean each holder of Units.

(f) “Grant Date” shall mean the date of this Agreement.

(g) “Holdco Assets” shall mean all the property (real, personal, tangible or intangible) held from time to time by Holdco, which shall consist of the Holdco Subsidiary Interests, any Retained Property owned directly by Holdco, and all dividends, distributions, rents, royalties, income, payments and recoveries of claims, proceeds and other receipts of, from, or attributable to such assets, less any of the foregoing utilized by Holdco to pay expenses of the Holdco, the Trust, or the Holdco Subsidiaries, satisfy Liabilities of Holdco, the Trust, or the Holdco Subsidiaries or to make distributions to the Trust and the Holdco Special Member.

(h) “Holdco LLC Agreement” means the amended and restated operating agreement of Holdco, as it may be amended from time to time.

(i) “Holdco Special Member” shall mean the holder of the Holdco Special Units.

(j) “Holdco Subsidiary” means any corporation, partnership, limited liability company, joint venture, business trust, real estate investment trust or other organization, whether incorporated or unincorporated, or other legal entity directly or indirectly owned by Holdco.

(k) “Holdco Subsidiary Interests” means the outstanding equity interests in any Holdco Subsidiary.

(l) “Independent Trustees” means, Marshall M. Burton and Stanley A. Moore and any other individual who hereafter becomes a Trustee and who is not on the date of determination, and within the last two years from the date of determination has not been, directly or indirectly associated with the Holdco Special Member or the Advisor by virtue of (i) ownership of an interest in the Holdco Special Member, the Advisor or any of their Affiliates, (ii) employment by the Holdco Special Member, the Advisor or any of their Affiliates, (iii) service as an officer or director of the Holdco Special Member, the Advisor or any of their Affiliates, (iv) performance of services, other than as a Trustee, for the Company, the Trust, Holdco, or any of its Subsidiaries, (v) service as a director or trustee of more than three real estate investment trusts organized by or advised by any Affiliate of the Advisor, or (vi) maintenance of a material business or professional relationship with Holdco Special Member, the Advisor or any of their Affiliates. A business or professional relationship is considered “material” if the aggregate gross revenue derived by the Trustee from Holdco Special Member, the Advisor and their Affiliates exceeds five percent of either the Trustee’s annual gross revenue during either of the last two years or the Trustee’s net worth on a fair market value basis. An indirect association with Holdco Special Member or the Advisor shall include circumstances in which a Trustee’s spouse, parent, child, sibling, mother- or father-in-law, son- or daughter-in-law or brother- or sister-in-law is or has been associated with the Sponsor, the Advisor, any of their Affiliates or the Company.

(m) “Liabilities” shall mean all taxes, tax audits and any findings arising from, in connection with or relating thereto, liens, penalties, interest, costs and expenses, unsatisfied debts, damages, losses, claims, liabilities, commitments, suits and any other obligations, whether contingent or fixed or otherwise.

(n) “Person” shall mean an individual, a corporation, a partnership, an association, a joint stock company, a limited liability company, a trust, a joint venture, any unincorporated organization, or a government or political subdivision thereof.

(o) “Retained Property” shall mean each real property (including all buildings, structures and other improvements and fixtures located on or under such real property and all easements, rights and other appurtenances to such real property) set forth on Schedule A hereto.

(p) “Shares” shall mean the shares of common stock, $0.01 par value per share, of the Company.

(q) “Stockholders” shall mean the holders of record of the outstanding Shares of the Company immediately prior to the effective time of the Merger, but before the redemption of the Special Company Partnership Units (as defined in the Merger Agreement) pursuant to Section 3.2 of the Merger Agreement.

(r) “Trust Assets” shall mean all the property (real, personal, tangible or intangible) held from time to time by the Trust and administered by the Trustees under this Agreement, which shall consist of the Holdco Common Units and all dividends, distributions, rents, royalties, income, payments and recoveries of claims, proceeds and other receipts of, from, or attributable to such assets, less any of the foregoing utilized by the Trustees to pay expenses of the Trust, satisfy Liabilities of the Trust or to make distributions to the Beneficiaries pursuant to the terms and conditions hereof.

(s) “Trust Subsidiary” means each of Holdco and each Holdco Subsidiary.

(t) “Units” shall have the meaning given to such term in Section 3.1(a).

1.3 Principal Office in State of Maryland; Resident Agent; Additional Offices. The principal office of the Trust in the State of Maryland shall be located at such place as the Trustees may designate. The address of the principal office of the Trust in the State of Maryland as of the Grant Date is c/o Corporation Service Company, 7 Saint Paul Street, Baltimore, Maryland 21202. The name and address of the resident agent of the Trust are Corporation Service Company, 7 Saint Paul Street, Baltimore, Maryland 21202. The resident agent is a Maryland corporation. The Trust may have additional offices, including a principal executive office, at such places as the Trustees may from time to time determine or the business of the Trust may require.

ARTICLE II

NATURE OF THE TRUST

2.1 Bill of Sale, Assignment, Acceptance and Assumption Agreement; Instruments of Further Assurance. On the Grant Date, prior to the effective time of the Merger, the Company and the Trust shall execute a Bill of Sale, Assignment, Acceptance and Assumption Agreement conveying the Holdco Common Units to the Trust, a copy of which is attached as Appendix A hereto (such conveyance, the “Grant”). The Company or its successor in the Merger will, upon reasonable request of the Trustees, execute, acknowledge, and deliver such further instruments and do such further acts as may be necessary or proper to carry out effectively the purposes of this Agreement, to confirm or effectuate the transfer to the Trustees of any property intended to be covered hereby, and to vest in the Trustees and its successors and assigns, the estate, powers, instruments or funds in trust hereunder.

2.2 Purpose of Trust.

(a) The Trust is organized for the sole purpose of liquidating the Retained Properties and, in connection therewith, holding the Holdco Common Units, acting as the managing member of Holdco and causing Holdco and the Holdco Subsidiaries to own, develop, construct, operate, lease-up, finance, administer and realize the value of the Trust Assets and the Holdco Assets for the ultimate purpose of liquidating the Trust Assets and the Holdco Assets and distributing the net proceeds of the Trust Assets and the Holdco Assets to the Beneficiaries, with no objective to continue or engage in the conduct of a trade or business or cause Holdco or any Holdco Subsidiary to continue or engage in the conduct of a trade or business, except as necessary for the orderly liquidation of, and preservation or realization of the value of, the Trust Assets and the Holdco Assets.

(b) In connection with the foregoing, the Trustees will (i) take such actions as they deem necessary or appropriate to carry out the purpose of the Trust and facilitate such ownership, development, construction, operation, lease-up, financing, administration, realization and liquidation of the Trust Assets and the Holdco Assets, (ii) protect, conserve and manage the Trust Assets and the Holdco Assets in accordance with the terms and conditions hereof, and (iii) distribute the net proceeds of the Trust Assets and the Holdco Assets in accordance with the terms and conditions hereof.

(c) It is intended that, for federal, state and local income tax purposes, the Trust shall be treated as a liquidating trust under Treasury Regulation Section 301.7701-4(d) and any analogous provision of state or local law, and the Beneficiaries shall be treated as the owners of their respective share of the Trust pursuant to Sections 671 through 679 of the Internal Revenue Code of 1986, as amended (the “Code”) and any analogous provision of state or local law, and shall be taxed on their respective share of the Trust’s taxable income (including both ordinary income and capital gains) pursuant to Section 671 of the Code and any analogous provision of state or local law. The Trustees shall file all tax returns required to be filed with any governmental agency consistent with this position, including, but not limited to, any returns required of grantor trusts pursuant to Treasury Regulation Section 1.671-4(a).

2.3 No Reversion to the Company. In no event shall any part of the Trust Assets revert to or be distributed to the Company or its successor in the Merger.

2.4 Payment of Trustee Liabilities. If any Liability is asserted against any Trustee as a result of the Grant, the Trustees may use such part of the Trust Assets or the Holdco Assets as may be necessary in contesting any such Liability or in payment thereof, and in no event shall the Trustees, Beneficiaries, officers of the Trust or any subsidiary of the Trust, manager, Advisor or agents of the Trust be personally liable, nor shall resort be had to the private property of such Persons, in the event that the Trust Assets and the Holdco Assets are not sufficient to satisfy the Liabilities of the Trust.

2.5 Management of Subsidiaries.

(a) Subject to the terms of any agreements governing the management and operation of any Trust Subsidiary, including without limitation with respect to obligations of the directors, officers, managers, partners or members of any such entity to act in the best interests of the Trust Subsidiary and the equity holders, partners or members of such Trust Subsidiary, the Trustees shall take such actions with respect to the Trust’s direct or indirect interest in each Trust Subsidiary (whether in connection with the Trust’s position as direct or indirect equity owner, partner, member or manager, or as a director, officer, employee or agent of such Trust Subsidiary), and shall, subject to any obligations to any other equity owners, partners or members of a Trust Subsidiary, cause each Trust Subsidiary to take such actions, as are consistent with the purposes and provisions of the Trust and this Agreement.

(b) The Trustees shall, to the extent not done on or prior to the Grant Date, and to the extent deemed necessary or desirable by the Trustees, amend, or cause to be amended, the operating agreements and other governing documents of each Trust Subsidiary and take such other action to provide that the purpose of such entity is substantially the same as that set forth in Section 2.2, including no objective to continue or engage in the conduct of a trade or business (other than as necessary to realize or preserve the value of its assets) and the expeditious but orderly disposition and distribution of its assets; provided that it shall not be inconsistent with the provisions of this paragraph for any Trust Subsidiary to continue to engage in a trade or business following such time as the Trust has sold all of its interests in such Trust Subsidiary in furtherance of the Plan.

(c) The Trustees shall cause each Trust Subsidiary to distribute to the Trust and to such Trust Subsidiary’s other equity owners, partners or members, if any, in accordance with the governing documents of such Trust Subsidiary, on or before each distribution provided for in Section 5.6 and Section 5.7 such portion of its cash as is deemed necessary by the Trustees to make such distribution pursuant to Section 5.6 or Section 5.7.

(d) The Trustees may serve as partners, members, directors, officers, employees or agents of a Trust Subsidiary.

2.6 Management Services Agreement. Concurrently with the Grant, the Trust and Holdco will enter into a management services agreement with the Advisor to provide asset, development and development oversight and operating management services for the Retained Properties, to assist in the sale of such properties, and to provide administrative services to the Trust and the Trust Subsidiaries, on such terms and conditions as may be approved by the Trustees.

ARTICLE III

BENEFICIAL INTERESTS

3.1 Beneficial Interests.

(a) Pursuant to the Plan, immediately prior to the effective time of the Merger, but before the redemption of the Special Company Partnership Units (as defined in the Merger Agreement) pursuant to Section 3.2 of the Merger Agreement, the Company will distribute to each record owner of outstanding Shares one unit of Beneficial Interest (a “Unit”) in the Trust for each Share then held of record by such Stockholder. Following this distribution, each Beneficiary shall have a pro rata undivided beneficial interest in the Holdco Common Units and the other Trust Assets equal to the number of Units held by such Beneficiary divided by the total number of Units held by all Beneficiaries.

(b) The rights of Beneficiaries in, to and under the Trust Assets and the Trust shall not be represented by any form of certificate or other instrument, and no Beneficiary shall be entitled to such a certificate. The Trustees shall maintain, or cause to be maintained, a record of the name and address of each Beneficiary and the aggregate number of Units held by such Beneficiary.

(c) If any conflicting claims or demands are made or asserted with respect to the ownership of any Units, or if there is any disagreement between the transferees, assignees, heirs, representatives or legatees succeeding to all or part of the interest of any Beneficiary resulting in adverse claims or demands being made in connection with such Units, then, in any of such events, the Trustees shall be entitled, at their sole election, to refuse to comply with any such conflicting claims or demands. In so refusing, the Trustees may elect to make no payment or distribution with respect to such Units, or to make such payment to a court of competent jurisdiction or an escrow agent, and in so doing, the Trustees shall not be or become liable to any of such parties for its failure or refusal to comply with any of such conflicting claims or demands or to take any other action with respect thereto, nor shall the Trustees be liable for interest on any funds which it may so withhold. Notwithstanding anything to the contrary set forth in this Section 3.1(c), the Trustees shall be entitled to refrain and refuse to act until either (i) the rights of the adverse claimants have been adjudicated by a final judgment of a court of competent jurisdiction, (ii) all differences have been adjusted by valid written agreement between all of such parties, and the Trustees shall have been furnished with an executed counterpart of such agreement, or (iii) there is furnished to the Trustees a surety bond or other security satisfactory to the Trustees, as they shall deem appropriate, to fully indemnify them as between all conflicting claims or demands.

3.2 Rights of Beneficiaries. Each Beneficiary shall be entitled to participate in the rights and benefits due to a Beneficiary hereunder according to the Beneficiary’s Beneficial Interest. Each Beneficiary shall take and hold the same subject to all the terms and provisions of this Agreement. The interest of each Beneficiary hereunder is declared, and shall be in all respects, personal property and upon the death of an individual Beneficiary, the Beneficiary’s Beneficial Interest shall pass as personal property to the Beneficiary’s legal representative and such death shall in no way terminate or affect the validity of this Agreement. A Beneficiary shall have no title to, right to, possession of, management of, or control of, any of the Trust Assets except the right to receive distributions of the net proceeds thereof as, when, and if made as expressly provided herein. No widower, widow, heir or devisee of any person who may be a Beneficiary shall have any right of dower, homestead, or inheritance, or of partition, or of any other right, statutory or otherwise, in any of the Trust Assets.

3.3 Limitations on Transfer. THE BENEFICIAL INTEREST OF A BENEFICIARY MAY NOT BE TRANSFERRED OTHER THAN BY WILL, INTESTATE SUCCESSION OR OPERATION OF LAW; provided that a Beneficiary shall be allowed to assign or transfer a Beneficial Interest held by a tax-qualified employee retirement plan or account (including a regular IRA, a Keogh plan or a 401(k) plan) to the plan participant or account owner, but only if and to the extent that (x) a distribution from the plan or account is required to be made in order to satisfy the required minimum distribution (“RMD”) provisions applicable to such plan or account, and (y) such RMD requirements cannot be satisfied by distributing other assets from such plan or account, or from other accounts of such account owner; and further provided, that the executor or administrator of the estate of a Beneficiary may mortgage, pledge, grant a security interest in, hypothecate or otherwise encumber, the Beneficial Interest held by the estate of such Beneficiary if necessary in order to borrow money to pay estate, succession or inheritance taxes or the expenses of administering the estate of the Beneficiary, upon written notice to and upon written consent of the Trustees, which consent may be withheld in the Trustees’ sole discretion. Furthermore, except as may be otherwise required by law, the Beneficial Interests of the Beneficiaries hereunder shall not be subject to attachment, execution, sequestration or any order of a court, nor shall such interests be subject to the contracts, debts, obligations, engagements or liabilities of any Beneficiary. The interest of a Beneficiary shall be paid by the Trustees to the Beneficiary free and clear of all assignments, attachments, anticipations, levies, executions, decrees and sequestrations and shall become the property of the Beneficiary only when actually received by such Beneficiary.

3.4 Trustees as Beneficiary. The Trustees, either individually or in a representative or fiduciary capacity, may be a Beneficiary to the same extent as if they were not the Trustees hereunder and shall have all rights of a Beneficiary, including, without limitation, the right to vote and to receive distributions, to the same extent as if they were not the Trustees hereunder.

ARTICLE IV

DURATION AND TERMINATION OF THE TRUST

4.1 Duration. The existence of the Trust shall terminate upon the earliest of (1) the liquidation and distribution of the net proceeds of all of the Trust Assets and Holdco Assets as provided in Section 5.7, or (2) the expiration of a period of three years from the Grant Date. Notwithstanding the foregoing, the Trustees may continue the existence of the Trust beyond the three-year term if the Trustees reasonably determine that an extension is necessary to fulfill the purposes of the Trust, provided that the Trustees have requested and obtained additional no-action assurance from the Division of Corporation Finance of the Securities and Exchange Commission (the “Commission”) regarding relief from registration and reporting requirements under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) prior to any such extension.

4.2 Other Obligations of Trustees upon Termination. Upon termination of the Trust, the Trustees shall provide for the retention of the books, records, lists of holders of Units, and files which shall have been delivered to or created by the Trustees, the Advisor, or their respective agents. At the Trustees’ discretion, all of such records and documents may be destroyed at any time after six years following the final distribution with respect to the Holdco Assets. Except as otherwise specifically provided herein, upon the final distribution with respect to the Holdco Assets, the Trustees shall have no further duties or obligations hereunder; provided, that the Trustees shall execute and deliver such other instruments and agreements as shall be reasonably necessary to effect the termination of the Trust.

ARTICLE V

ADMINISTRATION OF TRUST ASSETS

5.1 Sale of Holdco Assets and Trust Assets. Subject to the terms and conditions of this Agreement and the Holdco LLC Agreement, the Trustees shall cause Holdco and the Holdco Subsidiaries to continue the development and lease-up of the Retained Properties with the objective of realizing the value of the Retained Properties for the benefit of the members of Holdco and the Beneficiaries. Subject to the terms and conditions of this Agreement and the Holdco LLC Agreement, the Trustees may, and may cause the Trust, in its capacity as managing member of Holdco to, at such times as they deem appropriate, in their discretion, collect, liquidate, reduce to cash, transfer, assign, or otherwise dispose of all or any part of the Holdco Assets or the Trust Assets as they deem appropriate at public auction or at private sale for cash, securities or other property, or upon credit (either secured or unsecured as the Trustee shall determine). The Trustees shall make continuing efforts to dispose of the Holdco Assets and the Trust Assets, make timely distributions and not unduly prolong the duration of the Trust.

5.2 Efforts to Resolve Claims and Liabilities. Subject to the terms and conditions of this Agreement, the Trustees shall make appropriate efforts to resolve any contingent or unliquidated claims and outstanding contingent Liabilities for which the Trust or any Trust Subsidiary may be responsible, administer and dispose of the Holdco Assets and the Trust Assets as contemplated in the Holdco LLC Agreement and this Agreement, make timely distributions to the members of Holdco and the Beneficiaries, and not unduly prolong the duration of the Trust.

5.3 Continued Collection of Trust Assets. All property that is determined to be a part of the Trust Assets shall continue to be collected by the Trustees and held as a part of the Trust. The Trustees shall hold the Trust Assets without being obligated to provide for or pay any interest thereon to any Beneficiary, except to the extent of such Beneficiary’s share of interest actually earned by the Trust after payment of the Trust’s liabilities and expenses as provided in Section 5.5.

5.4 Restriction on Trust Assets. The Trust shall not receive, or permit any Trust Subsidiary to receive, transfers of, and shall cause to be distributed, any assets prohibited by Revenue Procedure 82-58, 1982-2 C.B. 847 (as amplified by Revenue Procedure 91-15, 1991-1 C.B. 484), as the same may be further amended, supplemented, or modified, including, but not limited to, any listed stocks or securities, any readily-marketable assets, any operating assets of a going business, any unlisted stock of a single issuer that represents 80% or more of the stock of such issuer, or any general or limited partnership interest, it being understood that the interests in the Trust Subsidiaries do not constitute any such assets. The Trustees shall not retain cash in excess of a reasonable amount to meet expenses and Liabilities of the Trust and the Trust Assets.

5.5 Payment of Expenses and Liabilities. The Trustees shall pay from the Trust Assets all expenses and Liabilities of the Trust and of the Trust Assets, including, but not limited to, interest, penalties, taxes, assessments, and public charges of any kind or nature and the costs, charges, and expenses connected with or growing out of the execution or administration of the Trust and such other payments and disbursements as are provided in this Agreement or which may be determined to be a proper charge against the Trust Assets by the Trustees.

5.6 Interim Distributions. At such times as may be determined in their sole discretion, the Trustees shall cause Holdco to distribute to its members, and upon receipt of the Trust’s share of such distribution (as the holder of the Holdco Common Units), the Trustees shall distribute, or cause to be distributed, to the Beneficiaries, in proportion to the number of Units held by each Beneficiary on the record date for such distribution as determined by the Trustees in their sole discretion, such cash or other property comprising a portion the Trust Assets as the Trustees may in their sole discretion determine may be distributed.

5.7 Final Distribution. If the Trustees determine that the Liabilities and all other claims, expenses, charges, and obligations of the Trust and the Trust Subsidiaries have been paid or discharged, and all Trust Assets have been liquidated, the Trustees shall, as expeditiously as is consistent with the conservation and protection of the Holdco Assets and the Trust Assets, cause Holdco to distribute to its members the remaining Holdco Assets, if any, and upon receipt of the Trust’s share of such distribution (as the holder of the Holdco Common Units), distribute such share to the Beneficiaries in proportion to the number of Units held by each Beneficiary.

5.8 Reports to Beneficiaries.

(a) As soon as practicable after the Grant Date, the Trustees will mail to each Beneficiary a notice indicating how many Units such person beneficially owns and the Trustees’ addresses and other contact information.

(b) As soon as practicable after the end of each fiscal year of the Trust on a timeline as though the Trust were a non-accelerated filer of reports under the Securities Exchange Act of 1934, the Trust shall file an annual report on Form 10-K with the Commission showing the assets and liabilities of the Trust at the end of the applicable calendar year and the receipts and disbursements of the Trust for such period covered by the report. The annual report also will describe the changes in the assets of the Trust and the actions taken by the Trustees during such period covered by the report. The financial statements contained within such annual report need not be audited but will be prepared on a liquidation basis in accordance with generally accepted accounting principles. The Trust also will file interim reports on Form 8-K with the Commission whenever an event occurs for which a Form 8-K is required to be filed for the Trust or whenever, in the opinion of the Trustees, in their discretion, any other material event relating to the Trust or its assets has occurred.

(c) The tax year and the fiscal year of the Trust shall end on December 31 of each year.

5.9 Federal Income Tax Information. As soon as practicable after the close of each tax year, the Trustees shall mail to each Person who was a Beneficiary during such year, a statement showing, on a per Unit basis, the information necessary to enable a Beneficiary to determine its taxable income (if any) from the Trust as determined for federal income tax purposes. In addition, after receipt of a request in good faith, the Trustees shall furnish to any Person who has been a Beneficiary at any time during the preceding year, at the expense of such Person and at no cost to the Trust, a statement containing such further tax information as is reasonably available to the Trustees and reasonably requested by such Person.

5.10 Books and Records. The Trustees shall maintain in respect of the Trust and the holders of Units books and records relating to the Trust Assets and the income and liabilities of the Trust in such detail and for such period of time as may be necessary to enable it to make full and proper accounting in respect thereof in accordance with this Article V and to comply with applicable law. Such books and records shall be maintained on a basis or bases of accounting necessary to facilitate compliance with the tax reporting requirements of the Trust and the reporting obligations of the Trustees under Section 5.8. Nothing in this Agreement requires the Trustees to file any accounting or seek approval of any court with respect to the administration of the Trust or as a condition for making any payment or distribution out of the Trust Assets. Beneficiaries and their agents shall be entitled, upon 30 days’ prior written notice delivered to the Trustees, to inspect and copy (at their own expense) during normal business hours the following (and only the following) documents, solely to the extent that such documents are not publicly available on the website of the Commission: (i) this Agreement and all amendments hereto; (ii) minutes of the proceedings (if any) of the Beneficiaries; (iii) an annual statement of affairs (which may be the annual report contemplated by Section 5.8(a)); and (iv) any voting trust agreements on file at the Trust’s principal office; provided that, if so requested, such Beneficiaries shall have entered into a confidentiality agreement satisfactory in form and substance to the Trustees

5.11 Appointment of Agents, etc.

(a) The Trustees shall be responsible for the general policies of the Trust and for the general supervision of the activities of the Trust and Trust Subsidiaries conducted by all agents, officers, employees, advisors or managers of the Trust or any of the Trust Subsidiaries. The Trustees shall have the power to appoint, employ or contract with any Person or Persons as the Trustees may deem necessary or proper for the transaction of all or any portion of the activities of the Trust, including appointment of officers of the Trust and the Trust Subsidiaries and the retention of the Advisor under a management services agreement, as contemplated by Section 2.6. For purposes of this Agreement, the Advisor shall be deemed to be an agent of the Trust.

(b) The Trustees shall have the power to determine the terms and compensation of any Person with whom it may contract pursuant to Section 5.11(a).

(c) The Trustees shall not be required to administer the Trust as their sole and exclusive function and the Trustees may have other business interests and may engage in other activities similar or in addition to those relating to the Trust, including in competitive business interests, including the rendering of advice or services of any kind to investors or any other Persons and the management of other investments, subject to the Trustees’ obligations under this Agreement and applicable law.

ARTICLE VI

BOARD OF TRUSTEES

6.1 Board of Trustees. The Trust and its affairs shall be governed, managed and administered by a Board of Trustees. References in this Agreement to the “Trustees” shall constitute references to the Board of Trustees acting as described in this Article VI, unless the context otherwise requires.

6.2 Number and Qualification of Trustees.

(a) Subject to the provisions of Section 6.3 relating to the period pending the appointment of a successor Trustee, there shall be three Trustees of this Trust comprising the Board of Trustees, who shall be citizens and residents of, or a corporation or other entity which is incorporated or formed under the laws of, a state of the United States and, if a corporation, it shall be authorized to act as a corporate fiduciary under the laws of the State of Maryland or such other jurisdiction as shall be determined by the Trustee in its sole discretion. The number of Trustees may be increased or decreased from time to time by the Trustees, provided that there shall never be fewer than one Trustee.

(b) If a corporate Trustee shall ever change its name, or shall reorganize or reincorporate, or shall merge with or into or consolidate with any other bank or trust company, such corporate trustee shall be deemed to be a continuing entity and shall continue to act as a trustee hereunder with the same liabilities, duties, powers, titles, discretions, and privileges as are herein specified for a Trustee.

(c) A majority of the Trustees shall be Independent Trustees; provided that, if one or more Independent Trustees shall resign or be removed, and pending the filling of the vacancy or vacancies created by such resignation or removal less than a majority of the Trustees are Independent Trustees, the failure of a majority of the Trustees to be Independent Trustees shall not affect the validity of any action taken by the Trustees.

6.3 Resignation and Removal. Any Trustee may resign and be discharged from the Trust by giving written notice to the other Trustees. Such resignation shall become effective on the date specified in such notice. Any

Trustee may be removed at any time, with or without cause, by Beneficiaries holding in the aggregate more than two-thirds of the total Units held by all Beneficiaries at a meeting of the Beneficiaries duly called for such purpose.

6.4 Appointment of Successor. If at any time a Trustee resigns or is removed, dies, becomes mentally incompetent or physically incapable of performing such Trustee’s responsibilities hereunder (as determined by the other Trustees), or is adjudged bankrupt or insolvent, unless the remaining Trustees (if any) shall decrease the number of Trustees comprising the Board of Trustees pursuant to Section 6.2 hereof, or in the event the number of Trustees comprising the Board of Trustees shall be increased pursuant to Section 6.2 hereof, a vacancy shall be deemed to exist and a successor shall be appointed by action of a majority of the remaining Trustees (if any). If (i) such a vacancy is not filled by the remaining Trustees within ninety (90) days, and the remaining Trustees, if any, have notified the Beneficiaries of their inability to fill such vacancy or (ii) there is no remaining Trustee then, the Beneficiaries may, pursuant to Article XII hereof, call a meeting to appoint a successor Trustee or successor Trustees. At such meeting, holders of a majority of the outstanding Units shall constitute a quorum and a successor Trustee or successor Trustees shall be appointed by Beneficiaries holding Units representing a majority of the total Units present at the meeting, in person or by proxy, with each Unit being entitled to be voted with respect to each vacancy to be filled at such meeting. Pending the appointment of a successor Trustee, the remaining Trustee or Trustees then serving may continue to take all actions that may be taken by the Trustees hereunder.

6.5 Acceptance of Appointment by Successor Trustee. Any successor Trustee appointed hereunder shall execute an instrument accepting such appointment hereunder and shall file one counterpart with the books and records of the Trust and, in case of a resignation, deliver one counterpart to the resigning Trustee. Thereupon such successor Trustee shall, without any further act, become vested with all the estates, properties, rights, powers, trusts, and duties of its predecessor in the Trust hereunder with like effect as if originally named therein.

6.6 Required Approval for Action by Trustees. At any time there is more than one Trustee, all action required or permitted to be taken by the Trustees, in their capacity as Trustees, shall be taken by approval, consent, vote or resolution, including by written consent, authorized by at least a majority of the Trustees.

6.7 Compensation; Expense Reimbursement. The Independent Trustees shall be entitled to receive compensation for their services as Trustees comparable to that paid by the Company to its independent directors prior to the Merger, consisting of reasonable meeting fees or quarterly or annual retainer fees or a combination of such fees, as determined by the Trustees. Each Trustee shall be reimbursed from the Trust Assets or the Holdco Assets for all expenses reasonably incurred, and appropriately documented, by such Trustee in the performance of that Trustee’s duties in accordance with this Agreement.

ARTICLE VII

POWERS OF AND LIMITATIONS ON THE TRUSTEES

7.1 Limitations on Trustees. The Trustees shall not cause the Trust, and shall not cause any Trust Subsidiary, to enter into or engage in any trade or business except as necessary to carry out the purposes of the Trust. In no event shall the Trustees take any action which would jeopardize the status of the Trust as a “liquidating trust” for federal, state or local income tax purposes within the meaning of Treasury Regulation Section 301.7701-4(d) and any analogous provision of state or local law. The Trustees shall not invest any of the cash held as Trust Assets in securities of any other Person, except that the Trustees may invest in (i) direct obligations of the United States of America or obligations of any agency or instrumentality thereof which mature not later than one year from the date of acquisition thereof, (ii) money market deposit accounts, checking accounts, savings accounts, or certificates of deposit, or other time deposit accounts which mature not later than one year from the date of acquisition thereof which are issued by a commercial bank or savings institution organized under the laws of the United States of America or any state thereof, or (iii) other temporary investments not inconsistent with the Trust’s status as a liquidating trust for tax purposes.

7.2 Specific Powers of Trustees. Subject to the provisions of the terms and conditions of this Agreement, the Trustees shall have the following specific powers in addition to any and all powers conferred upon them by any other Section or provision of this Agreement or any laws of the State of Maryland; provided that the enumeration of the following powers shall not be considered in any way to limit or control the power of the Trustees to act as specifically authorized by any other Section or provision of this Agreement and to act in such a manner as the Trustees may deem necessary or appropriate to conserve and protect the Trust Assets and the Holdco Assets or to confer on the Beneficiaries the benefits intended to be conferred upon them by this Agreement:

(a) to determine the nature and amount of the consideration to be received with respect to the lease, sale or other disposition of, or the grant of interest in, the Trust Assets and/or the Holdco Assets;

(b) to collect, liquidate, finance or refinance or otherwise convert into cash, or such other property as it deems appropriate, all property, assets and rights in the Trust Assets and/or the Holdco Assets, and to pay, discharge, and satisfy all other claims, expenses, charges, Liabilities and obligations existing with respect to the Trust Assets, the Holdco Assets, the Trust or the Trustees;

(c) to elect, appoint, engage, retain or employ any Persons as officers, agents, representatives, employees or independent contractors (including without limitation real estate advisors, investment advisors, accountants, transfer agents, attorneys-at-law, managers, appraisers, brokers, or otherwise) in one or more capacities, and to pay reasonable compensation from the Trust Assets or the Holdco Assets for services in as many capacities as such Person may be so elected, appointed, engaged, employed or retained, to prescribe the titles, powers and duties, terms of service and other terms and conditions of the election, appointment, engagement, employment or retention of such Persons and, except as prohibited by law, to delegate any of the powers and duties of the Trustees to officers, agents, representatives, independent contractors, employees or other Persons, including, without limitation, the retention of Advisor and its affiliates to provide various services to the Trust and the Subsidiaries owned by it consistent with the types of services and compensation terms previously applicable to the Company prior to the formation of the Trust, plus a disposition fee with respect to the sale or other disposition of the Trust Assets and/or the Holdco Assets;

(d) to retain and set aside such funds out of the Trust Assets or the Holdco Assets as the Trustees shall deem necessary or expedient to pay, or provide for the payment of (i) unpaid claims, expenses, charges, Liabilities and obligations of the Trust or any Trust Subsidiary; and (ii) the expenses of administering the Trust Assets;

(e) to do and perform any and all acts necessary or appropriate for the conservation, protection and realization of value of the Trust Assets and the Holdco Assets, including acts or things necessary or appropriate to maintain the Trust Assets and the Holdco Assets held by the Trustees pending sale or disposition thereof or distribution thereof to the Beneficiaries;

(f) to institute , defend, settle or otherwise resolve actions, judgments or claims for declaratory relief or other actions, judgments or claims and to take such other action, in the name of the Trust or any Subsidiary owned by it or as otherwise required, as the Trustees may deem necessary or desirable to enforce any instruments, contracts, agreements, causes of action, or rights relating to or forming a part of the Trust Assets or the Holdco Assets;

(g) to determine conclusively from time to time the value of and to revalue the securities and other property of the Trust, in accordance with independent appraisals or other information as it deems necessary or appropriate;

(h) to cancel, terminate or amend any instruments, contracts, agreements, obligations, or causes of action relating to or forming a part of the Trust Assets or the Holdco Assets, and to execute new instruments, contracts, agreements, obligations or causes of action notwithstanding that the terms of any such instruments, contracts, agreements, obligations, or causes of action may extend beyond the terms of the Trust;

(i) in the event any of the property which is or may become a part of the Trust Assets or the Holdco Assets is situated in any state or other jurisdiction in which the Trustees are not qualified to act as Trustees, to nominate and appoint an individual or corporate trustee qualified to act in such state or other jurisdiction in connection with the property situated in that state or other jurisdiction as a trustee of such property and require from such trustee such security, if any, as may be designated by the Trustees, which, in the sole discretion of the Trustees may be paid out of the Trust Assets or the Holdco Assets. The trustee so appointed shall have all the rights, powers, privileges and duties and shall be subject to the conditions and limitations of the Trust, except as limited by the Trustees and except where the same may be modified by the laws of such state or other jurisdiction (in which case, the laws of the state or other jurisdiction in which such trustee is acting shall prevail to the extent necessary). Such trustee shall be answerable to the Trustees herein appointed for all monies, assets and other property which may be received by it in connection with the administration of such property. The Trustees hereunder may remove such trustee, with or without cause, and appoint a successor trustee at any time by the execution by the Trustees of a written instrument declaring such trustee removed from office, and specifying the effective date of removal;

(j) to cause any investments of any part of the Trust Assets or the Holdco Assets to be registered and held in its name or in the names of a nominee or nominees without increase or decrease of liability with respect thereto;

(k) to (i) terminate and dissolve any entities owned by the Trust or any Trust Subsidiary and (ii) form any new entities to be owned by the Trust or any Trust Subsidiary, provided that the interests in any such newly formed entities would not constitute assets prohibited by Revenue Procedure 82-58, 1982-2 C.B. 847 (as amplified by Revenue Procedure 91-15, 1991-1 C.B. 484), as the same may be further amended, supplemented, or modified; and

(l) to perform any act authorized, permitted, or required under any instrument, contract, agreement, right, obligation, or cause of action relating to or forming a part of the Trust Assets or the Holdco Assets whether in the nature of an approval, consent, demand, or notice thereunder or otherwise, unless such act would require the consent of the Beneficiaries in accordance with the express provisions of this Agreement.

7.3 Conflicts of Interest.

(a) Whenever a conflict of interest exists or arises between any Trustee or any of such Trustee’s Affiliates, on the one hand, and the Trust, on the other hand (a “Conflict of Interest”), any decisions or actions taken by the Trustees with respect to such Conflict of Interest (i) shall be taken only by the Independent Trustees and (ii) shall not include the conflicted Trustee. Any agreements or arrangements concerning a Conflict of Interest shall be on terms no less favorable to the Trust than those available to the Trust in similar agreements or arrangements with unaffiliated third parties.

(b) Whenever a Conflict of Interest arises or whenever this Agreement or any other agreement contemplated herein provides that the Trustees shall act in a manner that is, or provide terms that are, fair and reasonable to the Trust, any Beneficiaries or any other Person, the Trustees making such decision or taking such action shall resolve such Conflict of Interest, take such action or provide such terms, considering in each case the relative interest of each party (including their own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices and any applicable generally accepted accounting practices or principles.

(c) Rights of Trustees, Employees, Independent Contractors and Agents to Own Units or Other Property and to Engage in Other Business. Any Trustee, officer, employee, independent contractor or agent of the Trust, including the Advisor, may own, hold and dispose of Units for its individual account, and may exercise all rights thereof and thereunder to the same extent and in the same manner as if it were not a Trustee, officer, employee, independent contractor or agent of the Trust. Any Trustee, officer, employee, independent contractor or agent of the Trust, including the Advisor, may, in its personal capacity or in the capacity of trustee, manager, officer, director, shareholder, partner, member, advisor, employee of any Person or otherwise, have business interests and holdings similar to or in addition to those relating to the

Trust, including business interests and holdings that are competitive with the Trust. Any Trustee, officer, employee, independent contractor or agent of the Trust, including the Advisor, may be a trustee, manager, officer, director, shareholder, partner, member, advisor, employee or independent contractor of, or otherwise have a direct or indirect interest in, any Person who may be engaged to render advice or services to the Trust, and may receive compensation from such Person as well as compensation as Trustee, employee, independent contractor or agent, including as manager or Advisor, or otherwise hereunder so long as such interest is disclosed to the Trustees. None of these activities in and of themselves shall be deemed to conflict with its duties as Trustee, officer, employee, independent contractor or agent of the Trust, including as Advisor. The doctrine of corporate opportunity, or any analogous doctrine, shall not apply to the Trustees or officers or other agents of the Trust or the Trust Subsidiaries, including the Advisor. No Trustee or officer who acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for the Trust shall have any duty to communicate or offer such opportunity to the Trust, and such Trustee shall not be liable to the Trust or to the Beneficiaries for breach of any fiduciary or other duty by reason of the fact that such Trustee pursues or acquires for, or directs such opportunity to another Person or does not communicate such opportunity or information to the Trust. Neither the Trust nor any Beneficiary shall have any rights or obligations by virtue of this Agreement or the trust relationship created hereby in or to such independent ventures or the income or profits or losses derived therefrom, and the pursuit of such ventures, even if competitive with the activities of the Trust, shall not be deemed wrongful or improper. Any Trustee may engage or be interested in any financial or other transaction with the Beneficiaries or any Affiliate of the Trust or the Beneficiaries, or may act as depositary for, trustee or agent for, or act on any committee or body of holders of, securities or other obligations of the Trust or the Beneficiaries or their Affiliates.

ARTICLE VIII

DUTIES AND LIABILITIES OF THE TRUSTEES,

BENEFICIARIES AND AGENTS; INDEMNIFICATION

8.1 Generally. The Trustees accept and undertake to discharge the Trust, upon the terms and conditions hereof, on behalf of the Beneficiaries. Each Trustee shall exercise such rights and powers vested in the Trustees by this Agreement in good faith, and use the same degree of care and skill in his, her, or its exercise as a prudent man or woman would exercise or use under the circumstances in the conduct of his or her own affairs, and no Trustee shall have or be deemed to have any fiduciary or other duty to the Trust, any Beneficiary, any Trustee or any other Person, except for such duties as are expressly provided by this Agreement. The provisions of this Agreement, to the extent that they restrict or otherwise limit the duties and liabilities of the Trustees otherwise existing at law or in equity are agreed by the parties hereto to replace such other duties and liabilities of the Trustees. To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of trustees or officers of a Maryland statutory trust, no present or former Trustee or officer or other agent of the Trust or of any Trust Subsidiary, including the Advisor, shall be subject to any personal liability whatsoever in tort, contract or otherwise, to the Trust, any Beneficiary or any other Person. Neither the amendment nor repeal of this Section 8.1, nor the adoption or amendment of any other provision of this Agreement inconsistent with this Section 8.1, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption. In addition, notwithstanding the foregoing:

(a) no successor Trustee shall be responsible for the acts or omissions of a Trustee in office prior to the date on which such successor becomes a Trustee;

(b) the Trustees shall not be required to perform any duties or obligations except for the performance of such duties and obligations as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Trustees;

(c) in the absence of bad faith on the part of the Trustees, the Trustees may conclusively rely, as to the truth, accuracy and completeness thereof, on the statements and certificates or opinions furnished to the Trustees and conforming to the requirements of this Agreement;

(d) no Trustee shall be liable for any act which such Trustee may do or omit to do hereunder, or for any mistake of fact or law, or for any error of judgment, or for the misconduct of any employee, agent, representative or attorney appointed by the Trustees, or for anything that it may do or refrain from doing in connection with this Agreement while acting in good faith; and

(e) no Trustee shall be liable with respect to any action taken or omitted to be taken by such Trustee in accordance with (i) a written opinion of legal counsel addressed to the Trustees or (ii) the direction of Beneficiaries having aggregate Beneficial Interests of at least a majority of all Beneficial Interests relating to the exercise by the Trustees of any trust or power conferred upon the Trustees under this Agreement.

8.2 Reliance by Trustees.

(a) The Trustees may consult with legal counsel, auditors or other experts to be selected by them and the advice or opinion of such counsel, auditors, or other experts shall be full and complete personal protection to the Trustees and agents of the Trust in respect of any action taken or suffered by the Trustees in good faith and in the reliance on, or in accordance with, such advice or opinion.

(b) Persons dealing with the Trustees shall look only to the Trust Assets to satisfy any liability incurred by the Trustees to such Person in carrying out the terms of the Trust, and the Trustees shall have no personal or individual obligation to satisfy any such liability.

(c) As far as reasonably practicable, the Trustees shall cause any written instrument creating an obligation of the Trust to include a reference to this Agreement and to provide that neither the Beneficiaries, the Trustees nor their agents shall be liable thereunder, and that the other parties to such instrument shall look solely to the Trust Assets for the payment of any claim thereunder or the performance thereof; provided that the omission of such provision from any such instrument shall not render the Beneficiaries, the Trustees or their agents liable, nor shall the Trustees be liable to anyone for such omission.

8.3 Limitation on Liability to Third Persons. No Beneficiary shall be subject to any personal liability whatsoever, in tort, contract, or otherwise, to any Person in connection with the Trust Assets, the Holdco Assets or the affairs of the Trust. To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of trustees or officers of a Maryland statutory trust, no present or former Trustee or officer or other agent of the Trust or of any Trust Subsidiary, including the Advisor, shall be subject to any personal liability whatsoever in tort, contract or otherwise, to the Trust, any Beneficiary or any other Person. All Persons shall look solely to the Trust Assets for satisfaction of claims of any nature arising in connection with the affairs of the Trust. The Trustees shall, at all times, at the expense of the Trust, maintain insurance for the protection of the Trust Assets, its Beneficiaries, the Trustees and agents in such amount as the Trustees shall deem adequate, in the exercise of their discretion, to cover all foreseeable liability to the extent available at reasonable rates. Neither the amendment nor repeal of this Section 8.3, nor the adoption or amendment of any other provision of this Agreement inconsistent with this Section 8.3, shall apply to or affect in any respect the applicability of the preceding sentences with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

8.4 Recitals. Any written instrument creating an obligation of the Trust shall be conclusively taken to have been executed or done by a Trustee or agent of the Trust only in its capacity as Trustee under this Agreement, or in its capacity as an agent of the Trust.

8.5 Indemnification. The Trustees and each Person appointed or employed by the Trustees pursuant to Section 5.11, including the Advisor, and the directors, officers, employees, managers and agents of each Trustee each such Person (each an “Indemnified Person” and collectively the “Indemnified Persons”), shall, to the fullest extent permitted by law, be indemnified out of the Trust Assets and the Holdco Assets against all claims, actions, liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, reasonably incurred by the Indemnified Persons in connection with the defense or disposition of any action, suit or other proceeding by the Trust, the Advisor or any other Person, whether civil or criminal, in which the Indemnified Person may be involved or with which the Indemnified Person may be threatened: (i) in the case of a Trustee or a Person appointed by the Trustees pursuant to Section 5.11, including the Advisor, while in office or thereafter, by reason of his being or having been such a Trustee, Advisor, employee or agent including, without limitation, in connection with or arising out of any action, suit or other proceeding based on any alleged breach of duty, neglect, error, misstatement, misleading statement, omission or act of any such Trustee, Advisor, or Person in such capacity: and (iii) in the case of any director, officer, employee, manager or agent of any such Person, by reason of any such Person exercising or failing to exercise any right or power hereunder. The rights accruing to any Indemnified Person under these provisions shall not exclude any other right to which the Indemnified Person may be lawfully entitled; provided that no Indemnified Person may satisfy any right of indemnity or reimbursement granted herein, or to which the Indemnified Person may be otherwise entitled, except out of the Trust Assets and the Holdco Assets, and no Beneficiary shall be personally liable to any person with respect to any claim for indemnity or reimbursement or otherwise. The Trustees may make advance payments in connection with indemnification under this Section 8.5, provided that the Indemnified Person shall have given a written undertaking to repay any amount advanced to the Indemnified Person and to reimburse the Trust in the event that it is subsequently determined that the Indemnified Person is not entitled to such indemnification. The Trustees shall cause the Trust to purchase such insurance as they believe, in the exercise of their discretion, adequately insures that each Indemnified Person shall be indemnified against any such claims, actions, liabilities and expenses pursuant to this Section 8.5. Nothing contained herein shall restrict the right of the Trustees to indemnify or reimburse such Indemnified Person in any proper case, even though not specifically provided for herein, nor shall anything contained herein restrict the right of any such Indemnified Person to contribution under applicable law.

8.6 Reliance on Statements by Trustees. Any Person dealing with the Trustees shall be fully protected in relying upon the Trustees’ certificate, signed by any one or more of the Trustees, with respect to the authority that one or more Trustees, or any officer or agent of the Trust, has to take any action with respect to the Trust. Any Person dealing with the Trustees shall be fully protected in relying upon the Trustees’ certificate setting forth the facts concerning any action taken by the Trustees pursuant to this Agreement.

ARTICLE IX

CERTAIN MATTERS CONCERNING THE BENEFICIARIES

9.1 Evidence of Action by Beneficiaries. Whenever in this Agreement it is provided that the Beneficiaries may take any action (including the making of any demand or request, the giving of any notice, consent, or waiver, the removal of a Trustee, the appointment of a successor Trustee, or the taking of any other action), the fact that at the time of taking any such action such Beneficiaries have joined therein may be evidenced: (i) by any instrument or any number of instruments of similar tenor executed by the Beneficiaries in person or by proxy, agent or attorney appointed in writing; or (ii) by the record of the Beneficiaries voting in person or by proxy in favor thereof at any meeting of Beneficiaries duly called and held in accordance with the provisions of Article X.

9.2 Limitation on Suits by Beneficiaries. No Beneficiary shall have any right by virtue of any provision of this Agreement to institute any action or proceeding at law or in equity against any party other than the Trustees upon or under or with respect to the Trust Assets or the Holdco Assets or the agreements relating to or forming part of the Trust Assets or the Holdco Assets, and the Beneficiaries (by their acceptance of any distribution made to them pursuant to this Agreement) waive any such right.

9.3 Requirement of Undertaking. The Trustees may request any court to require, and any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Agreement, or in any suit against the Trustees for any action taken or omitted to be taken by them as Trustees, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 9.3 shall not apply to any suit by the Trustees.

ARTICLE X

MEETINGS OF BENEFICIARIES

10.1 Purpose of Meetings. A meeting of the Beneficiaries may be called at any time and from time to time pursuant to the provisions of this Article for the purposes of taking any action which the terms of this Agreement expressly permit Beneficiaries to take either acting alone or with the Trustees.

10.2 Meeting Called by Trustees. The Trustees may at any time call a meeting of the Beneficiaries to be held at such time and at such place as the Trustees shall determine. Written notice of any meeting of the Beneficiaries shall be given by the Trustees (except as provided in Section 10.3), which written notice shall set forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, and shall be mailed not more than 60 nor less than 10 days before such meeting is to be held to all of the Beneficiaries of record not more than 60 days before the date of such meeting. The notice shall be directed to the Beneficiaries at their respective addresses as they appear in the records of the Trust.

10.3 Meeting Called on Request of Beneficiaries. Within 30 days after written request to the Trustees by Beneficiaries holding an aggregate of at least 25% of the total Units held by all Beneficiaries to call a meeting of all Beneficiaries (but only to transact business permitted by Section 10.1 hereof), which written request shall specify in reasonable detail the action proposed to be taken, the Trustees shall proceed under the provisions of Section 10.2 to call a meeting of the Beneficiaries, and if the Trustees fail to call such meeting within such 30-day period then such meeting may be called by such Beneficiaries, or their designated representatives, requesting such meeting.

10.4 Persons Entitled to Vote at Meeting of Beneficiaries. Each Beneficiary shall be entitled to vote at a meeting of the Beneficiaries either in person or by his proxy duly authorized in writing. The signature of the Beneficiary on such written authorization need not be witnessed or notarized. Each Beneficiary shall be entitled to a number of votes equal to the number of Units held by such Beneficiary as of the applicable record date.

10.5 Quorum; Vote Required for Approval. Except as otherwise required by this Agreement or law, Beneficiaries holding at least the number of Units in the aggregate sufficient to take action on any matter for which such meeting was called shall be necessary to constitute a quorum at any meeting of Beneficiaries for the transaction of business. If less than a quorum is present, the Trustees or Beneficiaries having aggregate Units of at least a majority of the total Units held by all Beneficiaries represented at the meeting may adjourn such meeting with the same effect and for all intents and purposes as though a quorum had been present. Except to the extent a different percentage is specified in this Agreement for a particular matter or is required by law, when a quorum is present, any act requiring the approval of the Beneficiaries shall be approved by the affirmative vote of a majority of all the votes entitled to be cast on the matter.

10.6 Adjournment of Meeting. Subject to Section 10.5, meeting of Beneficiaries may be adjourned from time to time and a meeting may be held at such adjourned time and place without further notice.

10.7 Conduct of Meetings. The Trustees shall appoint the Chairman and the Secretary of the meeting and may adopt such rules for the conduct of such meeting as they shall deem appropriate, provided that such rules shall not be inconsistent with the provisions of this Agreement. The vote upon any resolution submitted to any meeting of Beneficiaries shall be by written ballot. An Inspector of Votes, appointed by the Chairman of the meeting, shall count all votes cast at the meeting, in person or by proxy, for or against any resolution and shall make and file with the Secretary of the meeting their verified written report. In the event that a meeting of the Beneficiaries is held when there are no Trustees then in office, the Beneficiaries present or represented by proxy may adopt such rules for the conduct of such meeting as they shall deem appropriate, provided that such rules shall not be inconsistent with the provisions of this Agreement.

10.8 Record of Meeting. A record of the proceedings of each meeting of Beneficiaries shall be prepared by the Secretary of the meeting. The record shall be signed and verified by the Secretary of the meeting and shall be delivered to the Trustees to be preserved by them. Any record so signed and verified shall be conclusive evidence of all of the matters therein stated.

ARTICLE XI

AMENDMENTS

11.1 Amendments Requiring Consent of Beneficiaries. This Agreement may be amended from time to time by the Trustees, with the approval of Beneficiaries holding a majority of the total Units outstanding, or such greater or lesser percentage as shall be specified in this Agreement for the taking of an action by the Beneficiaries under the affected provision of this Agreement, obtained at a meeting of the Beneficiaries duly called for such purpose; provided that no such amendment shall increase the potential liability of the Trustees hereunder without the written consent of the Trustees; provided, further, that no such amendment shall permit the Trustees to engage in any activity prohibited by Section 7.1 hereof or affect the Beneficiaries’ rights to receive their pro rata shares of the Trust Assets at the time of any distribution, and no such amendment shall jeopardize the status of the Trust as a “liquidating trust” for federal, state, or local income tax purposes within the meaning of Treasury Regulation Section 301.7701-4(d) and any analogous provision of state or local law or jeopardize the Beneficiaries treatment as other than the owners of their respective shares of the Trust’s taxable income pursuant to Section 671 through 679 of the Code and any analogous provision of state or local law.

11.2 Amendments Not Requiring Consent of Beneficiaries This Agreement may be amended from time to time by the Trustees, without the consent of any of the Beneficiaries, (i) to add to the representations, duties or obligations of the Trustees or surrender any right or power granted to the Trustees herein; (ii) to facilitate the transferability by Beneficiaries of Trust Units, subject to the ability of the liquidating trust to remain eligible for relief from the registration and reporting requirements under the Exchange Act, (iii) to comply with applicable laws, including tax laws or to satisfy any requirements, conditions, guidelines or opinions contained in any opinion, directive, order, ruling or regulation of the Commission, the Internal Revenue Service or any other U.S. federal or state or non-U.S. governmental agency, compliance with which the Trustees deem to be in the best interest of the Beneficiaries as a whole, (iv) to enable the Trust to obtain no-action assurances from the staff of the Commission regarding relief from registration and reporting requirements under the Exchange Act, which relief the Trustees deem to be in the best interest of the Beneficiaries as a whole, (v) to enable the Trust to be treated as a liquidating trust under Treasury Regulation Section 301.7701-4(d) and any analogous provision of state or local law, if the Trustees deem it to be in the best interests of the Beneficiaries as a whole, or (vi) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to add any other provision with respect to matters or questions arising under this Agreement which will not be inconsistent with the provisions of this Agreement.

11.1 Notice and Effect of Amendment. Upon the execution of any such declaration of amendment by the Trustees, this Agreement shall be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties, and immunities of the Trustees and the Beneficiaries under this Agreement shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modification and amendments, and all the terms and conditions of any such amendment shall thereby be deemed to be part of the terms and conditions of this Agreement for any and all purposes.

ARTICLE XII

MISCELLANEOUS PROVISIONS

12.1 Filing Documents. This Agreement shall be filed or recorded in such office or offices as the Trustees may determine to be necessary or desirable. A copy of this Agreement and all amendments thereof shall be maintained in the principal executive office of the Trust and shall be available at all times during regular business hours for inspection by any Beneficiary or such Beneficiary’s duly authorized representative. The Trustees shall file or record any amendment of this Agreement in the same places where the original Agreement is filed or recorded to the extent the Trustees may determine such filing to be necessary or desirable. The Trustees shall file or record any instrument which relates to any change in the name or office of a Trustee in the same places where the original Agreement is filed or recorded to the extent the Trustees may determine such filing to be necessary or desirable.

12.2 Intention of Parties to Establish Trust. This Agreement is not intended to create, and shall not be interpreted as creating, a corporation, association, partnership, or joint venture of any kind for purposes of federal income taxation or for any other purpose.

12.3 Laws as to Construction. This Agreement, the internal affairs of the Trust, and the liability of the Trustees as trustee, and the Beneficiaries as holders of Beneficial Interests, for any debt, obligation, or other liability of the Trust shall be governed by and construed in accordance with the internal laws of the State of Maryland, except to the extent that the provisions of any applicable law are permitted to be varied by the provisions of the Agreement, in which event the provisions of this Agreement shall govern; provided that the Maryland Act (except as varied hereby), and not the laws applicable to common law trusts. shall govern the Trust, this Agreement, and the rights and obligations of the Trustees and the Beneficiaries . The Trustees, the Company and the Beneficiaries (by their acceptance of any distributions made to them pursuant to this Agreement) consent and agree that this Agreement shall be governed by and construed in accordance with such laws.

12.4 Exclusive Form for Certain Litigation. Unless the Trustees consent in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that Court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division, shall be the sole and exclusive forum for (a) any action asserting a claim of breach of any duty owed by any Trustee or any officer, employee, independent contractor or agent of the Trust or any Trust Subsidiary, including the Advisor, to the Trust or any Beneficiary or such Beneficiary’s heirs or devisees or, if applicable, plan participant or account owner, (b) any action asserting a claim against the Trust or any Trustee or any officer, employee, independent contractor or agent of the Trust or any Trust Subsidiary, including the Advisor, pursuant to any provision of the Maryland Statutory Trust Act or this Agreement or (c) any action asserting a claim against the Trust or any Trustee or any officer, employee, independent contractor or agent of the Trust or any Trust Subsidiary, including the Advisor that is governed by the internal affairs doctrine.

12.5 Severability. In the event any provision of this Agreement or the application thereof to any Person or circumstances shall be finally determined by a court of proper jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

12.6 Notices.

(a) Any notice or other communication by the Trustees to any Beneficiary shall be in writing and shall be deemed to have been duly given for all purposes when (i) deposited in the mail, postage prepaid, for delivery to, or deposited with a courier service for delivery to, such Person, or (ii) delivered personally or sent by fax or email to such Person, in each case at his address or fax number as shown in the records of the Trust.

(b) All notices and other communications under this Agreement to any party hereto shall be in writing and shall be deemed to have been duly given for all purposes when (i) deposited in the mail, postage prepaid, for delivery to, or deposited with a courier service for delivery to, such party, or (ii) delivered personally or sent by fax or email to such party, in each case at the following address or fax number or at such other addresses or numbers as shall be specified by the parties by like notice.

(i)	If to the Trust or the Trustees:

DC Industrial Liquidating Trust
518 Seventeenth Street, 17th Floor
Denver, CO 80202
Attention:
Email: [ ]
Facsimile: [ ]

(ii)	If to the Company:

Industrial Income Trust Inc.
518 Seventeenth Street, 17th Floor
Denver, CO 80202
Attention: Thomas McGonagle
Josh Widoff

Email: tmcgonagle@industrialincome.com
Email: jwidoff@blackcreekcapital.com
Facsimile: [ ]

12.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same instrument.

[Signature page follows.]

IN WITNESS WHEREOF, Industrial Income Trust Inc. has caused this Agreement to be executed by an authorized officer, and the Trustees herein have executed this Agreement, effective this [            ] day of [                    ], 2015.

THE COMPANY:

INDUSTRIAL INCOME TRUST INC.

By:
Name:
Title:

THE TRUSTEES:

Name: Dwight L. Merriman III

Name: Marshall M. Burton

Name: Stanley A. Moore

Schedule A

Retained Properties

Bluegrass DC II	IIT Bluegrass DC II LLC	NW corner of McFarland Parkway and McGinnis Ferry Road	Alpharetta	GA	30005

Redlands Distribution Center	IIT Redlands DC LP	NE Corner W. Lugonia and California St.	Redlands	CA	92374

Cajon DC	IIT Cajon DC LP	6207 N. Cajon Boulevard	San Bernardino	CA	92407

Lehigh Valley Crossing DC I	IIT Lehigh Valley Crossing DC I LLC	2929 Schoeneck Road	Macungie	PA	18062

Lehigh Valley Crossing DC II	IIT Lehigh Valley Crossing DC II LLC	3100 Alburtis Rd	Macungie	PA	18062

Lehigh Valley Crossing DC III	IIT Lehigh Valley Crossing DC III LLC	2918 Schoeneck Rd	Macungie	PA	18062

Tamarac Commerce Center II	IIT Tamarac Commerce Center II LLC	6201 North Nob Hill Rd	Tamarac	FL	33321

Tamarac Commerce Center III	IIT Tamarac Commerce Center III LLC	6900 Hiatus Rd	Tamarac	FL	33321

Miami DC III	IIT Miami DC III LLC	11001 NW 124th St	Medley	FL	33178

Miami DC III Land Bank	IIT Miami DC III Land LLC	10910 NW 124th St	Medley	FL	33178

Miami DC IV	IIT Miami DC IV LLC	11040 NW 124th St	Medley	FL	33178

APPENDIX A

BILL OF SALE, ASSIGNMENT, ACCEPTANCE AND ASSUMPTION AGREEMENT

This Bill of Sale, Assignment, Acceptance and Assumption Agreement (“Agreement”) is executed as of this              day of                      2015, by Industrial Income Trust Inc., Maryland corporation (“Assignor”), and DC Industrial Liquidating Trust, a Maryland statutory trust (“Assignee”).

WHEREAS, the Agreement and Plan of Merger, dated as of July 28, 2015 (the “Merger Agreement”), by and among Assignor, Western Logistics LLC, a Delaware limited liability company (“Parent”), and Western Logistics II LLC, a Delaware limited liability company (“Merger Sub”), includes a plan for the liquidation of the assets of Assignor that will not be disposed of in the merger contemplated by the Merger Agreement (the “Plan”) that provides that, prior to consummation of such merger, the Assignor will transfer its indirect ownership interests in such assets to a limited liability company formed to complete the development, lease-up, sale and distribution of the proceeds of the sale of such assets and, following such transfer, transfer the interests in such limited liability company to a liquidating trust for the benefit of the Company’s stockholders;

WHEREAS, the Company currently holds all of the common membership units (the “Holdco Common Units”) in DC Liquidating Assets Holdco LLC, a Delaware limited liability company, which Holdco Common Units constitute the limited liability company interests contemplated to be transferred to the liquidating trust;

WHEREAS, consistent with the Plan, Assignor now desires to assign, transfer, and convey to Assignee all right, title, interest in and to the Holdco Common Units, to be held and administered by Assignee in accordance with the terms and conditions set forth in the Liquidating Trust Agreement, dated as of even date herewith, entered into among Assignor, as grantor, and the trustees signatory thereto (the “Trust Agreement”).

NOW, THEREFORE, pursuant to the Plan of Liquidation and in consideration of the premises set forth in the Trust Agreement and for good and valuable consideration as set forth therein, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows

1. Assignor does hereby ASSIGN, CONVEY, TRANSFER, SET OVER, and DELIVER to Assignee, its successors and assigns, all right, title, interest in and to the Holdco Common Units.

2. Assignee does hereby accept, assume and become responsible for all liabilities and obligations with respect to, and becomes fully responsible for, the Holdco Common Units and agrees to perform all of the terms, covenants and conditions in connection with the Holdco Common Units required to be performed by the owner thereof.

3. Assignor hereby agrees to perform, execute, and deliver or cause to be performed, executed, and delivered any and all such further acts and assurances as Assignee may reasonably require to perfect Assignee’s interest in the Holdco Common Units.

4. This Agreement is governed by and shall be construed in accordance with the laws of the State of Maryland.

5. This Agreement may be executed in multiple counterparts, each of which shall serve as an original for all purposes, but all counterparts shall be construed together and constitute one and the same Assignment.

[Signatures appear on the following page.]

ASSIGNOR:

Industrial Income Trust Inc.

By
Name:
Title:

ASSIGNEE:

DC Industrial Liquidating Trust

By
Name:
Title:

Annex C—Opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated

July 28, 2015

The Board of Directors

Industrial Income Trust Inc.

518 Seventeenth Street, 17th Floor

Denver, Colorado 80202

The Board of Directors:

We understand that Industrial Income Trust Inc. (“IIT”) proposes to enter into an Agreement and Plan of Merger among Western Logistics LLC (“Parent”), an affiliate of Global Logistic Properties Limited (“GLP”), Western Logistics II LLC, a wholly owned subsidiary of Parent (“Merger Sub”), and IIT (the “Agreement”) pursuant to which, among other things, IIT will be merged with and into Merger Sub (the “Merger”) and each outstanding share of the common stock, par value $0.01 per share, of IIT (“IIT Common Stock”) will be converted into the right to receive $10.30 in cash (the “Consideration”). The terms and conditions of the Merger are more fully set forth in the Agreement.

You have requested our opinion as to the fairness, from a financial point of view, to the holders of IIT Common Stock (other than IIT Advisor LLC, Industrial Income Advisors LLC and Industrial Income Advisors Group LLC (collectively, “IIA”) and their respective affiliates) of the Consideration to be received by such holders in the Merger.

In connection with this opinion, we have, among other things:

(i)	reviewed certain publicly available business and financial information relating to IIT;

(ii)	reviewed certain internal financial and operating information with respect to the business, operations and prospects of IIT furnished to or discussed with us by IIA, as the external advisors to and sponsor of IIT, including certain financial forecasts prepared by IIA relating to IIT excluding certain properties of IIT that will not be acquired pursuant to the Merger (collectively, the “Excluded Properties” and, such forecasts, the “IIT Forecasts”);

(iii)	discussed the past and current business, operations, financial condition and prospects of IIT with IIA (in its capacity as the external advisors to and sponsor of IIT);

(iv)	compared certain financial information of IIT with similar information of other companies we deemed relevant;

(v)	compared certain financial terms of the Merger to financial terms, to the extent publicly available, of other transactions we deemed relevant;

(vi)	considered the results of the efforts on behalf of IIT to solicit, at the direction of IIT, indications of interest and definitive proposals from third parties with respect to a possible acquisition of IIT;

(vii)	reviewed an execution version, provided to us on July 28, 2015, of the Agreement; and

(viii)	performed such other analyses and studies and considered such other information and factors as we deemed appropriate.

In arriving at our opinion, we have assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with us and have relied upon the assurances of IIA, as the external advisors to and sponsor of IIT, that they are not aware of any facts or circumstances that would make such information or data inaccurate or misleading in any material respect. With respect to the IIT Forecasts, we have been advised by IIA

The Board of Directors

Industrial Income Trust Inc.

(in its capacity as the external advisors to and sponsor of IIT), and we have assumed, that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of IIA as to the future financial performance of IIT (without the Excluded Properties) and the other matters covered thereby. At the direction of IIT, we have relied upon the assessments of IIA and other representatives of IIT as to, among other things, (i) certain related transactions to be effected immediately prior to consummation of, or otherwise in connection with, the Merger, including financial and other terms or aspects relating to (x) the transfer or disposition of, or other actions undertaken with respect to, the Excluded Properties, (y) the redemption of Special Partnership Units (as defined in the Amended and Restated Limited Partnership Agreement of IIT, the “IIT Partnership Agreement”) in exchange for Partnership Units (as defined in the IIT Partnership Agreement) and the conversion of such Partnership Units into shares of IIT Common Stock and (z) the contribution of a new advisor entity and the issuance of Partnership Units in exchange therefor, and (ii) the potential impact on IIT of certain market and other trends in and prospects for the commercial real estate market and related credit and financial markets, and we have assumed, with the consent of IIT, that any developments with respect to any such matters would not be meaningful in any respect to our analyses or opinion.

We have not made or, except for a third-party prepared and publicly disclosed net asset valuation relating to IIT, been provided with any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of IIT or any other entity, nor have we made any physical inspection of the properties or assets of IIT or any other entity. We have not made any analysis of, nor do we express any opinion or view as to, the adequacy or sufficiency of allowances for credit losses with respect to leases or other matters. We also have not evaluated the solvency or fair value of IIT or any other entity under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. We have assumed, at the direction of IIT, that the Merger and related transactions will be consummated in accordance with their respective terms and in compliance with all applicable laws, documents and other requirements, without waiver, modification or amendment of any material term, condition or agreement, and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Merger and related transactions, no delay, limitation, restriction or condition, including any divestiture requirements or amendments or modifications, will be imposed that would have an adverse effect on IIT, the Merger or related transactions. We also have assumed, at the direction of IIT, that the final executed Agreement will not differ in any material respect from the execution version of the Agreement reviewed by us. We further have assumed, at the direction of IIT, that the Merger will be treated for U.S. federal income tax purposes as a taxable sale by IIT of all of IIT’s assets to Merger Sub in exchange for the Consideration to the holders of equity interests in IIT and the assumption of all of IIT’s liabilities (including liabilities of its affiliate, Industrial Income Operating Partnership LP), followed by a liquidation of IIT pursuant to Section 331 and Section 562 of the Internal Revenue Code of 1986, as amended. We have been advised by IIT, and we have assumed, that IIT has operated in conformity with the requirements for qualification as a real estate investment trust (“REIT”) for U.S. federal income tax purposes since its formation as a REIT.

We express no view or opinion as to any terms or other aspects or implications of the Merger (other than the Consideration to the extent expressly specified herein), including, without limitation, the form or structure of the Merger, any terms, aspects or implications of any related transactions, any asset management or disposition fee or other consideration payable or issuable to or in respect of IIA or its affiliates, any transition and development services agreement or any other arrangements, agreements or understandings entered into in connection with or related to the Merger, any related transactions or otherwise. Our opinion is limited to the fairness, from a financial point of view, of the Consideration to be received by holders of IIT Common Stock (other than IIA and its affiliates) and no opinion or view is expressed with respect to any consideration received in connection with the Merger or related transactions by the holders of any class of securities, creditors or other constituencies of any party. In addition, no opinion or view is expressed with respect to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to any officers, directors or employees of any party to

The Board of Directors

Industrial Income Trust Inc.

the Merger or related transactions or any related entities or class of such persons, relative to the Consideration or otherwise. Furthermore, no opinion or view is expressed as to the relative merits of the Merger or related transactions in comparison to other strategies or transactions that might be available to IIT or in which IIT might engage or as to the underlying business decision of IIT to proceed with or effect the Merger or related transactions. We also are not expressing any view or opinion with respect to, and we have relied, at the direction of IIT, upon the assessments of representatives of IIT regarding, legal, regulatory, accounting, tax and similar matters relating to IIT and related entities, the Merger and related transactions as to which we understand that IIT obtained such advice as it deemed necessary from qualified professionals. We further are not expressing any opinion as to the prices at which IIT Common Stock or other securities of IIT would trade if a public market existed for IIT Common Stock or such other securities or the prices at which IIT Common Stock or such other securities otherwise would be transferable at any time. In addition, we express no opinion or recommendation as to how any stockholder should vote or act in connection with the Merger, any related transactions or any other matter.

We have acted as financial advisor to IIT in connection with the Merger and will receive a fee for our services, a portion of which is payable upon delivery of this opinion and the principal portion of which is contingent upon consummation of the Merger. As you are aware, at IIT’s request, we and certain of our affiliates also may provide construction financing in respect of the Excluded Properties following consummation of the Merger, for which we and such affiliates would receive compensation. In addition, IIT has agreed to reimburse our expenses and indemnify us against certain liabilities arising out of our engagement.

We and our affiliates comprise a full service securities firm and commercial bank engaged in securities, commodities and derivatives trading, foreign exchange and other brokerage activities and principal investing as well as providing investment, corporate and private banking, asset and investment management, financing and financial advisory services and other commercial services and products to a wide range of companies, governments and individuals. In the ordinary course of our businesses, we and our affiliates may invest on a principal basis or on behalf of customers or manage funds that invest, make or hold long or short positions, finance positions or trade or otherwise effect transactions in equity, debt or other securities or financial instruments (including derivatives, bank loans or other obligations) of IIT and certain of its affiliates, including Black Creek Group LLC (“Black Creek”), and GLP and certain of its affiliates.

We and our affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to IIT, Black Creek and/or certain of their respective affiliates and have received or in the future may receive compensation for the rendering of these services, including having acted or acting as administrative agent, joint bookrunner and/or joint lead arranger for, and/or as a lender under, certain term loans, letters of credit, credit facilities and other credit arrangements of IIT, Black Creek and/or certain of their respective affiliates.

In addition, we and our affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to GLP and/or certain of its affiliates and have received or in the future may receive compensation for the rendering of these services, including having acted as a co-manager for an equity offering of an affiliate of GLP.

It is understood that this letter is for the benefit and use of the Board of Directors of IIT (in its capacity as such) in connection with and for purposes of its evaluation of the Merger.

Our opinion is necessarily based on financial, economic, monetary, market and other conditions and circumstances as in effect on, and the information made available to us as of, the date hereof. It should be

The Board of Directors

Industrial Income Trust Inc.

understood that subsequent developments may affect this opinion, and we do not have any obligation to update, revise or reaffirm this opinion. The issuance of this opinion was approved by our Americas Fairness Opinion Review Committee.

Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, we are of the opinion on the date hereof that the Consideration to be received in the Merger by holders of IIT Common Stock (other than IIA and its affiliates) is fair, from a financial point of view, to such holders.

Very truly yours,

/s/ Merrill Lynch, Pierce, Fenner & Smith Incorporated

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

Annex D – Articles of Amendment to Charter

INDUSTRIAL INCOME TRUST INC.

ARTICLES OF AMENDMENT

Industrial Income Trust Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The last sentence of Section 6.5 of Article VI of the Second Articles of Amendment and Restatement (the “Charter”) is hereby deleted in its entirety and the following is inserted in lieu thereof:*

Distributions in kind shall not be permitted, except for (i) distributions of readily marketable securities, (ii) distributions of beneficial interests in a liquidating trust (x) established for the dissolution of the Corporation and the liquidation of its Assets in accordance with the terms of the Charter or (y) established to own and liquidate the remaining assets of the Corporation in connection with a merger of the Corporation that is approved in accordance with the terms of the Charter, or (iii) distributions in which (a) the Board advises each Stockholder of the risks associated with direct ownership of the property, (b) the Board offers each Stockholder the election of receiving such in-kind distributions, and (c) in-kind distributions are made only to those Stockholders that accept such offer.

SECOND: The amendment of the Charter has been declared advisable by the Board of Directors of the Corporation and approved by the stockholders of the Corporation as required under the Maryland General Corporation Law and the Charter.

THIRD: The undersigned acknowledges these Articles of Amendment to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, Industrial Income Trust Inc. has caused these Articles of Amendment to be signed in its name and on its behalf as of the      day of                     , 2015.

INDUSTRIAL INCOME TRUST INC.

By:
Name:
Title:

By:
Name:
Title:

*	Text that would be added as a result of the Charter Amendment is underlined below

INDUSTRIAL INCOME TRUST INC. 518 17 TH STREET 17 TH FLOOR DENVER, CO 80202 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 1 OF 2 1 1 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. NAME THE COMPANY NAME INC. - COMMON THE COMPANY NAME INC. - CLASS A THE COMPANY NAME INC. - CLASS B THE COMPANY NAME INC. - CLASS C THE COMPANY NAME INC. - CLASS D THE COMPANY NAME INC. - CLASS E THE COMPANY NAME INC. - CLASS F THE COMPANY NAME INC. - 401 K CONTROL # SHARES 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 PAGE 1 OF 2 x TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. The Board of Directors recommends you vote FOR proposals 1, 2 and 3. 1 To approve the merger of Industrial Income Trust Inc. with and into Western Logistics II LLC or its assignee, pursuant to the Agreement and Plan of Merger, dated as of July 28, 2015, by and among Industrial Income Trust Inc., Western Logistics LLC and Western Logistics II LLC the (“Merger Agreement”), and the other transactions contemplated by the Merger Agreement. 2 To approve an amendment to our Second Articles of Amendment and Restatement (the “Charter”) to permit distributions in kind of beneficial interests in a liquidating trust that is established to own and liquidate the remaining assets of Industrial Income Trust Inc. in connection with a merger of Industrial Income Trust Inc. approved by stockholders in accordance with the Charter. Please indicate if you plan to attend this meeting For Against Abstain Yes No Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. 3 To approve any adjournments of the special meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the meeting to approve the merger and the other transactions, contemplated by the Merger Agreement and the amendment of the Charter. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. For Against Abstain Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 Signature [PLEASE SIGN WITHIN BOX] Date JOB # Signature (Joint Owners) Date SHARES CUSIP # SEQUENCE # 0000255144_1 R1.0.0.51160 0000000000 0 2

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is/are available at www.proxyvote.com . INDUSTRIAL INCOME TRUST INC. Special Meeting of Stockholders This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Joshua J. Widoff and Thomas G. McGonagle, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote all of the shares of stock of INDUSTRIAL INCOME TRUST INC. that the stockholder(s) is/are entitled to vote at the Special Meeting of stockholder(s) to be held at , and any adjournment or postponement thereof (i) as designated by the Stockholder(s) on the reverse side of this ballot, and (ii) in the discretion of the proxies on any other matter that may properly come before the Special Meeting of Stockholders or any postponement or adjournment thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. This proxy will be voted in the discretion of the proxies on any matter other than the proposals set forth on the reverse side of this ballot that is properly brought before the Special Meeting of Stockholders or any postponement or adjournment thereof. Continued and to be signed on reverse side 0000255144_2 R1.0.0.51160